UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NeueHealth, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[•], 2025
Dear NeueHealth, Inc. Stockholder:
You are invited to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the “Special Meeting”) of the stockholders of NeueHealth, Inc., a Delaware corporation (the “Company” or “us”) to be held virtually on [•], 2025, at [•] Eastern Time.
On December 23, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”).
In connection with the execution of the Merger Agreement, on December 23, 2024, certain stockholders of the Company (the “Rollover Holders”) entered into rollover agreements (the “Rollover Agreements”) with NH Holdings 2025 SPV, L.P., a Delaware limited partnership of which Parent is a wholly owned subsidiary (“Ultimate Parent”), Parent and Merger Sub, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders agreed to contribute all of their shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), Series A Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Company Series A Preferred Stock”), and/or Series B Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Company Series B Preferred Stock” and, together with the Company Series A Preferred Stock, the “Company Preferred Stock”), to Ultimate Parent immediately prior to the effective time of the Merger (the “Effective Time”) in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. Additionally, certain of the Rollover Holders agreed pursuant to their respective Rollover Agreements, on the terms and subject to the conditions set forth therein, to vote all of their shares of Company Common Stock and/or Company Preferred Stock in favor of the adoption of the Merger Agreement. The Rollover Holders collectively held, as of December 16, 2024, approximately 64% of the outstanding shares of Company Common Stock and all of the outstanding shares of Company Series A Preferred Stock and Company Series B Preferred Stock, and the Rollover Holders who have agreed to the above-described voting obligations collectively held, as of December 16, 2024, approximately 60.5% of the total voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis).
Also in connection with the execution of the Merger Agreement, on December 23, 2024, certain private investment funds affiliated with NEA (the “Sponsors”) entered into (a) an equity commitment letter (the “Equity Commitment Letter”) with Parent, pursuant to which, on the terms and subject to the conditions set forth therein, the Sponsors agreed to provide certain equity financing to Parent up to an aggregate amount of $30,000,000 for the purpose of financing the Merger Consideration (as defined below) and the other payment obligations of Parent, Merger Sub and, following the Effective Time, the Company under the Merger Agreement, and (b) a limited guaranty in favor of the Company, pursuant to which, on the terms and subject to the conditions set forth therein, the Sponsors guaranteed to the Company the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, subject to an aggregate cap as set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter and has the right to seek specific performance of the Sponsors’ obligations to fund the equity financing provided for therein on the terms and subject to the conditions set forth therein and in the Merger Agreement.
If the Merger is completed, at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares owned immediately prior to the Effective Time by the Company, Ultimate Parent, Parent, Merger Sub or any of their respective subsidiaries (including shares contributed to Ultimate Parent prior to the Effective Time pursuant to the Rollover Agreements or other similar agreements), which will be canceled for no consideration, and any shares with respect to which a demand for appraisal has been validly made (and not forfeited or withdrawn) in accordance with Delaware law, which will be entitled to receive payment of the appraised value of such shares as provided by Delaware law) will be converted into the right to receive $7.33 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes.

The board of directors of the Company (the “Company Board”) formed a special committee comprised solely of disinterested and independent members of the Company Board (the “Special Committee”), which, among other things, reviewed, evaluated and negotiated the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in consultation with its legal and financial advisors and, where appropriate, with Company management and the Company’s legal advisors. The Special Committee unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of shares of Company Common Stock (other than shares of Company Common Stock held by or on behalf of affiliates of NEA, the Rollover Holders and any other stockholders of the Company that are affiliated with such affiliates of NEA, the Rollover Holders, Parent, Merger Sub or any of their respective affiliates), and (2) recommended that the Company Board (i) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”). In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended.
The Company Board, acting upon the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (3) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and (4) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL.
The approval of the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”) requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis), voting together as a single class, that are entitled to vote on the Merger Agreement Proposal (a “Majority of the Outstanding Shares”) at the Special Meeting, assuming a quorum is present.
In addition to the Merger Agreement Proposal, at the Special Meeting, you will be asked to approve (1) one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”), which requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present, and (2) the nonbinding, advisory proposal regarding certain compensation arrangements for the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”), which requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present.
The Merger Agreement and the transactions contemplated thereby, including the Merger, have been unanimously approved by the Company Board, based on the recommendation of the Special Committee. The Company Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Your vote is very important. The Merger cannot be completed unless a Majority of the Outstanding Shares approves the Merger Agreement Proposal. A failure to vote your shares of Company Common Stock and/or Company Preferred Stock “FOR” the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Therefore, whether or not you plan to attend the Special Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet, telephone or by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying proxy statement.
Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including the approval of the Merger Agreement Proposal by a Majority of the Outstanding Shares.

The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated by it, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement, for risks relating to our business and for a discussion of the risks that you should consider in evaluating the proposed transaction and how it may affect you.
Thank you in advance for your cooperation and continued support.

Sincerely,

G. Mike Mikan President and Chief Executive Officer

The accompanying proxy statement is dated [•], 2025, and is first being mailed to the Company’s stockholders on or about [•], 2025.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [•], 2025
Dear NeueHealth, Inc. Stockholder:
You are cordially invited to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the “Special Meeting”) of the stockholders of NeueHealth, Inc., a Delaware corporation (the “Company” or “us”), to be held virtually, on [•], 2025, at [•] a.m. Eastern Time. The Special Meeting will be held for the following purposes:
1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 23, 2024 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”) (the “Merger Agreement Proposal”);
2. to consider and vote on one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”); and
3. to approve, by nonbinding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”).
These items of business are more fully described in the proxy statement of which this notice forms a part.
Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock of the Company, par value $0.0001 per share (“Company Common Stock”), the outstanding shares of Series A Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (“Company Series A Preferred Stock”) (voting on an as-converted basis), and the outstanding shares of Series B Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (“Company Series B Preferred Stock” and, together with the Company Series A Preferred Stock, the “Company Preferred Stock”) (voting on an as-converted basis), voting together as a single class, that are present virtually or represented by proxy and entitled to vote on the Merger Agreement Proposal (a “Majority of the Outstanding Shares”) at the Special Meeting, assuming a quorum is present. The affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present, is necessary for the approval of the Adjournment Proposal. The affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present, is necessary for the approval of the Merger-Related Compensation Proposal.
The record date for the Special Meeting is [•], 2025 (the “Record Date”). Only stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf.
If the Merger is consummated, stockholders who continuously hold shares of Company Common Stock through the effective time of the Merger (the “Effective Time”), who have not voted in favor of the adoption of the Merger Agreement, who properly demanded appraisal of their shares of Company Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL and have not waived or forfeited their appraisal rights will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger. Stockholders must comply with all the requirements of Delaware law, which are summarized in the proxy statement accompanying this notice.

The Merger Agreement and the transactions contemplated thereby, including the Merger, have been unanimously approved by the Company Board, based on the recommendation of a special committee comprised solely of independent and disinterested members of the Company Board. The Company Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Your vote is very important. The Merger cannot be completed unless a Majority of the Outstanding Shares approves the Merger Agreement Proposal. A failure to vote your shares of Company Common Stock “FOR” the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Therefore, whether or not you expect to attend the Special Meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope, or submit your proxy using the telephone or Internet procedures that may be provided to you. If you attend the Special Meeting and vote during the Special Meeting, your vote by ballot will revoke any proxy previously submitted. If you hold your shares of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock, as applicable, through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.
The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Merger. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock, as applicable, please contact the Company’s Investor Relations Team in writing at 9250 NW 36th St Suite 420, Doral, FL 33178, or call us at (612) 238-1321.

By Order of the Board of Directors,

JEFFERY MICHAEL CRAIG
General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
to Be Held on [•], 2025
Notice of Special Meeting of Stockholders and our proxy statement and proxy card are available at
www.proxyvote.com.

i

CERTAIN DEFINED TERMS
In this proxy statement, we refer to NeueHealth, Inc. as the “Company,” “NeueHealth,” “us,” “our,” “we” and, after the Merger, the “Surviving Corporation,” and we use the following additional defined terms:
•	“Closing Date” means the date on which the closing of the Merger occurs.
•	“Company Board” means the board of directors of the Company.
•	“Company Equity Plans” means the Company’s 2016 Stock Incentive Plan and the Company’s Second Amended and Restated 2021 Omnibus Incentive Plan, in each case, as amended from time to time.
•	“Company Group” means the Company, its subsidiaries and its managed medical groups.
•	“Company Option” means any option to acquire shares of Company Common Stock.
•	“Company PSU” means any restricted stock unit with respect to shares of Company Common Stock that is subject to performance-based vesting requirements.
•
“Company RSU” means any restricted stock unit with respect to shares of Company Common Stock that is subject solely to service-based vesting requirements and not performance-based vesting requirements.

•	“Company Stockholder Approval” means the adoption of the Merger Agreement by a Majority of the Outstanding Shares.
•
“Company Warrant” means each (a) warrant to purchase shares of Company Common Stock issued pursuant to (i) that certain Warrantholders Agreement, dated August 4, 2023, to which the Company is party, (ii) that certain Warrantholders Agreement, dated October 2, 2023, to which the Company is party or (iii) that certain Warrantholders Agreement, dated April 8, 2024, to which the Company is party and (b) warrant to purchase shares of Company Common Stock represented by those certain Warrant Agreements, each dated June 21, 2024, to which the Company is party.

•
“Dissenting Shares” means shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) and the holder or beneficial owner of which (a) has not voted such share in favor of the adoption of the Merger Agreement, (b) is entitled to and has properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, (c) has complied in all respects with Section 262 of the DGCL and (d) has not lost, forfeited, waived or effectively withdrawn such demand.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
•
“Excluded Shares” means shares of Company Common Stock or Company Preferred Stock that are owned by the Company (as treasury stock or otherwise), any subsidiary of the Company, any Parent Party, Ultimate Parent or any wholly owned subsidiary of any Parent Party or Ultimate Parent immediately prior to the Effective Time, including the Rollover Shares.

•	“Guarantors” means NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 15, L.P.
•	“NEA” means New Enterprise Associates, Inc.
•	“NEO” means any named executive officer of the Company.
•	“No-Shop Period Start Date” means January 23, 2025.
•	“NYSE” means the New York Stock Exchange.
•
“Parent Filing Parties” means NH Holdings 2025, Inc., NH Holdings Acquisition 2025, Inc., NH Holdings 2025 SPV, L.P., NH Holdings 2025 GP, LLC, NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P., New Enterprise Associates 15, L.P., NEA 15 Opportunity Fund, L.P., NEA BH SPV, L.P., NEA BH SPV II, L.P., NEA Partners 15, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, NEA Partners 16, L.P., NEA 16 GP, LLC, NEA Partners 17, L.P., NEA 17 GP, LLC, NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC and NEA BH SPV GP, LLC.

•	“Parent Parties” means Parent and Merger Sub.

•
“Public Stockholders” means the holders of shares of Company Common Stock (other than shares of Company Common Stock held by or on behalf of affiliates of NEA, the Rollover Holders and any other stockholders of the Company that are affiliated with such affiliates of NEA, the Rollover Holders, Parent, Merger Sub or any of their respective affiliates).

•
“Rollover Holders” means NH Holdings 2025 SPV, L.P., NH Holdings 2025, Inc., NH Holdings Acquisition 2025, Inc., 15 Angels II LLC, Bessemer Venture Partners IX L.P., Bessemer Venture Partners IX Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners Century Fund Institutional L.P., Robert J. Sheehy, Robert J. Sheehy Revocable Trust Under Agreement Dated May 19, 1993, Town Hall Ventures II, L.P., Town Hall Ventures, L.P., Cigna Health & Life Insurance Company, Cigna Ventures, StepStone VC Global Partners VII-C, L.P., StepStone VC Global Partners VII-A, L.P., StepStone Master G, L.P., AU Special Investments, L.P., StepStone VC Opportunities VI-D, L.P., StepStone VC Opportunities VI, L.P., StepStone VC Opportunities V-D, L.P., StepStone VC Opportunities V, L.P., Stepstone VC Opportunities IV LP, Redpoint Omega II, L.P., Redpoint Omega Associates II, LLC, Future Fund Investment Company No.5 Pty Ltd (ACN 134 338 926), Greycroft Growth II, L.P., SMRS-TOPE LLC, HarbourVest Partners XI Venture Fund L.P., HarbourVest Partners XI Venture AIF L.P., Coturnix SARL, Tetrao SPF, Webster B. Canale 2012 Trust Inherited IRA, Robert A. Canale 2012 Trust Inherited IRA, Canale Family Limited Partnership, CWC Family LP, D. Canale & Co., The Fik Revocable Living Trust, JDC Investments LP, John D. Canale Residuary Trust, Robert Alexander Canale, Christopher W. Canale Sr. IRA, and California State Teachers’ Retirement System.

•
“Special Committee” means a special committee of the Company Board comprised solely of independent and disinterested directors of the Company formed for the purposes, and with the authority, described elsewhere in this proxy statement.

•	“Ultimate Parent” means NH Holdings 2025 SPV, L.P.

SUMMARY TERM SHEET
The following summary highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section of this proxy statement entitled “Where You Can Find More Information.”
Treatment of the Company Common Stock and Company Warrants
If the Merger is completed, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, which will be cancelled for no consideration, and any Dissenting Shares, will be converted into the right to receive $7.33 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. Holders of Dissenting Shares, if any, will be entitled to receive payment of the appraised value of their Dissenting Shares as provided by Delaware law.
Except as may otherwise be agreed between the Company and Parent, on the one hand, and the holder of any Company Warrant, on the other hand, (i) at the Effective Time, each Company Warrant that is outstanding and not exercised immediately prior to the Effective Time will be treated in the manner provided by the terms of such Company Warrant and (ii) Parent will pay, or cause to be paid, all amounts payable to such holder pursuant to the terms of such Company Warrant as a result of the Merger as promptly as practicable after the Effective Time.
Treatment of the Shares of Company Preferred Stock
In connection with the execution of the Merger Agreement, on December 23, 2024, the Rollover Holders entered into rollover agreements (the “Rollover Agreements”) with Ultimate Parent, Parent and Merger Sub. The Rollover Agreements provide that, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders will contribute all of their shares of Company Common Stock (including shares of Company Common Stock received upon the exercise of Company Warrants), Company Series A Preferred Stock and Company Series B Preferred Stock (such shares, the “Rollover Shares”) to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. All of the outstanding shares of Company Preferred Stock are held by Rollover Holders and are required to be contributed to Ultimate Parent immediately prior to the Effective Time pursuant to the Rollover Agreements. Accordingly, if the Merger is completed and the Rollover Holders comply with their obligations under the Rollover Agreements, all of the outstanding shares of Company Preferred Stock will be Excluded Shares and will be cancelled for no consideration at the Effective Time.
Treatment of Company Equity Awards
At the Effective Time, except to the extent Parent elects to assume a Company Option and provides written notice of such election to the Company prior to the Effective Time:
•
each Company Option outstanding immediately prior to the Effective Time that has a per share exercise price that is less than the Merger Consideration will automatically be canceled and terminated and be converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the applicable per share exercise price of such canceled Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such canceled Company Option immediately prior to the Effective Time; and

•
each Company Option outstanding immediately prior to the Effective Time that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled and terminated, with no consideration paid therefor.

Each Company RSU outstanding immediately prior to the Effective Time will be, at the election of the holder, either (a) assumed by Parent and adjusted into a restricted stock unit of Parent (each, a “Parent RSU”) with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU or (b) assumed by Parent and adjusted into a Parent RSU with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU, except that the vesting of such Parent RSU will also be contingent upon the occurrence of a change of control or an initial public offering of the Company within a specified period after the date on which the Merger occurs (each, a “Double-Trigger Parent RSU”). Holders of Company RSUs who elect to receive Double-Trigger Parent RSUs will also receive an additional grant of Parent RSUs with respect to a number of shares of common stock of Parent that is equal to 20% of the number of shares of Company Common Stock subject to the Company RSUs held by such holder immediately prior to the Effective Time (“Additional RSUs”). The Additional RSUs will be subject to a four-year vesting schedule and also contingent upon (i) the achievement of an enterprise value of $10 billion or greater in a change of control or an initial public offering of the Company, in each case, within 10 years of the closing of the Merger and (ii) the holder’s continued employment in good standing with the Company through the date of such event.
Each Company PSU outstanding immediately prior to the Effective Time will be canceled and terminated, and no consideration will be paid therefor.
Special Factors (page 22)
Background of the Merger
A description of the background of the Merger, including the Special Committee’s discussions with NEA, is included in the section of this proxy statement entitled “Special Factors — Background of the Merger.”
Reasons for the Merger; Recommendations of the Special Committee and the Company Board; Fairness of the Merger
The Company Board (1) formed the Special Committee to, among other things, (i) review, evaluate and negotiate the terms and conditions, and determine the advisability, of a potential acquisition by NEA or any of its affiliates of all of the outstanding shares of Company Common Stock (excluding shares held by stockholders that would participate in such an acquisition) or any alternative to any such potential transaction, (ii) establish and direct the process and procedures relating to the review, evaluation and negotiation of any such potential transaction, (iii) make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of any such potential transaction or any alternative thereto, (iv) determine whether any such potential transaction is fair to, and in the best interests of, the Company and its stockholders (other than any stockholders participating therein), (v) interact with NEA or any stockholder participating in any such potential transaction, or with any third party, with respect to any such potential transaction or any alternative thereto, (vi) supervise and direct the Company’s management with respect to its involvement in the review, evaluation or negotiation of any such potential transaction or any alternative thereto, (vii) approve and make recommendations to the Company Board with respect to actions requiring approval by the full Company Board, (viii) provide reports or recommendations to the Company Board with respect to actions requiring approval by the full Company Board and (ix) take such other actions relating to or arising in connection with any such potential transaction or any alternative thereto as the Special Committee may deem necessary, appropriate or advisable, (2) authorized the Special Committee to engage its own independent financial and legal advisors at the Company’s expense and (3) resolved not to approve or recommend for approval by the Company’s stockholders any such potential transaction or any alternative thereto except upon the approval and recommendation of the Special Committee.
The Special Committee unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders and (b) recommended that the Company Board (i) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL (such recommendation, the “Special Committee Recommendation”).
The Company Board, acting upon the recommendation of the Special Committee, unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and (d) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL (such recommendation, the “Company Board Recommendation”).

The Merger Agreement and the transactions contemplated thereby, including the Merger, have been unanimously approved by the Company Board, based on the recommendation of the Special Committee. The Company Board, by a unanimous vote of the Company’s directors, recommends that you vote “FOR” the Merger Agreement Proposal.
For a description of the material factors considered by the Special Committee and by the Company Board in deciding to recommend approval of the proposal to adopt the Merger Agreement, see the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board; Fairness of the Merger.”
Position of the Parent Filing Parties as to the Fairness of the Merger; Purpose and Reasons of the Parent Filing Parties for the Merger
For a description of the Parent Filing Parties’ purposes and reasons for the Merger, and their beliefs as to the fairness of the Merger to the Public Stockholders and the Company's “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, please see the sections of this proxy statement entitled “Special Factors — Position of the Parent Filing Parties as to the Fairness of the Merger” and “Special Factors — Purpose and Reasons of the Parent Filing Parties for the Merger.”
Opinion of the Special Committee Financial Advisor
On December 18, 2024, Lincoln International LLC (“Lincoln”) rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated December 18, 2024, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received in the Merger by the Public Stockholders in respect of the shares of Company Common Stock held thereby, other than Excluded Shares and any Dissenting Shares, is fair, from a financial point of view, to the Public Stockholders.
The full text of the written opinion of Lincoln, dated December 18, 2024, which sets forth certain of the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this proxy statement as Annex C. The Company encourages you to read the opinion carefully and in its entirety. Lincoln provided advisory services and its opinion for the information and assistance of the Special Committee in connection with the Special Committee’s consideration of the transactions contemplated by the Merger Agreement. Lincoln’s opinion is not a recommendation as to how any holder of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock should vote with respect to the Merger or any other matter. For more information, please see the section of this proxy statement entitled “Special Factors — Opinion of Lincoln International LLC.”
The full text of Lincoln’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by Lincoln in preparing its opinion.
Certain Effects of the Merger
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares and any Dissenting Shares, will automatically be converted into the right to receive the Merger Consideration, less any applicable withholding taxes. At the Effective Time, each Excluded Share will automatically be cancelled without payment of any consideration therefor or any conversion thereof and will cease to exist. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into a number of shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock of the Surviving Corporation equal to the same number and type of shares that are Rollover Shares.
Interests of Executive Officers and Directors of the Company in the Merger
In considering the recommendation of the Company Board that the stockholders of the Company vote in favor of the adoption of the Merger Agreement, the Company’s stockholders should be aware that the executive officers and directors of the Company may have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee and the Company Board were aware of these interests and considered them, among other matters, in determining that the Merger Agreement and transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders, and in making their related recommendations, including the Company Board’s recommendation that the stockholders of the Company vote in favor of the adoption of the Merger Agreement. These interests include, among others, (i) the provision of indemnification and insurance arrangements in favor of executive officers and directors of the Company under the Merger Agreement, (ii) payments and benefits that certain of the Company’s executive officers would receive in connection with the Merger, including as a result of a termination of such executive officers’ employment following the Merger, and (iii) the treatment of the Company RSUs described in the section of this proxy statement entitled “Treatment of Company Equity Awards” that is being offered to eligible executive officers and all other holders of Company RSUs on the same terms and conditions. These interests are discussed in more detail in the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger.”
Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders
The exchange of shares of Company Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. holder (as defined in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders”) who receives cash in the Merger in exchange for shares of Company Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. holder receives pursuant to the Merger with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.
A Non-U.S. holder (as defined in the section of this proxy statement entitled “Special Factors – Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders”) will generally not be subject to U.S. federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the U.S. For a more detailed description of these matters, see the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders” beginning on page 67 of this proxy statement.
Holders should consult their tax advisors regarding the particular tax consequences of the Merger to them, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Financing of the Merger
The Merger is not subject to any financing condition. Parent estimates that the total funds necessary to complete the Merger will be approximately $30,000,000, including estimated transaction fees and expenses. Parent expects these amounts to be funded via equity and/or debt investment by the Guarantors.
In connection with the execution of the Merger Agreement, Parent delivered to the Company an equity commitment letter, dated as of December 23, 2024 (the “Equity Commitment Letter”), between, the Guarantors and Parent, pursuant to which the Guarantors committed to contribute, or cause to be contributed, an aggregate amount of $30,000,000 to Parent (the “Commitment”), subject to and in accordance with the terms and conditions of the Equity Commitment Letter and the Merger Agreement.
In addition, in connection with the execution of the Merger Agreement, Parent delivered to the Company a limited guaranty, dated as of December 23, 2024 (the “Limited Guaranty”) from the Guarantors, in favor of the Company, pursuant to which the Guarantors have agreed to guarantee the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, including the payment to the Company of any monetary damages to which the Company is entitled pursuant to and as limited by the Merger Agreement, subject to an aggregate cap in an amount equal to the Commitment.
The Merger Agreement (page 74)
A summary of the material provisions of the Merger Agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Merger Agreement.” Among other things, the Merger Agreement includes the following terms:

•
Conditions to the Merger. The closing of the Merger depends on a number of conditions being satisfied or waived (other than the condition set forth in the first bullet below, which cannot be waived). These conditions, which are described more fully in section of this proxy statement entitled “The Merger Agreement — Conditions to Closing,” include:

•	the adoption of the Merger Agreement by a Majority of the Outstanding Shares;
•	regulatory approvals, clearances or expirations of waiting periods have been obtained;
•	the absence of any law or order of any governmental authority restraining, prohibiting, enjoining or making illegal the consummation of the Merger;
•	the accuracy of each party’s representations and warranties in the Merger Agreement;
•	each party’s performance, in all material respects, of its covenants under the Merger Agreement;
•	no Burdensome Condition having been imposed in connection with the receipt of the regulatory approvals required in connection with the transactions contemplated by the Merger Agreement; and
•	the delivery of an officers’ certificate by each party with respect to the accuracy of the representations and warranties and performance of the obligations of such party under the Merger Agreement.
•
Go-Shop Period. The Merger Agreement provided that we were permitted, beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York City time on January 23, 2025, to, through our representatives, (i) solicit, initiate, propose, or induce the making, submission or announcement of, or encourage, facilitate or assist, any Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement – Go Shop; No Solicitation”) or any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide information (including non-public information and data) relating to the Company Group and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group to any person (and/or its representatives, including potential financing sources) pursuant to a customary confidentiality agreement; (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any person (and/or its representatives, including potential financing sources) with respect to any Acquisition Proposal or inquiry with respect to an Acquisition Proposal and (iv) cooperate with or assist or participate in or facilitate any Acquisition Proposal or any inquiry with respect to an Acquisition Proposal or any effort or attempt to make any Acquisition Proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company.

•
No Solicitation of Acquisition Proposals. The Merger Agreement provides that we are not permitted to, and will cause our subsidiaries, our managed medical groups and their respective directors and officers not to, from the No-Shop Period Start Date through the earlier of the termination of the Merger Agreement pursuant to its terms and the consummation of the closing of the Merger, (i) initiate, solicit, or knowingly encourage or knowingly facilitate any inquiry or proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (ii) provide to any person (other than the Parent Parties and their respective representatives) any non-public information or data relating to the Company Group or afford to any person (other than the Parent Parties and their respective representatives) access to the properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group, in any such case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate, an Acquisition Proposal or inquiry or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or (iii) participate or engage in discussions, communications or negotiations with any person (other than the Parent Parties and their respective representatives) in a manner that would reasonably be expected to lead to an Acquisition Proposal.

•
Acquisition Proposals; Company Board Recommendation Change; Entry into an Alternative Acquisition Agreement. Notwithstanding the restrictions described above, under certain circumstances, we may, prior to the time the Merger Agreement is adopted by our stockholders, (x) enter into a customary confidentiality agreement with such person that has made or delivered such Acquisition Proposal and provide any non-public information or data relating to the Company Group, or afford access to the business, properties, assets, books, records or other non-public information or data in response to a bona fide written Acquisition Proposal received after the date of the No-Shop Period Start Date that did not result from a breach of the non-solicitation provisions of the Merger Agreement, subject to certain conditions, and (y) engage or participate in any discussions or negotiations with certain third parties who have made such a bona fide written Acquisition Proposal, if and only if the Company receives a bona fide written Acquisition Proposal from any person that did not result from a material breach by the Company of its obligations under the Merger Agreement and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith based on the information then available and after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal (as described in the section of this proxy statement entitled “The Merger Agreement — Go-Shop; No Solicitation”) or is reasonably likely to result in a Superior Proposal and that the failure to take action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
•
Intervening Events. The Merger Agreement provides that prior to the time the stockholders of the Company adopt the Merger Agreement, in response to an Intervening Event as described in the section of this proxy statement entitled “The Merger Agreement — Go-Shop; No Solicitation”), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Company Board Recommendation Change if, prior to taking such action, (1) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law and (2) the Company, the Company Board and/or the Special Committee, as applicable, complies with certain procedures.

For further discussion of the go-shop period, the non-solicitation restrictions and the exceptions thereto, the restrictions on the ability of the Company Board and the Special Committee to make a Company Board Recommendation Change and the exceptions thereto, and the treatment of Superior Proposals and Intervening Events, see the sections of this proxy statement entitled “The Merger Agreement — Go-Shop; No Solicitation.”
•
Termination and Termination Fees. The Merger Agreement contains certain termination rights, including, among other things, the right of either party to terminate the Merger Agreement (provided, in the case of the Company, it is also approved by the Special Committee) if the Merger has not occurred on or before September 23, 2025, subject to up to two consecutive three-month extensions if, on such date (or the extension thereof), all of the closing conditions in the Merger Agreement except for those relating to regulatory approvals have been satisfied or waived (the “Outside Date”), and the right of the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal, subject to specified exceptions and limitations. In addition, the Merger Agreement provides that the Company will be required to pay Parent a termination fee of $1,500,000 if the Merger Agreement is terminated (a) by the Company in connection with entering into an alternative acquisition agreement with respect to a Superior Proposal is made by an Excluded Party or any of its affiliates or (b) by Parent in the event of a Company Board Recommendation Change that is related to an Acquisition Proposal made by an Excluded Party or any of its affiliates. The Merger Agreement also provides that the Company will be required to pay Parent a termination fee of $3,600,000 if terminated (i) by the Company in connection with entering into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement – Go Shop; No Solicitation”) made by a person other than an Excluded Party or any of its affiliates, (ii) terminated by Parent in the event of a Company Board Recommendation Change not related to an Acquisition Proposal made by an Excluded Party or any of its affiliates and (iii) terminated by either Parent or the Company as a result of the Merger not having been consummated by the Outside Date and a bona fide Acquisition Proposal has been publicly disclosed (and not publicly withdrawn) before such termination and, within twelve months after such termination, the Company has entered into a definitive agreement with respect to such Acquisition Proposal or consummated such Acquisition Proposal (provided that, for purposes of this clause (iii), all references in the definition of the term Acquisition Proposal to “20%” will be deemed to be references to “50%”).

For further discussion of the rights of the parties to terminate the Merger Agreement and the circumstances in which certain termination fees will be payable, see the sections of this proxy statement entitled “The Merger Agreement — Termination of Agreement” and “The Merger Agreement — Termination Fee.”
•	Remedies; Specific Performance:
•
If the Merger Agreement is terminated in circumstances where a termination fee is paid to Parent, the termination fee and certain associated enforcement costs will be the sole and exclusive remedy of the Parent, Merger Sub and their respective affiliates and representatives pursuant to the Merger Agreement.

•
Notwithstanding anything in the Merger Agreement to the contrary, under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their affiliates for breaches under the Merger Agreement or the Equity Commitment Letters exceed $30,000,000.

•
Prior to the valid termination of the Merger Agreement, each party is entitled to enforce specifically the terms and provisions of the Merger Agreement, including the Company’s right to obtain specific performance of Parent’s obligation to cause the financing to be funded as and when required under the Equity Commitment Letters in accordance with terms thereof. Under no circumstances will the Company be permitted or entitled to receive both specific performance that results in the occurrence of the closing of the Merger and any monetary damages.

The Rollover Agreements (page 95)
In connection with the execution of the Merger Agreement, the Rollover Holders entered into the Rollover Agreements with Parent and Ultimate Parent.
Pursuant to the Rollover Agreements, the Rollover Holders have agreed to contribute all of their Rollover Shares to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. Additionally, certain of the Rollover Holders have agreed pursuant to their respective Rollover Agreements, on the terms and subject to the conditions set forth therein, to vote all of their Rollover Shares in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Rollover Agreements and the Merger Agreement. Pursuant to the Rollover Agreements, certain of the Rollover Holders have also agreed to (i) use commercially reasonable efforts to assist and cooperate with Holdings, Parent and Merger Sub in connection with the obligations of Parent and Merger Sub under the Merger Agreement with respect to this proxy statement and the transaction statement on Schedule 13E-3 with respect to the Merger (the “Schedule 13E-3”) and regulatory filings and approvals required in connection with the transactions contemplated thereby, (ii) waive their appraisal and dissenters’ rights with respect to the Merger, (iii) comply with certain transfer restrictions in respect of the Rollover Shares and (iv) for the Rollover Holders who hold Company Warrants, exercise such Company Warrants before contributing their Rollover Shares to Ultimate Parent in exchange for the issuance of the limited partnership interests in Ultimate Parent. The exchange of the Rollover Shares for limited partnership interests of Ultimate Parent pursuant to the Rollover Agreements is generally intended to be treated as a tax-deferred exchange for U.S. federal income tax purposes.
The Rollover Agreements may be terminated by the mutual written agreement of the parties thereto and will terminate automatically at the earlier to occur of (i) the termination of the Merger Agreement and (ii) the date that is six months after the initial Outside Date under the Merger Agreement.
The foregoing summary of the Rollover Agreements is qualified in its entirety by reference to the copy of the form of Rollover Agreement attached to this proxy statement as Annex B.
Parties to the Merger (page 98)
The Company. NeueHealth, Inc., a Delaware corporation, is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 500,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. It also enables independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. The Company Common Stock is listed on NYSE under the symbol “NEUE.” More information about the Company is available at www.neuehealth.com.

Parent. Parent was formed on December 13, 2024, solely for the purpose of completing the Merger, and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor.
Merger Sub. Merger Sub was formed on December 13, 2024, as a direct, wholly owned subsidiary of Parent, solely for the purpose of completing the Merger, and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the section of this proxy statement entitled “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See the section of this proxy statement entitled “Where You Can Find More Information.”
Q.	Why am I receiving this document?
A.
On December 23, 2024, the Company entered into the Merger Agreement. The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein, the parties thereto will consummate the Merger, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

The Company Board, acting upon the unanimous recommendation of the Special Committee, (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (3) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and (4) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL. In evaluating the Merger, the Special Committee and the Company Board consulted, where appropriate, with the Company’s management and outside legal and financial advisors, and considered a number of factors, as further discussed in the section of this proxy statement entitled “Special Factors — Background of the Merger.”
The Company is soliciting proxies for the Special Meeting. You are receiving this proxy statement because you own shares of Company Common Stock and/or Company Preferred Stock. The Company is holding the Special Meeting so that its stockholders may vote on the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal. The approval of the Merger Agreement Proposal by our stockholders is a condition to the consummation of the Merger. This proxy statement contains important information about the Merger and the Special Meeting, and you should read it carefully. Your proxy card allows you to vote your shares of Company Common Stock and/or Company Preferred Stock without attending the Special Meeting.
Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of Company Common Stock and/or Company Preferred Stock, please see the section of this proxy statement entitled “The Special Meeting.”
Q.	What is the proposed transaction and what effects will it have on the Company?
A.
If the Merger Agreement is adopted by a Majority of the Outstanding Shares at the Special Meeting, assuming a quorum is present, and the other conditions to the closing of the Merger set forth in the Merger Agreement are satisfied or waived, then the parties to the Merger Agreement will consummate the Merger, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent, pursuant to and in accordance with the provisions of the DGCL. If the Merger is completed, the Company Common Stock will be delisted from NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Q.	What will happen to the Company Common Stock as a result of the Merger?
A.
If the Merger is completed, with certain limitations as prescribed in the Merger Agreement, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, which will be canceled for no consideration, and any Dissenting Shares) will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes. Holders of Dissenting Shares, if any, will be entitled to receive payment of the appraised value of their Dissenting Shares as provided by Delaware law. Following the consummation of the Merger, shares of Company Common Stock will represent only the right to receive the Merger Consideration (except in the case of Excluded Shares and Dissenting Shares), and holders thereof will no longer have any interest in our future earnings, growth or value. In addition, following the consummation of the Merger, the registration of the shares of Company Common Stock and the Company’s reporting obligations under the Exchange Act with respect to the shares of Company Common Stock will be terminated upon application to the SEC, the shares of Company Common Stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available.
If the Merger is completed, the Company Common Stock will be delisted from NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.
Q:	How does the Merger Consideration compare to the market price of the Company Common Stock?
A:
The Merger Consideration of $7.33 per share of Company Common Stock represents a premium of approximately 70% to the closing price of the Company Common Stock on December 23, 2024 (the last trading day prior to the Company’s announcement of the Merger Agreement).

Q.	What are the material U.S. federal income tax consequences of the Merger to holders of shares of Company Common Stock?
A.
The exchange of shares of Company Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. holder (as defined in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders”) who receives cash in the Merger in exchange for shares of Company Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. holder receives pursuant to the Merger with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A Non-U.S. holder (as defined in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States.

By contrast, the exchange of the Rollover Shares for limited partnership interests of Ultimate Parent pursuant to the Rollover Agreements is generally intended to be treated as a tax-deferred exchange for U.S. federal income tax purposes.
You should read the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders” and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Q.	What happens if the Merger is not completed?
A.
If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain a public company and shares of Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, so long as the Company continues to meet the applicable listing requirements.

In the event that the Merger Agreement is terminated, then, under specified circumstances, the Company will be required to pay to Parent a termination fee of $1,500,000 or $3,600,000, as applicable, under the terms of Merger Agreement. See the section of this proxy statement entitled “The Merger Agreement — Termination of Agreement” for a discussion of the circumstances under which a termination fee would become payable.
Q.	When and where is the Special Meeting, and who may attend?
A.
The Special Meeting will be held virtually at [•] Eastern Time on [•], 2025. Please note that you are not permitted to record the Special Meeting. For more detailed information regarding attendance procedures for the Special Meeting, please see the section of this proxy statement entitled “The Special Meeting — Attendance.”

Q.	Who can vote at the Special Meeting?
A.
All holders of record of Company Common Stock and/or Company Preferred Stock as of the close of business on the Record Date for the Special Meeting are entitled to receive notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof. Holders of Company Preferred Stock are only entitled to vote on the Merger Agreement Proposal and the Adjournment Proposal (and are not entitled to vote on the Merger-Related Compensation Proposal). You will have one vote for each share of Company Common Stock and/or Company Preferred Stock (voting on an as-converted basis), to the extent shares of Company Preferred Stock are entitled to vote on a proposal, that you owned of record as of the close of business on the Record Date. If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the Special Meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Special Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder.

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Company Common Stock and/or Company Preferred Stock held in “street name”?
A.
If, as of the close of business on the Record Date, your shares of Company Common Stock and/or Company Preferred Stock are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, LLC, you are considered, with respect to those shares, the stockholder of record. In that case, this proxy statement and your proxy card have been sent directly to you. As a stockholder of record, you may vote during the Special Meeting or vote by proxy card using any of the methods set forth in the section of this proxy statement entitled “The Special Meeting — How to Vote.”

If your shares of Company Common Stock and/or Company Preferred Stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Your bank, broker or other nominee will send you, as the beneficial owner, a voting instruction card describing the procedures for voting your shares of Company Common Stock and/or Company Preferred Stock at the Special Meeting. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company Common Stock and/or Company Preferred Stock at the Special Meeting. In order to attend and vote at the Special Meeting via the Special Meeting website, you will need to obtain a “legal proxy” from your bank, broker or other nominee. Please note that even if you plan to attend the Special Meeting, we recommend that you vote by Internet, telephone or mail, using your proxy card in advance, to ensure that your shares of Company Common Stock and/or Company Preferred Stock will be represented.
Q.	What am I being asked to vote on at the Special Meeting?
A.	You are being asked to consider and vote on the following:
•
The Merger Agreement Proposal: A proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, which provides that, among other things and on the terms and subject to the conditions set forth therein, the parties thereto will consummate the Merger, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent, pursuant to and in accordance with the DGCL.

•
The Adjournment Proposal: One or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal,

•
The Merger-Related Compensation Proposal: Only in the case of holders of shares of Company Common Stock, a nonbinding, advisory proposal regarding certain compensation arrangements for the Company’s NEOs in connection with the Merger, as disclosed in the table under “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Golden Parachute Compensation.”

Q.	What is a quorum?
A.
The representation virtually or by proxy of the holders of a majority in voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting with respect to a vote on the Merger Agreement Proposal and the Adjournment Proposal. The representation virtually or by proxy of the holders of a majority in voting power of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting with respect to a vote on the Merger-Related Compensation Proposal. If you submit a properly executed proxy card, even if you vote “AGAINST” the proposal or vote to “ABSTAIN” in respect of the proposal, your shares of Company Common Stock and/or Company Preferred Stock (as applicable) will be counted for purposes of calculating whether a quorum is present.
If a quorum is not present at the Special Meeting, under the Company’s bylaws, either the chairman of the Special Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present virtually or by proxy and entitled to vote thereon may adjourn the Special Meeting, without notice other than announcement at the Special Meeting, until a quorum is present or represented.
As of the close of business on the Record Date, there were [•] shares of Company Common Stock outstanding, [•] shares of Company Series A Preferred Stock outstanding and [•] shares of Company Series B Preferred Stock outstanding.
Q.	How many votes do I have?
A.
You are entitled to one vote on each of the proposals for each share of Company Common Stock and/or Company Preferred Stock (voting on an as-converted basis), to the extent shares of Company Preferred Stock are entitled to vote on a proposal, that you owned as of the close of business on the Record Date. As of the close of business on the Record Date, there were [•] shares of Company Common Stock outstanding, [•] shares of Company Series A Preferred Stock outstanding and [•] shares of Company Series B Preferred Stock outstanding.

For each of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal, to the extent you are entitled to vote on such proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. A failure to vote or broker non-vote, if any, will have no effect on the Adjournment Proposal and the Merger-Related Compensation Proposal. An abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal and the Merger-Related Compensation Proposal.
Q.	What vote is required for the Company’s stockholders to approve the Merger Agreement Proposal?
A.
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis), voting together as a single class, that are entitled to vote on the Merger Agreement Proposal at the Special Meeting, assuming a quorum is present. Accordingly, an abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Q.	What vote is required for the Company’s stockholders to approve the Adjournment Proposal?
A.
The approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal, assuming a quorum is present. Stockholders holding Company Common Stock or Company Preferred Stock are entitled to vote on the Adjournment Proposal. If no quorum is present or represented at the Special Meeting, either the person presiding over the Special Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present virtually or by proxy and entitled to vote thereon may adjourn the Special Meeting from time to time, without notice other than announcement at the Special Meeting, until a quorum is present or represented. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Adjournment Proposal. However, an abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Q.	What vote is required for the Company’s stockholders to approve the Merger-Related Compensation Proposal?
A.
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal, assuming a quorum is present. Only stockholders holding Company

Common Stock are entitled to vote on the Merger-Related Compensation Proposal. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Merger-Related Compensation Proposal. However, an abstention will have the same effect as a vote “AGAINST” the Merger-Related Compensation Proposal.
Q:	Do any of the Company’s directors or executive officers have interests in the Merger that may differ from those of Public Stockholders generally?
A:
In considering the recommendation of the Board that you vote “FOR” the Merger Agreement Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For a description of these interests, see the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger” on page 58 of this proxy statement.

Q.	How will the Rollover Holders vote the shares of Company Common Stock and/or Company Preferred Stock they hold?
A.
Pursuant to their respective Rollover Agreements, certain of the Rollover Holders have agreed, on the terms and subject to the conditions set forth therein, to cause all of their shares of Company Common Stock and/or Company Preferred Stock to be counted as present at the Special Meeting or any adjournment or postponement thereof for purposes of determining a quorum and to vote all of their shares of Company Common Stock and/or Company Preferred Stock in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Rollover Agreements and the Merger Agreement and any other matters necessary or reasonably requested by Ultimate Parent for the timely consummation of the Merger and the transactions contemplated by the Rollover Agreements and against (i) any action, agreement or transaction that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub contained in the Merger Agreement or of the Rollover Holders contained in their respective Rollover Agreements or (B) any of the conditions to the closing of the Merger set forth in the Merger Agreement not being timely satisfied, (ii) any change in the Company Board (unless such proposed change was proposed unilaterally by the Company Board (or a committee thereof) and is not in connection with or in support of any actual or potential Acquisition Proposal), (iii) any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated thereby or by the Rollover Agreements and (iv) any other action, agreement or transaction involving the Company that is intended or would reasonably be expected to impede, delay or prevent the consummation of the Merger and the transactions contemplated by the Rollover Agreements. The Rollover Holders who have agreed to the above-described voting obligations collectively held approximately 60.5% of the total voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) as of December 16, 2024. Accordingly, compliance by the Rollover Holders with their respective obligations under the Rollover Agreements would ensure both the presence of a quorum at the Special Meeting and the receipt of the Company Stockholder Approval. For more information, see the section of this proxy statement entitled “The Rollover Agreements.”

Q.
Why are the Company’s stockholders being asked to cast a nonbinding, advisory vote to approve certain compensation arrangements for the NEOs under existing agreements with the Company in connection with the Merger?

A.
SEC rules require the Company to seek approval on a nonbinding, advisory basis with respect to certain compensation arrangements for the NEOs in connection with the Merger. Approval of the Merger-Related Compensation Proposal is not required to consummate the Merger.

Q.	What will happen if the Company’s stockholders do not approve the Merger-Related Compensation Proposal at the Special Meeting?
A:
Approval of the Merger-Related Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger-Related Compensation Proposal is on an advisory basis and will not be binding on the Company or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on stockholder approval of the Merger-Related Compensation Proposal.

Q:	What is the Special Committee, and what role did it play in evaluating the Merger?
A:
The Company Board formed the Special Committee to consider, review, evaluate and negotiate potential strategic alternatives, including a possible sale of the Company, and provide a recommendation to the Company Board as to whether or not to approve any such transaction. The Special Committee is comprised of three of the Company’s independent and disinterested directors. As more fully described in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board; Fairness of the Merger,” the Special Committee evaluated the Merger Agreement (and the confidential disclosure schedules thereto), the Rollover Agreements, the Equity Commitment Letter, the Limited Guaranty and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, Company management and the Company’s outside legal advisor. At the conclusion of its review, the Special Committee, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders and (2) recommended that the Company Board (i) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL.

Q.	How does the Company Board recommend that I vote?
A.	The Company Board recommends that you vote:
•	“FOR” the Merger Agreement Proposal;
•	“FOR” the Adjournment Proposal; and
•	“FOR” the Merger-Related Compensation Proposal.
You should read the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Company Board considered in deciding to recommend the approval of the Merger Agreement. See also the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger.”
Q.	How do I vote?
A.
If you are a stockholder of record as of the close of business on the Record Date, you may vote your shares of Company Common Stock and/or Company Preferred Stock (to the extent shares of Company Preferred Stock are entitled to vote) on matters presented at the Special Meeting in any of the following ways:

Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares on the books of our transfer agent, you are a stockholder of record (also referred to as a registered stockholder). If you were a holder of record on the Record Date, you may vote at the Special Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote even if you have already voted by proxy.
•
TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card at www.proxyvote.com or scan the QR barcode on your proxy card. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on [•], 2025.

•
TO VOTE BY PHONE: To vote by telephone, dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. Proxies submitted via the telephone must be received by 11:59 p.m. Eastern Time on [•], 2025.

•
TO VOTE BY MAIL: To vote by mail, you may mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received by 11:59 p.m. Eastern Time on [•], 2025.

•
TO VOTE DURING THE SPECIAL MEETING: If you held shares on the books of our transfer agent on the Record Date, you are a registered stockholder and may vote during the virtual Special Meeting at www.virtualshareholdermeeting.com/NEUE2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique 16-digit control number at any time. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting, but you will need to obtain a legal proxy from the broker, trustee or other nominee through which you hold your shares in order to vote them electronically during the Special Meeting.

Q.	What is the deadline for voting my shares of Company Common Stock and/or Company Preferred Stock?
A.
If you are a stockholder of record as of the close of business on the Record Date and choose to vote your shares of Company Common Stock and/or Company Preferred Stock through the Internet or by telephone, your proxy must be received through the Internet or by telephone by 11:59 p.m. Eastern Time on [•], 2025, the day before the Special Meeting, for your shares of Company Common Stock and/or Company Preferred Stock to be voted at the Special Meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the postage-paid envelope provided or otherwise returned to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 no later than 11:59 p.m. Eastern Time on [•], 2025, the day before the Special Meeting. You may also virtually attend the Special Meeting and vote during the Special Meeting. If you are a beneficial owner, please review the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

Q.	What is a proxy?
A.
A proxy is your legal designation of another person to vote your shares of Company Common Stock and/or Company Preferred Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock and/or Company Preferred Stock is called a “proxy card.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?
A.
If you fail to vote, either at the Special Meeting or by proxy, your shares of Company Common Stock and/or Company Preferred Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, your failure to vote will have (1) the effect of counting as a vote “AGAINST” the Merger Agreement Proposal, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.
Q.
If my shares of Company Common Stock and/or Company Preferred Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares of Company Common Stock and/or Company Preferred Stock for me?

A.
If your Company Common Stock and/or Company Preferred Stock is held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote Company Common Stock and/or Company Preferred Stock held in street name by returning a proxy card directly to or by voting at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use. Your bank, broker or other nominee will only be permitted to vote your shares of Company Common Stock and/or Company Preferred Stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company Common Stock and/or Company Preferred Stock. Under the rules of the NYSE, a bank, broker or other nominee does not have discretionary authority to vote on “non-routine” matters without specific instructions from its customers and all of the matters to be considered at the Special Meeting are “non-routine” for this purpose. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the Special Meeting, there should not be any broker non-votes.
A failure to provide instructions to your bank, broker or other nominee with respect to any of the proposals will have (1) the effect of a vote “AGAINST” the Merger Agreement Proposal, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal. In such instance, your shares will not be counted for purposes of determining whether a quorum is present.
If you instruct your bank, broker or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of Company Common Stock and/or Company Preferred Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting.
Q.	If a stockholder gives a proxy, how are the shares of Company Common Stock and/or Company Preferred Stock voted?
A.
Regardless of the method you choose to submit a proxy, the individuals named on your proxy card will vote your shares of Company Common Stock and/or Company Preferred Stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock and/or Company Preferred Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you are a record holder of Company Common Stock and/or Company Preferred Stock and properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock and/or Company Preferred Stock should be voted on any particular matter, the shares of Company Common Stock and/or Company Preferred Stock represented by your properly signed proxy will be voted as recommended by the Company Board, which means your shares of Company Common Stock and/or Company Preferred Stock will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Q.	Can I change or revoke my proxy?
A.	Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:
1.	delivering written notice of revocation to the General Counsel and Corporate Secretary at our principal executive offices at 9250 NW 36th St Suite 420, Doral, Florida 33178;
2.	submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or
3.	voting via the Internet at the Special Meeting.
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If you hold shares of Company Common Stock and/or Company Preferred Stock in “street name,” or through more than one bank, broker or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company Common Stock and/or Company Preferred Stock are voted.

Q.	What happens if I sell my shares of Company Common Stock and/or Company Preferred Stock before the Special Meeting?
A.
The Record Date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Company Common Stock and/or Company Preferred Stock after the Record Date but before the Special Meeting, unless you provide the person to whom you sell or otherwise transfer your shares of Company Common Stock and/or Company Preferred Stock with a proxy, you will retain your right to vote at the Special Meeting. Even if you sell or otherwise transfer your shares of Company Common Stock and/or Company Preferred Stock after the Record Date, we encourage you to sign, date and return your proxy card in the postage-paid envelope provided or grant your proxy electronically over the Internet or by telephone (using the instructions provided in your proxy card).

Unless special arrangements are made between you and the person to whom you sell or otherwise transfer your shares of Company Common Stock and/or Company Preferred Stock and each of you notifies the Company in writing of such special arrangements, you will have transferred the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares.
Q.	What happens if I sell or otherwise transfer my shares of Company Common Stock after the Special Meeting, but before the Effective Time?
A.
If you sell or transfer your shares of Company Common Stock after the Special Meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. In order to receive the Merger Consideration, you must hold your shares of Company Common Stock through the Effective Time.

The right to seek appraisal of Company Common Stock in connection with the Merger under Section 262 of the DGCL is only available to holders of record or beneficial owners of Company Common Stock who, among other requirements set forth in Section 262 of the DGCL, hold their stock as of the date of making a demand for appraisal and hold their shares continuously through the Effective Time. Accordingly, if you sell or transfer your shares of Company Common Stock after the Special Meeting, but before the Effective Time, you will lose the right to seek appraisal of those shares under Section 262 of the DGCL.
Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy or submit your proxy over the Internet or by phone or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.
Q.	Am I entitled to rights of appraisal under the DGCL?
A.
If the Merger is completed, holders of record or beneficial owners of Company Common Stock who (1) do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if the requirements and conditions set forth therein are satisfied. This means that these holders of record and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. See the section of this proxy statement entitled “Special Factors — Appraisal Rights.”
Q.	Who will solicit and pay the cost of soliciting proxies?
A.
The Company has not engaged a proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of shares of Company Common Stock or Company Preferred Stock held as of the close of business on the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?
A.
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents that are referred to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please sign, date and return, as promptly as possible, your proxy card in the postage-paid envelope provided, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in your proxy card) to ensure that your shares of Company Common Stock and/or Company Preferred Stock are represented and can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the instructions provided by your bank, broker or other nominee to see which of the above described choices are available to you.

Q.	Should I send in my evidence of ownership now?
A.
No. You should not send in any documents evidencing ownership of shares of Company Common Stock with the proxy card. If the Merger is consummated, the paying agent will send each holder of record of shares of Company Common Stock as of immediately prior to the Effective Time a letter of transmittal and instructions that explain how to exchange shares of Company Common Stock for the Merger Consideration. If you are a beneficial owner of shares of Company Common Stock held in “street name,” you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your shares.

Q.	What is householding and how does it affect me?
A.
The Company is sending only one copy of this proxy statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a household mailing and you would like to have additional copies of this proxy statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to the Company’s Investor Relations in writing at 9250 NW 36th St Suite 420, Doral, FL 33178, or call us at (612) 238-1321. You may also contact us in the same manner if you received multiple copies of this proxy statement and would prefer to receive a single copy of future mailings.

Q.	Where can I find the voting results of the Special Meeting?
A.
The Company will publish final voting results from the Special Meeting in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. For more information, please see the section of this proxy statement entitled “Where You Can Find More Information.”

Q.	Who can help answer my other questions?
A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Company Common Stock and/or Company Preferred Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

NeueHealth, Inc.
9250 NW 36th St., Suite 420
Doral, FL 33178
Telephone: (612) 238-1321
Attention: Investor Relations

SPECIAL FACTORS
This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.
We are asking our stockholders to vote on the adoption of the Merger Agreement. If the Merger is completed, holders of shares of Company Common Stock (other than Excluded Shares and any Dissenting Shares) will have the right to receive the Merger Consideration.
Background of the Merger
The following chronology summarizes the key meetings and events that led to and immediately followed the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Special Committee, members of the Company Board, the Company’s management or any other parties, including NEA or any of its affiliates, or any of the advisors or other representatives of any of the foregoing.
Affiliates of NEA have maintained an equity interest in the Company since before the Company’s initial public offering of shares of Company Common Stock in 2021 (the “IPO”). As of the date of this proxy statement, affiliates of NEA beneficially owned 200,000 shares of Company Series A Preferred Stock, 137,700 shares of Company Series B Preferred Stock, 2,727,648 shares of Company Common Stock and 2,803,859 Company Warrants, together representing approximately a 22.6% economic interest and, with respect to matters on which the holders of Company Preferred Stock have the right to vote (which include the adoption of the Merger Agreement), a 38.6% voting interest. Mohamad Makhzoumi, a representative of NEA, has served on the Company Board since 2016. From time to time following the IPO, NEA has considered alternatives for its investment in the Company, including acquiring all of the outstanding shares of Company Common Stock not then owned by institutional investors or affiliates of NEA.
Since the IPO, the Company has had a history of operating losses and negative cash flows from operations. In response to these conditions, the Company’s management has implemented and continues to implement plans to drive positive operating cash flow and access additional liquidity, including through issuing preferred stock and incurring debt. On January 1, 2024, the Company closed the sale of its California Medicare Advantage business, which was intended to improve the Company’s capital position and allow focus on a revised business model. However, the Company has not fully collected the escrowed contingent consideration associated with the sale of the California Medicare Advantage business, may not be able to access further borrowing under its loan and security agreement with Hercules Capital, Inc., and may not be able to recapture additional cash from its regulated insurance entities through dividends, as these matters are all subject to contingencies that are not fully within the Company’s control. As a result, significant challenges to the Company’s business, financial condition and liquidity position remain, and such challenges, together with the Company’s capital structure, are likely to make future financing challenging to obtain on favorable terms.
As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Company Board and the Company’s management periodically review, consider and assess the Company’s operations and financial performance, as well as overall industry conditions, with a view toward strengthening the Company’s business and enhancing stockholder value. These reviews include, among other matters, the consideration of potential opportunities for business combinations, acquisitions, capital raising activities and other financial and strategic alternatives, including the sale of the Company. Between the IPO and the fourth quarter of 2023, the Company pursued (and ultimately effected) various financing transactions and the sale of the Company’s California Medicare Advantage business. In connection with pursuing such transactions, the Company Board (or a special committee thereof) and its advisors explored market interest in such transactions and in various alternatives thereto, including, at various points, the sale of the Company; however, no actionable interest in acquiring the Company emerged.
During the second quarter of 2024, Mr. Makhzoumi noted on several occasions to members of the Company’s management that NEA was considering submitting a proposal to take the Company private should the Company secure a new credit facility, but no terms (as to price or otherwise), conditions or timing were proposed.
On June 24, 2024, following closure of the loan and security agreement with Hercules Capital, Inc., NEA submitted an unsolicited preliminary, non-binding proposal, addressed to the Company Board, to acquire all of the shares of Company Common Stock not then owned by affiliates of NEA (excluding any shares that would be “rolled over” into indirect equity interests in the post-transaction Company) at a price per share of $7.18 in cash (the “First Proposal”), which, as stated in the First Proposal, represented a premium of 36% to the closing share price of the Company Common Stock of $5.29 on June 24, 2024 and a premium of 25% to the 30-day volume-weighted average share price of the Company Common Stock of $5.74 as of June 24, 2024. The First Proposal expressed NEA’s intention to finance the proposed transaction with equity from funds and accounts managed by NEA and existing limited partners of NEA and to preserve the existing relative seniority, privileges and preferences and other economic terms of the Company Preferred Stock and the Company’s outstanding indebtedness.
Upon receiving the First Proposal, Manuel Kadre, the Company’s lead independent director, engaged in a discussion with Jeffery Michael Craig, the Company’s general counsel, regarding the Company Board’s fiduciary duties in light of the potential conflicts of interest presented by the First Proposal. Mr. Kadre asked that Mr. Craig deliver a written consent to the Company Board resolving to form a special committee, which Mr. Craig did on June 25, 2024.
On June 25, 2024, in response to the First Proposal, the Company Board, acting by unanimous written consent, created the Special Committee, which was composed of three directors—Manuel Kadre, Matthew Manders and Kendrick Adkins. These directors were selected to constitute the Special Committee because they had served on special committees of the Company Board created to review, evaluate and make recommendations with respect to potential financing transactions between the Company and NEA in the past, and their independence from NEA had been established. In connection with the creation of the Special Committee, it was confirmed that Mr. Kadre, Mr. Manders and Mr. Adkins remained independent of NEA and were disinterested in the proposed transaction with NEA. Mr. Kadre was designated as the chairman of the Special Committee.
The Special Committee was delegated the full power and authority of the Company Board, to the extent permitted by law, with respect to matters relating to, or arising from, the proposed transaction with NEA or any alternative strategic transaction, including, without limitation, the authority to (i) review, evaluate and negotiate the terms and conditions, and determine the advisability, of the proposed transaction with NEA or any alternative thereto (including the authority to recommend to the Company Board the proposed transaction with NEA or any alternative thereto and to make such investigations with respect thereto as it deems appropriate), (ii) establish, approve, modify, monitor and direct the process and procedures relating to the review, evaluation and negotiation of the proposed transaction with NEA and any alternatives thereto (including the authority to determine to proceed or not to proceed with any such process, procedure, review or evaluation, or to recommend any of the foregoing to the Company Board), (iii) make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of the proposed transaction with NEA or any alternative thereto, and the form, terms and conditions of any definitive agreement in connection therewith (including the threshold required for any stockholder vote necessary to approve a potential transaction with NEA, and any amendments to the certificate of incorporation or bylaws or any policy of the Company in connection therewith), (iv) determine whether the proposed transaction with NEA or any alternative thereto is fair to, and in the best interests, of the Company and its stockholders (other than, in the case of the proposed transaction with NEA, NEA or any other significant stockholder of the Company that may be a participant in such a transaction), (v) interact with any third party, or with NEA or any other significant stockholder of the Company that may be a participant in the proposed transaction with NEA, or with any of the representatives or affiliates of any such third party or of NEA or any other such significant stockholder, with respect to the proposed transaction with NEA or any alternative thereto in connection with the review and evaluation thereof, (vi) supervise and direct the Company’s management with respect to its involvement in the review, evaluation and/or negotiation of the proposed transaction with NEA or any alternative thereto, (vii) for actions requiring approval of the full Company Board with respect to the proposed transaction with NEA or any alternative thereto, approve and provide a recommendation to the full Company Board in respect thereof, (viii) provide reports or recommendations to the Company Board regarding what action, if any, should be taken by the full Company Board, and (ix) take such other action relating to or arising in connection with the proposed transaction with NEA or any alternative thereto as the Special Committee deems necessary, appropriate or advisable. The Company Board further resolved that the Company Board would not authorize, approve or proceed with, or recommend for approval by the Company’s stockholders, the proposed transaction with NEA or any alternative thereto, or any modification, variation, supplement or waiver thereof, unless the Special Committee had approved and recommended such transaction. The Company Board also authorized the Special Committee to retain, at the Company’s expense, its own independent financial and legal advisors.
On June 26, 2024, the Special Committee held its first meeting, which was also attended by members of the Company’s management and representatives of Richards, Layton & Finger, P.A. (“RLF”) and Simpson Thacher & Bartlett, LLP (“Simpson Thacher”), outside legal advisor to the Company, for the purpose of reviewing and considering matters relating to the First Proposal and considering whether to engage RLF as the Special Committee’s legal advisor. Members of the Special Committee were familiar with RLF because RLF previously had represented a special committee of the Company Board created to review, evaluate and make recommendations with respect to a potential financing transaction between the Company and NEA. A representative of RLF described to the Special Committee RLF’s prior engagements by NEA, none of which were related to the Company, and the terms of a waiver pursuant to which no person at RLF assigned to the engagement by the Special Committee would be permitted to work on matters for NEA and vice versa. Based upon RLF’s experience and expertise, particularly in representing special committees in transactions similar to the proposed transaction with NEA, and after considering the unrelated nature of RLF’s prior engagements by NEA and the aforementioned waiver, the Special Committee determined to engage RLF as its legal advisor. A representative of RLF then reviewed with the members of the Special Committee their fiduciary duties under Delaware law. Following such review, the Special Committee deliberated on the terms of the First Proposal and discussed the process for interacting with NEA and its advisors.
On June 27, 2024, representatives of each of Latham & Watkins LLP (“Latham”), outside legal advisor to NEA, and Simpson Thacher, along with Mr. Craig, discussed certain matters ancillary to the First Proposal, including NEA’s expectations regarding due diligence and the anticipated high-level structure of the proposed transaction.
In order to ensure the confidentiality of any discussions about a potential transaction with NEA and, at an appropriate time, to facilitate the Company’s provision of confidential information in connection with such a potential transaction, the Company entered into a confidentiality agreement with NEA on July 5, 2024 (the “Confidentiality Agreement”) at the direction of the Special Committee. The Confidentiality Agreement contained customary provisions, including a customary “standstill” provision prohibiting NEA, for a period of six months, from making any proposal or public announcement of an intention to acquire or effect any similar transaction with respect to the Company without the Company’s prior authorization or any request to amend, waive or terminate the “standstill” provision or any other aspect of the Confidentiality Agreement.
On July 11, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln, for the purpose of providing the representatives of Lincoln an opportunity to review with the Special Committee Lincoln’s background, experience, expertise and capabilities qualifying it to serve as financial advisor to the Special Committee. In response to questions from members of the Special Committee, the representatives of Lincoln reported that Lincoln had cleared conflicts and was capable of serving as independent financial advisor to the Special Committee and had no client engagements with NEA. After the representatives of Lincoln exited the meeting, the Special Committee discussed the presentation by such representatives, noting that they had made a strong case for Lincoln’s engagement based upon, among other things, (i) Lincoln’s relevant industry experience and experience representing special committees in transactions similar to the proposed transaction with NEA, (ii) their proposal regarding the manner in which Lincoln would assist the Special Committee in evaluating the First Proposal and any other proposals received from NEA and potential strategic alternatives, familiarity with the Company’s history and circumstances (including its specific business and stakeholders) and thoughtful discussion of relevant process considerations and (iii) the fact that Lincoln was independent from NEA. During the meeting, the Special Committee noted that it had contacted another prospective financial advisor, which had been asked to submit qualifications materials and a proposal to the Special Committee. Based on the strength of Lincoln’s presentation, the Special Committee determined to engage Lincoln, unless, after reviewing the qualifications materials and proposal of the other prospective financial advisor, it determined to revisit the decision to proceed with Lincoln. After receiving and reviewing such materials and proposal, and comparing the relative healthcare experience, experience of the team assigned, actual or potential conflicts, ability to explore relevant strategic alternatives to the proposed transaction with NEA, ability to conduct a pre-signing market check or post-signing “go-shop” process and compensation structure of Lincoln and the other prospective financial advisor, among other factors, the Special Committee determined to proceed with Lincoln.
Also, during such meeting, it was noted that the Company’s investment agreement with Cigna, a significant investor, required the Company to provide notice to Cigna of the First Proposal. The Special Committee discussed the process by which such notice would be delivered and directed a member of the Special Committee to contact Cigna. Written notice that the Company had entered into a confidentiality agreement regarding a potential sales process and was considering strategic alternatives was thereafter delivered to Cigna on July 17, 2024.
On July 23, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln. The Special Committee discussed the First Proposal in relation to potential strategic alternatives, and the process for evaluating the

First Proposal and potential strategic alternatives. Following such discussions, representatives of Lincoln outlined the process by which they would assist the Special Committee with evaluating the First Proposal and potential strategic alternatives and the work they would perform in order to support such assistance.
On July 31, 2024, the Special Committee entered into an engagement letter with Lincoln.
At the request of the Special Committee, the Company’s management prepared and, on July 24, 2024, delivered to the Special Committee and Lincoln the Management Projections, which are described in the section of this proxy statement entitled “Opinion of Lincoln International LLC”.
On August 1, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln. Members of the Company’s management discussed various aspects of the Management Projections, including the underlying assumptions, with the Special Committee and Lincoln, and noted the belief of the Company’s management that the underlying assumptions were reasonable and the Management Projections reflect the best estimate of the Company’s future performance. Members of the Special Committee asked questions regarding the Management Projections and the underlying assumptions, which were answered by the members of the Company’s management, and then further discussed the Management Projections. Following such discussions, the Special Committee approved the Management Projections.
The Special Committee then considered the First Proposal and the potential strategic alternatives to the potential transaction with NEA. Representatives of Lincoln reviewed with the Special Committee the potential strategic alternatives to the potential transaction with NEA, including the Company’s continuing as a standalone public company, pursuing a sale transaction with a third party or effecting a recapitalization, and the challenges that those potential strategic alternatives would likely present. Among other things, they noted that the Company’s continuing as a standalone public company would result in the Company continuing to incur the additional costs associated with being a public company while likely remaining unable to meaningfully utilize the listed status of the Company Common Stock to raise additional capital due to the nature of the Company’s capital structure. In light of potentially exploring a potential transaction with NEA, the Special Committee then discussed whether to conduct a pre-signing market check or to seek a post-signing go-shop right. Representatives of Lincoln noted that the exploration of a sale process would pose the risk of a leak, which could result in the loss of relationships with key customers and other commercial partners (who would be expected to have concerns about an acquisition of the Company by a third party, and particularly by one of their competitors), competitive threats and demands from customers for additional security. In response to questions from the Special Committee, representatives of Lincoln addressed in greater detail the potential risks of conducting a pre-signing market check. Representatives of Lincoln made observations regarding the minimal level of M&A activity in the Company’s industry. Representatives of Lincoln also observed that third-party interest in acquiring the Company likely would be dampened by the substantial cost of extinguishing the Company’s preferred stock and the market’s then-current cautious attitude toward deal activity due to uncertainty around potential regulatory changes. Representatives of Lincoln reviewed the limited set of potential counterparties that could be contacted if the Special Committee determined to conduct a pre-signing market check. The Special Committee discussed the risks and other considerations associated with conducting a pre-signing market check and noted that, in addition to the risks identified by representatives of Lincoln, a leak regarding a sale process could result in efforts by the Company’s competitors to hire the Company’s employees. RLF advised the members of the Special Committee with respect to their fiduciary duties. The Special Committee then evaluated the potential benefits and risks of conducting a pre-signing market check and reviewed the list of potential counterparties that Lincoln had identified. Members of the Committee observed that, in their judgment, based on their experience, such parties would have already reached out to the Company if they were interested in pursuing an acquisition of the Company and that, to date, no such party had come forward. The Committee then discussed whether a financial buyer would have any interest in acquiring the Company. Representatives of Lincoln advised that financial buyers likely would not be interested in acquiring the Company and summarized the basis for that assessment, noting, among other things, the lack of an appetite for risk among financial buyers in the healthcare and insurance space. The Special Committee then discussed the possibility of seeking a post-signing go-shop. After additional consideration of the potential benefits and risks of each alternative, the Special Committee determined to seek a post-signing go-shop right in any potential transaction with NEA.
Following such discussion, representatives of Lincoln presented Lincoln’s valuation analysis with respect to the First Proposal based upon the Management Projections. They outlined the valuation methods that Lincoln had used, consisting of a discounted cash flow analysis and a selected public companies analysis, and the assumptions used in those analyses. Following such presentation, representatives of Lincoln noted that Lincoln would update and supplement its valuation analysis in response to questions and observations from members of the Special Committee.
On August 2, 2024, Mr. Kadre, as chair of the Special Committee, provided high-level updates to the Company Board regarding the proposed transaction.
On August 5, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln. Representatives of Lincoln presented Lincoln’s supplemental analysis with respect to the First Proposal. Following such presentation, the Special Committee discussed the First Proposal and potential counterproposals to the First Proposal, and ultimately determined to communicate to NEA that its proposed price of $7.18 per share of Company Common Stock was inadequate and to deliver to NEA a counterproposal for a price of $8.65 per share of Company Common Stock. The Special Committee authorized and directed its advisors to prepare and deliver to NEA a letter reflecting its determinations, and such a letter was delivered to NEA later on August 5, 2024, following the Special Committee meeting.
Also during such meeting, a representative of RLF advised the Special Committee with respect to the operation of Delaware’s anti-takeover statute, Section 203 of the DGCL, and summarized the contents of a draft resolution providing a limited waiver of the restrictions on business combinations under Section 203 of the DGCL. In considering the proposal to adopt the resolutions, the Special Committee determined that it would be advisable to provide such limited waiver to eliminate potential impediments to the stockholders’ opportunity to receive consideration in a strategic transaction. Following discussion, the Special Committee adopted such resolutions.
On August 5, 2024, representatives of NEA and members of the Company’s management had a telephonic meeting to review the Company’s financials.
On August 12, 2024, NEA submitted to the Special Committee a revised non-binding proposal to acquire all of the shares of Company Common Stock not then owned by affiliates of NEA (excluding any shares that would be “rolled over” into indirect equity interests in the post-transaction Company) at a price per share of $7.18 in cash (the “Second Proposal”). Although the price per share proposed in the Second Proposal was unchanged from that proposed in the First Proposal, as a result of a decline in the Company’s stock price during the period between June 24, 2024 and August 12, 2024, a price per share of $7.18 then represented a premium of 35% to the 30-day volume-weighted average share price of the Company Common Stock of $5.33 as of August 12, 2024 (as compared to a premium of 25% to the to the 30-day volume-weighted average share price of the Company Common Stock of $5.74 as of June 24, 2024). The Second Proposal reiterated NEA’s intention to finance the proposed transaction with equity from funds and accounts managed by NEA and existing limited partners of NEA and to preserve the existing relative seniority, privileges and preferences and other economic terms of the Company Preferred Stock and the Company’s outstanding indebtedness. The Second Proposal further stated that the proposal was predicated on approval of the proposed transaction by the holders of a simple majority of all shares of the Company’s capital stock entitled to vote thereon (and not a majority of the shares of the Company’s capital stock held by stockholders unaffiliated with NEA) and the Company’s being subject to a customary “no-shop” covenant restricting the Company’s ability to solicit, initiate or facilitate alternative acquisition proposals from third parties during the pendency of the proposed transaction. The Second Proposal also noted that, based on the Company’s most recent financial forecasts and projected cash position during the first fiscal quarter of 2025, NEA would require the Company to resolve certain then-pending Company payment obligations to a counterparty as a condition precedent to entering into a definitive agreement with respect to the proposed transaction with NEA (the “Settlement Condition”).
On August 16, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln. The Special Committee discussed the Second Proposal and potential responses to the Second Proposal. Representatives of Lincoln compared the price per share of Company Common Stock proposed in the Second Proposal to Lincoln’s valuation analysis and discussed with the Special Committee the premiums implied by potential counterproposals to the Second Proposal suggested by members of the Special Committee. Following such discussion, the Special Committee determined to communicate to NEA that its proposed price of $7.18 per share of Company Common Stock remained inadequate and to deliver to NEA a counterproposal for a price of $7.47 per share of Company Common Stock. The Special Committee then considered the Second Proposal’s requirements that the proposed transaction be approved by the holders of a simple majority of all shares of the Company’s capital stock entitled to vote thereon (and not a majority of the shares of the Company’s capital stock held by stockholders unaffiliated with NEA) and that the Company be subject to a no-shop covenant and inclusion of the Settlement Condition. Members of the Company’s management and representatives of RLF and Simpson Thacher provided their perspectives on the Settlement Condition, and a representative of RLF outlined the relevant factors for the Special Committee to consider in assessing the other requirements of the Second Proposal. Further discussion focused on the fact that the Settlement Condition could introduce several complications, including that it would be made public, could adversely affect the Company’s ability to negotiate with the settlement counterparty and would not be customary for a transaction of this nature. Following this discussion, the Special Committee determined to reject the Settlement Condition, but to accept the lack of a requirement to condition the potential transaction on approval by a “majority of the minority” stockholder vote, so long as NEA would agree to a customary post-signing go-shop provision. The Special Committee authorized and directed its advisors to prepare and deliver to NEA a letter reflecting its determinations, and such a letter was delivered to NEA the following day, on August 17, 2024.
On August 22, 2024, NEA submitted to the Special Committee a further revised non-binding proposal to acquire all of the shares of Company Common Stock not then owned by affiliates of NEA (excluding any shares that would be “rolled over” into indirect equity interests in the post-transaction Company) at a price per share of $7.33 in cash (the “Third Proposal”), which represented a premium of 37% to the 30-day volume-weighted average share price of the Company Common Stock of $5.34 as of August 22, 2024. The Third Proposal reiterated NEA’s intention to finance the proposed transaction with equity from funds and accounts managed by NEA and existing limited partners of NEA and to preserve the existing relative seniority, privileges and preferences and other economic terms of the Company Preferred Stock and the Company’s outstanding indebtedness, and indicated that NEA would agree to a 30-day post-signing go-shop period, subject to the Special Committee’s acceptance of the Third Proposal. The Third Proposal did not include the Settlement Condition, but noted that NEA’s willingness to enter into a definitive transaction agreement was subject to completion of satisfactory confirmatory due diligence with respect to the subject matter of the Settlement Condition.
On August 27, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln. The Special Committee discussed the Third Proposal and potential responses to the Third Proposal. Representatives of Lincoln compared the price per share of Company Common Stock proposed in the Third Proposal to Lincoln’s valuation analysis and advised that, subject to updating and completing its analyses (among other things), Lincoln would be able to opine that a price of $7.33 per share of Company Common Stock was fair, from a financial point of view, to the stockholders of the Company unaffiliated with NEA. Following such discussion, the Special Committee determined to move forward with a potential transaction with NEA at a price of $7.33 per share of Company Common Stock, subject to the satisfactory negotiation and execution of definitive transaction documents and receipt by the Special Committee of a customary fairness opinion. The Special Committee further determined that it would inform NEA of its decision to continue discussions and proceed with negotiation of definitive transaction documents on the basis of a price of $7.33 per share of Company Common Stock.
Also, during such meeting, it was noted that a representative of NEA had made a request to speak to certain of the Company’s significant investors, including Cigna, about the potential transaction and the possibility of such investors “rolling over” their shares of the Company’s capital stock into indirect equity interests in the post-transaction Company (the “Rollover Transaction”). After discussion, including with members of the Company’s management and a representative of RLF, the Special Committee determined to authorize NEA to initiate such discussions with Cigna, but to postpone engagement with other stockholders until a later time.
Later, on August 27, 2024, following the Special Committee meeting, Mr. Kadre communicated the Special Committee’s determinations to Mr. Makhzoumi, and such determinations were reiterated to representatives of NEA the following day, on August 28, 2024.
On August 29, 2024, representatives of Simpson Thacher and Latham discussed the general timeline for the potential transaction and plans for key workstreams, including legal due diligence and the drafting and negotiation of the Merger Agreement and other definitive transaction documents.
Between August 28, 2024 and December 17, 2024, members of the Company’s management provided certain confidential financial, tax and legal due diligence information, directly or through representatives of Simpson Thacher, in response to requests by representatives of NEA and its advisors, including Latham, and held calls with representatives of NEA and Latham (with representatives of Simpson Thacher also in attendance) to answer questions of such representatives regarding legal due diligence matters. During this period, representatives of Latham and representatives of Simpson Thacher also discussed certain diligence matters, including the effects of the proposed transaction under various contracts to which the Company and/or its subsidiaries are party, and representatives of Latham submitted, and representatives of Simpson Thacher and members of the Company’s management responded to, certain additional due diligence requests regarding legal matters affecting the Company.
On September 9, 2024, at the direction of the Special Committee, Mr. Craig sent an email to representatives of Cigna for the purpose of connecting them with representatives of NEA and delivering, on behalf of NEA, a draft term sheet (the “Term Sheet”) outlining the proposed terms of the indirect equity interests in the post-transaction Company that would be issued to stockholders participating in the Rollover Transaction.
On September 11, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF and Simpson Thacher. Members of the Company’s management first provided a general update regarding the Company’s business and then reviewed certain considerations with respect to the Company’s equity incentive plans in light of the potential transaction with NEA. It was observed that none of the Company PSUs (which are restricted stock units subject to performance-based vesting requirements) would vest, based upon the price per share to be paid to holders of Company Common Stock in the potential transaction and, accordingly, the Special Committee determined that all Company PSUs would be canceled for no value. The Special Committee then discussed, with input from members of the Company’s management, the appropriate treatment of the Company RSUs (which are restricted stock units subject only to service-based vesting requirements), considering the tax consequences to the Company and its employees and the likely impacts on employee retention of the various alternatives. Members of the Company’s management were then excused from the meeting. The Special Committee discussed the advantages and disadvantages of each of the various alternatives for the Company RSUs, and ultimately determined to request that NEA make a proposal with respect to the treatment of the Company RSUs for the Special Committee’s consideration.
Following such discussion, representatives of RLF and Simpson Thacher reviewed with the Special Committee the key terms of the proposed initial draft of the Merger Agreement that had been prepared by Simpson Thacher and RLF. Among other things, it was noted that the proposed initial draft of the Merger Agreement provided (i) that NEA would provide an equity commitment for the full amount of cash required to consummate the Merger and related transactions, and the consummation of the Merger would not be subject to a financing condition, (ii) that, consistent with the Third Proposal, each share of Company Common Stock outstanding immediately prior to the effective time of the Merger would be converted into the right to receive $7.33 in cash, (iii) that the Company would have a customary post-signing go-shop right, and, upon the expiration of the go-shop period, the Company would be subject to a customary no-shop restriction, subject to customary “fiduciary out” provisions enabling discussions with third-party bidders and authorizing the Company (with the authorization of the Special Committee) to terminate the Merger Agreement in certain circumstances and subject to certain limitations and requirements, (iv) that NEA would be subject to a “hell or high water” standard requiring it to take all actions necessary to obtain required regulatory approvals, (v) for customary closing conditions, including, among other things, receipt of required regulatory approvals and, consistent with the Third Proposal, adoption of the Merger Agreement by the holders of a simple majority of all shares of the Company’s capital stock entitled to vote thereon (and not a majority of the shares of the Company’s capital stock held by stockholders unaffiliated with NEA) and (vi) for customary termination rights in favor of the Company and Parent, including by the Company (with the authorization of the Special Committee) to enter into a definitive transaction agreement providing for a “superior proposal” or by NEA in the event that the Special Committee or the Company Board adversely changes its recommendation with respect to the adoption by Company stockholders of the Merger Agreement, subject to payment by the Company of a termination fee in specified circumstances. The Special Committee discussed the operation of the go-shop right, including the appropriate duration of the go-shop period, as well as the subsequent no-shop period. Finally, Representatives of RLF and Simpson Thacher also reviewed with the Special Committee the circumstances in which a termination fee would be payable by the Company in connection with a termination of the Merger Agreement, and the appropriate amounts of the termination fee in the relevant circumstances, considering, among other things, the substantial disparity between the Company’s public float and its enterprise value.
On September 12, 2024, Simpson Thacher delivered to Latham an initial draft of the Merger Agreement.

On September 18, 2024, representatives of Simpson Thacher, Faegre Drinker Biddle & Reath LLP (“Faegre”), the Company’s outside insurance regulatory legal advisor, Latham, Sidley Austin LLP (“Sidley”), NEA’s outside insurance regulatory legal advisor, and Mr. Craig discussed plans for, and Faegre’s and Sidley’s preliminary analyses with respect to, insurance regulatory filings that would be required in connection with the potential transaction.
On September 23, 2024, members of the Company’s management, members of the Company Board and representatives of NEA held meetings regarding due diligence matters and operational considerations in connection with the proposed transaction, including the treatment of the Company RSUs in the proposed transaction, which remained under negotiation by the parties at such time. Having determined that G. Mike Mikan, the Company’s chief executive officer, would be best positioned to speak to the anticipated impacts of the various alternatives for the treatment of the Company RSUs in the proposed transaction on the Company’s business, including employee retention, Mr. Kadre directed Mr. Mikan to discuss with Mr. Makhzoumi and other representatives of NEA his perspectives on such matters (but to discuss only the generally applicable treatment of the Company RSUs in the proposed transaction and not matters relating to his individual employment, compensation, equity ownership or other interests in the proposed transaction), which Mr. Mikan did during the course of such meetings.
From September through December, representatives of Latham and representatives of each of Simpson Thacher and RLF continued to negotiate and discuss, through numerous calls and emails, and exchanged numerous revised drafts of, the Merger Agreement and the other definitive transaction documents, including the parties’ respective disclosure schedules to the Merger Agreement, the Equity Commitment Letter, the Limited Guaranty and the form of Rollover Agreement. The matters addressed in such negotiations and discussions and reflected in such revised drafts included, among other things, (i) the circumstances under which each of the parties has the right (with the authorization of the Special Committee, in the case of the Company) to terminate the Merger Agreement and the amounts of the termination fee payable by the Company in specified circumstances, (ii) the treatment of the Company RSUs in the Merger, (iii) the specific terms of the go-shop, no-shop and “fiduciary out” provisions, (iv) the conditions to the consummation of the Merger, (v) the standard applicable to the parties’ required efforts to obtain required regulatory approvals, (vi) the scope of the representations made by the Company and (vii) the scope of, and exceptions to, the restrictions on the conduct of the Company’s business between signing and closing. The Special Committee was consulted from time to time with respect to, and updated on a regular basis regarding the progress of, such negotiations and discussions.
At meetings of the Company Board held on October 10, 2024 and November 8, 2024, the chair of the Special Committee provided high-level updates on the proposed transaction to the Company Board.
On November 24, 2024, representatives of Simpson Thacher and representations of Latham discussed the plan for initiating outreach to significant investors of the Company other than Cigna about the potential transaction and the possibility of such stockholders participating in the Rollover Transaction. It was agreed that NEA would submit to the Special Committee for its review and approval a list of the stockholders of the Company that NEA proposed to contact, and that such stockholders would be required to sign a joinder agreeing to be bound to the Confidentiality Agreement as “Representatives” of NEA thereunder before receiving information about the potential transaction or the Company.
On November 25, 2024, representatives of Latham relayed to representatives of Simpson Thacher that representatives of Cigna had informed representatives of NEA that Cigna would not be willing to engage in negotiations or discussions with respect to the Rollover Transaction unless and until the parties had entered into the Merger Agreement.
On December 2, 2024, the Company Board held a meeting, which was also attended by members of the Company’s management and representatives of Simpson Thacher. Representatives of Simpson Thacher updated the Company Board on the status of negotiations and discussions between NEA and the Special Committee, and presented to the Company Board the list of stockholders of the Company that NEA proposed to contact with respect to potential participation in the Rollover Transaction. Following such update, representatives of Simpson Thacher reviewed with the Company Board the key terms of the draft Merger Agreement and other definitive transaction documents and the aspects of the draft Merger Agreement and other definitive transaction documents that remained under negotiation. Representatives of Simpson Thacher then reviewed with the members of the Company Board their fiduciary duties (including in the context of a potential “going private” transaction with a controlling stockholder). The Company Board asked questions regarding certain aspects of the draft Merger Agreement and other definitive transaction documents, which were answered by representatives of Simpson Thacher. The Company Board further discussed the proposed transaction and NEA’s proposed outreach to certain stockholders of the Company regarding potential participation in the Rollover Transaction and, following such discussion, authorized NEA to initiate discussions with such stockholders.
On December 2, 2024, representatives of NEA began reaching out to stockholders of the Company, other than Cigna, that would be invited to participate in the Rollover Transaction, and each such stockholder that did not have an existing confidentiality obligation to the Company entered into a joinder agreement to the Confidentiality Agreement. Over the course of several days after the initial outreach by representatives of NEA, such stockholders were granted access to a virtual data room established by the Company containing certain due diligence information with respect to the Rollover Transaction and the Company, and Latham delivered to such stockholders drafts of the form of Rollover Agreement and other transaction documents, including the Merger Agreement and the Term Sheet.
Between December 2, 2024 and December 23, 2024, representatives of Latham and representatives of each of the stockholders of the Company, other than Cigna, that were invited to participate in the Rollover Transaction negotiated and discussed, through numerous calls and emails, and exchanged numerous revised drafts of, the Rollover Agreements and the Term Sheet.
On December 4, 2024, Latham delivered to Wachtell, Lipton, Rosen & Katz (“WLRK”), Cigna’s outside legal advisor, the draft form of Rollover Agreement and the other transaction documents, including the Merger Agreement and the Term Sheet.
In the days following the delivery of the Term Sheet on December 4, 2024, representatives of Latham discussed with representatives of WLRK and Simpson Thacher Cigna’s position that all transaction documentation be final and approved by the Special Committee and the Company’s Board prior to Cigna’s consideration of the Rollover Transaction. Ultimately, Cigna agreed to engage in negotiations and discussions with respect to the Rollover Transaction if the Merger Agreement had been approved by the Special Committee and the Company Board. During that same period, representatives of RLF and Simpson Thacher also discussed Cigna’s position and potential responses thereto with the Special Committee and members of the Company’s management.
On December 10, 2024, after discussion with representatives of RLF and Simpson Thacher over the preceding days, and taking into account the fact that Cigna’s consent to the proposed transaction was required under the Company’s organizational documents because the proposed transaction would not comply with the requirements of the certificate of designations of the Company Series A Preferred Stock applicable to merger transactions involving the Company, the Special Committee and the Company Board each determined that, at such time as the draft Merger Agreement and the other definitive transaction documents had been negotiated to the satisfaction of the Special Committee and the Company Board and were in their proposed final forms (including delivery in escrow of executed signature pages to the Rollover Agreements by the Company stockholders party thereto), each of the Special Committee and the Company Board would hold a meeting to consider the approval of the Merger Agreement and the proposed transaction (subject, in the case of the Company Board, to the Special Committee having recommended that the Company Board approve the Merger Agreement and the proposed transaction) and, assuming such approvals were provided, the Company would deliver its executed signature page to the Merger Agreement to Parent and Merger Sub in escrow, for a period automatically expiring five days after such delivery, subject to release only upon the mutual agreement of all of the parties to the Merger Agreement and conditioned upon (i) the ability of the Company to update its disclosure schedules to the Merger Agreement to reflect any changes or developments occurring during such five-day period, (ii) the Company having received fully executed copies of all Rollover Agreements in escrow and (iii) NEA having provided written notice at least one business day in advance of Parent’s and Merger Sub’s intention to request release of the parties’ signature pages. NEA would be required to negotiate and finalize the Rollover Agreement with Cigna during such five-day period. The proposed procedures determined by the Special Committee and the Company Board were relayed by representatives of RLF and Simpson Thacher to representatives of Latham and by Mr. Manders to representatives of Cigna.
On December 13, 2024 and December 15, 2024, representatives of WLRK and representatives of Latham discussed potential regulatory filing and/or approval requirements that might be applicable to Cigna in connection with the proposed transaction. Following such discussions, representatives of Latham summarized such discussions for representatives of each of Simpson Thacher and RLF.
On December 16, 2024, representatives of each of Simpson Thacher, Faegre and RLF, representatives of each of Latham and Sidley and representatives of each of WLRK and Cigna’s outside insurance regulatory legal advisor discussed aspects of the proposed transaction relating to Cigna, including potential regulatory filing and/or approval requirements that might be applicable to Cigna. Based upon such discussion, the parties to the proposed Merger Agreement determined to expand the regulatory approvals required to be obtained as a condition to the closing of the Merger to include certain additional regulatory filings and/or approvals (or “non-disapprovals”) relating to Cigna.
On December 17, 2024, representatives of each of RLF and Simpson Thacher confirmed to the Special Committee and the Company Board, respectively, that the draft Merger Agreement and drafts of the other definitive transaction documents were in their proposed final forms. Representatives of RLF and Simpson Thacher circulated to the Special Committee and the Company Board, respectively, proposed final forms of the Merger Agreement and the other definitive transaction documents, along with proposed resolutions setting forth the Special Committee Recommendation and the Company Board Recommendation, respectively.
Between August 22, 2024, the date on which the Third Proposal was submitted, and December 17, 2024, the closing share price of the Company Common Stock had declined from $5.03 to $4.05.
On December 18, 2024, the Special Committee held a meeting, which was also attended by members of the Company’s management and representatives of RLF, Simpson Thacher and Lincoln. A representative of RLF advised the Special Committee with respect to the fiduciary duties of the members of the Special Committee. The Special Committee reviewed certain factors it had considered during the course of its deliberations regarding the proposed transaction and the proposed Merger Agreement and in relation to its recommendation. Representatives of Lincoln made their valuation presentation and then orally rendered Lincoln’s opinion, which was subsequently confirmed by delivery of Lincoln’s written opinion, dated December 18, 2024, that the Merger Consideration to be received in the Merger by the Public Stockholders in respect of the shares of Company Common Stock held thereby, other than any Excluded Shares and any Dissenting Shares, was fair, from a financial point of view, to the Public Stockholders. After further discussion based on the matters reviewed and discussed at such meeting and at prior meetings of the Special Committee, the Special Committee unanimously (a) determined that the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, and in the best interests of, the Company and the Public Stockholders and (b) recommended that the Company Board (i) approve and declare advisable the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt the proposed Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL.
Shortly following the Special Committee meeting on December 18, 2024, the Company Board held a meeting, which was also attended by members of the Company’s management and representatives of Simpson Thacher, RLF and Lincoln. A representative of Simpson Thacher advised the Company Board with respect to the fiduciary duties of the members of the Company Board. The Special Committee presented its recommendation to the Company Board. The Company Board reviewed factors relating to its decision whether to approve proposed transaction and the proposed Merger Agreement, including the recommendation of the Special Committee. After further discussion based on the matters reviewed and discussed at such meeting and at prior meetings of the Company Board, the Company Board, acting on the recommendation of the Special Committee, unanimously (a) determined that the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and (d) resolved to recommend that the stockholders of the Company approve and adopt the proposed Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL.
Shortly following the Company Board meeting on December 18, 2024, the Company delivered its executed signature page to the Merger Agreement to Parent and Merger Sub in escrow, for a period automatically expiring five days thereafter, subject to release only upon the mutual agreement of all of the parties to the proposed Merger Agreement and conditioned upon (i) the ability of the Company to update its disclosure schedules to the Merger Agreement to reflect any changes or developments occurring during such five-day period, (ii) the Company having received fully executed copies of all Rollover Agreements in escrow and (iii) NEA having provided written notice at least one business day in advance of Parent’s and Merger Sub’s intention to request release of the parties’ signature pages.

Later on December 18, 2024, representatives of Latham relayed to representatives of WLRK that the Special Committee and Company Board had approved the proposed Merger Agreement and the transactions contemplated thereby and delivered to WLRK (i) the final forms of the Merger Agreement and the other transaction documents, including the form of Rollover Agreement and the Term Sheet, and (ii) the Company’s executed signature pages to the transaction documents to which it would be party, including the Merger Agreement, subject to the above-described escrow and release conditions.
Between December 18, 2024 and December 23, 2024, representatives of Latham and representatives of WLRK negotiated and discussed, through calls and emails, and exchanged revised drafts of, the Rollover Agreement and the Term Sheet.
On December 23, 2024, after market close, the relevant parties executed the Merger Agreement (accompanied by the Company’s and Parent’s respective disclosure schedules thereto), the Rollover Agreements, the Equity Commitment Letter and the Limited Guaranty, each in the form considered and approved by the Special Committee and the Company Board. Shortly thereafter, the Company issued a press release announcing the transaction and filed a current report on Form 8-K regarding its entry into the Merger Agreement and related matters.
Beginning December 25, 2024, at the direction of the Special Committee, representatives of Lincoln contacted 31 parties to invite such parties to participate in the Company’s go-shop process. The parties were identified as those most likely to have interest in acquiring the Company and the financial capability to complete an acquisition. Of the 31 parties contacted, 24 were private equity sponsors and seven were strategic counterparties. Of the 31 parties contacted, eight parties requested and completed preliminary diligence calls with Lincoln to learn more about the Company, its capital structure and the transaction opportunity, 22 parties declined the opportunity to explore a transaction and one party did not respond to Lincoln’s initial outreach or Lincoln’s multiple follow-up outreach attempts. Of the eight parties that completed calls with Lincoln, two parties executed confidentiality agreements with the Company, three parties declined the opportunity to further explore a transaction and three parties chose not submit an offer and/or ask for additional information prior to the expiration of the go-shop period. Following execution of a confidentiality agreement by one of the two parties that did so (“Party A”), representatives of Lincoln provided representatives of Party A with a set of documents under such confidentiality agreement for due diligence review. The other party that executed a confidentiality agreement withdrew from the process before receiving any documents or information under such confidentiality agreement. Party A chose not submit an offer or ask for additional information prior to the expiration of the go-shop period.
On December 26, 2024, stockholders of the Company affiliated with NEA filed an amendment to their Schedule 13D to disclose the entry into the Merger Agreement, the Rollover Agreements, the Equity Commitment Letter and the Limited Guaranty.
No third party submitted an alternative acquisition proposal to acquire the Company during the go-shop period. The go-shop period expired at 12:01 a.m. Eastern Time on January 23, 2025.
Reasons for the Merger; Recommendations of the Special Committee and the Company Board; Fairness of the Merger
The Company Board formed the Special Committee, comprised of three of the Company’s independent and disinterested directors, and empowered the Special Committee to, among other things, (i) review, evaluate and negotiate the terms and conditions, and determine the advisability, of a potential acquisition by NEA or any of its affiliates of all of the outstanding shares of Company Common Stock (excluding shares held by stockholders that would participate in such an acquisition) or any alternative to any such potential transaction, (ii) establish and direct the process and procedures relating to the review, evaluation and negotiation of any such potential transaction, (iii) make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of any such potential transaction or any alternative thereto, (iv) determine whether any such potential transaction is fair to, and in the best interests of, the Company and its stockholders (other than any stockholders participating therein), (v) interact with NEA or any stockholder participating in any such potential transaction, or with any third party, with respect to any such potential transaction or any alternative thereto, (vi) supervise and direct the Company’s management with respect to its involvement in the review, evaluation or negotiation of any such potential transaction or any alternative thereto, (vii) approve and make recommendations to the Company Board with respect to actions requiring approval by the full Company Board, (viii) provide reports or recommendations to the Company Board with respect to actions requiring approval by the full Company Board, (ix) take such other actions relating to or arising in connection with any such potential transaction or any alternative thereto as the Special Committee may deem necessary, appropriate or advisable and (x) engage its own independent financial and legal advisors.
Recommendation of the Special Committee
The Special Committee unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders and (b) recommended that the Company Board (i) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL. In addition, although the Merger is not subject to the approval of the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, substantively and procedurally, the Special Committee nonetheless believes that the Merger is fair to such security holders for the reasons discussed in this section.
In the course of reaching its determination and making its recommendations, the Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendations to the Company Board:
•
History of Negotiations with NEA. The arm’s-length negotiations with NEA undertaken by the Special Committee and its advisors following NEA’s submission of its initial indication of interest on June 24, 2024, and the terms of the Merger Agreement that were obtained through such negotiations.

•
Merger Consideration and Premium. The Merger Consideration of $7.33 per share of Company Common Stock payable in cash to the Public Stockholder under the Merger Agreement in comparison to the prospective current and future value of the Company as an independent entity, which represented a premium of approximately 81% to the closing price of the Company Common Stock on December 17, 2024, a premium of approximately 40% to the closing price of the Company Common Stock on December 10, 2024, a premium of approximately 47% to the 30-day volume-weighted average share price of the Company Common Stock as of December 17, 2024 and a premium of approximately 49% to the 10-day volume-weighted average share price of the Company Common Stock as of December 17, 2024.

•
Cash Consideration. The Merger Agreement provides for the Merger Consideration to be paid solely in cash, which provides certainty and immediate liquidity and value to the Public Stockholders entitled thereto, enabling them to realize value while eliminating long-term business and execution risk.

•
Fairness Opinion. Lincoln rendered to the Special Committee its oral opinion, which was subsequently confirmed in writing by delivery of a written opinion dated December 18, 2024 (which opinion, together with Lincoln’s analysis and discussion, including the factors listed in the section entitled “Special Factors – Opinion of Lincoln International LLC” beginning on page 42 of this proxy statement, the Special Committee adopted), to the effect that, as of the date of such opinion and subject to and based on the assumptions, limitations, qualifications, conditions and other matters set forth therein, the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to the Public Stockholders.

•
Strategic Alternatives. The (i) potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible alternatives to the Merger (including the alternative of remaining as a stand-alone public company in light of the Company’s substantial debt and preferred equity), and the timing and likelihood of accomplishing any alternatives, including whether any such alternative, on a risk-adjusted basis, is reasonably likely to create value for the Public Stockholders greater than or equal to the Merger Consideration, and (ii) the Company’s ability, on the terms and subject to the conditions set forth in the Merger Agreement and prior to the adoption of the Merger Agreement by the Company’s stockholders, to solicit competing proposals during the 30-day go-shop period and to respond to unsolicited Acquisition Proposals after such period, and engage in discussions and negotiations regarding Acquisition Proposals and ultimately change its recommendation in response to, or terminate the Merger Agreement to accept, a Superior Proposal.

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Timing and Risks Associated with NEA Proposal. The timing and risks inherent in NEA’s proposal to acquire the Company at a price of $7.33 per share in cash, including the risk that it may not be available at a different time.

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The Company’s Current Condition. The Company’s financial condition, results of operations, competitive position and business strategy and future prospects (as well as the accompanying risks), including its substantial debt and preferred equity as well as the additional costs and expenses it faces as a public reporting company, despite a capital structure that limits its ability to issue common equity in the public markets.

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The Company’s Future Prospects. The Company’s future prospects if it were to remain independent, including the competitive healthcare landscape, uncertainty in the industry, the Company’s relationship with its customers and vendors and the risks associated with the foregoing and the additional costs and expenses of the Company’s continued operation as a public company.

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Risks Associated with Continued Independence. The risks associated with continuing to operate the Company as a stand-alone public company, including the potential execution risks associated with the Company’s strategic plan, and the achievability of the Company’s financial projections.

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Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, which were negotiated between the Special Committee and the Company, on the one hand, and NEA, on the other hand, and the parties’ respective representations, warranties and covenants, the conditions to their respective obligations to consummate the Merger and their respective abilities to terminate the Merger Agreement. The Special Committee considered the following, among other terms of the Merger Agreement, in connection with its evaluation of the Merger Agreement:

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Acquisition Proposals. The Merger Agreement includes a 30-day go-shop period during which the Special Committee, with the assistance of Lincoln, may actively solicit Acquisition Proposals. The Merger Agreement also permits the Company, following the go-shop period, to enter into discussions or negotiations with a person that has made an unsolicited Acquisition Proposal and/or furnish to any such person non-public information relating to the Company pursuant to a customary confidentiality agreement if the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal, subject to certain restrictions and procedures set forth in the Merger Agreement.

○
Change of Recommendation. The Merger Agreement permits the Special Committee, or the Company Board upon the recommendation of the Special Committee, to change, withdraw or modify its recommendation that the stockholders adopt the Merger Agreement (subject to certain restrictions and procedures set forth in the Merger Agreement) in response to an Intervening Event or if the Special Committee has concluded in good faith, after consultation with its independent financial advisor and outside legal counsel, that an Acquisition Proposal constitutes a Superior Proposal.

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Termination of Merger Agreement to Accept a Superior Proposal. The Merger Agreement permits the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to certain restrictions and requirements set forth in the Merger Agreement, including the Company’s payment of a termination fee.

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Willful Breach. Under certain circumstances where there was a willful breach, the Merger Agreement permits each of the Company and Parent to seek remedies to pursue additional remedies against the other party. In certain circumstances, including in the case of a willful breach on the part of any of the Parent Parties, the Company has the right to seek the benefit of the bargain lost by it and its stockholders, including the loss of the expected premium, up to a liability cap of $30,000,000.

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Lack of Financing Condition. The Merger Agreement provides for a full equity backstop by the Guarantors pursuant to the Equity Commitment Letter and the Limited Guaranty, and the Parent Parties’ obligation to close the Merger is not subject to a financing condition.

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Regulatory Matters. The Merger Agreement includes a “hell or high water” standard with respect to the Parent Parties’ efforts to obtain regulatory approvals required in connection with the transactions contemplated by the Merger Agreement, except that none of the Parent Parties or their affiliates are obligated to agree or become subject to any Burdensome Condition.

○
Interim Covenants. The Merger Agreement provides for certain interim covenants restricting the Company’s ability to take certain actions prior to the closing of the Merger without Parent’s consent, while still leaving sufficient flexibility to allow the Company to continue its operations in the ordinary course.

○	Outside Date. The Merger Agreement provides for a nine-month period before the occurrence of the Initial Outside Date, subject to two consecutive three-month extensions at the option of either Parent or the Company if all of the conditions to the closing of the Merger set forth in the Merger Agreement except for those relating to regulatory approvals have been satisfied or waived, upon which either Parent or the Company (acting with the prior authorization of the Special Committee) may generally terminate the Merger Agreement if the Merger has not been consummated.
○	Company Material Adverse Effect. The Merger Agreement includes a “Company Material Adverse Effect” definition that includes a number of customary exceptions.
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Specific Performance. The Merger Agreement entitles the Company to seek specific performance of the Parent Parties’ obligations under the Merger Agreement, and the Company’s right to seek specific performance is not conditioned on the availability of any financing.

•
Likelihood of Consummation. The likelihood that the Merger will be consummated in light of, among other things, the generally customary conditions to the closing of the Merger set forth in the Merger Agreement.

•
Appraisal Rights. The Company’s stockholders who do not vote their shares in favor of the adoption the Merger Agreement and who otherwise comply with the requirements of Section 262 of the DGCL will have the right to seek appraisal for the fair value of such shares in accordance with the DGCL.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Public Stockholders and to permit the Special Committee to represent effectively the interests of the Public Stockholders, including the following non-exhaustive list of material factors, which are not presented in any relative order of importance and which the Special Committee believe support its determination and recommendations and provide assurance of the procedural fairness of the of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Public Stockholders:
•
Independent and Committee-Led Process; Committee Mandate. After receiving an initial indication of interest from NEA on June 24, 2024, the Company Board created the Special Committee, appointed independent members of the Company Board to the Special Committee, and delegated to the Special Committee the power and authority of the Company Board to, among other things, (i) engage its own independent financial and legal advisors, (ii) review, evaluate and negotiate the terms and conditions, and determine the advisability of, an indication of interest delivered to the Company by NEA to acquire all of the Company Common Stock (excluding shares held by holders that would participate in the transaction) as well as any alternative thereto (a “Potential Transaction”), (iii) make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of a Potential Transaction or alternative thereto, (iv) determine whether any Potential Transaction negotiated by or under the direction of the Special Committee is fair to, and in the best interests of, the Company and its stockholders (other than any stockholders participating therein), (v) supervise and direct the Company’s management with respect to its involvement in the review, evaluation or negotiation of a Potential Transaction, and (vi) with respect to any action required to be taken by the full Company Board in respect of any Potential Transaction or alternative thereto, approve and recommend to the full Company Board what action, if any, should be taken by the Company Board.

•
Independent Legal Counsel. The Special Committee retained RLF as independent legal counsel to the Special Committee upon the Special Committee’s formation and received advice from RLF regarding its fiduciary duties under Delaware law throughout the Special Committee’s process of reviewing, evaluating and negotiating the terms and conditions of a potential transaction with NEA.

•
Independent Financial Advisor. The Special Committee retained Lincoln as independent financial advisor to the Special Committee and received advice from Lincoln throughout the Special Committee’s process of reviewing, evaluating and negotiating the terms and conditions of a potential transaction with NEA regarding financial aspects of such potential transaction.

•
Company Legal Counsel. The Company engaged Simpson Thacher as its outside legal counsel in connection with the potential transaction with NEA. In advising the Special Committee, RLF consulted with, and benefitted from the expertise of, STB.

•
Special Committee Meetings. The Special Committee held numerous meetings, during which the Special Committee evaluated the Company’s strategic alternatives and negotiated for the highest price reasonably available, while comparing the prospect of entering into a potential transaction with NEA against remaining a stand-alone public company going forward.

•
Market Check. The Special Committee, with its advisors, assessed the likely interest from potential bidders in a strategic transaction and evaluated the potential advantages and risks of conducting outreach to potential third parties. The Special Committee determined that the commercial risks to the Company and its business stemming from a public sale process (or any leak stemming from a private sale process) outweighed the potential benefits of conducting such outreach. In consultation with its advisors, the Special Committee negotiated to ensure a post-signing market check, including a 30-day go-shop period.

In light of such procedural safeguards, the Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, for purposes of negotiating the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, or preparing a report concerning the fairness of the Merger Agreement and the transactions contemplated thereby, including the Merger. As noted above, the Special Committee also did not consider it necessary to condition the Merger on the approval of a majority of the Company’s unaffiliated security holders. As discussed above, the Special Committee believed that a transaction with NEA in which stockholders of the Company would receive cash consideration in exchange for their shares of Company Common Stock on acceptable terms would be in the best interests of the Company and its unaffiliated security holders and the Public Stockholders and would be superior to other feasible strategic alternatives, including the Company’s remaining a standalone public company. As discussed in the section of this proxy statement entitled “Special Factors—Background of the Merger,” NEA indicated in its negotiations with the Special Committee that it would not consider conditioning any potential transaction on a “majority of the minority” stockholder vote, and, because the Special Committee believed that insisting on such a condition would create risk that NEA would no longer be interested in pursuing a potential transaction, the Special Committee determined to accept the lack of a requirement to condition the potential transaction on approval by a “majority of the minority” stockholder vote, so long as NEA would agree to a customary post-signing go-shop provision. The Special Committee believes that the factors described above, including the go-shop provision, provide adequate safeguards to ensure the procedural and substantive fairness of the Merger even without the condition of a “majority of the minority” stockholder vote as a procedural safeguard.
In the course of reaching its determination and making its recommendations, the Special Committee also considered certain countervailing factors and risks to the Company and the Public Stockholders relating to the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, the following, which are not presented in any relative order of importance:
•
Regulatory Risk. The risk that necessary regulatory approvals, the receipt of which is outside of the control of the parties to the Merger Agreement, could be delayed, conditioned in a manner unacceptable to the Parent Parties or not obtained. The conditions to complete the Merger include approval (or non-disapproval) of disclaimers of control filed by certain affiliates of Cigna, but the Rollover Agreement entered into by certain affiliates of Cigna contains covenants obligating them to use specified efforts to make required filings.

•
Risks Associated with the Failure to Consummate the Merger. The risks and costs to the Company if the Merger is not consummated, including the transaction expenses and opportunity costs associated therewith and the possibility of disruption to the Company’s operations, diversion of management and employee attention, increased employee attrition, adverse effects on the Company’s business, vendor, customer and other relationships, a decline in the trading price of the Company’s stock and adverse effects on the market’s perception of the Company and its prospects.

•
Restrictions on the Interim Operation of the Company’s Business. The restrictions on the conduct of the Company’s business prior to the closing of the Merger set forth in the Merger Agreement, including covenants that the Company conduct its business in all material respects in the ordinary course of business and refrain from taking certain actions without Parent’s consent, which could delay or prevent the Company from undertaking business opportunities that may arise pending the consummation of the Merger and otherwise limit the Company’s operations prior to the closing of the Merger.
•
Company Termination Fee; Liability for Willful Breach. The possibility that the Company could become obligated to pay a termination fee to Parent in the event that the Merger Agreement is terminated under certain specified circumstances, or that the Company could be subject to liability for its willful breach of the Merger Agreement.

•
Participation in Future Gains. If the Merger is completed, the Company will no longer be a stand-alone public company, and the Public Stockholders who receive the Merger Consideration will forgo any future increase in the Company’s value that might result from its earnings or possible growth.

•	Tax Treatment. Any gains arising from the receipt of the Merger Consideration would generally be taxable to the Public Stockholders that are U.S. holders for U.S. federal income tax purposes.
•	Stockholder Litigation. The prospect of litigation by stockholders or other constituents relating to the Merger and the potential costs and distractions associated therewith.
The foregoing is not an exhaustive list of the information and factors considered by the Special Committee in its consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, but instead includes specified factors that the Special Committee considered in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger.
The Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger.
Recommendation of the Company Board
The Company Board, acting upon the unanimous recommendation of the Special Committee, (1) determined that the Merger Agreement and transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (3) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and (4) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL. The Company Board, by a unanimous vote of the Company’s directors, recommends that the Company’s stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
In the course of reaching its determinations and making its recommendation, the Company Board considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance:
•
The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger Agreement and the transactions contemplated thereby, including the Merger), conclusions and unanimous determination, which the Company Board adopted, that the Merger Agreement and transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, and the Special Committee’s unanimous recommendation that the Company Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger.

•
The procedural fairness of the Merger Agreement and the transactions contemplated thereby, including the Merger, including that they were negotiated by the Special Committee, consisting solely of directors who are independent and disinterested, that the members of the Special Committee do not have interests in the Merger that are different from, or in addition to, those of the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, other than as described in the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger,” and that the Special Committee had authority to select and engage, and was advised by, its own independent legal and financial advisors.

•
Notwithstanding that the opinion of Lincoln was provided solely for the information and assistance of the Special Committee and the Company Board is not entitled to, and did not, rely on such opinion, the fact that the Special Committee received an opinion from Lincoln regarding the fairness of the Merger Consideration to the Public Stockholders;

•
The Company Board’s consideration of the current, historical and projected financial condition, results of operations and business strategy of the Company, as well as the Company’s prospects and risks if it were to remain a public company.

•
The fact that the Special Committee was fully empowered to review, evaluate and negotiate a potential transaction involving the acquisition by NEA of all of the outstanding shares of Company Common Stock in a cash merger transaction or any alternative to such potential transaction and to say “no” definitively to any transaction. In light of the Special Committee’s recommendation, the Company Board did not consider it necessary to condition the Merger on the approval of a majority of the Company's unaffiliated security holders, because the Company Board considered the Special Committee’s recommendation to be an adequate safeguard to ensure the procedural and substantive fairness of the Merger.

•	The other material factors (including those relating to procedural safeguards) and countervailing factors considered by the Special Committee, as described above.
The Company Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger.
This discussion of the information and factors considered by the Special Committee and the Company Board includes the material positive and negative factors considered by the Special Committee and the Company Board, but it is not intended to be exhaustive and may not include all the factors considered by the Special Committee or the Company Board. Neither the Special Committee nor the Company Board quantified or assigned any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger Agreement and the transactions contemplated thereby. Rather, the Special Committee and the Company Board each viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Special Committee and the Company Board may have given differing weights to different factors.
In the course of reaching their respective determination and making their respective recommendations, the Special Committee and the Company Board did not consider the liquidation value of the Company because (1) they considered the Company to be a viable, going concern (2) they believed that liquidation sales generally result in proceeds substantially less than sales of going concern; and (3) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company. Further, the Company Board and the Special Committee did not consider the Company’s net book value, which is an accounting concept, as a factor because they believed (x) that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and (y) net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates or the business risks inherent in the industry. In addition, the Company Board and the Special Committee did not consider the purchase prices paid in the section of this proxy statement entitled “Other Important Information Regarding the Company — Certain Transactions in the Shares of Company Common Stock” to be relevant except to the extent that those prices indicated the trading price of the Company Common Stock during the applicable periods. The Special Committee and the Company Board believe that the trading price of the shares of Company Common Stock at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the Company Board and the Special Committee implicitly considered the value of the Company as a going concern by taking into account the value of the Company’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters.
This explanation of the reasoning of the Special Committee and the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Information.”

Other than as specifically described in this proxy statement in connection with the Merger, neither the Special Committee nor the Company Board is aware of any firm offer by any other person during the prior two years for (1) a merger or consolidation of the Company with another company, (2) the sale or transfer of all or substantially all of the Company’s assets, or (3) a purchase of the Company’s securities that would enable such person to exercise control of the Company.
Position of the Parent Filing Parties as to the Fairness of the Merger
The Merger is a “going private” transaction for purposes of Rule 13e-3 under the Exchange Act, the Company and the Parent Filing Parties have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the Merger. You may obtain additional information about the Schedule 13E-3 in the section of this proxy statement entitled “Where You Can Find More Information.” The Parent Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The views of the Parent Filing Parties as to the fairness of the Merger should not be construed as a recommendation to any stockholder of the Company as to how that stockholder should vote on the Merger Agreement Proposal or any other matter. The Parent Filing Parties have interests in the Merger that are different from, and in addition to, those of the Public Stockholders.
The Parent Filing Parties also believe that the interests of the Public Stockholders were represented by the Special Committee, which was comprised solely of independent and disinterested directors and which (a) reviewed, evaluated and negotiated the Merger Agreement on behalf of the Public Stockholders with the assistance of its independent legal and financial advisors, (b) made a determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company, the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, and (c) recommended that the Company Board (i) approve and declare advisable the Merger Agreements and the transactions contemplated thereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL. The Parent Filing Parties did not participate in the deliberations of the Special Committee or the Company Board regarding, or receive advice from the respective legal, financial or other advisors of the Special Committee or the Company Board as to, the fairness of the Merger. The Parent Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. No Parent Filing Parties received any report, opinion or appraisal from any outside party materially related to the Merger Consideration or the fairness of the Merger Consideration or the Merger to the Public Stockholders, the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, or any other stockholders of the Company. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Special Committee and the Company Board discussed in the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Company Board; Fairness of the Merger” (which analysis and resulting conclusions the Parent Filing Parties adopt), the Parent Filing Parties believe that the Merger is substantively fair to the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. In particular, the Parent Filing Parties considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance:
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the fact that the Merger Consideration represents a premium of approximately 70% to the closing price of the Company Common Stock on December 23, 2024 (the last trading day prior to the Company’s announcement of the Merger Agreement);

•
the fact that the Special Committee, comprised solely of disinterested and independent members of the Company Board, unanimously recommended that the Company Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger;

•
the fact that the Company Board, acting on the recommendation of the Special Committee, unanimously resolved to recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement;

•
the fact that the Merger Consideration is all cash, thus allowing the Public Stockholders to immediately realize a certain and fair value for their shares of Company Common Stock and, as a result, to no longer be exposed to the various risks and uncertainties related to continued ownership of Company Common Stock, which include, among others, the following:

•	the volatility in the stock price of Company Common Stock due to general market volatility and global economic uncertainty;
•	the decline in the stock price of Company Common Stock due to failures of the Company to meet its guidance on operating and financial performance and the expectations of its investors and analysts;
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the absence of any current plans by the Company to pay dividends on Company Common Stock, meaning that the appreciation in the price of Company Common Stock is the only opportunity for holders of Company Common Stock to achieve a return on their investment; and

•	future sales or issuances of Company Common Stock in the public market, which could lead to further reductions in the stock price or a dilution of ownership interests in the Company.
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the fact that the Merger will provide liquidity for the Public Stockholders without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

•
the fact that the Company has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement, on the terms and subject to the conditions set forth therein;

•
the Company’s ability, under the circumstances, and subject to the conditions, specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent and Merger Sub’s obligations under the Merger Agreement and to cause the equity financing described in the Equity Commitment Letter to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter;

•	the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the closing of the Merger;
•
the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee or the Company Board are able to withhold, withdraw, amend, qualify or modify its recommendation that the Company’s stockholders vote in favor of the Merger Agreement Proposal;

•
the fact that the Special Committee was able to negotiate an increase in the Merger Consideration from the amount of $7.18 per share offered in the First Proposal, which represented a premium of 25% to the 30-day volume-weighted average share price of the Company Common Stock as of June 24, 2024 (the date on which NEA delivered the First Proposal), to $7.33 per share, which represented a premium of 37% to the 30-day volume-weighted average share price of the Company Common Stock as of August 22, 2024 (the date on which Parent delivered the Third Proposal) and a premium of approximately 70% premium to the closing share price of the Company Common Stock on December 23, 2024 (the last trading day prior to the Company’s announcement of the Merger Agreement);

•
the fact that the Guarantors have provided the Limited Guaranty, which guarantees the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, including the payment to the Company of any monetary damages to which the Company is entitled pursuant to and as limited by the Merger Agreement, subject to an aggregate cap in an amount equal to the Commitment;

•
the Parent Filing Parties’ belief that there are no conditions to the Merger that are unlikely to be satisfied and the fact that the Merger is not subject to any financing condition, increasing the likelihood that the Merger will be consummated and that the Merger Consideration to be paid to the Public Stockholders in the Merger will be received; and

•	the other terms and conditions of the Merger Agreement, taken as a whole, as discussed in more detail in the section of this proxy statement entitled “The Merger Agreement” beginning on page 74.
The Parent Filing Parties further believe that the Merger is procedurally fair to the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, based upon, among other things, the following non-exhaustive list of material factors, which are not presented in any relative order of importance:

•
notwithstanding that the opinion of Lincoln was provided solely for the information and assistance of the Special Committee and none of the Parent Filing Parties are entitled to, and did not, rely on such opinion, the fact that the Special Committee received an opinion from Lincoln regarding the fairness of the Merger Consideration to the Public Stockholders;

•	the fact that the Special Committee was fully informed about the extent to which the interests of the Rollover Holders in the Merger differed from those of the Public Stockholders;
•	the fact that, in considering the transaction with the Parent Filing Parties, the Special Committee acted to represent the interests of the Company and the Public Stockholders of the Company;
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the fact that consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee, the members of which are not officers or employees of the Company, are not affiliated with any of the Parent Filing Parties, are disinterested under Delaware law and do not have any interests in the Merger different from, or in addition to, those of the Public Stockholders, other than as described in the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger”;

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that the Special Committee held numerous formal meetings to discuss and evaluate Parent’s proposal and the transactions contemplated by the Merger Agreement and that each member of the Special Committee was actively engaged in the process;

•	the fact that the Special Committee retained, and had the benefit of advice from, independent and nationally recognized legal and financial advisors;
•	the fact that the Merger Consideration was the result of the Special Committee’s extensive arm’s-length negotiations with Parent;
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the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with Parent, and that the Special Committee had the authority to reject any proposals made by Parent or any other person;

•	the fact that the closing of the Merger is conditioned on the Company’s receipt of the Company Stockholder Approval;
•
the Company’s ability during a 30-day go-shop period to solicit, seek, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any Acquisition Proposal (as defined in the Merger Agreement) or any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, provide any non-public information and data relating to the Company Group and afford to any such third parties access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group and engage in, enter into, continue or otherwise participate in, discussions or negotiations with any third parties with respect to an Acquisition Proposal or inquiry with respect to an Acquisition Proposal, and cooperate with or assist or participate in or facilitate any Acquisition Proposal or any inquiry with respect to an Acquisition Proposal or any effort or attempt to make any Acquisition Proposal;

•
the Company’s ability, at any time from and after the end of the go-shop period until the Company’s receipt of the Company Stockholder Approval, to participate or engage in discussions or negotiations with, furnish any non-public information or data relating to the Company Group to, or afford access to the business, properties, assets, books, records or other nonpublic information or data, or to any personnel, of the Company Group to, the person or parties making such a proposal, if the Company Board, upon recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes, or would reasonably be expected to result in, a Superior Proposal and that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into an alternative acquisition agreement related to a Superior Proposal, subject to paying Parent a termination fee, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•
the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under the DGCL for exercising appraisal rights, which allow such stockholders to seek appraisal of the fair value of their shares.

The Parent Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the Merger, including the following non-exhaustive list of material factors, which are not presented in any relative order of importance:
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the fact that (i) the Public Stockholders will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future, and (ii) the fact that Parent and Merger Sub are newly formed Parent Filing Parties with essentially no assets other than (1) the funding commitments of the Guarantors and (2) the rollover commitments of the Rollover Holders;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger;

•
subject to the terms and conditions of the Merger Agreement, following the expiration of the go-shop period, the Company and its subsidiaries are restricted from soliciting, initiating, or knowingly encouraging or facilitating any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a termination fee, subject to and in accordance with the terms and conditions of the Merger Agreement, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to make revisions to its Merger proposal, could, among other factors, discourage other potential acquirors from making a competing bid to acquire the Company;

•
the fact that the Rollover Holders who have agreed to voting obligations in their Rollover Agreements held approximately 60.5% of the total voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) as of December 16, 2024, and are able to veto any alternative transaction at a stockholders’ meeting, which may have discouraged, and may in the future discourage, third parties from submitting competing Acquisition Proposals with terms and conditions, including price, that may be superior to the Merger;

•	the fact that completion of the Merger requires certain regulatory filings and approvals;
•
the possibility that, at some future time, the Parent Filing Parties could sell some or all of the Company or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Merger, and that the Public Stockholders would not be able to participate in or benefit from such a sale;

•
the possibility that not all conditions to the Merger will be timely satisfied or waived and that the Transactions will not be consummated on a timely basis (or at all) and the potential negative effects on the Company’s business, operations, financial results and stock price, including:

•	the trading price of Company Common Stock may decline to the extent that its market price currently reflects positive market assumptions that the Merger will be consummated;
•
the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company following the Merger;

•
the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company; and

•	reputational harm to the Company’s relationships with investors, customers, business partners and other third parties due to the adverse perception of any failure to successfully complete the Merger;

•
the significant costs involved in connection with entering into the Merger Agreement and consummating the transactions contemplated thereby (many of which are payable whether or not such transactions are consummated) and the substantial time and effort of the Company’s management required to complete such transactions, which may disrupt its business operations and have a negative effect on its financial results; and

•	the risk of litigation arising from stockholders of the Company in respect of the Merger Agreement or the transactions contemplated thereby, including the Merger.
The foregoing discussion of the information and factors considered and given weight by the Parent Filing Parties in connection with the fairness of the Merger are not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Parent Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. This position should not, however, be construed as a recommendation to any stockholder of the Company to approve the Merger Agreement. The Parent Filing Parties make no recommendation as to how stockholders of the Company should vote their shares relating to the Merger or any other matter. The Parent Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Public Stockholders or the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the Public Stockholders or the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.
Based on the Parent Filing Parties’ knowledge and analysis of available information regarding the Company, the Special Committee and the Company Board, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Company Board and discussed in the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Company Board; Fairness of the Merger,” the Parent Filing Parties believe that the Merger is fair to the Public Stockholders and the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.
Opinion of Lincoln International LLC
The Company retained Lincoln to provide an opinion to the Special Committee as to whether the Merger Consideration to be received in the Merger by the Public Stockholders, other than any Excluded Shares and any Dissenting Shares, is fair, from a financial point of view, to the Public Stockholders. The Special Committee selected Lincoln to serve as its financial advisor for the reasons detailed in the section of this proxy statement entitled “Special Factors — Background of the Merger.” Lincoln, as part of its investment banking business, is continuously engaged to provide financial advisory services, including fairness opinions and valuations of businesses and their securities in connection with mergers and acquisitions, private placements and other purposes.
At a special meeting of the Special Committee held on December 18, 2024, Lincoln rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated December 18, 2024 (the “Opinion”), to the effect that, as of the date of the Opinion, and subject to and based on the assumptions, limitations, qualifications, conditions and other matters set forth therein, the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to the Public Stockholders.
Lincoln’s Opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of Lincoln’s Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached to this proxy statement as Annex C and which describes the assumptions, limitations, qualifications, conditions and other matters considered by Lincoln in connection with the preparation of its Opinion. Neither Lincoln’s Opinion nor the summary of its Opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to the Special Committee, the Company Board, the Company or any security holder as to how to act or vote on any matter relating to the Merger or otherwise. Security holders are urged to read the entire Opinion carefully in connection with their consideration of the Merger.
In connection with rendering its Opinion and performing its related financial analyses, Lincoln reviewed, among other things:
•
certain publicly available business and financial information relating to the Company (including audited financial statements and unaudited interim financial statements) that Lincoln deemed to be relevant, including the Company’s Form 10-Q filed with the SEC on November 7, 2024 and the Company’s form 10-K filed with the SEC on March 28, 2024;

•	the Management Projections provided to Lincoln by management of the Company;
•	the equity ownership table of the Company as of December 17, 2024 provided to Lincoln by the Company;
•
correspondence, dated December 16, 2024, addressed to Lincoln by management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Lincoln by or on behalf of the Company in connection with its review of the Merger;

•	drafts of the Merger Agreement, the form of Rollover Agreement, the Equity Commitment Letter and the Limited Guaranty (collectively, the “Transaction Documents”); and
•	other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company provided to Lincoln by management of the Company.
Lincoln also discussed the terms and circumstances surrounding the Merger with the Special Committee and with management of the Company, met with the Special Committee and with management of the Company virtually and discussed the business, financial outlook and prospects of the Company, reviewed certain financial, stock trading and other information for the Company and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities that Lincoln deemed relevant, performed certain valuation and comparative financial analyses, including a discounted cash flow analysis and an analysis of selected public companies, that Lincoln deemed relevant and considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that Lincoln deemed relevant.
In preparing its Opinion, Lincoln relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln did not assume any responsibility for the independent verification of, nor did it independently verify, any of such information. Lincoln relied upon the assurances of the management of the Company that they were unaware of any facts or circumstances that would make such information materially incomplete or misleading. Lincoln relied upon the fact that the Special Committee and the Company have been advised by counsel with respect to the Merger and that the Merger will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations. Lincoln assumed that the financial forecasts, including the Management Projections, the unaudited interim financial statements, and other financial information provided to Lincoln by the Company were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the Company’s management, and Lincoln assumes no responsibility for and expresses no opinion as to the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, interim financial statements, and other financial information were based. Lincoln assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction, or condition would be imposed that would be material to Lincoln’s analysis. Lincoln assumed that the Merger will be consummated in accordance with the terms outlined by the Company and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that would be material to Lincoln’s analysis. Lincoln assumed that there had been no change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company in any manner material to Lincoln’s analysis since the date of the most recent financial information made available to Lincoln. And Lincoln assumed that the final terms of the Transaction Documents would not vary in any manner material to Lincoln’s analysis from those set forth in the copies or drafts, as applicable, reviewed by Lincoln.

Lincoln’s Opinion was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Lincoln as of, December 17, 2024. Although subsequent developments may affect its Opinion, Lincoln does not have any obligation to update, revise or reaffirm its Opinion.
Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent investigation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals.
The Opinion (i) does not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Company, (ii) does not address or constitute a recommendation regarding the decision of the Special Committee to authorize the execution of the Merger Agreement, or to engage in the Merger, (iii) does not constitute advice or a recommendation to the Special Committee, the Company or any security holder as to how they should act or vote with respect to any matter relating to the Merger, and (iv) only addresses the fairness from a financial point of view of the Merger Consideration to be received by the Public Stockholders in respect of their shares of Company Common Stock, other than any Excluded Shares and any Dissenting Shares, in the Merger and does not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. Lincoln expresses no opinion about the fairness of any portion or aspect of the Merger to (i) the holders of any class of securities, creditors or other constituencies of the Company, or any other party, other than the fairness from a financial point of view of the Merger Consideration to be received by the Public Stockholders in respect of their shares of Company Common Stock, other than any Excluded Shares and any Dissenting Shares, in the Merger, or (ii) any one class or group of stockholders of the Company or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of stockholders of the Company or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any consideration payable to stockholders of the Company in the Merger among or within such classes or groups of security holders or other constituents). The Opinion does not indicate that the Merger Consideration to be received is the best possibly attainable price under any circumstances.
Lincoln expresses no opinion as to what the market price or value of the Company Common Stock or of any other securities of the Company will be after the announcement of the Merger. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Lincoln also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the Merger relative to the consideration payable to stockholders of the Company in the Merger.
A copy of Lincoln’s Opinion has been filed as an exhibit to the transaction statement on Schedule 13E-3 filed with the SEC in connection with the Merger, will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Company Common Stock, and may be obtained by requesting it in writing from the Company at the address described in the section of this proxy statement entitled “Where You Can Find More Information.”
Summary of Financial Analyses
The following is a summary of the material financial analyses prepared by Lincoln and reviewed with the Special Committee on December 18, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the Opinion of, Lincoln, nor does the order of the financial analyses described represent the relative importance or weight given to these analyses by Lincoln. Some of the summaries of the financial analysis include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. The preparation of a fairness opinion is a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented. Furthermore, Lincoln did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective on the Merger Consideration. Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its Opinion as to the whether the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to the Public Stockholders. In arriving at its Opinion, Lincoln did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.
The conclusion reached by Lincoln was based on all analyses and factors taken as a whole, and on the application of Lincoln’s own experience and judgment. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 17, 2024.
Discounted Cash Flow Analysis
Lincoln performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Company for the fiscal years ending December 31, 2024 through December 31, 2027. Lincoln defined “free cash flow” as cash generated by the Company that is available either to reinvest, service debt, or distribute to security holders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing a cost of capital deemed appropriate for the risk-free discount rate and commensurate with the risk inherent in such cash flows. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon the Management Projections, which provided a financial forecast for the Company for the fiscal years 2024 through 2027, and other financial information provided by Management. For further information regarding the Management Projections, see the section of this proxy statement entitled “Special Factors — Unaudited Prospective Financial Information of the Company.”
Lincoln calculated the Company’s projected unlevered free cash flows by starting with adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), subtracting estimated taxes using a 23.5% tax rate, and subtracting capital expenditures, changes in other operating cash flows and changes in net working capital, all based on the Management Projections. Lincoln determined the net present value of the projected unlevered free cash flows using a cost of capital deemed appropriate for the discount rate, which reflects the relative risk associated with the Management Projections cash flows as well as the rates of return that investors could expect to realize on alternative investment opportunities with similar risk profiles to the Company. Lincoln selected discount rates for the Company ranging from 23.00% to 25.00%, based on the application of Lincoln’s professional judgment and experience and calculated using a capital asset pricing model and information derived from the selected public companies. Lincoln calculated the Company’s terminal value using the Gordon Growth Method with a terminal growth rate of 7.50%. Lincoln also estimated the present value of depreciation and amortization tax benefits provided by management of the Company and included this within the estimated enterprise value for the Company derived from the discounted cash flow analysis.
Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value for the Company of $1,060 million to $1,195 million.
Selected Public Companies Analysis
Lincoln reviewed publicly available information related to selected companies listed in the tables below. Although none of these selected public companies is directly comparable to the Company, Lincoln selected these companies for its analysis based on, among other things, their relative similarity, primarily in terms of industry sector (managed care organizations (“MCOs”) and value-based care providers (“VBCs”)), relative size, historical and projected growth and profitability, capital intensity, geographic presence, customer mix, payor mix, and other financial performance statistics. None of the selected public companies are identical to the Company. Consequently, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.
The tables below summarize observed historical and projected financial performance for the selected public companies, as well as multiples of enterprise value to 2024, 2025 and 2026 EBITDA and 2024 revenue. For purposes of its analysis, Lincoln used certain publicly available historical financial data and equity analyst estimates for the selected public companies, and information provided by the Company. The tables below summarize certain observed trading multiples and financial performance metrics of the selected public companies as of December 17, 2024.

Enterprise Value(1) as a Multiple of
	2024 EBITDA(2)	2025 EBITDA(2)	2026 EBITDA(2)	2024 Revenue
Company Name
MCOs
Alignment Healthcare, Inc.	NMF	NMF	NMF	0.84x
Centene Corporation	7.1x	6.7x	6.3x	0.19x
Clover Health Investments, Corp.	NMF	NMF	NMF	1.14x
Elevance Health. Inc.	7.0x	6.7x	6.0x	0.48x
Humana Inc.	7.6x	7.3x	7.9x	0.26x
Molina Healthcare, Inc.	7.0x	6.4x	5.8x	0.36x
Oscar Health, Inc.	15.6x	5.8x	3.5x	0.14x
The Cigna Group	7.4x	6.9x	6.5x	0.40x
UnitedHealth Group Incorporated	12.9x	11.6x	10.5x	1.23x
Mean – MCOs	9.2x	7.4x	6.6x	0.56x
Median – MCOs	7.4x	6.7x	6.3x	0.40x

VBCs
agilon health, inc.	NMF	NMF	NMF	0.09x
Astrana Health, Inc.	11.4x	9.2x	7.3x	0.82x
InnovAge Holding Corp.	39.3x	21.8x	10.7x	0.74x
P3 Health Partners Inc.	NMF	NMF	NMF	0.10x
Privia Health Group, Inc.	71.5x	52.1x	36.1x	1.38x
Mean – VBCs	40.7x	27.7x	18.0x	0.63x
Median – VBCs	39.3x	21.8x	10.7x	0.74x

Mean – Consolidated	18.7x	13.5x	10.0x	0.58x
Median – Consolidated	9.5x	7.1x	6.9x	0.44x

Source: S&P Capital IQ and SEC filings
(1)
Enterprise Value is defined as market capitalization plus management equity plus debt and preferred stock plus non-controlling interest plus non-operating liabilities less cash and equivalents less net non-operating assets.

(2)	EBITDA growth metrics based on EBITDA including share-based compensation expense.

	Revenue Growth
	2023A	2024E	2025P	2026P
Company Name
MCOs
Alignment Healthcare, Inc.	27.2%	46.8%	28.7%	22.8%
Centene Corporation	6.5%	4.8%	3.9%	2.5%
Clover Health Investments, Corp.	(41.5%)	(32.1%)	15.1%	18.1%
Elevance Health. Inc.	9.3%	2.9%	7.2%	7.1%
Humana Inc.	14.5%	9.9%	1.6%	0.7%
Molina Healthcare, Inc.	6.1%	22.4%	7.4%	8.6%
Oscar Health, Inc.	47.9%	57.9%	26.3%	2.4%
The Cigna Group	8.1%	24.9%	3.3%	5.3%
UnitedHealth Group Incorporated	14.6%	8.0%	9.3%	7.7%
Mean – MCOs	10.3%	16.2%	11.4%	8.3%
Median – MCOs	9.3%	9.9%	7.4%	7.1%

VBCs
agilon health, inc.	80.7%	40.3%	9.8%	16.0%

	Revenue Growth
	2023A	2024E	2025P	2026P
Astrana Health, Inc.	21.2%	43.3%	34.3%	24.2%
InnovAge Holding Corp.	(1.5%)	12.1%	10.1%	12.1%
P3 Health Partners Inc.	20.7%	19.1%	0.8%	29.6%
Privia Health Group, Inc.	22.2%	2.3%	11.5%	12.7%
Mean – VBCs	28.7%	23.4%	13.3%	18.9%
Median – VBCs	21.2%	19.1%	10.1%	16.0%

Mean – Consolidated	16.9%	18.8%	12.1%	12.1%
Median – Consolidated	14.6%	15.6%	9.6%	10.3%

Source: S&P Capital IQ and SEC filings

	EBITDA Growth(1)
	2023A	2024E	2025P	2026P
Company Name
MCOs
Alignment Healthcare, Inc.	(32.2%)	96.5%	NMF	85.3%
Centene Corporation	8.2%	(27.6%)	6.0%	6.6%
Clover Health Investments, Corp.	84.6%	NMF	(30.7%)	92.0%
Elevance Health. Inc.	10.8%	(0.7%)	3.9%	11.4%
Humana Inc.	4.7%	(30.8%)	4.2%	(8.3%)
Molina Healthcare, Inc.	9.0%	17.3%	9.8%	11.5%
Oscar Health, Inc.	90.2%	NMF	86.5%	38.2%
The Cigna Group	3.7%	10.2%	6.3%	6.7%
UnitedHealth Group Incorporated	14.1%	5.4%	10.5%	10.7%
Mean – MCOs	21.5%	10.1%	12.1%	28.2%
Median – MCOs	9.0%	5.4%	6.2%	11.4%

VBCs
agilon health, inc.	(108.9%)	(55.3%)	44.5%	81.5%
Astrana Health, Inc.	4.7%	16.3%	23.7%	24.6%
InnovAge Holding Corp.	NMF	107.0%	57.4%	83.1%
P3 Health Partners Inc.	33.2%	(49.1%)	59.4%	39.9%
Privia Health Group, Inc.	18.7%	23.5%	19.4%	19.9%
Mean – VBCs	(13.1%)	8.5%	40.9%	49.8%
Median – VBCs	11.7%	16.3%	44.5%	39.9%

Mean – Consolidated	10.8%	9.4%	23.2%	35.9%
Median – Consolidated	9.0%	7.8%	10.5%	22.3%

Source: S&P Capital IQ and SEC filings
(1)	EBITDA growth metrics based on EBITDA excluding share-based compensation expense.

	EBITDA Margin(1)
	2023A	2024E	2025P	2026P
Company Name
MCOs
Alignment Healthcare, Inc.	(5.6%)	(2.9%)	(1.6%)	(0.9%)
Centene Corporation	3.8%	2.6%	2.7%	2.8%
Clover Health Investments, Corp.	(9.1%)	(2.7%)	(4.4%)	(2.8%)
Elevance Health. Inc.	7.1%	6.9%	6.7%	6.9%
Humana Inc.	5.4%	3.4%	3.5%	3.2%
Molina Healthcare, Inc.	5.3%	5.1%	5.2%	5.3%
Oscar Health, Inc.	(3.5%)	0.9%	1.9%	3.1%
The Cigna Group	6.1%	5.4%	5.6%	5.6%
UnitedHealth Group Incorporated	9.8%	9.5%	9.7%	9.9%

	EBITDA Margin(1)
	2023A	2024E	2025P	2026P
Mean – MCOs	2.1%	3.1%	3.2%	3.7%
Median – MCOs	5.3%	3.4%	3.5%	3.2%

VBCs
agilon health, inc.	(3.8%)	(3.6%)	(2.5%)	(1.4%)
Astrana Health, Inc.	9.0%	7.2%	6.7%	6.8%
InnovAge Holding Corp.	(1.2%)	1.9%	3.1%	5.6%
P3 Health Partners Inc.	(7.2%)	(8.9%)	(3.9%)	(2.0%)
Privia Health Group, Inc.	2.1%	1.9%	2.4%	3.0%
Mean – VBCs	(0.2%)	(0.3%)	1.2%	2.4%
Median – VBCs	(1.2%)	1.9%	2.4%	3.0%

Mean – Consolidated	1.3%	1.9%	2.5%	3.2%
Median – Consolidated	3.0%	2.3%	2.9%	3.1%

Source: S&P Capital IQ and SEC filings
(1)	EBITDA margin metrics including share-based compensation expense.
In order to estimate a range of enterprise values for the Company, Lincoln applied valuation multiples to projected 2025 Adjusted EBITDA and projected 2026 Adjusted EBITDA for the Company as follows:
•	2025 Projected Adjusted EBITDA: 13.0x to 15.0x
•	2026 Projected Adjusted EBITDA: 5.5x to 6.5x
The valuation multiple ranges were selected, in part, by taking into consideration historical and projected financial performance metrics of the Company such as enterprise value, revenue growth, EBITDA growth, and EBITDA margin relative to such metrics of the selected public companies.
Based on these selected valuation multiples, the estimated enterprise value indication of the Company ranged from $985 million to $1,150 million.
Determination of Valuation Ranges of the Company Common Stock
For each of the discounted cash flow analysis and the selected public companies analysis, Lincoln estimated the present value of net operating loss carryforward (“NOL”) tax benefits to be $170 million to $185 million, and concluded enterprise value ranges, inclusive of the value of the NOLs, of $1,230 million to $1,380 million and $1,155 million to $1,335 million, respectively.
Lincoln then estimated ranges of aggregate equity value (“Aggregate Equity Value”) available to holders of shares of Company Common Stock or Company Preferred Stock by adjusting the estimated enterprise value ranges for cash and cash equivalents, non-operating assets, debt and debt-like items, non-operating liabilities and the estimated value of noncontrolling interests. This resulted in ranges of indicated Aggregate Equity Value of $849 million to $986 million and $774 million to $941 million, for the discounted cash flow analysis and selected public company analysis, respectively.
To calculate the intrinsic value of the Company Common Stock, Lincoln then reduced the ranges of indicated Aggregate Equity Value by the liquidation preference of the Preferred Stock. This calculation resulted in an intrinsic value of the Company Common Stock of zero.
Because the Preferred Stock liquidation preference exceeded the ranges of Aggregate Equity Value, Lincoln estimated the value of the Company Common Stock using an option pricing model (“OPM”). This valuation methodology is based on the principles of option pricing theory, whereby the Company Series A Preferred Stock, Company Series B Preferred Stock and Company Common Stock are each modeled as call options with a unique claim on the estimated ranges of Aggregate Equity Value. The rights and economic characteristics of each security define these claims. The resulting option claims, in combination, set forth the estimated sharing of proceeds among the different securities upon a hypothetical liquidity event. The result is an allocation of the Aggregate Equity Value to each class of security. The effect in this case is an allocation of positive value to the Company Common Stock which represents “option value” despite the Company Common Stock having zero intrinsic value.
The key inputs of OPM include: (i) initial value of an underlying asset; (ii) exercise price; (iii) volatility; (iv) time to expiration; and (v) risk free rate. Lincoln utilized a term of approximately 0.24 years based on March 15, 2025, the due date of the Company’s remaining payment obligations to Centers for Medicare & Medicaid Services (“CMS”) as of the date of the Opinion, which could trigger a recapitalization or liquidity event. Lincoln selected a levered equity volatility of 55% which was based on its review of unlevered volatiles of the selected public companies which were re-levered based on the Company’s current capital structure. The selected volatility of 55% was based on Lincoln's professional judgment and customary methodology.
The OPM calculations resulted in aggregate value ranges of the Company Common Stock, of approximately $29 million to $75 million and $14 million to $56 million for the discounted cash flow analysis and selected public companies analysis, respectively.
Lincoln then divided the range of indicated aggregate values of Company Common Stock by the fully diluted shares of Company Common Stock outstanding (adjusted for 3,208,051 outstanding warrants, 37 options and 2,940,367 restricted stock units that were in the money, as provided by the Company’s management) of 14,434,241, resulting in a ranges of Company Common Stock Per Share Value of $1.98 to $5.17 and $0.98 to $3.90 for the discounted cash flow analysis and selected public companies analysis, respectively. Lincoln then compared such ranges to the Merger Consideration of $7.33 per share of Company Common Stock.
Miscellaneous
Other than the engagement to provide financial advice and the Opinion to the Special Committee, during the two years preceding the date of Lincon’s Opinion, Lincoln and its affiliates have not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received by Lincoln, nor is any such material relationship or related compensation mutually understood to be contemplated. Lincoln is entitled to customary fees from the Company for its financial advisory services and the preparation of its Opinion in the aggregate amount of $1.4 million. A portion of those fees was payable upon Lincoln’s retention, a portion was payable upon the request by the Special Committee to prepare its Opinion, a portion was payable upon Lincoln informing the Special Committee it was prepared to render its Opinion (the “Opinion Fee”), and the balance will become payable upon closing of the Merger. No portion of Lincoln’s fees were contingent upon the conclusions set forth in its Opinion. To date, the Company has paid Lincoln $700,000 in fees. No portion of the Opinion Fee was contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of Lincoln’s engagement.
The preliminary financial analyses in these preliminary presentations were based on market, economic and other conditions as they existed as of the dates of the respective presentations as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Finally, Lincoln continued to refine various aspects of its financial analyses with respect to the Company until December 22, 2024.
Purpose and Reasons of the Company for the Merger
The Company’s purpose for engaging in the Merger is to enable its stockholders to receive the Merger Consideration of $7.33 per share of Company Common Stock in cash, without interest, which represents a premium of approximately 70% to the closing price of the Company Common Stock on December 23, 2024 (the last trading day prior to the Company’s announcement of the Merger Agreement). The Special Committee and the Company Board believe that the Merger provides the best opportunity to maximize stockholder value. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Company Board described in detail in the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board; Fairness of the Merger.”
Purpose and Reasons of the Parent Filing Parties for the Merger
The Merger is a “going private” transaction for purposes of Rule 13e-3 under the Exchange Act, the Company and the Parent Filing Parties have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the Merger.

You may obtain additional information about the Schedule 13E-3 in the section of this proxy statement entitled “Where You Can Find More Information.” The Parent Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
For the Parent Filing Parties, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership, including future earnings and growth of the Company, after the Merger is completed and the shares of Company Common Stock cease to be publicly traded. The Parent Filing Parties believe that structuring the transaction as a merger is preferable to other transaction structures because it (1) will enable Parent to acquire all of the shares of Company Common Stock at the same time, (2) will allow the Company to cease to be a publicly registered and reporting company, (3) represents an opportunity for the Company’s stockholders to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement, and (4) allows the Rollover Holders to maintain their investment in the Company through their commitments to roll over all of their existing equity interests in the Company into limited partnership interests of Ultimate Parent. In the course of considering the going private transaction, Parent Filing Parties did not give significant consideration to any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Parent Filing Parties believed the Merger was the most direct and effective way to accomplish these objectives.
The Parent Filing Parties also believe that it is in the best interests of the Company to operate as a privately held entity. The Parent Filing Parties believe that, as a privately held entity, the Company will have greater operational flexibility to pursue alternatives that it would not have as a public company, and management will be able to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance often emphasized by the public equity market’s valuation of the Company Common Stock. The Parent Filing Parties also believe that the Merger will provide the Company with flexibility to pursue transactions that can be more effectively executed as a private company.
The Parent Filing Parties currently anticipate that the Company’s operations following the completion of the Merger will initially be conducted substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a wholly owned subsidiary of Parent). Notwithstanding the foregoing, following the Effective Time, as part of its long-term corporate goal of optimizing value, Parent may consider a range of alternatives, including an extraordinary corporate transaction following the closing of the Merger involving the Company’s corporate structure, the purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries or other strategic transactions, if Parent concludes that such transactions or other activities are desirable. Except as otherwise disclosed in this proxy statement (including in the Company’s filings with the SEC incorporated by reference into this proxy statement), as of the date hereof, no agreements, understandings or decisions have been reached and there is no assurance that Parent will or will not decide to undertake any such alternatives. Parent expressly reserves the right to make any changes to the Company’s operations after the consummation of the Merger that Parent deems appropriate.
Although the Parent Filing Parties believe that there will be significant opportunities associated with their investment in the Company, the Parent Filing Parties realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may never be fully realized.
Plans for the Company After the Merger
Following the completion of the Merger, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The shares of Company Common Stock are currently listed on NYSE and registered under the Exchange Act. Following the completion of the Merger, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company Common Stock will be delisted from NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.
The Parent Filing Parties currently anticipate that the Company’s strategy and operations will initially be conducted following completion of the Merger substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a wholly owned subsidiary of Parent). Following completion of the Merger, the Parent Filing Parties will continue to assess what additional changes, if any, would be desirable following the Merger.
The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and the directors of Merger Sub at the Effective Time will be the initial directors of the Surviving Corporation, in each case, to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.
Certain Effects of the Merger
If the Company’s stockholders approve the Merger Agreement Proposal and all other conditions to the closing of the Merger are either satisfied or waived, then the parties to the Merger Agreement will consummate the Merger, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.
The Company’s net book value as of September 30, 2024 was approximately $312,523,000 and the Company’s net loss for the three months ended September 30, 2024 was $40,365,000, $70,475,000 of which was attributable to holders of shares of Company Common Stock. As of December 16, 2024, stockholders of the Company affiliated with NEA owned, in the aggregate, 2,727,648 shares of Company Common Stock, which represented approximately 32.9% of the then-outstanding shares of Company Common Stock, in turn representing beneficial ownership by such stockholders as of December 16, 2024 of approximately 32.9% of the Company’s net book value attributable to such shares of Company Common Stock (approximately $102,879,188) and approximately 32.9% of the Company’s net loss for the three months ended September 30, 2024 (approximately $13,287,721). If the Merger is consummated, Parent will have beneficial ownership of 100% of the Company’s net book value and net loss through its ownership of all of the assets of the Company, having an aggregate beneficial interest in the Company’s net book value and net loss of approximately $312,523,000 million and $40,365,000, respectively (based on the Company’s net book value as of September 30, 2024 and net loss for the three months ended September 30, 2024). Parent will also be entitled to any future increase in the value and all income generated by the Company’s assets and operations going forward and will also bear the full risk of any future decrease in the value and any losses generated by the Company’s assets and operations going forward.
Treatment of the Shares of Company Common Stock and Company Warrants
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares and any Dissenting Shares, will automatically be converted into the right to receive the Merger Consideration, less any applicable withholding taxes. At the Effective Time, each Excluded Share will automatically be cancelled without payment of any consideration therefor or any conversion thereof and will cease to exist. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into a number of shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock of the Surviving Corporation equal to the same number and type of shares that are Rollover Shares.
Except as may otherwise be agreed between the Company and Parent, on the one hand, and the holder of any Company Warrant, on the other hand, (i) at the Effective Time, each Company Warrant that is outstanding and not exercised immediately prior to the Effective Time will be treated in the manner provided by the terms of such Company Warrant and (ii) Parent will pay, or cause to be paid, all amounts payable to such holder pursuant to the terms of such Company Warrant as a result of the Merger as promptly as practicable after the Effective Time.
Treatment of Company Equity Awards
At the Effective Time, except to the extent Parent elects to assume a Company Option and provides written notice of such election to the Company prior to the Effective Time,
•
each Company Option outstanding immediately prior to the Effective Time that has a per share exercise price that is less than the Merger Consideration will automatically be canceled and terminated and be converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the applicable per share exercise price of such canceled Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such canceled Company Option immediately prior to the Effective Time; and

•
each Company Option outstanding immediately prior to the Effective Time that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled and terminated, with no consideration paid therefor.

Each Company RSU outstanding immediately prior to the Effective Time will be, at the election of the holder, either (a) assumed by Parent and adjusted into a Parent RSU with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU or (b) assumed by Parent and adjusted into a Double-Trigger Parent RSU. Holders of Company RSUs who elect to receive Double-Trigger Parent RSUs will also receive Additional RSUs with respect to a number of shares of common stock of Parent that is equal to 20% of the number of shares of Company Common Stock subject to the Company RSUs held by such holder immediately prior to the Effective Time. The Additional RSUs will be subject to a four-year vesting schedule and also contingent upon (i) the achievement of an enterprise value of $10 billion or greater in a change of control or an initial public offering of the Company, in each case, within 10 years of the closing of the Merger and (ii) the holder’s continued employment in good standing with the Company through the date of such event.
Each Company PSU outstanding immediately prior to the Effective Time will be canceled and terminated without any conversion thereof, and no consideration will be paid therefor.
Benefits of the Merger for the Unaffiliated Security Holders
The primary benefit of the Merger to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, is their right to receive the Merger Consideration of $7.33 per share of Company Common Stock in cash, without interest, which represents a premium of approximately 70% to the closing price of the Company Common Stock on December 23, 2024 (the last trading day prior to the Company’s announcement that it had entered into the Merger Agreement). Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in the Company’s future earnings, growth or value.
Detriments of the Merger to the Company’s Public Stockholders
The primary detriment of the Merger to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act, is the lack of an interest of such stockholders in the potential future earnings, growth or value realized by the Company after the Merger, including as a result of any sale of the Company or its assets to a third party in the future.
Certain Effects of the Merger for the Parent Filing Parties
Following the consummation of the Merger, Parent and its affiliates will own all of the equity interests of the Company and will be the beneficiary of future earnings, growth and value of the Company, and will control the voting on corporate matters affecting the Company.
Additionally, following the Merger, the shares of Company Common Stock will be delisted from NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded. See the section of this proxy statement entitled “Special Factors — Plans for the Company After the Merger.” As such, the Company will be relieved of the requirements applicable to public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that directors, officers and beneficial owners of more than 10% of the shares of Company Common Stock face as a result of the provisions of Section 16 of the Exchange Act. The Company will also be relieved of the obligation to separately prepare and furnish information to its stockholders. Parent will benefit from any public company regulatory compliance cost savings realized by the Company after it becomes a private company.
The primary detriment of the Merger to Parent is the fact that Parent will bear all of the risk of any possible decrease in the future earnings, growth or value of the Company following the Merger. Additionally, Parent’s ownership of the equity interests of the Company will be illiquid, with no public trading market for such securities.
Certain Effects on the Company if the Merger Is Not Completed
If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain a public company, and shares of Company Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, so long as the Company continues to meet the applicable listing requirements. In addition, if the Merger is not completed, the Company expects that the Company’s management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. You should also read and consider carefully the other information in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference herein, including the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other SEC filings. See the section of this proxy statement entitled “Where You Can Find More Information.”
Failure to complete the Merger could negatively impact the Company’s business and the market price of the shares of Company Common Stock.
If the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of the shares of Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares of Company Common Stock would return to the price at which the shares of Company Common Stock are trading as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of Company Common Stock. If the Merger is not completed, the Company Board will continue to evaluate and review the Company’s business, operations, properties, strategic direction and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, financial condition or results of operation will not be adversely impacted.
If the Merger is not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the Merger Agreement, the diversion of management’s attention from our day-to-day business and the substantial restrictions imposed by the Merger Agreement on the operation of our business during the period before the completion of the Merger, which may make it difficult for us to achieve our business goals if the Merger does not occur.
Failure to complete the Merger could trigger the payment of a termination fee.
If the Merger Agreement is terminated in certain specified circumstances, the Company will be required to pay a termination fee to Parent. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement prior to the receipt of the Company Stockholder Approval in order to enter into a definitive acquisition agreement with respect to a Superior Proposal by an Excluded Party, or as a result of Parent terminating the Merger Agreement due to an adverse change of the Special Committee Recommendation or Company Board Recommendation in connection with an alternative acquisition proposal made by an Excluded Party, then the amount of the termination fee will be $1,500,000. If the termination fee becomes payable in other circumstances, then the amount of the termination fee will be $3,600,000. See the section of this proxy statement entitled “The Merger Agreement — Termination Fee.”
Unaudited Prospective Financial Information of the Company
Other than from time to time in connection with the Company’s regular earning press releases and related investor materials in which the Company has provided certain guidance regarding its future results, the Company’s management does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Company’s management is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, the Company’s management does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Special Committee’s evaluation of a potential transaction with NEA, the Company’s management prepared certain unaudited prospective financial information for fiscal years 2024 through 2027, which is referred to generally as the “Management Projections.” The Management Projections were made available to Lincoln, the Special Committee and the Company Board in connection with their consideration and evaluation of the Merger. NEA received the Management Projections as part of its evaluation of a potential acquisition of the Company and the Rollover Holders also received the Management Projections as part of their evaluation of the Rollover Transaction.
A summary of the Management Projections is included in this proxy statement in order to provide the Company’s stockholders with access to the projections that were made available to the Special Committee and the

Company Board in connection with their evaluation of the Merger, made available to NEA in connection with its due diligence review of the Company made available to the Rollover Holders in connection with the Rollover Transaction, and made available to Lincoln, and which Lincoln was instructed by the Special Committee to use, in connection with its financial analyses and opinion.
Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Certain of the financial measures included in the Management Projections are non-GAAP financial measures, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Management Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Management Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, the Company Board, Lincoln, NEA or the Rollover Holders. Accordingly, no reconciliation of the financial measures included in the Management Projections is provided in this proxy statement. In the view of the Company’s management, the Management Projections reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of the Company’s management’s knowledge and belief, reasonable projections of the future financial performance of the Company.
The information in the Management Projections reflects numerous estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.
The Management Projections include, among other things, the following assumptions and estimates:
•
Annual membership growth for fiscal years 2025 to 2027 of between 29.8% and 31.5% for the Company’s Care Delivery business, between 20% and 38.4% for the Company’s ACO REACH business, and between 10.3% and 20% for the Company’s Enablement Solutions business.

•
Improvement in adjusted EBITDA margins from 5.1% in fiscal year 2025 to 9.1% in fiscal year 2027 due in large part to pricing discipline, medical cost management initiatives and improved economies of scale.

Additionally, capacitated revenue and capacitated medical costs are forecasted on a gross accounting basis for certain contracts, which may not ultimately be subject to gross accounting treatment. The Company’s management believes that regardless of whether gross accounting is applied, there is no material change to gross profit or adjusted EBITDA.
Management Projections
The following table presents a summary of the Management Projections:

NeueHealth Consolidated
($ in 000s)	Stub(1)	2024E	2025E	2026E	2027E
Membership
Care Delivery	350,167	350,167	460,460	597,548	776,813
ACO REACH	42,634	42,634	59,017	70,820	84,984
Enablement Solutions	122,000	122,000	134,520	161,424	193,709

NeueHealth Consolidated
($ in 000s)	Stub(1)	2024E	2025E	2026E	2027E
Consolidated Membership	514,801	514,801	653,997	829,793	1,055,506
Member Months
Care Delivery – MM	1,049,025	3,889,850	5,080,921	6,593,204	8,571,165
ACO REACH – MM	128,700	530,458	742,665	891,198	1,069,438
Enablement Solutions – MM	363,000	1,372,878	1,595,956	1,915,147	2,298,176
Consolidated Total Member Months	1,540,725	5,793,186	7,419,542	9,399,548	11,938,778
Net Revenue
Capitated Revenue	226,009	893,904	1,651,777	2,625,871	3,547,551
Services Revenue	10,304	45,662	67,375	85,719	110,986
Investment Income	—	767	—	—	—
Total Net Revenue	$236,313	$940,333	$1,719,152	$2,711,590	$3,658,537
YoY Growth (%)	NA	(19.0%)	82.8%	57.7%	34.9%
Cost of Services
Capitated Medical Costs	182,027	735,834	1,410,037	2,268,842	3,043,102
Cost of Services	1,037	4,478	5,484	5,758	6,046
Total Cost of Services	$183,064	$740,312	$1,415,521	$2,274,600	$3,049,148
Gross Profit	$53,249	$200,020	$303,631	$436,990	$609,389
Gross Margin (%)	22.5%	21.3%	17.7%	16.1%	16.7%
Operating Expenses
Compensation	43,586	189,053	211,681	233,260	257,952
Professional Fees	5,674	25,016	27,629	32,506	38,972
Marketing	547	1,129	1,659	2,148	2,842
Broker Commissions	5	21	276	662	1,256
Other Administrative	10,573	44,649	49,972	53,594	57,375
Premium Taxes & Fees	—	36	10	6	—
Depreciation & Amortization	3,535	30,099	18,210	19,859	21,584
Total Operating Expenses	$63,919	$290,003	$309,438	$342,035	$379,982
Operating Income	($10,670)	($89,982)	($5,807)	$94,955	$229,407
Operating Margin (%)	(4.5%)	(9.6%)	(0.3%)	3.5%	6.3%
OpEx / Revenue (%)	27.0%	30.8%	18.0%	12.6%	10.4%
OpEx (Excl. D&A and SBC) / Revenue (%)	19.0%	20.0%	12.6%	9.0%	7.6%
Total Other Expenses (Income)	$6,057	($15,628)	—	—	—
Earnings Before Taxes	($16,728)	($74,354)	($5,807)	$94,955	$229,407
Tax Expense (Benefit)	—	1,632	—	—	—
Net Income (Loss)	($16,728)	($75,987)	($5,807)	$94,955	$229,407
Margin (%)	(7.1%)	(8.1%)	(0.3%)	3.5%	6.3%
Non-Controlling Interest	4,976	34,694	13,454	18,998	27,543
Net Income (Loss) Attributable to Shareholders	($21,704)	($110,681)	($19,261)	$75,956	$201,864
Margin (%)	(9.2%)	(11.8%)	(1.1%)	2.8%	5.5%
EBITDA Adjustments
Interest Expense	6,057	18,510	—	—	—
Tax Expense (Benefit)	—	1,632	—	—	—
Depreciation & Amortization	3,535	14,590	18,210	19,859	21,584
Stock-Based Compensation(2)	15,541	71,790	75,094	78,084	81,190
Transaction Expenses	500	3,678	—	—	—
Restructuring Costs	—	181	—	—	—

NeueHealth Consolidated
($ in 000s)	Stub(1)	2024E	2025E	2026E	2027E
Impairment of Intangible Assets	—	131	—	—	—
Change in Fair Value of Warrant Liability	—	(3,826)	—	—	—
Gain on Debt Restructuring	—	(30,311)	—	—	—
Gain or Loss on Sale of Business	—	(0)	—	—	—
ACO REACH Care Partner Bankruptcy	—	3,475	—	—	—
Allocation for Discontinued Operations	429	1,745	—	—	—
Held-for-Sale Operations	407	21,145	—	—	—
Total EBITDA Adjustments	$26,469	$102,739	$93,303	$97,942	$102,775
Adjusted EBITDA	$9,740	$26,752	$87,496	$192,897	$332,182
Adjusted EBITDA Margin (%)	4.1%	2.8%	5.1%	7.1%	9.1%

(1)	Stub represents the period from October 1, 2024 through December 31, 2024.
(2)
The financial analyses prepared by Lincoln assumed stock-based compensation expense of $12,000,000, $14,000,000, and $16,000,000 in 2025E, 2026E, and 2027E, respectively, as the Company’s management believed that those estimates reflected the best available estimates and judgements of Company management. Stock-based compensation expense is excluded from the Company’s definition of adjusted EBITDA and therefore, there was no change to adjusted EBITDA as a result.

EBITDA Bridge
While stock-based compensation is excluded from the Company’s definition of adjusted EBITDA, it is included in the definition of adjusted EBITDA that Lincoln used in connection with its Opinion. The difference between the Company’s and Lincoln’s definitions of adjusted EBITDA is set forth below. Company management instructed Lincoln to use estimates of $12.1 million, $13.7 million and $15.7 million for stock-based compensation in each of 2025E, 2026E and 2027E, respectively. Such estimates reflected the best available estimates and judgments of Company management.

EBITDA Bridge
($ in 000s)	Stub(1)	2024E	2025E	2026E	2027E	Terminal(2)
Company Adjusted EBITDA	$9,740	$26,752	$87,496	$192,897	$332,182
Less: Stock-based compensation expense	3,025(3)	71,790	12,100	13,747	15,659
Lincoln Adjusted EBITDA	$6,715	($45,038)	$75,396	$179,150	$316,523	$274,390
Margin (%)	2.8%	(4.8%)	4.4%	6.6%	8.7%	7.5%

(1)	Stub represents the period from October 1, 2024 through December 31, 2024.
(2)	Terminal represents the terminal year.
(3)	Q4 2024 Adjusted EBITDA includes normalized stock-based compensation expense estimate of approximately $3.0 million.
Company management represented to Lincoln that a normalized terminal year projected adjusted EBITDA (inclusive of stock-based compensation expense) of approximately $274 million and an implied adjusted EBITDA margin of 7.5% reflected the best available estimates and judgments of the management of the Company for purposes of analyzing the performance and value of the Company beyond 2027E. The terminal year assumed 2027E projected membership of approximately 1.1M and revenue of approximately $3,650M with a normalized level of long-term EBITDA and EBITDA margin accounting for a variety of factors including, but not limited to, shifts in revenue mix of risk versus non-risk-bearing revenue and required operating expenses (including stock-based compensation expense) to fund growth beyond 2027.
Additional Information About the Management Projections
The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that any of the Company or its affiliates, advisors or representatives have considered the Management Projections to be predictive of actual future events, and the Management Projections should not be relied upon as such. This summary of these internal financial projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal or whether to seek appraisal rights with respect to your shares. The Company’s management advises the recipients of the Management Projections that its internal financial forecasts upon which the Management Projections were based are subjective in many respects.
The Management Projections relies on variables, assumptions and estimates that are inherently uncertain and many of which are beyond the control of the Company. Important factors that may affect actual results and cause these Management Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of the Company (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, general business and economic conditions and other factors that may impact the Company’s business that can be found in the Company’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of the Company’s control. Various assumptions underlying the Management Projections may not prove to have been, or may no longer be, accurate. The Management Projections may not be realized, and actual results may be significantly higher or lower than projected in the Management Projections. The Management Projections summarized above do not give effect to the Merger. The Management Projections also reflect assumptions as to certain business strategies or plans, and the Company’s business strategies and plans assumed in the Management Projections are subject to change. The Management Projections do not take into account any circumstances or events occurring after the date they were prepared. The Management Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Management Projections in this proxy statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially from the Management Projections (and will differ materially if the Merger and the other transactions contemplated by the Merger Agreement are completed). For all of these reasons, the Management Projections, and the assumptions upon which they are based, are not guarantees of future results, are inherently speculative and are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these Management Projections. Accordingly, there can be no assurance that the Management Projections will be realized.
Interests of Executive Officers and Directors of the Company in the Merger
In considering the recommendation of the Company Board that the stockholders of the Company vote in favor of the adoption the Merger Agreement, the Company’s stockholders should be aware that the executive officers and directors of the Company may have certain interests in the transaction that are different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee was aware of these interests and considered them, among other matters, in making its recommendations to the Company Board regarding the Merger Agreement and the transactions contemplated thereby, including the Merger. The Company Board was also aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making its recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.
For purposes of this disclosure, we have included the NEOs for the Company’s most recent proxy statement, which was for the fiscal year ended December 31, 2023. As such, the Company’s NEOs are:
G. Mike Mikan; Chief Executive Officer, President and Director;
Jay Matushak; Chief Financial Officer; and
Tomas Orozco; Executive Vice President, NeueHealth.
Rollover Agreements and the Rollover Shares
Pursuant to the Rollover Agreements, the Rollover Holders have agreed to contribute all of their Rollover Shares to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. The Rollover Holders will not receive the Merger Consideration with respect to such Rollover Shares, and they will maintain an interest in the potential future earnings, growth or value realized by the Company after the Merger.
Mohamad Makhzoumi serves as co-CEO of New Enterprise Associates, Jeffrey Immelt serves as a venture partner on the technology and healthcare investing teams for New Enterprise Associates, Stephen Kraus serves as a partner at Bessemer Venture Partners, Andrew Slavitt serves as the founder and General Partner of Town Hall Ventures and Robert Sheehy serves as the sole trustee of the Robert J. Sheehy Revocable Trust and has the voting and investment power over the shares of Company Common Stock and Company Series A Preferred Stock held by such trust. Each of New Enterprise Associates, Bessemer Venture Partners, Town Hall Ventures and Robert J. Sheehy Revocable Trust is affiliated with certain Rollover Holders, and each of Messrs. Makhzoumi, Immelt, Kraus, Slavitt and Sheehy may have certain interests in the Merger, by virtue of the applicable Rollover Agreement, that are different from, or in addition to, the interests of the Company’s stockholders generally.
Employment Agreements and Severance Arrangements with NEOs
Each of Messrs. Mikan and Orozco has an employment agreement providing for severance payments and termination benefits upon a termination of his employment that is a qualifying termination (i.e., upon termination by the Company without “cause” or by the employee with “good reason”). The Merger will constitute a “change of control” for purposes of Mr. Mikan’s employment agreement and a “change in control” for purposes of our 2021 Severance Plan.
Pursuant to Mr. Mikan’s employment agreement, if we terminate Mr. Mikan’s employment without “cause” or Mr. Mikan voluntarily terminates his employment for “good reason,” then subject to his continued material compliance with the employment agreement and his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, we are required to pay him an amount equal to (x) two times the sum of his then applicable annual base salary, (y) two times the then applicable target annual individual incentive award payment and (z) a prorated target annual individual incentive award for the year in which he was terminated, less all applicable withholdings and deductions. The payment of the severance amount will be in substantially equal installments in accordance with our payroll practice over 24 months commencing within 60 days after the termination date.
In addition, if we terminate Mr. Mikan’s employment without “cause” or Mr. Mikan voluntarily terminates his employment for “good reason,” then subject to his continued material compliance with the employment agreement and his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, Mr. Mikan will receive health and welfare benefits continuation for 24 months following the termination date. Finally, if we terminate Mr. Mikan’s employment without “cause” or Mr. Mikan voluntarily terminates his employment for “good reason,” the number of unvested equity awards granted to him under our equity incentive plans as of the termination date which would have vested over the 24-month period commencing on the termination date (assuming continued employment throughout such period) in accordance with the terms of the applicable grant agreements will automatically vest in full.
Mr. Mikan’s employment agreement also provides that in the event that the Mr. Mikan’s employment is terminated involuntarily by the acquiring company or Mr. Mikan voluntarily terminates his employment for “good reason,” in each case, within 24 months following a “change of control” then in lieu of the payments and benefits described above and subject to his continued material compliance with the employment agreement and his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, Mr. Mikan will receive a lump sum equal to (x) two times the sum of his then applicable annual base salary, (y) two times the then applicable target annual individual incentive award payment and (z) the full year target annual individual incentive award for the year in which he was terminated, less all applicable withholdings and deductions. In addition, Mr. Mikan will receive full acceleration of vesting on all outstanding equity awards (including any settlement in full of any outstanding performance-contingent incentive equity awards, the performance conditions being deemed satisfied as of the “change of control”).
Pursuant to Mr. Orozco’s employment agreement, if we terminate Mr. Orozco’s employment without “cause” or Mr. Orozco voluntarily terminates his employment for “good reason,” then subject to his continued compliance with the employment agreement and his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, we are required to pay him an amount equal to (x) his then current base salary for an 18-month period plus (y) any annual bonus Mr. Orozco would have received in respect of the year in which his employment termination occurs had his employment continued through the date such bonus would have been earned, less all applicable withholdings and deductions. The payment of the severance amount will be in substantially equal installments in accordance with our payroll practice over the 18-month severance period.

Mr. Matushak is not party to an employment agreement that provides for severance payments or termination benefits upon termination of his employment. Instead, Mr. Matushak is eligible to receive severance benefits under our 2021 Severance Plan. Pursuant to the 2021 Severance Plan, if we terminate Mr. Matushak’s employment without “cause” or Mr. Matushak voluntarily terminates his employment for “good reason,” then subject to his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, we are required to pay him an amount equal to (x) his then current base salary for a 78-week period plus (y) 1.5 times his then current target individual incentive award, less all applicable withholdings and deductions. The payment of the severance amount will be in substantially equal installments in accordance with our payroll practice over the 78-week severance period. In addition, upon such termination, pursuant to the 2021 Severance Plan and subject to his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, Mr. Matushak will receive subsidized continuation of medical, dental and vision benefits under COBRA at active employee rates for up to 18 months following the termination date. The 2021 Severance Plan provides that, subject to his timely execution, without revocation, of an effective release of claims in favor of us and our affiliates, Mr. Matushak will also be paid a prorated portion of the individual incentive award, if any, payable in accordance with the terms of the applicable annual incentive plan for the calendar year in which his termination of employment occurs and will also be entitled to continued vesting of any unvested outstanding equity awards subject to time-based vesting during the 78-week severance period.
Under the 2021 Severance Plan, in the event of a termination of employment within 12 months following the occurrence of a “change in control”, Mr. Matushak’s severance pay will be paid in a single lump sum within 60 days following termination of employment, the individual incentive award will be equal to 100% of Mr. Matushak’s target individual incentive award amount and will be paid in a lump sum within 60 days following termination of employment and any unvested outstanding equity awards subject to time-based vesting shall vest in full at the time of his termination of employment.
For an estimate of the value of the payments and benefits described above that would be payable to the Company’s NEOs under their employment agreements and the 2021 Severance Plan upon a qualifying termination, see the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Golden Parachute Compensation.”
Post-Closing Compensation
Other than the treatment of the Company RSUs described in the section of this proxy statement entitled “Treatment of Company Equity Awards,” as of the date of this proxy statement, none of the Company’s executive officers has entered into any agreement or understanding with respect to any new long-term incentive arrangements for the Surviving Corporation to be implemented following the closing of the Merger or any modifications to the existing employment and compensation arrangements currently in place with the Company, which were approved by the compensation committee of the Company Board in the ordinary course (and not in connection with the Merger). If Parent or its affiliates and the Company’s executive officers do not enter into new agreements regarding employment and/or compensation arrangements with Parent or its affiliates, then the Company’s executive officers will remain subject to their existing arrangements with the Company, as potentially modified with respect to the Company RSUs at the executive officer’s election, as described in the section of this proxy statement entitled “Treatment of Company Equity Awards.”
Indemnification, Exculpation and Insurance
Pursuant to the terms of the Merger Agreement, the individuals who on or prior to the Closing Date were directors, officers, employees or agents (including as a fiduciary with respect to an employee benefit plan) of the Company or any of the Company’s subsidiaries or any of their respective predecessors will be entitled to certain ongoing indemnification and insurance coverage, including under the Company’s directors’ and officers’ and fiduciary liability insurance policies, as further described in the section of this proxy statement entitled “The Merger Agreement — Indemnification, Exculpation and Insurance.”
Quantification of Payments and Benefits to the Company’s Named Executive Officers
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Securities Act, which requires disclosure of information about certain compensation for each NEO of the Company that is based on, or otherwise relates to, the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and is subject to a non-binding advisory vote of the stockholders of the Company.

The table below sets forth the amount of payments and benefits that each of the Company’s NEOs would receive in connection with the Merger, assuming (1) that the Merger was consummated and each such NEO experienced a qualifying termination on [•], 2025 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (2) a per share price of Company Common Stock of $7.33 (the Merger Consideration); (3) that each NEO’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and (4) equity awards that are outstanding as of [•], 2025.
Other than the treatment of Company RSUs described in the section of this proxy statement entitled “Treatment of Company Equity Awards,” if elected by the executive officer prior to the closing of the Merger, as described in the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Treatment of Company Equity Awards”, no new employment or compensation arrangements have been, nor are expected to be, entered into between the Company and the NEOs.
The calculations in the table below do not include any amounts that the NEOs were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any forfeitures that may occur prior to the closing of the Merger or any awards that, by their terms, vest irrespective of the Merger prior to [•], 2025. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may materially differ from the amounts set forth below.
For purposes of this discussion, “single trigger” refers to benefits that arise solely as a result of the completion of the Merger.
Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity Awards ($)	Perquisites/ Benefits(2)	Other ($)(3)	Total ($)
G. Mike Mikan	$8,450,000	$8,028,681	$59,828	$1,605,736	$18,144,245
Jay Matushak	$1,890,000	$1,965,188	$41,478	$393,038	$4,289,704
Tomas Orozco	$1,499,063	N/A	N/A	$380,146	$1,879,209

(1)
Cash. For Mr. Mikan, the amount in this column represents cash severance payments and a full-year target annual individual incentive award for the year of termination, payable in a lump sum within 60 days following the termination date. For Mr. Matushak, the amount in this column represents cash severance payments, and a full-year target annual individual incentive award for the year of termination, payable in a lump sum within 60 days following the termination date. For Mr. Orozco, the amount in this column represents cash severance payments, payable in substantially equal installments over 18 months following the termination date, and an annual individual incentive award for the year of termination (which has been estimated based on target performance for purposes of this disclosure), payable at such time as annual individual incentive awards are paid in respect of such year. The cash severance payments for Messrs. Mikan and Matushak represent “enhanced” severance that is payable upon a qualifying termination in connection with a “change in control” or “change of control,” as applicable. The cash severance payments for Mr. Orozco become payable only upon a qualifying termination irrespective of whether such termination occurs in connection with a “change in control” or “change of control,” as applicable.

(2)
Perquisites/Benefits. Amounts shown reflect the value of the COBRA continuation coverage payable by us to the NEOs (and the NEO’s spouse and dependents, as applicable). Such benefits become payable only upon a qualifying termination irrespective of whether such termination occurs in connection with a “change in control.”

(3)
Other. Amounts in this column represent the value of the Additional RSUs that each NEO could be entitled to receive in connection with the Merger in the event that such NEO elects the alternative treatment of the Company RSUs held by the NEO as provided in the Merger Agreement. See the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Treatment of Company Equity Awards” for more information about this election and the terms of the Additional RSUs. The amounts reported in this column are single trigger.

Intent to Vote in Favor of the Merger
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the Merger Agreement Proposal. As of [•], 2025, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [•] shares of Company Common Stock entitled to vote at the Special Meeting, or approximately [•]% of all the outstanding shares of Company Common Stock entitled to vote at the Special Meeting and approximately [•]% of all the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) entitled to vote at the Special Meeting. As of the Record Date for the Special Meeting, none of our directors or executive officers owned (of record) any shares of Company Preferred Stock.

Appraisal Rights
If the Merger is consummated, holders of record and beneficial owners of Company Common Stock who do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Company Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of Company Common Stock. Unless the context requires otherwise, all references in Section 262 and in this summary to a “beneficial owner” are to person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Unless the context requires otherwise, all references in Section 262 and in this summary to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company’s stockholders exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of Company Common Stock should carefully review the full text of Section 262 as well as the information discussed below.
Under Section 262, if the Merger is consummated, holders of record or beneficial owners of shares of Company Common Stock who (1) submit a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock to the Company prior to the vote on the Merger Agreement Proposal; (2) do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal); (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger; and (4) otherwise comply with the statutory requirements set forth in Section 262, and (5) do not withdraw such written demand for appraisal or otherwise lose their appraisal rights, will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Company Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). With respect to shares of the Company’s stock that are listed on a national securities exchange immediately before the Merger and as to which the appraisal rights are available, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class or series of the Company’s stock eligible for appraisal; or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. The Company refers to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date of payment of the judgment at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of the Company’s stockholders, the Company, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the Company’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•	the stockholder or beneficial owner must not vote in favor of the Merger Agreement Proposal;
•
the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock before the vote on the Merger Agreement Proposal at the Special Meeting; and

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger).

Beneficial owners of shares of the Company’s stock must meet additional requirements in order to perfect their appraisal rights, as described above and as set forth in Section 262.
Any person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Surviving Corporation may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Be advised that, because the proxies solicited by the Company in connection with the Special Meeting that do not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, each stockholder who votes by proxy at the Special Meeting and who wishes to exercise appraisal rights with respect to the Merger must vote against the Merger Agreement Proposal, abstain or not vote his, her or its shares.
Filing Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights with respect to the Merger must deliver to the Company, before the vote on the Merger Agreement Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or owner’s shares of Company Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Agreement Proposal. A vote in favor of the Merger Agreement Proposal, virtually at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy to be voted at the Special Meeting and who wishes to exercise appraisal rights with respect to the Merger must submit a proxy containing instructions to vote against the Merger Agreement Proposal or abstain from voting on the Merger Agreement Proposal. Neither voting against the Merger Agreement Proposal nor abstaining from voting or failing to vote on the Merger Agreement Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy, vote or abstention with respect to the Merger Agreement Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting will constitute a waiver of appraisal rights.
A stockholder exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal with respect thereto is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of Company Common Stock on the date the written demand for appraisal with respect thereto is made and must continue to own such shares through the effective date of the Merger.
A holder of record of shares of Company Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by or on behalf of holder of record must reasonably inform the Company of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock. Such demand for appraisal should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
NeueHealth, Inc.
Attention: General Counsel
9250 NW 36th St Suite 420
Doral, FL 33178
At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Merger Consideration offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to the Company, as the Surviving Corporation, a written withdrawal of the demand for appraisal. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within 60 days after the effective date of the Merger. Except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation
If the Merger is consummated, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Agreement Proposal, and any beneficial owner who has demanded appraisal in accordance with Section 262 that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and the Company’s stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement Proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must send this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the Surviving Corporation.
At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time.
In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in the Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and the Company’s stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, or, with respect to shares of the Company Common Stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger Consideration as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger; with respect to the Shares of Company Common Stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights; or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the Merger Consideration as provided in the Merger Agreement in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262; with respect to shares of the Company Common Stock, if neither of the ownership thresholds above has been satisfied in respect of the persons seeking appraisal rights; or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the Merger within 60 days after the effective date of the Merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger or consolidation within 60 days after the effective date of the Merger.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your Dissenting Shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Holders of shares of Company Preferred Stock have the same appraisal rights as holders of Company Common Stock. However, holders of all of the outstanding shares of Company Preferred Stock entered into Rollover Agreements, pursuant to which, they have agreed to contribute all of their Rollover Shares to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to them of limited partnership interests in Ultimate Parent and to waive and not to exercise their appraisal rights or dissenters’ rights in respect of their Rollover Shares that may arise in connection with the Merger. Therefore, no shares of Company Preferred Stock are expected to be Dissenting Shares.
Material U.S. Federal Income Tax Consequences of the Merger to the Public Stockholders
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Company Common Stock whose shares of Company Common Stock are exchanged for cash pursuant to the Merger.
The following discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and published rulings and other positions of the Internal Revenue Service (“IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the positions or conclusions described in the following summary, and there can be no assurance the IRS or a court will not take a contrary position.
This discussion applies only to U.S. holders that hold Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the Merger and any related transactions, nor does it describe any tax consequences of the Merger or any related transactions arising under any U.S. state or local or non-U.S. tax laws or under any U.S. federal tax laws other than U.S. federal income tax law. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder of Company Common Stock, as applicable, in light of its individual circumstances (including the impact of the Medicare contribution tax on certain net investment income and Section 1061 of the Code) or that may be relevant to certain categories of U.S. holders that may be subject to special rules, such as:
•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);
•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•	dealers in securities or foreign currencies or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	persons that hold Company Common Stock, as applicable, as part of a straddle, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•	persons that purchased or sell their Company Common Stock as part of a wash sale;
•	persons whose functional currency is not the U.S. dollar or certain former citizens or long-term residents of the United States;
•	persons that acquired or hold their Company Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•
persons that directly, indirectly or constructively hold (or directly, indirectly or constructively held at any time during the five-year period ending on the date of the Merger) five percent or more (by vote or value) of Company Common Stock; and

•	the Rollover Holders and any other persons that own a direct or indirect equity interest in Parent following the Merger.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company Common Stock the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partnership or partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Company Common Stock should consult with their own tax advisors regarding the U.S. federal income and other tax consequences to them of the Merger.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES OF THE MERGER AND ANY RELATED TRANSACTIONS TO A HOLDER OF COMPANY COMMON STOCK MAY BE COMPLEX AND WILL DEPEND ON SUCH HOLDER’S SPECIFIC SITUATION AND FACTORS NOT WITHIN PARENT’S OR THE COMPANY’S CONTROL. ALL HOLDERS OF COMPANY COMMON STOCK ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND ANY RELATED TRANSACTIONS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY U.S. FEDERAL (INCLUDING ESTATE AND GIFT TAX LAWS), U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
U.S. Holder Defined
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Company Common Stock that, for
U.S. federal income tax purposes, is or is classified as:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. holder” is a beneficial owner of shares of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Company Common Stock
The exchange by a U.S. holder of shares of Company Common Stock for cash in the Merger is expected to be treated as a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Company Common Stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder pursuant to the Merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Company Common Stock exchanged therefor. A U.S. holder’s adjusted tax basis in its shares of Company Common Stock will generally equal the amount that such U.S. holder paid for such shares. Gain or loss will be calculated separately for each block of Company Common Stock exchanged in the Merger (generally shares acquired at the same cost in a single transaction). A U.S. holder’s gain or loss on the disposition of Company Common Stock generally will be characterized as capital gain or loss. If a U.S. holder’s holding period in the shares of Company Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, any gain or loss so recognized by the U.S. holder will generally be long-term capital gain or loss. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders of Company Common Stock
Subject to the discussion below regarding backup withholding, a Non-U.S. holder that receives cash in exchange for shares of Company Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the U.S. by the Non-U.S. holder (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable) or (iii) the Company Common Stock constitutes a United States real property interest by reason of the Company’s status as a United States real property holding corporation for U.S. federal income tax purposes and certain other conditions are met. Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). The Company believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger.
If you are a Non-U.S. holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain U.S. source capital losses, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If you are a Non-U.S. holder and your gain is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the U.S. to which such gain is attributable), you will be subject to U.S. federal income tax on any gain realized on a net basis in the same manner as U.S. holders. Non-U.S. holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.
Information Reporting and Backup and Other Applicable Withholding
Cash consideration received by a U.S. holder or a Non-U.S. holder in connection with the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a U.S. holder of Company Common Stock that does not otherwise establish an exemption should provide the applicable withholding agent with a properly completed and executed IRS Form W-9 (or appropriate substitute or successor form) providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding. A Non-U.S. holder generally may establish an exemption from backup withholding by delivering to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 certifying the Non-U.S. holder’s status as a non-United States person under penalties of perjury. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides or is established. Backup withholding is not an additional tax. Amounts so withheld will generally be allowed as a credit against a holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the holder timely furnishes the required information to the IRS.
THE PRECEDING DISCUSSION IS BASED ON CURRENT LAW AND IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS OF COMPANY COMMON STOCK. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH HEREIN. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER OR ANY RELATED TRANSACTIONS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER OF COMPANY COMMON STOCK. ALL HOLDERS OF COMPANY COMMON STOCK ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND ANY RELATED TRANSACTIONS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL (INCLUDING ESTATE AND GIFT TAX LAWS), U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
Financing of the Merger
The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. Parent estimates that the total funds necessary to complete the Merger will be approximately $30,000,000, including estimated transaction fees and expenses. Parent expects these amounts to be funded via equity and/or debt investment by the Guarantors.
Parent has delivered to the Company the Equity Commitment Letter, dated as of December 23, 2024, by and between Parent and the Guarantors, pursuant to which the Guarantors committed to contribute, or cause to be contributed, the Commitment to Parent to finance the aggregate Merger Consideration, all other amounts, fees and expenses required to be paid by Parent, Merger Sub or the Surviving Corporation in connection with the transactions contemplated by the Merger Agreement and all of the other payment obligations of Parent, Merger Sub and, following the Effective Time, the Company under the Merger Agreement.
The obligation of the Guarantors to provide the Financing is subject to a number of conditions, including (a) satisfaction in full or waiver by Parent of each of the conditions to the closing of the Merger that are for the mutual benefit of the Company and the Parent Parties or that are for the unilateral benefit of the Parent Parties, as set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction of such conditions prior to or substantially concurrently with the closing of the Merger) and (b)(i) the substantially concurrent completion of the closing of the Merger or (ii) the Company having irrevocably confirmed to Parent in writing that (A) each of the conditions to the closing of the Merger that are for the mutual benefit of the Company and the Parent Parties or that are for the unilateral benefit of the Company, as set forth in the Merger Agreement, have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or such conditions prior to or substantially concurrently with the closing of the Merger) and (B) the Company is ready, willing and able to consummate the closing of the Merger.
The Guarantors’ obligation to fund the Financing will terminate automatically and immediately upon the earliest to occur of (a) the completion of the closing of the Merger, (b) the valid termination of the Merger Agreement and (c) the date of commencement by (x) the Company or any of its controlled affiliates or (y) Parent or Merger Sub of an action asserting any claim (whether in tort, contract or otherwise) under, or in respect of, the Merger Agreement, the Limited Guaranty, the Equity Commitment Letter or the transactions contemplated thereby against any Guarantor, Parent, Merger Sub or any equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, attorneys and other representatives or assignees of any Guarantor, other than a claim (i) against any Guarantor under the Limited Guaranty, (ii) against any Guarantor seeking specific performance of such Guarantor’s obligation to fund its pro rata portion of the Commitment in accordance with the Equity Commitment Letter, (iii) against Parent or Merger Sub under the Merger Agreement or (iv) relating to a breach of the Confidentiality Agreement.
The Company is a third-party beneficiary of the Equity Commitment Letter for the purpose of seeking specific performance of each Guarantor’s obligation to contribute capital and fund the Commitment, subject to the terms and conditions of the Equity Commitment Letter and the Merger Agreement.
Limited Guaranty
Subject to the terms and conditions set forth in the Limited Guaranty, each of the Guarantors have guaranteed the due, punctual and complete payment to the Company of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, including the payment to the Company of any monetary damages to which the Company is entitled pursuant to and as limited by the Merger Agreement (the “Guaranteed Obligations”), in an aggregate amount up to the Commitment.
The Guarantors’ obligations under the Limited Guaranty will terminate automatically and immediately upon the earliest to occur of (a) the closing of the Merger and the funding in full of the Commitment under the Equity Commitment Letter, (b) the indefeasible payment to the Company of the Guaranteed Obligations in an amount equal to $30,000,000 or such lesser amount as may be set forth in a final, non-appealable order of a specified court or by written agreement of the Guarantors and the Company, (c) the 90th day after the valid termination of the Merger Agreement (other than by mutual written consent of the Company and Parent) unless, prior to such date, the Company has commenced an action against Parent or the Guarantors alleging that all or a portion of the Guaranteed Obligations are payable by Parent under the Merger Agreement, (d) the termination of the Merger Agreement by mutual written consent of the Company and Parent and (e) the Company or any of its controlled affiliates institutes any action or makes any written claim against any Guarantor or any affiliate of a Guarantor in any such action (i) asserting that any of the provisions of the Limited Guaranty limiting the liability of any Guarantor or certain affiliates of any Guarantor are illegal, invalid or unenforceable in whole or in part or any Guarantor is liable in excess of or to a greater extent than such Guarantor’s pro rata portion of the Guaranteed Obligations or the Commitment in connection with the Limited Guaranty, (ii) arising under, or in connection with, the Limited Guaranty, the Merger Agreement, the Equity Commitment Letter or the transactions contemplated thereby, other than certain claims or (iii) in respect of certain claims in any court other than a specified court.
Fees and Expenses
All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such costs and expenses, except that Parent will be responsible for (i) all filing fees in connection with regulatory filings or approvals required in connection with the transactions contemplated by the Merger Agreement and all fees and expenses of the Company and its affiliates incurred in responding to any requests for additional information in connection with such filings or approvals and (ii) the fees and expenses of the paying agent.
The estimated fees and expenses incurred or expected to be incurred by the Company, Parent and Merger Sub in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses(1)	$1,400,000
Legal, accounting and other professional fees and expenses(2)	6,030,000
SEC filing fees	10,000
Printing, proxy solicitation and mailing costs	30,000
Miscellaneous	10,000
Total	$7,480,000

(1)	Does not include any discretionary fees that may be paid to such advisors.
(2)	The estimate for legal fees and expenses set forth in this proxy statement does not include any amounts attributable to any existing or future litigation challenging the Merger.

Insurance and Other Regulatory Matters
The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, many U.S. state insurance laws require prior notification to state insurance regulatory authorities of an acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration. While these prior notification statutes do not authorize the state insurance regulatory authorities to disapprove the acquisition of control, they authorize regulatory action in the affected state, including requiring the insurance company to cease and desist from doing certain types of business in the affected state or denying an application for a license to do business in the affected state, if particular conditions exist such as the substantial lessening of competition in any line of business in such state.
Applications or notifications in connection with the transactions contemplated by the Merger Agreement or the changes in control that may be deemed to occur as a result of such transactions have been filed, pursuant to the Merger Agreement, with various U.S. state regulatory authorities, including with the insurance departments of the States of Arizona, Colorado, Florida, Georgia, Illinois, New Mexico, New York, North Carolina, Ohio, South Carolina and Tennessee. Although the Company and the Parent Parties expect these state insurance regulatory authorities to approve the filings, there is no assurance that the Company and the Parent Parties will obtain all the required regulatory approvals (or exemptions therefrom) on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would constitute a Burdensome Condition, which, in such case, would excuse the Parent Parties from their obligations to consummate the Merger.
In addition to receipt of certain insurance regulatory approvals by the Parent Parties, the Closing is also conditioned on non-disapproval of the disclaimers of control filed by certain affiliates of Cigna. Such filings by certain affiliates of Cigna are subject to the covenants contained in the Rollover Agreement entered into by certain affiliates of Cigna obligating them to use specified efforts to make such required filings.
Other than the approvals and notifications described above, none of the parties to the Merger Agreement are aware of any material regulatory approvals required to be obtained, or waiting period required to expire, in connection with the transactions contemplated by the Merger Agreement. If the parties to the Merger Agreement discover that other approvals (or exemptions therefrom), filings or waiting periods are required in connection with the transactions contemplated by the Merger Agreement, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that any such approvals (or exemptions therefrom) will be obtained on a timely basis, if at all, or that any such approvals will not include a restriction, limitation or condition that would constitute a Burdensome Condition.
Closing and Effective Time of the Merger
Unless otherwise agreed in writing by Parent and the Company, the closing of the Merger will take place on the third business day after satisfaction or waiver of each of the conditions to the closing of the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver those conditions). On the Closing Date, the parties to the Merger Agreement will cause the Merger to be consummated by filing a certificate of merger with respect to the Merger (the “Certificate of Merger”), and the Merger will become effective as of the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the parties and specified in the Certificate of Merger).
Payment of Merger Consideration
At the Effective Time, each share of (i) Company Common Stock that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, which will be canceled for no consideration, and any Dissenting Shares, will be converted into the right to receive the Merger Consideration on the terms and subject to the conditions set forth in the Merger Agreement.
Prior to the Effective Time, Parent will designate a paying agent to exchange shares of Company Common Stock for the Merger Consideration. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent sufficient cash to pay the aggregate Merger Consideration. Parent will cause the paying agent to pay each holder of record of shares of Company Common Stock as of immediately prior to the Effective Time the Merger Consideration. Any net profit resulting from, or interest or income produced by, investment of such cash deposited with the paying agent (and any interest or other earnings thereon) will be payable to Parent, and no part of such profit will accrue to the benefit of any holders of shares of Company Common Stock. The paying agent will reduce the amount of any Merger Consideration paid by any applicable withholding taxes.
As of the Effective Time, former holders of shares of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock will cease to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.
The paying agent will return to the Surviving Corporation all funds in its possession at the one-year anniversary of the Effective Time. After that time, if you have not received payment of the Merger Consideration, you may look only to the Surviving Corporation for payment of your claims for the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
Except as may otherwise be agreed between the Company and Parent, on the one hand, and the holder of any Company Warrant, on the other hand, (i) at the Effective Time, each Company Warrant that is outstanding and not exercised immediately prior to the Effective Time will be treated in the manner provided by the terms of such Company Warrant and (ii) Parent will pay, or cause to be paid, all amounts payable to such holder pursuant to the terms of such Company Warrant as a result of the Merger as promptly as practicable after the Effective Time.
Provisions for Stockholders
No provision has been made to grant the Company’s stockholders, other than Parent or its affiliates, access to the corporate files of the Company or any of the Parent Filing Parties or to obtain counsel or appraisal services at the expense of the Company or any of its affiliates or any of the Parent Filing Parties.
Accounting Treatment
The Merger will be accounted for in accordance with GAAP. The Parent Parties expect that Parent will be considered the acquirer of the Company for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to the Company’s assets acquired and liabilities assumed, which will be recorded at fair value.

THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference within this proxy statement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.
In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, the Parent parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Company’s stockholders. You should not rely on the representations, warranties or covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties in the Merger Agreement may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.
The representations, warranties, covenants and other provisions of the Merger Agreement should not be read alone, but instead should be read in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement. See the section of this proxy statement entitled “Where You Can Find More Information.”
The Merger; Closing; Effective Time
The Merger Agreement is the legal document governing the Merger and specifies the terms and conditions on which it will occur. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue, as the Surviving Corporation, as a wholly owned subsidiary of Parent.
The Merger Agreement provides that the closing of the Merger will take place via electronic exchange of signature pages on the third business day after the satisfaction or waiver of each of the conditions to closing of the Merger set forth in the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Closing” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), or such other time, date and/or place as may be mutually agreed in writing by the parties to the Merger Agreement.
The Effective Time will occur at the time a certificate of merger with respect to the Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the parties to the Merger Agreement may agree and specify in such certificate of merger.
Effects of the Merger; Organizational Documents; Directors and Officers
At the Effective Time, the effects of the Merger will be as provided in the Merger Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub will become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.
At the Effective Time, (a) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law (subject to the requirement that include such indemnification provisions as described in the section of this proxy statement entitled “The Merger Agreement – Indemnification, Exculpation and Insurance”) and (b) the bylaws of the Company, as in effect immediately prior to the Effective Time, will be adopted as the bylaws of the Surviving Corporation and will be the bylaws of the Surviving Corporation until thereafter amended as provided therein and in the certificate of incorporation of the Company or by applicable law.

The directors of Merger Sub at the Effective Time will be the initial directors of the Surviving Corporation and will hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and will hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
If the Merger is consummated, the Company’s securities will be delisted from NYSE, will be de-registered under the Exchange Act and will cease to be publicly traded.
Effect on Company Capital Stock, Company Warrants and Company Equity Awards
At the Effective Time, (1) each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, which will be canceled for no consideration, and any Dissenting Shares, which will be entitled to receive payment of the appraised value of such shares as provided by Delaware law) will automatically be converted into the right to receive the Merger Consideration on the terms and subject to the conditions set forth in the Merger Agreement, (2) each share of Company Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive an amount in cash equal to the Change of Control Put Price (as such term is defined in the Series A Certificate of Designations), and (3) each share of Company Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive an amount in cash equal to the Change of Control Put Price (as such term is defined in the Series B Certificate of Designations), in each case other than any Excluded Shares (which will be canceled for no consideration) and any Dissenting Shares (which will be entitled to receive payment of the appraised value of such shares as provided by Delaware law). Although the Merger Agreement provides for the foregoing treatment of shares of Company Series A Preferred Stock and Company Series B Preferred Stock at the Effective Time, all of the outstanding shares of Company Series A Preferred Stock and Company Series B Preferred Stock are held by Rollover Holders and therefore (assuming that the Rollover Holders comply with their obligations under the Rollover Agreements) will be Excluded Shares and will be canceled for no consideration at the Effective Time.
Except as may otherwise be agreed between the Company and Parent, on the one hand, and the holder of any Company Warrant, on the other hand, (i) at the Effective Time, each Company Warrant that is outstanding and not exercised immediately prior to the Effective Time will be treated in the manner provided in such Company Warrant and (ii) Parent will pay, or cause to be paid, all amounts payable to such holder pursuant to the terms of such Company Warrant as a result of the Merger as promptly as practicable after the Effective Time.
At the Effective Time, except to the extent Parent elects to assume a Company Option and provides written notice of such election to the Company prior to the Effective Time:
•
each Company Option outstanding immediately prior to the Effective Time that has a per share exercise price that is less than the Merger Consideration will automatically be canceled and terminated and be converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the applicable per share exercise price of such canceled Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such canceled Company Option immediately prior to the Effective Time; and

•
each Company Option outstanding immediately prior to the Effective Time that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled and terminated, with no consideration paid therefor.

Each Company RSU outstanding immediately prior to the Effective Time will be, at the election of the holder, either (a) assumed by Parent and adjusted into a Parent RSU with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU or (b) assumed by Parent and adjusted into a Double-Trigger Parent RSUs. Holders of Company RSUs who elect to receive Double-Trigger Parent RSUs will also receive Additional RSUs with respect to a number of shares of common stock of Parent that is equal to 20% of the number of shares of Company Common Stock subject to the Company RSUs held by such holder immediately prior to the Effective Time. The Additional RSUs will be subject to a four-year vesting schedule and also contingent upon (i) the achievement of an enterprise value of $10 billion or greater in a change of control or an initial public offering of the Company, in each case, within 10 years of the closing of the Merger and (ii) the holder’s continued employment in good standing with the Company through the date of such event.
Each Company PSU outstanding immediately prior to the Effective Time will be canceled and terminated without any conversion thereof, and no consideration will be paid therefor.
Exchange of Securities; Termination of Payment Fund
Prior to the Effective Time, Parent will designate a paying agent to exchange shares of Company Common Stock for the Merger Consideration. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent a cash amount in U.S. dollars sufficient to pay the aggregate Merger Consideration.
No later than three business days after the Closing Date, Parent will cause the paying agent to deliver to each holder of record of a certificate that immediately prior to the Effective Time evidenced any share of Company Common Stock that was converted in to the right to receive the Merger Consideration pursuant to the Merger (a “Certificate”) a letter of transmittal and instructions for surrendering a Certificate (or an affidavit of loss in lieu thereof) to the paying agent. Parent will cause the paying agent to pay and deliver to each holder of a Certificate, as promptly as practicable after the Effective Time, and upon such holder’s surrender to the paying agent of such Certificate (or an affidavit of loss in lieu thereof) and delivery to the paying agent of a duly executed and completed letter of transmittal and such other documents as may reasonably be required by the paying agent pursuant to such instructions, the aggregate Merger Consideration payable in respect of all shares of Company Common Stock represented by such Certificate.
No later than three business days after the Closing Date, Parent will cause the paying agent to deliver to each holder of any share of Company Common Stock that was converted into the right to receive the Merger Consideration pursuant to the Merger and was held in book-entry form immediately prior to the Effective Time and/or to The Depository Trust Company (“DTC”) or its nominee(s), as appropriate, instructions for surrendering book-entry shares to the paying agent. Parent will cause the paying agent to pay and deliver to each holder of book-entry shares the aggregate Merger Consideration payable in respect of such book-entry shares.
Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the paying agent and DTC to ensure that the paying agent will transmit to DTC or its nominee(s), on the Closing Date, by wire transfer of immediately available funds, an amount in cash equal to the aggregate Merger Consideration payable in respect of all shares of Company Common Stock held of record by DTC or such nominee(s) immediately prior to the Effective Time.
In the event of a transfer of ownership of any share of Company Common Stock that is not registered in the transfer records of the Company, or if payment of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate (or an affidavit of loss in lieu thereof) or book-entry share, as applicable, is registered, a check for any cash to be exchanged upon due surrender of such Certificate (or an affidavit of loss in lieu thereof) or book-entry share, as applicable, may be issued to such transferee or other person if such Certificate (or an affidavit of loss in lieu thereof) or book-entry share, as applicable, is properly presented to the paying agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar taxes have been paid or are not applicable.
At any time following the date that is twelve months after the Closing Date, Parent will be entitled to require the paying agent to deliver to the Surviving Corporation any portion of the funds held by the paying agent (including any net profit resulting from, or interest or income produced by, investment of such funds) that has not been disbursed to stockholders and, thereafter, stockholders will be entitled to look only to the Surviving Corporation for, and the Surviving Corporation will remain liable for, satisfaction of any claim for payment of any Merger Consideration. Any amounts that remain unclaimed by stockholders at the time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto. None of the Parent Parties, the Company, the paying agent or any other person will be liable to any person for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Each of the Company, the Surviving Corporation, Parent, Merger Sub, the paying agent and their respective agents and affiliates will be entitled to deduct and withhold from any amount otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or other applicable tax law, and such amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Representations and Warranties
Representations and Warranties of the Company
The Company made customary representations and warranties in the Merger Agreement that are subject, in many cases, to exceptions and qualifications contained in the Merger Agreement, in the confidential disclosure schedule delivered by the Company to Parent concurrently with the execution of the Merger Agreement (the “Company Disclosure Schedule”) and in certain reports or other documents filed with the SEC. These representations and warranties relate to, among other things:
•	the Company Group’s due organization, good standing, existence and authority to carry on their businesses;
•	the Company’s corporate power and authority to execute and deliver the Merger Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby;
•	the determinations and recommendations of the Special Committee and the Company Board, including the Special Committee Recommendation and the Company Board Recommendation;
•
that neither the execution, delivery and performance of the Merger Agreement by the Company nor the consummation by the Company of the Merger and the other transactions contemplated thereby will (i) conflict with or violate any provision of the governing documents of the Company, (ii) violate any law or order applicable to the Company, or (iii) result in any defaults, terminations, cancellations or accelerations under certain existing agreements of the Company or the creation of liens on the Company’s assets;

•	required approvals from, and filings with, governmental authorities in connection with the Merger and the Merger Agreement;
•	the Company’s capitalization, including:
•
(i) the number of authorized and outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock, (ii) the number of shares of Company Common Stock issuable in respect of outstanding Company Warrants, Company Options, Company RSUs and Company PSUs, and (iii) the number of shares of Company Common Stock reserved for future issuance under the Company Equity Plans;

•
the absence of any other issued, reserved for issuance or outstanding equity or voting interests in the Company, securities convertible into or exchangeable for equity or voting interests in the Company, options, warrants, rights or other similar commitments, agreements or obligations with respect to equity or voting interests in the Company or securities convertible into such;

•
the absence of any agreements which obligate the Company to repurchase, redeem or otherwise acquire any securities of the Company, or obligate the Company to grant, extend or enter into any such agreements; and

•	the absence of any outstanding bonds, debentures, notes or other obligations granting the holders thereof a right to vote with the holders of shares of Company Common Stock on any matter.
•	the Company’s subsidiaries, including:
•	the identity of the equity holders of each subsidiary of the Company
•
that each outstanding equity interest of each subsidiary of the Company is duly authorized, validly issued, (in the case of shares of capital stock) fully paid and nonassessable and free of preemptive rights;

•	the absence of any agreements which obligate any subsidiary of the Company to repurchase, redeem or otherwise acquire any securities;

•	the Company’s SEC filings, financial statements and undisclosed liabilities, including
•
the Company’s SEC filings since January 1, 2022, and the financial statements included in such SEC filings, and the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	the Company’s compliance with the applicable listing and corporate governance requirements of the NYSE;
•
the absence of obligations or liabilities of the Company that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries, other than certain specified exemptions;

•	the business of the Company Group being conducted in all material respects in the ordinary course of business since September 30, 2024;
•
since September 30, 2024, the absence of any effect, event, change, occurrence or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the absence, since January 1, 2022, of certain legal proceedings, investigations and governmental orders against the Company or any of its subsidiaries;
•
since January 1, 2022, compliance with applicable laws, and the permits, licenses, insurance contracts, certifications, approvals, registrations, identification numbers, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) necessary for the operation of the business of the Company and its subsidiaries as currently conducted;

•	certain matters relating to material contracts;
•	certain intellectual property and data security matters relating to the Company and its subsidiaries;
•	certain matters relating to employee benefit plans of the Company and its subsidiaries;
•	certain labor matters relating to the Company and its subsidiaries;
•	certain tax matters relating to the Company and its subsidiaries;
•	certain material rights to the leases of real property of the Company and any of its subsidiaries and the lack of any owned real property;
•	certain matters relating to insurance policies held by the Company and its subsidiaries;
•	certain environmental matters relating to the Company and its subsidiaries;
•	certain healthcare matters;
•	the accuracy of information supplied for inclusion or incorporation by reference in this proxy statement or the Schedule 13E-3 and any amendment or supplement thereto;
•	the inapplicability of any antitakeover statute or regulation under state or federal laws to the transaction;
•	the absence of certain interested party transactions that have not been disclosed in the company reports as of the date of the Merger Agreement;
•	the receipt by the Special Committee of Lincoln’s Opinion;
•	certain broker-dealer matters relating to the Company and its subsidiaries; and
•	certain matters relating to the Company’s compliance with laws under the Holding Company System Act.

Company Material Adverse Effect
Many of the Company’s representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company Material Adverse Effect,” which means an effect, event, change, occurrence, development, condition, fact or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company Group, taken as a whole or, (b) the ability of the Company to consummate the Merger prior to the Outside Date, excluding any effect resulting from the following:
•	operating, business, regulatory or other conditions in the industry in which the Company Group operates;
•
general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world;

•
weather, meteorological conditions or climate, epidemics, pandemics, storms, earthquakes, floods, hurricanes, tornadoes, cyclones, tsunamis, volcanic eruptions, wildfires, natural disasters or other similar acts of nature or force majeure events;

•
changes in any political or geopolitical, regulatory, legislative or social conditions, acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other similarly situated companies in the financial services sector, and then solely to the extent of any such disproportionality);

•
COVID-19 or any law, directive, pronouncement or guideline issued by a governmental authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law, directive, pronouncement or guideline or interpretation thereof following the date of the Merger Agreement or the Company Group’s compliance therewith;

•
global, national or regional political conditions, including hostilities, acts of war (whether or not declared), sabotage or terrorism (including cyberattacks) or military actions, or any escalation, worsening or diminution of any of the foregoing;

•
the execution, announcement, pendency or performance of the Merger Agreement or the consummation of the transactions contemplated thereby (including certain actions under the section of this proxy statement entitled “The Merger Agreement – Conduct of the Business Pending Closing,” including the impact on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, employees and/or independent contractors or consultants and on revenue, profitability and/or cash flows;

•
Parent’s or its representatives’ or affiliates’ announcement or other disclosure of its plans or intentions with respect to the conduct of business (or any portion thereof) of the Company or any of the Company’s subsidiaries after the closing of the Merger;

•	any change or proposed change in laws, regulatory policies or GAAP or other applicable accounting rules, or any guidance relating to or the interpretation of the foregoing;
•	the fact that the prospective owner of the Company Group is Parent or any affiliate of Parent;
•
any failure by the Company Group or any of the Parent Parties or any of their affiliates to meet any projections, forecasts or estimates (provided, however, that any effect, event, change, occurrence, development, condition, fact or circumstance that caused or contributed to such failure to meet any projections, forecasts or estimates will not be excluded under this clause);

•
any change in the price or trading volume of the shares of Company Common Stock or any other publicly traded security of the Company or the credit rating of the Company Group or any of the Parent Parties or any of their affiliates (provided, however, that any effect, event, change, occurrence, development, condition, fact or circumstance that caused or contributed to such change in such market price, trading volume or credit rating will not be excluded under this clause); and

•	actions required to be taken under applicable laws or contracts.

Representations and Warranties of the Parent Parties
The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and in the confidential disclosure schedule delivered by Parent to the Company concurrently with the execution of the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:
•	the Parent Parties’ due organization, existence, good standing, and authority to carry on their businesses;
•	the Parent Parties’ corporate power and authority execute and deliver the Merger Agreement and to perform their obligations thereunder and to consummate the transactions contemplated thereby;
•
that neither the execution, delivery and performance of the Merger Agreement by Parent or Merger Sub nor the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated thereby will (i) conflict with or violate any provision of the governing documents of the Parent or Merger Sub, (ii) violate any law or order applicable to the Parent Parties, or (iii) result in any defaults, terminations, cancellations or accelerations under certain existing agreements of the Parent Parties;

•	the required actions by or in respect of, approvals from, and filings with, governmental authorities in connection with the Merger and the Merger Agreement;
•
the ownership by the Parent Parties and their affiliates of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Warrants or other securities, or any rights to acquire or vote any such shares;

•	the absence of certain legal proceedings or investigations against the Parent Parties;
•	compliance by the Parent Parties with all applicable laws;
•
that Parent will, at the closing of the Merger, have sufficient funds to pay and satisfy in full all monetary obligations of the Parent Parties and the Surviving Corporation under the Merger Agreement;

•
the delivery by Parent of true, correct and complete copy of an executed commitment letter with respect to equity financing for the Merger that are in full force and effect and enforceable against the applicable counterparties thereto in accordance with its terms;

•
that the Limited Guaranty is in full force and effect, has not been amended or modified, and is a legal, valid, binding and enforceable obligation of the Guarantors and is enforceable by the Company in accordance with its terms;

•	the accuracy of information supplied for inclusion or incorporation by reference in this proxy statement or the Schedule 13E-3 and any amendment or supplement thereto;
•	the solvency of Parent and its subsidiaries;
•	the absence of any broker’s or finder’s fees for which the Company would be responsible;
•
that each of Parent and Merger Sub is a newly formed corporation that was incorporated solely for the purposes of consummating the transactions contemplated by the Merger Agreement, and neither Parent nor Merger Sub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person outside of the Merger Agreement; and

•	that Parent and Merger Sub has had sufficient opportunity and access to the books and records of the Company and its subsidiaries.
Access to Information
The Company has agreed in the Merger Agreement to provide Parent and its representatives access to its and its subsidiaries’ officers, employees, properties, offices, businesses, operations and other facilities and such examination of the books and records, work papers and other documents (including existing financial and operating data) of the Company and its subsidiaries as Parent reasonably requests solely in furtherance of Parent’s efforts to consummate the transactions contemplated by the Merger Agreement.

The Parent Parties have agreed in the Merger Agreement that, prior to the closing of the Merger, without the prior written consent of the Company (which consent may not be unreasonably withheld, conditioned or delayed), the Parent Parties and their representatives will not contact any employee, consultant, supplier, customer, independent contractor, landlord, lessor, bank, any person with whom the Company or any of the Company’s subsidiaries have or have had a business relationship or other lender or representative of or to the Company or any of the Company’s subsidiaries with respect to the transactions contemplated by the Merger Agreement. Parent also agreed not to perform invasive or subsurface investigations of or to conduct any environmental sampling at any of the properties or facilities of the Company or any of the Company’s subsidiaries.
Conduct of the Business Pending the Closing
Under the Merger Agreement, between the date of the Merger Agreement and the earlier of the closing of the Merger and the termination of the Merger Agreement in accordance with its terms, the Company has agreed to, and to cause each of the Company’s subsidiaries to, conduct its and their respective businesses in all material respects in the ordinary course of business and use commercially reasonable efforts to (A) preserve intact in all material respects its and their present business organizations, material assets and material properties, and (B) preserve in all material respects its and their present relationships with their customers and suppliers.
The Company has further agreed that, between the date of the Merger Agreement and the earlier of the closing of the Merger and the termination of the Merger Agreement, except as contemplated or required by the Merger Agreement, as set forth in of the Company Disclosure Schedule, as required by applicable law or in order to respond to the impact of COVID-19 or comply with any applicable laws, orders, directives, guidelines or other measures by any governmental authority in response to COVID-19, or with the prior written consent of Parent, during the period from the date of the Merger Agreement until the earlier of the Effective time and the termination of the Merger Agreement, the Company will not, and will cause each of the Company’s subsidiaries not to:
•
issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its equity securities or any option, warrant or other right to acquire or receive any shares of its equity securities, or redeem, purchase or otherwise acquire any equity securities, other than:

•	grants of Company Options, Company RSUs or Company PSUs permitted under the compensation and benefit plans and arrangements of the Company and its subsidiaries in the ordinary course of business;
•
issuances of equity securities upon the exercise, vesting or settlement of Company Options, Company RSUs or Company PSUs outstanding as of December 23, 2024, or thereafter issued or granted in compliance with the Merger Agreement;

•	issuances of equity securities upon the exercise or settlement of any Company Warrant outstanding as of December 23, 2024, or thereafter issued in compliance with the Merger Agreement;
•
issuances of any equity interests to the Company or any wholly owned subsidiary of the Company or transfers, redemptions, purchases or other acquisitions of equity interests in any wholly owned subsidiary of the Company solely to or by the Company or another wholly owned subsidiary of the Company;

•	the grant of any liens to secure obligations of the Company or any of its subsidiaries in respect of certain permitted indebtedness;
•
split, combine, subdivide, adjust, amend or reclassify or otherwise change any terms of, or redeem, purchase or otherwise acquire, or otherwise offer to redeem, purchase or otherwise acquire, any of its equity interests in the Company or any of its subsidiaries (other than in the case of wholly owned subsidiaries of the Company);

•
adopt a plan or agreement of complete or partial liquidation or dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than any such actions solely with respect to wholly owned subsidiaries of the Company where no third party owns equity interests of such subsidiary after such action);

•
create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $2,000,000 individually or $10,000,000 in the aggregate, excluding (A) intercompany indebtedness or (B) contracted indebtedness pursuant to, and guarantees and letters of credit permitted by, the terms of the Company’s existing credit agreements;

•
amend in any material respect (A) the certificate of incorporation or bylaws of the Company or (B) other similar organizational documents of each of the Company’s subsidiaries, except, in the case of subsidiaries, for amendments that would not be adverse to the Company or adversely impact (or delay or impede the consummation of) the transactions contemplated hereby;

•
other than in transactions among wholly owned subsidiaries of the Company, sell, lease, license, allow the expiration or lapse of (with respect to the Company’s material intellectual property), encumber (in each case other than liens securing indebtedness permitted above or certain permitted liens) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business or assets (other than dispositions of assets in the ordinary course of business consistent with past practice and that are not individually or in the aggregate material to the Company Group) for a purchase price or, if no purchase price is received, with a value, in excess of $2,000,000 individually or $5,000,000 in the aggregate;

•
merge, combine or consolidate the Company or any of its subsidiaries with and into any other person, other than, in the case of any subsidiary of the Company, to effect any acquisition permitted by the Merger Agreement or any disposition permitted by the Merger Agreement and other than transactions solely among wholly owned subsidiaries of the Company where no third party owns equity interests of such subsidiary after such action;

•
declare, authorize, establish a record date for, set aside or pay any dividends or make any distribution with respect to any outstanding units, shares or other equity interests (whether in cash, assets, stock or other securities of the Company or its subsidiaries), except dividends and distributions paid or made (x) by any of the Company’s wholly owned subsidiaries to the Company or another wholly owned subsidiary of the Company or (y) by any of the Company’s non-wholly owned subsidiaries solely to the extent required to be paid or made and in accordance with the organizational documents of such non-wholly owned subsidiary made available to Parent prior to the date hereof;

•
acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any person or make any investments in or loans or capital contributions to any other person (other than (w) investments in or loans or capital contributions to the Company or any of its wholly owned subsidiaries, (x) acquisitions of inventory, raw materials and other property in the ordinary course of business, (y) advances to employees for expenses in the ordinary course of business or (z) transactions solely among wholly owned subsidiaries of the Company), in each case, for an amount in excess of $2,000,000 individually or $5,000,000 in the aggregate;

•
except as required by any compensation or benefit plan or arrangement, (A) increase in any material respect the compensation or severance benefits of any director, officer, individual independent contractor or employee of the Company or any of its subsidiaries (other than physicians), except (1) increases in salaries and wages of employees of the Company and its subsidiaries as part of annual merit increases made in the ordinary course of business to employees with an annual base salary of less than $400,000, (2) payment of accrued or earned but unpaid commissions, and (3) bonus payments made (and determined) in the ordinary course of business, (B) adopt any new compensation or benefit plan or arrangement (including any arrangement providing for severance, change of control, transaction, retention, termination or similar compensation or benefits) or materially amend, modify or terminate any existing compensation or benefit plan or arrangement, other than (1) as would not materially increase the cost to the Company or its subsidiaries or (2) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, change in control, transaction, retention, termination or similar compensation or benefits or other compensation or benefits not generally provided to all similarly situated employees, (C) hire or terminate the employment or services of any employee of the Company and its subsidiaries (other than physicians) with an annual base salary in excess of $400,000, other than a termination for cause or due to permanent disability or in the case of a replacement hire for a resignation or termination for cause or due to permanent disability, (D) adopt or enter into any collective bargaining agreement or other labor union contract, or (E) take any action to accelerate the vesting, payment or funding of any material compensation or benefit under any compensation or benefit plan or arrangement or otherwise;
•
(A) make (except in the ordinary course of business), change or revoke any material tax election, (B) adopt or change any annual tax accounting period, (C) adopt or change any material method of tax accounting, (D) file any amendment to any material tax return, (E) enter into any closing agreement with respect to any material tax, (F) settle or compromise any material tax claim with a taxing authority, (G) agree or consent to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material taxes, or (H) surrender any right to claim a material tax refund;

•
other than in the ordinary course of business (A) on terms that are not adverse in any respect to the Company, terminate, or modify or amend in any material respect in a manner adverse to the Company or any of its subsidiaries, or waive any material rights of the Company or any of its subsidiaries under any material contract;

•	enter into any new line of business material to the Company and its subsidiaries;
•
announce, implement or effect any reduction in force, layoff, or other program resulting in the termination of employees of the Company or its subsidiaries, in each case, that would trigger requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988 or any similar foreign, state or local law;

•
compromise, settle, release, waive or discharge, or agree, offer or propose to compromise, settle, release, waive or discharge, (A) any legal action or threatened legal action involving or against the Company or any of its subsidiaries that results in a payment obligation (net of insurance proceeds) of the Company or any of its subsidiaries in excess of $1,500,000 individually or $5,000,000 in the aggregate, or that imposes any material restrictions or material limitations upon the assets, operations or business of the Company or any of its subsidiaries or material equitable or injunctive remedies or the admission of any criminal wrongdoing (in each case, excluding any legal action or threatened legal action (x) relating to tax matters, or (y) involving or against any subsidiary of the Company that conducts the business of insurance in the ordinary course of business) or (B) any legal action or threatened legal action (excluding any legal action or threatened legal action relating to taxes) that relates to the transactions contemplated hereby;

•
make any material change in the Company’s financial accounting policies, practices, methods or procedures, other than as required by GAAP or Regulation S-X of the Exchange Act, or under applicable law;

•
fail to use commercially reasonable efforts to maintain in full force and effect existing material insurance policies of the Company or any of its subsidiaries customarily carried by persons conducting a business similar to that of the Company Group; provided, however, that in the event of a termination, cancellation or lapse of any such insurance policy, the Company will use commercially reasonable efforts to promptly obtain replacement policies providing substantially comparable insurance; or

•	agree in writing or otherwise to take any of the foregoing actions prohibited by the Merger Agreement.
Nothing contained in the Merger Agreement will give any Parent Party, directly or indirectly, the right to control or direct the operations of the Company or any of the Company’s subsidiaries prior to the Effective Time.
During the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement,, each has agreed not to, and to cause its affiliates not to, directly or indirectly, take any action (including any action with respect to a third party) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by the Merger Agreement or its ability to satisfy its obligations thereunder, or otherwise engage in any business activities or incur any liabilities or obligations other than as expressly contemplated by the Merger Agreement.

Go Shop; No Solicitation
For purposes of this proxy statement:
•
“Acquisition Proposal” means any proposal or offer, whether or not in writing, from any person (other than the Parent Parties and their respective representatives and affiliates) relating to any direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of the Company (including on an as-converted basis), any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities representing, or convertible into or exchangeable or exercisable for equity securities representing, 20% or more of the total voting power of the equity securities of the Company (including on an as-converted basis), or any merger, reorganization, consolidation, share exchange, sale of shares of capital stock, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), or any combination of the foregoing.

•
“Excluded Party” means any person (other than Parent or any of its affiliates) from whom the Company or any of its representatives receives an Acquisition Proposal (provided that, for purposes of this definition of “Excluded Party”, the references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) prior to the No-Shop Period Start Date which the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; provided that any such person will immediately and irrevocably cease to be an Excluded Party with respect to a particular Acquisition Proposal if (i) such Acquisition Proposal is withdrawn or terminated or expires or (ii) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor or outside legal counsel, that such Acquisition Proposal would no longer reasonably be expected to result in a Superior Proposal.

•
“Intervening Event” means any material event, fact, circumstance, development or occurrence that (A) was not known to, or reasonably foreseeable by, the Company Board or the Special Committee as of the date of the Merger Agreement, and (B) does not involve or relate to (1) the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal), (2) changes, in and of themselves, in the market price or trading volume of the shares of Company Common Stock or the credit rating of the Company or any of its Subsidiaries (it being understood that the facts or circumstances underlying such changes may be considered an Intervening Event to the extent otherwise satisfying the requirements of this definition) or (3) the fact, in and of itself, that the Company meets, exceeds, or fails to meet in any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (it being understood that the facts or circumstances underlying such results may be considered an Intervening Event to the extent otherwise satisfying the requirements of this definition).

•
“Superior Proposal” means a bona fide and written Acquisition Proposal that was not solicited in material breach of the non-solicitation restrictions in the Merger Agreement (provided that, for purposes of this definition, all references in the definition of the term Acquisition Proposal to “20%” will be deemed to be references to “50%”) that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith determines (i) is reasonably capable of being consummated in accordance with its terms and (ii) would, if consummated, result in a transaction that is more favorable to the Public Stockholders from a financial point of view than the transactions contemplated by the Merger Agreement after taking into account all such factors and matters deemed relevant in good faith by the Company Board or the Special Committee, as applicable, including legal, financial, regulatory, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of the Agreement irrevocably offered in writing by Parent in response to such Superior Proposal.

Go-Shop
During the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York City Time on the No-Shop Period Start Date, the Company and its representatives had the right, pursuant to and in accordance with the Merger Agreement, to:
•
solicit, seek, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any Acquisition Proposal or any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal;

•
provide information (including non-public information and data) relating to the Company Group and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group to any person (and/or its representatives, including potential financing sources) pursuant to a customary confidentiality agreement (subject to the requirement that the Company provide to the Parent Parties and their representatives, prior to or substantially concurrently with provision thereof to such other person or its representatives, access to any non-public information or data so provided that was not previously made available to the Parent Parties or their representatives);

•
engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any person (and/or its representatives, including potential financing sources) with respect to any Acquisition Proposal or inquiry with respect to an Acquisition Proposal; and

•
cooperate with or assist or participate in or facilitate any Acquisition Proposal or any inquiry with respect to an Acquisition Proposal or any effort or attempt to make any Acquisition Proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made.

The solicitation efforts by the Company and its representatives during the above-described go-shop period, and the results thereof, are discussed in the section of this proxy statement entitled “Special Factors — Background of the Merger.”
No Solicitation
On the No-Shop Period Start Date, the Company was required to, and to cause its subsidiaries, its managed medical groups and their respective directors and officers to, and to use reasonable best efforts to cause their other respective representatives to, immediately cease all solicitation, discussions or negotiations with any other person (other than the Parent Parties and their respective representatives or any Excluded Party or any of its representatives), or provision of any non-public information or data to any such person, with respect to any Acquisition Proposal or inquiry with respect to an Acquisition Proposal. Additionally, on the first business day after the No-Shop Period Start Date, the Company was required to request that any person (other than any Excluded Party) that had previously executed a confidentiality agreement in connection with such person’s consideration of a possible Acquisition Proposal return or destroy all confidential information concerning the Company Group made available to such person and to terminate access to any physical or electronic data room relating to a possible Acquisition Proposal by any such person (other than any Excluded Party) and its representatives.
Further, during the period beginning on the No-Shop Period Start Date and ending on the earlier of the termination of the Merger Agreement and the closing of the Merger, the Merger Agreement obligates the Company not to, and requires the Company to cause its subsidiaries, the its managed medical groups and their respective directors and officers not to, and to use reasonable best efforts to cause their other respective representatives not to (except, prior to the receipt of the Company Stockholder Approval, with respect to an Excluded Party):
•	solicit, initiate or knowingly encourage or facilitate any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•
provide to any person (other than the Parent Parties and their respective representatives) any non-public information or data relating to the Company Group or afford to any person (other than the Parent Parties and their respective representatives) access to the properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group, in any such case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate, an Acquisition Proposal or inquiry with respect to an Acquisition Proposal or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or

•
participate or engage in discussions, communications or negotiations with any person (other than the Parent Parties and their respective representatives) in a manner that would reasonably be expected to lead to an Acquisition Proposal.

The Merger Agreement permits the Company to engage in any of the above-described actions with respect to any Excluded Party until the Company Stockholder Approval is received. Following the receipt of the Company Stockholder Approval, however, the above-described restrictions will apply equally to Excluded Parties.
The Merger Agreement also permits the Company to grant or consent to a waiver, amendment or release under any standstill or confidentiality agreement to allow a confidential Acquisition Proposal to be made to the Company Board (or any committee thereof) or the Special Committee, in each case, solely to the extent that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law, so long as the Company promptly notifies Parent thereof after granting or consenting to such waiver, amendment or release.
If, at any time from and after the No-Shop Period Start Date until the Company’s receipt of the Company Stockholder Approval, (x) the Company receives a bona fide written Acquisition Proposal from any person that did not result from a material breach by the Company of its obligations under the Merger Agreement and (y) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law, then the Company Group and the Company Board or the Special Committee, as applicable, may, directly or indirectly, through one or more of their representatives, in response to such Acquisition Proposal, (i) enter into a customary confidentiality agreement with the person that has made such Acquisition Proposal and (ii) pursuant thereto, participate or engage in discussions or negotiations with, furnish any non-public information or data relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group to, such person or any of its representatives (subject to the requirement that the Company provide to the Parent Parties and their representatives, prior to or substantially concurrently with provision thereof to such other person or its representatives, access to any non-public information or data so provided that was not previously made available to the Parent Parties or their representatives).
The Company is required under the Merger Agreement to notify Parent in writing within 24 hours if the Company, any of its subsidiaries or any of their respective representatives receives any Acquisition Proposal on or after the date of the Merger Agreement or material revision to the terms and conditions of any such Acquisition Proposal or any inquiry, offer, proposal or request for non-public information or discussions on or after the date of the Merger Agreement that would reasonably be expected to lead to an Acquisition Proposal.
Company Board Recommendation Change; Entry into Alternative Acquisition Agreement
The Merger Agreement provides that (subject to certain exceptions described below), during the period commencing on the date of the Merger Agreement and continuing until the earlier of the valid termination of the Merger Agreement and the consummation of the closing of the Merger:
•	neither the Company Board nor the Special Committee will (any of the following actions, a “Company Board Recommendation Change”):
•
withhold, withdraw, amend, qualify or modify, or resolve to or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or submit any Acquisition Proposal to a vote of the stockholders of the Company;
•
fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation within ten business days after Parent so requests in writing (it being understood that neither the Special Committee nor the Company Board will have any obligation to make such reaffirmation on more than one occasion pursuant to this clause);

•
make any recommendation or public statement in connection with a tender or exchange offer for equity securities of the Company or publicly disclosed Acquisition Proposal, or fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation after the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a tender or exchange offer for equity securities of the Company or publicly disclosed Acquisition Proposal, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board or the Special Committee to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication which is not otherwise a Company Board Recommendation Change) (it being understood that the Company Board or the Special Committee may refrain from taking a position with respect to any such offer until the close of business on the date that is ten business days after the commencement thereof without violating the Merger Agreement); or

•	fail to include the Special Committee Recommendation or the Company Board Recommendation in the proxy statement; and
•
neither the Company Board nor the Special Committee will cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal, other than aa customary confidentiality agreement, or publicly propose or agree to any of the foregoing.

Notwithstanding the Merger Agreement’s general prohibitions on such actions, the Merger Agreement permits the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee to effect a Company Board Recommendation Change and/or enter into an alternative acquisition agreement if:
•	an Intervening Event has occurred and:
•
the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable law;

•
the Company has provided written notice to Parent at least four business days in advance thereof that the Company Board or the Special Committee intends to effect a Company Board Recommendation Change and, during such period of four business days, has (1) negotiated with the Parent Parties and their representatives in good faith (to the extent that the Parent Parties have requested to so negotiate) to allow the Parent Parties to offer such adjustments to the terms and conditions of the Merger Agreement so that the failure to make such a Company Board Recommendation Change in response to such Intervening Event would no longer be inconsistent with the directors’ exercise of their fiduciary duties pursuant to applicable law and (2) taken into account any adjustments to the terms and conditions of the Merger Agreement proposed by the Parent Parties and other information provided by the Parent Parties in response to the notice during such period (provided that any material change in the facts or circumstances of such Intervening Event will require delivery of a new written notice and compliance with the foregoing procedures during a period of two (instead of four) business days); and

•
following such period, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee, after consultation with its financial advisor and outside legal counsel and taking into account the Parent Parties’ proposed revisions to the terms and conditions of the Merger Agreement, has determined that the failure of the Company Board or the Special Committee to make a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable law; or

•
if the Company receives a bona fide written Acquisition Proposal that did not result from a material breach by the Company of the non-solicitation restrictions in the Merger Agreement and that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has concluded in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a Superior Proposal and:

•
the Company has provided written notice to Parent at least four business days in advance thereof that the Company Board or the Special Committee intends to effect a Company Board Recommendation Change and, during such period of four business days, has (1) negotiated with the Parent Parties and their representatives in good faith (to the extent that the Parent Parties have requested to so negotiate) to allow the Parent Parties to offer such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal and (2) taken into account any adjustments to the terms and conditions of the Merger Agreement proposed by the Parent Parties during such period (provided that any change in the financial terms of or other material modification to such Acquisition Proposal will require delivery of a new written notice and compliance with the foregoing procedures during a period of two (instead of four) business days);
•
following such period, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee, after consultation with its financial advisor and outside legal counsel and taking into account the Parent Parties’ proposed revisions to the terms and conditions of the Merger Agreement, has determined that such Acquisition Proposal continues to constitute a Superior Proposal;

•	if the Company is entering into an alternative acquisition agreement with respect to such Superior Proposal, the Merger Agreement has been validly terminated; and
•	the Company and its subsidiaries and their respective representatives have materially complied with the non-solicitation restrictions in the Merger Agreement with respect to such Acquisition Proposal.
Other Covenants
Meeting of the Company Stockholders
The Company has agreed, subject to customary exceptions, to take, in accordance with applicable law, the rules of the NYSE and its certificate of incorporation and bylaws, all action necessary to convene the Special Meeting as promptly as reasonably practicable after the date of the Merger Agreement for the purpose of considering and voting on the adoption of the Merger Agreement and to use reasonable best efforts to obtain the Company Stockholder Approval, including soliciting proxies from its stockholders to obtain the Company Stockholder Approval. The Company has also agreed not to adjourn, postpone or reschedule the Special Meeting without the Parent’s prior written consent, unless (i) required by applicable law, the rules and regulations of the NYSE or fiduciary duty, (ii) in response to any request from the SEC or its staff, (iii) if a quorum has not been established, (iv) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company Board or the Special Committee has determined in good faith after consultation with outside legal counsel is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting, (v) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (vi) if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected a Company Board Recommendation Change.
Regulatory Approvals
The Company and the Parent Parties each have agreed to use their respective reasonable best efforts to do, as promptly as practicable, all things necessary, proper and advisable under applicable laws to (a) consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by the Merger Agreement, including, but not limited to:
•
preparing any necessary documentation to effect promptly all necessary filings with any governmental authority, and obtain from any governmental authority any consents, approvals and waivers necessary to consummate the transactions contemplated by the Merger Agreement;

•
consulting and cooperating with one another in good faith in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings with respect to regulatory filings or approvals required in connection with the transactions contemplated by the Merger Agreement, providing to such other Party a reasonable opportunity to comment thereon prior to filing and considering in good faith all reasonable additional, deletions or changes suggested in connection therewith;

•
opposing or defending against any proceeding by any governmental authority or private party, in connection with the authorization, execution and delivery of the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

•
as promptly as reasonably practicable, and in any event within 20 business days after the date of the Merger Agreement, using reasonable best efforts to provide or cause to be provided (including by their “ultimate parent entities” as that term is defined in the HSR Act) as promptly as practicable to any governmental authority information and documents requested by such governmental authority or necessary, proper or advisable to permit consummation of the transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, none of Parent, Merger Sub or any of their respective affiliates will be obligated (and the Company will not be permitted, without Parent’s consent) to take or refrain from taking any action that would be reasonably expected to (i) have a Company Material Adverse Effect or a material adverse effect on the on the business or assets, liabilities, properties, operations, results of operations or condition (financial or otherwise) of Parent, Merger Sub and their respective affiliates, taken as a whole, or (ii) require Parent, Merger Sub or any of their respective affiliates to contribute a material amount of capital, maintain certain material risk based capital levels or enter into any material guarantee, “keepwell” or capital maintenance arrangements (the Company’s current risk based capital requirements and guarantee, “keepwell” and capital maintenance obligations being deemed not to be, in and of themselves, material) (each, a “Burdensome Condition”).
The Parent Parties have agreed that, during the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, they will, and will cause their subsidiaries to, refrain from directly or indirectly acquiring or agreeing to acquire any business that competes directly or indirectly in any material line of business of the Company or any of its subsidiaries if such acquisition or agreement with respect thereto would, or would reasonably be expected to, materially increase the risk of not obtaining any regulatory approval required in connection with the transactions contemplated by the Merger Agreement or otherwise prevent or materially delay the consummation of the Merger.
Indemnification, Exculpation and Insurance
From and after the Closing Date, each of Parent and the Surviving Corporation, jointly and severally, will, and the Surviving Corporation will cause the its subsidiaries to, indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, the individuals who on or prior to the Closing Date were directors, officers, employees or agents (including as a fiduciary with respect to an employee benefit plan) of the Company or any of the Company’s subsidiaries or any of their respective predecessors (collectively, the “Indemnitees”) with respect to (i) all acts or omissions by them in their capacities as such or taken at the request of any of the Company or any of the Company’s subsidiaries at any time on or prior to the Closing Date and (ii) the Merger Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before, on or after the Effective Time, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnitee to the fullest extent permitted by applicable law), judgments, fines and amounts paid in settlement of or in connection with any threatened or actual claim. For a period of six years from the Closing Date, all rights of the Indemnitees to advancement of expenses, indemnification and exculpation from liabilities for acts or omissions occurring on or prior to the Closing Date as provided in the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement, bylaws or indemnification policies (or comparable organizational documents or policies) of the Company or any of the Company’s subsidiaries, in each case, as in effect as of the date of the Merger Agreement, and any employment agreements and/or indemnification agreements of the Company or any of the Company’s subsidiaries will survive the closing of the Merger and will continue in full force and effect in accordance with their terms, and such rights will not be amended or otherwise modified in any manner that would adversely affect the rights of any of the Indemnitees, unless such modification is required by law or approved by each such Indemnitee. In addition, Parent and the Surviving Corporation will, and the Surviving Corporation will cause its subsidiaries to, pay and/or reimburse in advance of the final disposition of any claim, action, suit, proceeding or investigation any expenses of any Indemnitee as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable law.
Parent, for a period of six years after the Closing Date, will cause (i) the certificate of incorporation and bylaws and an indemnification policy of the Surviving Corporation (or comparable organizational documents or policy of any successor to the Surviving Corporation) to contain provisions no less favorable to the Indemnitees with respect to exculpation, limitation of liabilities, advancement of expenses and indemnification than are set forth as of the date of the Merger Agreement in each such document of the Company and (ii) the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement, bylaws and any indemnification policy (or comparable organizational documents or policies) of each subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to exculpation, limitation of liability, advancement of expenses and indemnification of partners, members, directors, officers, employees and agents than are set forth in each such document as of the date of the Merger Agreement.
Each of Parent and the Surviving Corporation will cooperate, and cause its affiliates to cooperate, in the defense of any claim that is subject to the limitation of liability, advancement of expenses and/or indemnification and will provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification could be sought by an Indemnitee, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation will cooperate with an Indemnitee in the defense of any matter for which such Indemnitee could seek indemnification, and neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification could be sought by such Indemnitee hereunder without the prior written consent of such Indemnitee unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim.
Parent will cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years after the Closing Date, the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (the “Current Insurance”) (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, that, the aggregate annual premium for such insurance will not exceed three hundred percent (300%) of the premium for the Current Insurance. In lieu of the foregoing, Parent may require the Company to purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, that, the aggregate annual premium for such “tail policy” will not exceed three hundred percent (300%) of the premium for the Current Insurance. In the event the Company purchases such a “tail policy,” the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries with any Indemnitee and made available to Parent.
Each of the Parent Parties, the Company and the Surviving Corporation has agreed that any indemnification, advancement of expenses or insurance available to any Indemnitee who, at or prior to the Effective Time, was a director or officer of the Company or any of its subsidiaries will be secondary to the indemnification, advancement of expenses and insurance to be provided by Parent, the Surviving Corporation and its and their respective subsidiaries and that Parent, the Surviving Corporation and its and their respective subsidiaries (i) will be the primary indemnitors of first resort for the Indemnitees, (ii) will be fully responsible for the advancement of expenses, indemnification and exculpation from liabilities with respect to the Indemnitees addressed by these provisions and (iii) will not make any claim for contribution, subrogation or any other recovery of any kind from any other person or otherwise in respect of any other indemnification or insurance available to any Indemnitee with respect to any matter addressed by these provisions.
Employee Benefit Matters
Parent has agreed to cause the Surviving Corporation and its subsidiaries to, for a period of one year following the Closing Date, provide to each employee who continues their employment with the Surviving Corporation or its subsidiaries following the closing of the Merger (a “Continuing Employee”) (i) base salary and base wages, and cash target incentive compensation opportunities, in each case, that are no less favorable than such base salary and base wages, and cash target incentive compensation opportunities (excluding equity and equity-based incentives and change in control, transaction, retention and other non-recurring cash incentives) provided to the Continuing Employees immediately prior to the closing of the Merger, (ii)severance compensation and benefits to any Continuing Employees at levels no less favorable than the levels of such severance compensation and benefits as in effect under the compensation and benefit plans and arrangements of the Company and its subsidiaries immediately prior to the closing of the Merger and (iii) other employee benefits that are no less favorable, in the aggregate, than those provided to Continuing Employees under the compensation and benefit plans and arrangements of the Company and its subsidiaries (excluding defined benefit pension, retiree welfare, equity and equity-based incentive, and retention, change-in-control and transaction compensation and benefit arrangements) immediately prior to the closing of the Merger. The foregoing arrangements were in place prior to the closing of the Merger and were approved by the compensation committee of the Company Board in the ordinary course (and not in connection with the Merger). There is currently no expectation that any changes will be made to such arrangements in connection with the Merger.
For purposes of eligibility, vesting and, with respect to vacation and severance pay, level and entitlement to benefits under the benefit and compensation plans, programs, agreements and arrangements of Parent, the Surviving Corporation or any of their respective subsidiaries in which Continuing Employees are eligible to participate following the closing of the Merger (the “Parent Plans”), Parent and the Surviving Corporation will credit each Continuing Employee with his or her years of service with the Company, the Company’s subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the closing of the Merger to credit for such service under any similar compensation or benefit plan or arrangement or if no such plan or arrangement was in effect, to the extent permitted under the applicable Parent Plan; but no such service will be credited to the extent that it would result in a duplication of benefits with respect to the same period of service. In addition, Parent, the Surviving Corporation or any of their respective subsidiaries will use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate in any and all Parent Plans to the extent such Continuing Employee was participating in a comparable compensation or benefit plan or arrangement immediately prior to the closing of the Merger, (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable compensation or benefit plans or arrangements in which such Continuing Employee participated immediately prior to the closing of the Merger, and (iii) for the plan year in which the closing of the Merger occurs, the crediting of each Continuing Employee with any co-payments, deductibles and out-of-pocket expenses paid prior to the Company Effective Time in satisfying any applicable copayments, deductibles or out-of-pocket requirements under any Parent Plan.
Section 16 Matters
Prior to the Effective Time, the Company and Parent will take all steps necessary or appropriate to ensure that all transactions in equity securities of the Company (including any derivative securities) pursuant to the Merger and the other transactions contemplated by the Merger Agreement by any person who is subject to Section 16 of the Exchange Act (or who may be deemed to be subject to Section 16 of the Exchange Act, including as a “director by deputization”) are exempt under Rule 16b-3 promulgated under the Exchange Act.
Transaction Litigation
The Company has agreed to promptly notify Parent in the event that any stockholder litigation related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is brought against the Company or any member of the Company Board or the Special Committee after the date of the Merger Agreement and prior to the Effective Time and (i) to allow Parent to review and comment on all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company in connection therewith, (ii) to allow Parent to participate in the defense of any such litigation, (iii) to consult with Parent with respect to the proposed strategy, material actions and significant decisions with respect to any such litigation and (iv) not to settle or agree to settle any such litigation without Parent’s consent.

Conditions to Closing
Conditions Precedent to Obligations of the Company and the Parent Parties
The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the fulfillment, at or prior to the closing of the Merger, of the following conditions:
•	the Company Stockholder Approval having been obtained;
•	the absence of any law or order issued by a governmental authority prohibiting, enjoining or making illegal the consummation of the Merger; and
•	all regulatory filings and approvals required in connection with the transactions contemplated by the Merger Agreement having been made or received.
Conditions Precedent to Obligations of the Parent Parties
In addition, the obligations of the Parent Parties to consummate the Merger are subject to the fulfillment, at or prior to the closing of the Merger, of the following conditions:
•
the Company’s representations and warranties set forth in the Merger Agreement being true and correct, to specified standards of accuracy, as of the date of the Merger Agreement and as of the Closing Date (or, in the case of representations and warranties that address matters as of a specified date, as of such specified date);

•	the Company having performed and complied with, in all material respects, all covenants under the Merger Agreement that it is required to perform or comply with on or prior to the Closing Date;
•	Parent having received a certificate signed by an officer of the Company, certifying that the foregoing conditions for the benefit of Parent have been satisfied; and
•	no Burdensome Condition having been imposed in connection with the receipt of the regulatory approvals required in connection with the transactions contemplated by the Merger Agreement.
Conditions Precedent to Obligations of the Company
In addition, the obligation of the Company to consummate the Merger is subject to the fulfillment, at or prior to the closing of the Merger, of the following conditions:
•
the Parent Parties’ representations and warranties set forth in the Merger Agreement being true and correct, to specified standards of accuracy, as of the date of the Merger Agreement and as of the Closing Date (or, in the case of representations and warranties that address matters as of a specified date, as of such specified date);

•
the Parent Parties having performed and complied with, in all material respects, all covenants under the Merger Agreement that they are required to perform or comply with on or prior to the Closing Date; and

•	the Company having received a certificate signed by an officer of each of the Parent Parties, certifying that the foregoing conditions for the benefit of the Company have been satisfied.
Termination of Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, as follows:
•
by either the Company or Parent if the Merger has not been consummated on or before September 23, 2025 (the “Outside Date”), provided that the Outside Date can be extended twice, each time for three months, at the option of either party, if all of the conditions to the closing of the Merger except for those relating to regulatory approvals have been satisfied or waived as of the Outside Date;

•	by mutual written consent of the Company and Parent;
•	by the Company or Parent if:
•
any law or order of a court or other governmental authority prohibiting the consummation of the Merger is in effect and has become final and non-appealable (subject to an obligation of the parties to use reasonable best efforts to appeal such law or order); or

•
the Company Stockholder Approval has not been obtained at the Special Meeting or any adjournment or postponement thereof at which a vote of the Company stockholders on the adoption of the Merger Agreement was held;

•	by Parent:
•
if none of the Parent Parties is in material breach of any of its obligations under the Merger Agreement in a manner that would cause the conditions to the closing of the Merger relating to the accuracy of the Parent Parties’ representations and warranties and the performance of the Parent Parties’ covenants set forth in the Merger Agreement not to be satisfied on or before the Outside Date, and the Company is in material breach of its representations, warranties or obligations under the Merger Agreement in a manner that would cause the conditions to the closing of the Merger relating to the accuracy of the Company’s representations and warranties and the performance of the Company’s covenants set forth in the Merger Agreement not to be satisfied on or before the Outside Date, subject to a cure right;

•
prior to the receipt of the Company Stockholder Approval, if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected a Company Board Recommendation Change; or

•	by the Company:
•
if the Company is not in material breach of any of its obligations under the Merger Agreement in a manner that would cause the conditions to the closing of the Merger relating to the accuracy of the Company’s representations and warranties and the performance of the Company’s covenants set forth in the Merger Agreement not to be satisfied on or before the Outside Date, and any of the Parent Parties is in material breach of its representations, warranties or obligations under the Merger Agreement in a manner that would cause the conditions to the closing of the Merger relating to the accuracy of the Parent Parties’ representations and warranties and the performance of the Parent Parties’ covenants set forth in the Merger Agreement not to be satisfied on or before the Outside Date, subject to a cure right;

•
if (1) all of the conditions to the closing of the Merger that are for the mutual benefit of the Company and the Parent Parties or that are for the unilateral benefit of Parent have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, provided that such conditions would be capable of being satisfied if the Closing Date were the date on which the Merger Agreement is terminated), (2) the Parent Parties do not complete the Merger by the date the closing of the Merger is required to occur, (3) the Company irrevocably confirms to Parent in writing that all of the conditions to the closing of the Merger that are for the mutual benefit of the Company and the Parent Parties or that are for the unilateral benefit of the Company have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, provided that such conditions would be capable of being satisfied if the Closing Date were the date on which the Merger Agreement is terminated) and (4) the Merger is not consummated within three business days after delivery of such written confirmation;

•
prior to the receipt of the Company Stockholder Approval, in connection with entering into an alternative acquisition agreement if, concurrently with such termination, the Company pays, or causes to be paid, the Termination Fee (defined below).

Termination Fee
The Company may be required to pay to Parent a termination fee (the “Termination Fee”):
•
in an amount equal to $1,500,000 if the Merger Agreement is (i) terminated by the Company in connection with entering into an alternative acquisition agreement with respect to a Superior Proposal made by an Excluded Party or any of its affiliates or (ii) terminated by Parent in the event of a Company Board Recommendation Change that is related to an Acquisition Proposal made by an Excluded Party or any of its affiliates; and

•
in an amount equal to $3,600,000 if the Merger Agreement is (i) terminated by the Company in connection with entering into an alternative acquisition agreement with respect to a Superior Proposal made by a person other than an Excluded Party or any of its affiliates, (ii) terminated by Parent in the event of a

Company Board Recommendation Change not related to an Acquisition Proposal made by an Excluded Party or any of its affiliates or (iii) terminated by either Parent or the Company as a result of the Merger not having been consummated by the Outside Date and (x) an Acquisition Proposal has been publicly disclosed (and not publicly withdrawn) before such termination and (y) within twelve months after such termination, the Company has entered into a definitive agreement with respect to such Acquisition Proposal or consummated such Acquisition Proposal (provided that, for purposes of this clause (iii), all references in the definition of the term Acquisition Proposal to “20%” will be deemed to be references to “50%”).
If the Merger Agreement is validly terminated and the Termination Fee is paid, then Parent’s right to receive the Termination Fee and any associated enforcement costs will be the sole and exclusive monetary remedy of Parent, Merger Sub and their respective affiliates and representatives pursuant to the Merger Agreement, including for any loss or monetary damages suffered as a result of any breach of any covenant or agreement in the Merger Agreement or the failure of the Merger or the other transactions contemplated by the Merger Agreement to be consummated.
Miscellaneous
Remedies
The Parent Parties and the Company are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the performance of the Merger Agreement, including the obligation of the other such party to consummate the Merger, in addition to any other remedy to which they are entitled at law or in equity.
Payment of Transfer Taxes
All sales, use, transfer, intangible, recordation, documentary, stamp, or similar taxes incurred due to the Merger will be borne by Parent.
Expenses
The Merger Agreement provides that each of the parties thereto will bear its own costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except that Parent will be responsible for (i) all filing fees in connection with regulatory filings or approvals required in connection with the transactions contemplated by the Merger Agreement and all fees and expenses of the Company and its affiliates incurred in responding to any requests for additional information in connection with such filings or approvals and (ii) the fees and expenses of the paying agent..
Amendments and Waivers
The Merger Agreement may only be amended, supplemented or changed by a written instrument signed by each of the parties thereto. Any provision of the Merger Agreement may only be waived by a written instrument signed by the party making such waiver. After the Company Stockholder Approval has been received, no amendment, supplement or change to, or waiver of any provision of, the Merger Agreement may be made that, by applicable law, would require further approval by the stockholders of the Company unless such further approval has been obtained.
Governing Law
The Merger Agreement is governed by Delaware law.
Special Committee Authority
Any enforcement of any right or remedy, or defense of any enforcement of any right or remedy, by the Company under the Merger Agreement or any agreement entered into in connection therewith will be controlled by the Special Committee. Without limiting the foregoing, the Company may not exercise its right to terminate the Merger Agreement without the prior authorization of the Special Committee. In addition, the Company may not consent to any material amendment, modification, waiver, or supplement to the Merger Agreement or the related confidential disclosure schedules, the Rollover Agreements, the Equity Commitment Letter, the Limited Guaranty or the confidentiality agreement with NEA without the prior authorization of the Special Committee.

THE ROLLOVER AGREEMENTS
In connection with the Merger Agreement, on December 23, 2024, the Rollover Holders entered into the Rollover Agreements with Ultimate Parent, Parent, and Merger Sub.
Pursuant to the Rollover Agreements, the Rollover Holders have agreed to contribute all of their Rollover Shares to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. Additionally, certain of the Rollover Holders agreed pursuant to their respective Rollover Agreements, on the terms and subject to the conditions set forth therein, to vote all of their Rollover Shares in favor of the adoption of the Merger Agreement and the transactions contemplated by thereby and the Rollover Agreements.
Pursuant to the Rollover Agreements, certain of the Rollover Holders have agreed to: (i) use commercially reasonable efforts to assist and cooperate with Ultimate Parent, Parent and Merger Sub in connection with the obligations of Parent and Merger Sub under the Merger Agreement with respect to this proxy statement and the Schedule 13E-3 and regulatory filings and approvals required in connection with the transactions contemplated thereby, (ii) waive their appraisal and dissenters’ rights with respect to the Merger, (iii) comply with certain transfer restrictions in respect of the Rollover Shares and (iv) for the Rollover Holders who hold Company Warrants, exercise such Company Warrants before contributing their Rollover Shares to Ultimate Parent in exchange for the issuance of the limited partnership interests in Ultimate Parent.
The Rollover Agreements may be terminated by the mutual written agreement of the parties thereto and will terminate automatically at the earlier to occur of (i) the termination of the Merger Agreement and (ii) the date that is six months after the initial Outside Date under the Merger Agreement.
The foregoing summary of the Rollover Agreements is qualified in its entirety by reference to the copy of the form of Rollover Agreement attached to this proxy statement as Annex B.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made by us, contain statements that, in our opinion, may constitute forward-looking statements, including statements about the potential benefits of the proposed Merger, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of the closing of the Merger. Words such as “expect,” “plan,” “anticipate,” “believe,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements and information contained or referred to within this document, including, but not limited to, the information contained in the section of this proxy statement entitled “Special Factors — Certain Effects on the Company if the Merger Is Not Completed,” described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Form 10-Q for the fiscal quarter ended September 30, 2024 and the following:
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the failure to complete the Merger on the anticipated terms and within the anticipated timeframe, or at all, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions;

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the risk that the timing or terms and conditions of regulatory approvals required in connection with the transactions contemplated by the Merger Agreement could reduce the anticipated benefits of or cause the parties to abandon the Merger, or that such regulatory approvals will not be received at all;

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the potential for disruption to our business and business relationships and uncertainty surrounding our business as a result of the pending Merger, including as a result of impacts on relationships with customers or other persons with which the Company maintain business relationships, employees experiencing uncertainty about their future roles, and the Company’s ability to attract, retain and motivate key personnel and other employees;

•	the impact of the announcement of the Merger or certain restrictions under the Merger Agreement on our ability to pursue certain business opportunities or strategic transactions;
•	the impact of certain interim covenants under the Merger Agreement that impose restrictions on the operation of our business during the pendency of the Merger;
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provisions in the Merger Agreement that limit our ability to pursue alternatives to the Merger, which might discourage a third party that has an interest in acquiring all or a significant part of the Company or its assets from considering or proposing such an acquisition;

•	the possibility that Acquisition Proposals will or will not be made;
•	the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring us to pay a termination fee;
•	risks related to diversion of management’s attention from the Company’s day-to-day operations of its business due to the pending Merger;
•	significant transaction costs, fees, expenses and charges, including the risk that such costs, fees, expenses and charges will be greater than anticipated;
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the risk of litigation related to the Merger, including potential litigation relating to the Merger that could be instituted against the Company, the Parent Parties or their respective affiliates, directors, managers, officers or employees, and injunctions or orders issued by a governmental authority restraining, enjoining or prohibiting consummation of the pending Merger and costs related to, and unfavorable results from, any such litigation and proceedings;

•	the impact of competitive responses to the announcement of the Merger;

•	other business effects and developments beyond the control of the parties to the Merger Agreement, including the effects of industry, market, economic, political or regulatory conditions;
•	the risk that our stock price may decline significantly if the Merger is not consummated;
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the fact that the amount of cash to be paid per share under the Merger Agreement is fixed and will not be adjusted for changes in our business, assets, liabilities, prospects, outlook, financial condition or operating results or in the event of any change in the market price of, analyst estimates of, or projections relating to, the Company Common Stock;

•	the ability to meet expectations regarding the timing and completion of the Merger; and
•	information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks.
See the section of this proxy statement entitled “Where You Can Find More Information.” Each such forward-looking statement speaks only as of the date it was made. Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward-looking statements.

PARTIES TO THE MERGER
The Company
NeueHealth, Inc., a Delaware corporation, is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 500,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. It also enables independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. The Company Common Stock is listed on NYSE under the symbol “NEUE”.
The principal office address of the Company is 9250 NW 36th St Suite 420, Doral, Florida, 33178. The telephone number at the Company’s principal office is (612) 238-1321. For more information about the Company, please visit the Company’s website at www.neuehealth.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section of this proxy statement entitled “Where You Can Find More Information.”
Parent and Merger Sub
Parent was formed on December 13, 2024, solely for the purpose of completing the Merger, and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. The principal office address of Parent is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
Merger Sub was formed on December 13, 2024, solely for the purpose of completing the Merger, and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to the Company’s stockholders as part of the solicitation of proxies for use at a special meeting conducted virtually on [•], 2025, at [•] Eastern Time, or at any postponement or adjournment thereof. At the Special Meeting, stockholders of the Company entitled to vote at the Special Meeting will be asked to approve the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal.
The Company’s stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If the Company’s stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are encouraged to read the Merger Agreement carefully in its entirety.
The votes on the Adjournment Proposal and the Merger-Related Compensation Proposal are separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and/or the Merger-Related Compensation Proposal and vote not to approve the Merger Agreement Proposal, or vice versa.
Record Date and Quorum
We have fixed [•], 2025 as the Record Date for the Special Meeting, and only stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof. With respect to the Merger Agreement Proposal and the Adjournment Proposal, you will have one vote for each share of Company Common Stock and/or Company Preferred Stock (voting on an as-converted basis) that you owned of record on the Record Date. With respect to the Merger-Related Compensation Proposal, you will have one vote for each share of Company Common Stock that you owned of record on the Record Date. As of the close of business of the Record Date, there were [•] shares of Company Common Stock, [•] shares of Company Series A Preferred Stock and [•] shares of Company Series B Preferred Stock outstanding and entitled to vote at the Special Meeting.
The representation virtually or by proxy of the holders of a majority in voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting with respect to a vote on the Merger Agreement Proposal and the Adjournment Proposal. The representation virtually or by proxy of the holders of a majority in voting power of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting with respect to a vote on the Merger-Related Compensation Proposal. A quorum is necessary to transact business at the Special Meeting. Once a share of Company Common Stock and/or Company Preferred Stock (voting on an as-converted basis) entitled to vote at the Special Meeting is represented virtually or by proxy at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting, even if the share of Company Common Stock and/or Company Preferred Stock is not voted, including any shares of Company Common Stock and/or Company Preferred Stock for which a stockholder directs to abstain from voting. If a quorum is not present at the Special Meeting, under the Company’s bylaws, either the chairman of the Special Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present virtually or by proxy and entitled to vote thereon may adjourn the Special Meeting, without notice other than announcement at the Special Meeting, until a quorum is present or represented.
Attendance
Only stockholders of record as of the close of business on the Record Date or their duly authorized proxies have the right to attend the Special Meeting. If you are a registered stockholder, you may attend and vote during the Special Meeting by visiting www.virtualshareholdermeeting.com/NEUE2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique 16-digit control number at any time. If you hold shares for which you are the beneficial owner but not the stockholder of record, then, in order to attend and vote at the Special Meeting via the Special Meeting website, you will need to obtain a “legal proxy” from your bank, broker or other nominee. We intend to hold the Special Meeting virtually. In the event it is not possible or advisable to hold the Special Meeting virtually, we will announce alternative arrangements for the meeting as promptly as practicable. Please monitor the Investor Relations section of our website at www.investors.neuehealth.com for updated information. If you are planning to attend our meeting, please check the website ten days prior to the meeting date.
Vote Required
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis), voting together as a single class, that are entitled to vote on the Merger Agreement Proposal, assuming a quorum is present. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal, assuming a quorum is present. Stockholders holding Company Common Stock or Company Preferred Stock are entitled to vote on the Adjournment Proposal. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal, assuming a quorum is present. Only stockholders holding Company Common Stock are entitled to vote on the Merger-Related Compensation Proposal. For the Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal. As of [•], 2025, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [•] shares of Company Common Stock entitled to vote at the Special Meeting, or approximately [•]% of all the outstanding shares of Company Common Stock entitled to vote at the Special Meeting and approximately [•]% of all the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) entitled to vote at the Special Meeting. As of the Record Date for the Special Meeting, none of our directors or executive officers owned (of record) any shares of Company Preferred Stock.
Existing Stockholders’ Obligation to Vote in Favor of the Merger
Concurrently with the execution of the Merger Agreement, on December 23, 2024, the Rollover Holders, who collectively held, as of December 16, 2024, approximately 64% of the issued and outstanding shares of Company Common Stock and all of the outstanding shares of Company Preferred Stock, entered into Rollover Agreements with Ultimate Parent, Parent and Merger Sub, in connection with the execution of the Merger Agreement. Pursuant to their respective Rollover Agreements, certain of the Rollover Holders agreed, on the terms and subject to the conditions set forth therein, to vote all of their shares of Company Common Stock and/or Company Preferred Stock in favor of the adoption of the Merger Agreement, and against (i) any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger set forth in the Merger Agreement not being satisfied or fulfilled or (ii) any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated thereby. The Rollover Holders who have agreed to the above-described voting obligations collectively held, as of December 16, 2024, approximately 60.5% of the total voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis). Accordingly, compliance by the Rollover Holders with their respective obligations under the Rollover Agreements would ensure both the presence of a quorum at the Special Meeting and the receipt of the Company Stockholder Approval.
For more information, see the section of this proxy statement entitled “The Rollover Agreements.”
Voting
Stockholders of Record: Shares Registered in Your Name
If, as of the close of business on the Record Date, your shares of Company Common Stock and/or Company Preferred Stock are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy card using any of the methods set forth in the section of this proxy statement entitled “The Special Meeting — How to Vote.” Whether or not you plan to register for and attend the Special Meeting, the Company urges you to fill out and return the proxy card or vote by proxy over the telephone or Internet to ensure your vote is counted.
If you fail to vote, either virtually or by proxy, your shares of Company Common Stock and/or Company Preferred Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.
Additionally, your failure to vote will have (1) the effect of counting as a vote “AGAINST” the Merger Agreement Proposal, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares of Company Common Stock and/or Company Preferred Stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Your bank, broker or other nominee will send you, as the beneficial owner, a voting instruction card describing the procedures for voting your shares of Company Common Stock and/or Company Preferred Stock at the Special Meeting. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company Common Stock and/or Company Preferred Stock at the Special Meeting. In order to virtually attend and vote at the Special Meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee.
Your bank, broker or other nominee will only be permitted to vote your shares of Company Common Stock and/or Company Preferred Stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company Common Stock and/or Company Preferred Stock. Under the rules of the NYSE, a bank, broker or other nominee does not have discretionary authority to vote on “non-routine” matters without specific instructions from its customers and all of the matters to be considered at the Special Meeting are “non-routine” for this purpose. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the Special Meeting, there should not be any broker non-votes.
A failure to provide instructions to your bank, broker or other nominee with respect to any of the proposals will have (1) the effect of a vote “AGAINST” the Merger Agreement Proposal, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal. In such instance, your shares will not be counted towards determining whether a quorum is present.
If you instruct your bank, broker or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of Company Common Stock and/or Company Preferred Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting.
Abstentions
An abstention will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal, and will count for the purpose of determining if a quorum is present at the Special Meeting.
How to Vote
If you are a stockholder of record as of the close of business on the Record Date, you may vote your shares of Company Common Stock and/or Company Preferred Stock (to the extent shares of Company Preferred Stock are entitled to vote) on matters presented at the Special Meeting in any of the following ways:
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares on the books of our transfer agent, you are a stockholder of record (also referred to as a registered stockholder). If you were a holder of record on the Record Date, you may vote at the Special Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote even if you have already voted by proxy.
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TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card at www.proxyvote.com or scan the QR barcode above. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on [•], 2025.

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TO VOTE BY PHONE: To vote by telephone, dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. Proxies submitted via the telephone must be received by 11:59 p.m. Eastern Time on [•], 2025.

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TO VOTE BY MAIL: To vote by mail, you may mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received by 11:59 p.m. Eastern Time on [•], 2025.

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TO VOTE DURING THE SPECIAL MEETING: If you held shares on the books of our transfer agent on the Record Date, you are a registered stockholder and may vote during the virtual Special Meeting at www.virtualshareholdermeeting.com/NEUE2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique 16-digit control number at any time. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting, but you will need to obtain a legal proxy from the broker, trustee or other nominee through which you hold your shares in order to vote them electronically during the Special Meeting. Your vote must be received via the Internet or telephone by 11:59 p.m. Eastern Time on [•], 2025, the day before the Special Meeting, for your shares of Company Common Stock and/or Company Preferred Stock to be voted at the Special Meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the postage-paid envelope provided or otherwise returned to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 no later than 11:59 p.m. Eastern Time on [•], 2025, the day before the Special Meeting. You may also attend and vote via the Internet during the Special Meeting. If you are a beneficial owner, please review the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on your proxy card, and each or any of them, with full power of substitution and revocation, will vote your shares of Company Common Stock and/or Company Preferred Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock and/or Company Preferred Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock and/or Company Preferred Stock should be voted on any particular matter, the shares of Company Common Stock and/or Company Preferred Stock represented by your properly signed proxy will be voted as recommended by the Company Board, which means your shares of Company Common Stock and/or Company Preferred Stock will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
It is important that you submit a proxy for your shares of Company Common Stock and/or Company Preferred Stock promptly. Therefore, whether or not you plan to attend the Special Meeting, at your earliest convenience, please sign, date and vote on your proxy card and return it in the postage-paid envelope provided, or submit your proxy using the telephone or internet procedures that may be provided to you. If you attend the Special Meeting and vote during the Special Meeting, your vote via the Internet will revoke any proxy previously submitted. If you hold your shares of Company Common Stock and/or Company Preferred Stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.

Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning his or her proxy card in the postage-paid envelope provided, or may vote via the Internet at the Special Meeting. If your shares of Company Common Stock and/or Company Preferred Stock are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock and/or Company Preferred Stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote via the Internet at the Special Meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of Company Common Stock and/or Company Preferred Stock will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised by doing the following:
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:
1.	delivering written notice of revocation to the General Counsel and Corporate Secretary at our principal executive offices at 9250 NW 36th St Suite 420, Doral, Florida 33178;
2.	submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or
3.	voting via the Internet at the Special Meeting.
Only your last submitted proxy will be considered. Please vote “FOR” each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.
Adjournments and Postponements
If a quorum is not present at the Special Meeting, under the Company’s bylaws, either the chairman of the Special Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present virtually or by proxy and entitled to vote thereon, shall have the power to adjourn the Special Meeting, without notice other than announcement at the Special Meeting, until a quorum is present or represented. In addition, if a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, then the Company’s stockholders may be asked to vote on one or more proposals to adjourn the Special Meeting to a later date or dates (as further described in the section of this proxy statement entitled “Adjournment of the Special Meeting (The Adjournment Proposal — Proposal 2)”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow the Company’s stockholders who have already sent in their proxies to revoke them with respect to such proposal at any time prior to their use at the reconvened Special Meeting.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction or waiver of necessary closing conditions, we anticipate that the Merger will be completed in the second quarter of 2025. Assuming our stockholders vote to approve the Merger Agreement Proposal, the closing of the Merger will occur on the third business day following the day on which the last of the conditions to the closing of the Merger has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent waivable under applicable law and the Merger Agreement) of those conditions), unless otherwise agreed in writing by Parent and the Company.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company has not engaged a proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of shares of

Company Common Stock or Company Preferred Stock held as of the close of business on the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies virtually or by telephone, facsimile, email or other similar means. They will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call (612) 238-1321.

THE MERGER
(THE MERGER AGREEMENT PROPOSAL — PROPOSAL 1)
The Proposal
The Company is asking you to approve the proposal to adopt the Agreement and Plan of Merger, dated as of December 23, 2024, by and among Parent, Merger Sub and the Company, pursuant to which, among other things, the Merger will occur, with the Company surviving the Merger as wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached to this proxy statement as Annex A.
Vote Required and Board Recommendation
The approval of the Merger Agreement Proposal requires the affirmative vote of a Majority of the Outstanding Shares at the Special Meeting, assuming a quorum is present. Accordingly, an abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
The Rollover Agreements
Pursuant to the Rollover Agreements, certain of the Rollover Holders have agreed to, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company:
•	(a) appear at each such meeting or otherwise cause all the Rollover Shares to be counted as present thereat for purposes of determining a quorum; and
•	(b) be present (virtually or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, all of the Rollover Shares:
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(i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Rollover Agreements and the Merger Agreement and any other matters necessary or reasonably requested by Ultimate Parent for the timely consummation of the Merger and the transactions contemplated by the Rollover Agreements;

•
(ii) against any action, agreement or transaction that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub contained in the Merger Agreement or of the Rollover Holders contained in their respective Rollover Agreements or (B) any of the conditions to the closing of the Merger set forth in the Merger Agreement not being timely satisfied;

•
(iii) against any change in the Company Board (unless such proposed change in the Company Board was proposed unilaterally by the Company Board (or a committee thereof) and is not in connection with or in support of any actual or potential Acquisition Proposal);

•	(iv) against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated thereby or by the Rollover Agreements; and
•
(v) against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the Merger Agreement and the Rollover Agreement.

The Rollover Holders who have agreed to the above-described voting obligations collectively held approximately 60.5% of the total voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) as of December 16, 2024.

The Merger Agreement and the transactions contemplated thereby, including the Merger, have been unanimously approved by the Company Board, based on the recommendation of the Special Committee. The Company Board acting upon the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders (as defined in the Merger Agreement), (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (3) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and (4) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL.
The Company Board, by unanimous vote of the Company’s directors and based on the recommendation of the Special Committee, recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING
(THE ADJOURNMENT PROPOSAL — PROPOSAL 2)
The Proposal
The Company is asking you to approve one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
The Rollover Agreements
Pursuant to the Rollover Agreements, certain of the Rollover Holders have agreed to, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company:
•	(a) appear at each such meeting or otherwise cause all the Rollover Shares to be counted as present thereat for purposes of determining a quorum; and
•	(b) be present (virtually or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, all of the Rollover Shares:
•
(i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Rollover Agreements and the Merger Agreement and any other matters necessary or reasonably requested by Ultimate Parent for the timely consummation of the Merger and the transactions contemplated by the Rollover Agreements;

•
(ii) against any action, agreement or transaction that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub contained in the Merger Agreement or of the Rollover Holders contained in the Rollover Agreements or (B) any of the conditions to closing set forth in the Merger Agreement not being timely satisfied;

•
(iii) against any change in the Company Board (unless such proposed change in the Company Board was proposed unilaterally by the Company Board (or a committee thereof) and is not in connection with or in support of any actual or potential Acquisition Proposal);

•	(iv) against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated thereby or by the Rollover Agreements; and
•
(v) against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the Merger Agreement and the Rollover Agreement.

The Rollover Holders who have agreed to the above-described voting obligations collectively held approximately 60.5% of the total voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis) as of December 16, 2024.
Vote Required and Board Recommendation
The approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment

Proposal, assuming a quorum is present. Stockholders holding Company Common Stock or Company Preferred Stock are entitled to vote on the Adjournment Proposal. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Adjournment Proposal. An abstention, however, will count as a vote “AGAINST” the Adjournment Proposal.
The Company Board, by unanimous vote of the Company’s directors, recommends that you vote “FOR” the Adjournment Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
(THE MERGER-RELATED COMPENSATION PROPOSAL — PROPOSAL 3)
The Proposal
As required by Item 402(t) of Regulation S-K under the Securities Act and Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a nonbinding, advisory vote on the golden parachute compensation that may become payable to its NEOs in connection with the completion of the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers.”
Vote Required and Board Recommendation
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority in voting power of the shares virtually present or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal, assuming a quorum is present. Only stockholders holding Company Common Stock are entitled to vote on the Merger-Related Compensation Proposal. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Merger-Related Compensation Proposal. An abstention, however, will count as a vote “AGAINST” the Merger-Related Compensation Proposal.
The Company believes that the information regarding golden parachute compensation that may become payable to its NEOs in connection with the completion of the Merger is reasonable and demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company’s NEOs in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the Merger. The Company asks that its stockholders vote “FOR” the following resolution:
“RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement entitled “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers,” is hereby APPROVED on a nonbinding, advisory basis.”
This vote is advisory, and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Company Board (or any committee thereof) to take any action. Because the merger-related executive compensation to be paid in connection with the Merger is based on the terms of the Merger Agreement as well as the contractual arrangements with the Company’s NEOs, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement Proposal is approved (subject only to the contractual conditions applicable thereto). However, the Company Board values the opinions of the Company’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The Company Board will consider the affirmative vote of a majority in voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal that are cast “FOR” the foregoing resolution at the Special Meeting as advisory approval of the compensation that may become payable to the Company’s NEOs in connection with the completion of the Merger.
The Company Board, by unanimous vote of the Company’s directors, recommends that you vote “FOR” the Merger-Related Compensation Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY
Directors and Executive Officers of the Company
The Company Board presently consists of ten members, including the Chairman and Chief Executive Officer. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The Merger Agreement provides that the directors of Merger Sub at the Effective Time will be the initial directors of the Surviving Corporation and hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and the bylaws.
None of the directors and executive officers listed below has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The Merger Agreement provides that the officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and the bylaws.
All of the directors and executive officers can be reached c/o NeueHealth, Inc., 9250 NW 36th St Suite 420, Doral, FL 33178, (612) 238-1321.
Directors

Name	Age	Position	Citizenship
Robert J. Sheehy	67	Chairman	U.S.
G. Mike Mikan	53	Chief Executive Officer, President and Director	U.S.
Kedrick D. Adkins Jr.	72	Director	U.S.
Linda Gooden	71	Director	U.S.
Jeffrey R. Immelt	69	Director	U.S.
Manuel Kadre	59	Director	U.S.
Stephen Kraus	48	Director	U.S.
Mohamad Makhzoumi	45	Director	U.S.
Matthew G. Manders	63	Director	U.S.
Andrew M. Slavitt	58	Director	U.S.

Robert J. Sheehy, age 67, is one of our co-founders and served as Chief Executive Officer from September 2015 until April 2020, and served as our Executive Chairman from April 2020 to May 2021. From 1986 to 2008, Mr. Sheehy held various executive positions at UnitedHealth Group, Inc., including as Chief Executive Officer of UnitedHealthcare, Inc. Mr. Sheehy currently serves on the Board of Directors for Radiology Partners, Inc. and the University of Michigan Health System. Following UnitedHealth Group, Inc. Mr. Sheehy served as an Operating Partner at Genstar Capital LLC, an Executive Partner at Flare Capital Partner, and a Strategic Advisor at Cimarron Healthcare Capital. Mr. Sheehy also continues to serve as an Executive Partner at Flare Capital Partners.
G. Mike Mikan, age 53, has served as our Chief Executive Officer and President since April 2020. Mr. Mikan joined as our Vice Chairman and President in January 2019. Prior to joining NeueHealth, Mr. Mikan served as Chairman and Chief Executive Officer of Shot-Rock Capital, LLC, a private investment firm, from January 2015 until December 2018. From January 2013 until December 2014, he served as President of ESL Investments, Inc. Mr. Mikan served as the Interim Chief Executive Officer of Best Buy Co., Inc. from April 2012 until September 2012. From November 1998 through February 2012, he served in various executive positions at UnitedHealth Group, Inc., including as Chief Financial Officer and as Chief Executive Officer of UnitedHealth Group’s Optum subsidiary. Mr. Mikan serves as a director of AutoNation, Inc.
Kedrick D. Adkins Jr., age 72, has served as a director since February 2020. Mr. Adkins served as the Chief Financial Officer for the Mayo Clinic from 2014 through his retirement at the end of 2017. He also served as the President of Integrated Services of Trinity Health Care from 2007 to 2014. Prior to his service at Trinity Health Care,

Mr. Adkins had a 30-year tenure at Accenture, a global management consulting firm. Mr. Adkins is a certified public accountant. Mr. Adkins currently serves as a director and member of the audit committee for ProAssurance Corporation. Mr. Adkins currently serves on the Advisory Board of Welsh, Carson, Anderson & Stowe, an investment firm specializing in healthcare and technology, and the board of directors for CHRISTUS Health, the University of Michigan Hospital System, and Medical Memory, a medical technology startup.
Linda Gooden, age 71, has served as a director since November 2020. Ms. Gooden has served over 30 years in various senior leadership roles with Lockheed Martin Corporation (“Lockheed”), most recently as Executive Vice President, Information Systems & Global Solutions (“IS&GS”) from 2007 to 2013. Under her leadership as Executive Vice President of IS&GS, Lockheed expanded systems integration, security and transformation capabilities beyond government customers to international and commercial markets. She also served as Lockheed’s Deputy Executive Vice President, Information and Technology Services from October to December 2006 and its President, Information Technology from 1997 to December 2006. In her role as President of Lockheed’s IT division, Ms. Gooden founded and grew the business over a 10-year period to become a multi-billion dollar business. In the past eight years, Ms. Gooden has served on the Board of General Motors Company, The Home Depot, Inc., Automatic Data Processing, Inc., WGL Holdings, Inc. and Washington Gas & Light Company, a subsidiary of Alta Gas.
Jeffrey R. Immelt, age 69, has served as a director since April 2020. Since 2018, Mr. Immelt has served as a venture partner on the technology and healthcare investing teams for New Enterprise Associates, a venture capital firm. From 2001 to 2017, Mr. Immelt served as the Chairman and Chief Executive Officer of General Electric Company. Mr. Immelt joined General Electric in 1982 and held various roles within the company before assuming his position as Chief Executive Officer. Mr. Immelt currently serves on the boards of Collective Health, Inc., Twilio Inc., where he is also a member of the compensation committee, Desktop Metal, Inc., where he is also a member of the audit committee, and Bloom Energy Cooperation, where he is also a member of the audit committee.
Manuel Kadre, age 59, has served as a director since November 2020. Mr. Kadre is Chairman and Chief Executive Officer of MBB Auto Group, a premium luxury retail automotive group with a number of dealerships in the Northeast, a position he has held since 2012. Prior to his current role, Mr. Kadre was the Chief Executive Officer of Gold Coast Caribbean Importers, LLC from July 2009 until 2014. From 1995 until July 2009, Mr. Kadre served in various roles, including President, Vice President, General Counsel and Secretary, for CC1 Companies, Inc., a distributor of beverage products in markets throughout the Caribbean. Mr. Kadre is currently a member of the board of directors of Florida Free Trade Area of the Americas, Miami International Airport Blue Ribbon Aviation Panel and Florida Self-Insurers Guaranty Association, and is Chairman of the United Way Alexis de Tocqueville Society. Mr. Kadre serves as Chairman of the Board of Republic Services, Inc. and serves on the boards of directors of The Home Depot, Inc., Mednax Services, Inc. and the Board of Trustees of the University of Miami.
Stephen Kraus, age 48, has served as a director since March 2016. Mr. Kraus has served as an investment professional at Bessemer Venture Partners, a venture capital firm, since 2004 and has been a partner since 2011. Mr. Kraus currently serves on the boards of directors of various privately held companies. Mr. Kraus also serves as an advisor to various organizations, including but not limited to Boston Children’s Hospital and the Harvard Business School’s Center for Entrepreneurship, and on the investment committees of various organizations, including but not limited to Blue Cross Blue Shield of Massachusetts.
Mohamad Makhzoumi, age 45, has served as a director since March 2016. Mr. Makhzoumi is Co-CEO at New Enterprise Associates, where he has served in various positions since 2005. Prior to joining New Enterprise Associates, Mr. Makhzoumi served as an associate at Summit Partners, L.P. and as an analyst at UBS Group AG, concentrating on leveraged finance and sponsor-led transactions. Mr. Makhzoumi currently serves on the board of directors of private companies Aetion, Inc., Belong Health, Inc., Collective Health, Inc., Curana Health Holdings, LLC, Marathon Health, LLC, Radiology Partners Holdings, LLC, Strive Health Holdings, LLC, Trivalence, LLC, Vori Health, Inc., Anterior, Inc., PayZen Inc., and Waymark, Inc.
Matthew G. Manders, age 63, has served as a director since March 2022. Mr. Manders served as the president of The Cigna Group (“Cigna”) Government and Solutions organization from January 2021 through December 2021, building on his successful 30-plus-year career with the company. From November 2018 to January 2021, Mr. Manders served as the President of Cigna’s Strategy and Solutions organization. Prior those roles, he served as

Cigna’s President of Government & Individual Programs & Group Insurance from February 2017 to November 2017, and as President US Markets from June 2014 to February 2017. Mr. Manders has served as a Trustee of Eisenhower Fellowships since 2013, is the Chair of its Administration and Finance Committee, and is a member of its Audit, Compensation and Executive Committees.
Andrew Slavitt, age 58, has served as a director since August 2021. He previously served as a director of the Company form April 2018 until January 2021, when he was appointed as President Biden’s White House Senior Advisor for the COVID-19 response effort. Mr. Slavitt is the founder and General Partner of Town Hall Ventures, which invests in healthcare innovations in vulnerable communities, a position he has held since 2018. Prior to that, he served as the Acting Administrator for the Centers for Medicare & Medicaid Services from 2015 to 2017, and as Group Executive Vice President of Optum, UnitedHealth Group’s health services platform, from 2012 to 2014. From 2006 through 2011, Mr. Slavitt was the CEO of OptumInsight (formerly Ingenix), a UnitedHealth Group subsidiary. He serves on the Board of Directors of private companies Cityblock Health, Inc. and Equality Health, LLC, is co-chair of the Future of Healthcare Initiative at the Bipartisan Policy Center, and previously served as a director of Capella Education Company, an education services company (formerly Nasdaq: CPLA).
Executive Officers

Name	Age	Position	Citizenship
G. Mike Mikan	53	Chief Executive Officer	U.S.
Jay Matushak.	51	Chief Financial Officer	U.S.
Tomas Orozco	49	Executive Vice President, Consumer Care	U.S.
Jeffery Michael Craig	42	General Counsel and Corporate Secretary	U.S.

Information concerning the business experience of G. Mike Mikan is provided under the section of this proxy statement entitled “Other Important Information Regarding the Company — Directors and Executive Officers of the Company — Directors” above.
Jay Matushak, age 51, has served as our Chief Financial Officer since May 2023. Mr. Matushak previously served as Senior Vice President, Bright HealthCare, from November 2022 to May 2023, as Chief Financial Officer of Bright HealthCare from May 2022 to November 2022, as interim Chief Executive Officer of Bright HealthCare from February 2022 to May 2022, and as Chief Financial Officer of Bright HealthCare from October 2021 to February 2022. Before joining NeueHealth, Mr. Matushak served as the Chief Financial Officer of Blue Cross Blue Shield of Minnesota from April 2015 to October 2021. Prior to Blue Cross Blue Shield of Minnesota, Mr. Matushak spent fifteen years at UnitedHealth Group in various financial leadership roles within Optum and UnitedHealthcare.
Tomas Orozco, age 49, has served as Executive Vice President for NeueHealth since November 2023. Prior to that, Tomas served as the Chief Executive Officer of Centrum Medical Holdings, LLC (“Centrum”) since August of 2021. Tomas was the Regional President for Elevance Health overseeing the Medicare line of business across the east coast from August 2017 to January 2021. Prior to this, he served as President of Elevance Health’s Florida Medicare Advantage business. Prior to Elevance Health, Tomas held senior executive roles at various health plans that were portfolio companies of MBF Healthcare Partners, a leading private equity firm concentrated in healthcare.
Jeffery Michael Craig, age 42, has served as General Counsel and Corporate Secretary since March 2022, and before that served as Vice President, Consumer Care Legal, and Assistant Vice President, Legal since March 2020. Mr. Craig previously served as Vice President, Legal, as well as in other senior legal roles, at MGM Resorts International since 2013. Prior to MGM, Jeff was an in-house attorney with Western Digital Corporation, a Fortune 500 hard drive manufacturer, and a corporate transactional attorney with Gibson Dunn, a leading international law firm.
Book Value per Share
As of September 30, 2024, the book value per share of Company Common Stock was $163.05. Book value per share is computed by dividing total equity at $1,350,816,000 by the total shares of Company Common Stock outstanding on that date, 8,284,485 shares of Company Common Stock.
Market Price of Company Common Stock and Dividends
Company Common Stock is listed on NYSE under the symbol “NEUE.” The Company has not declared or paid any cash dividends on shares of Company Common Stock in the last five years.

On [•], 2025, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for shares of Company Common Stock on NYSE was $[•] per share. On December 23, 2024, the last trading day prior to the public announcement of the Merger, the closing price for shares of Company Common Stock on NYSE was $4.31 per share. You are encouraged to obtain current market quotations for shares of Company Common Stock in connection with voting your shares of Company Common Stock at the Special Meeting.
The following table sets forth, for the periods indicated, the high and low sales price of shares of Company Common Stock on NYSE.

Fiscal Year	High	Low	Dividend Paid
2022
First Quarter	$3.82	$1.79	—
Second Quarter	$2.29	$1.52	—
Third Quarter	$2.08	$1.05	—
Fourth Quarter	$1.18	$0.524	—
2023
First Quarter	$1.04	$0.205	—
Second Quarter	$15.1	$0.149	—
Third Quarter	$17.58	$5.76	—
Fourth Quarter	$7.98	$5.05	—
2024
First Quarter	$16.35	$6.25	—
Second Quarter	$6.49	$5.15	—
Third Quarter	$6.65	$4.86	—
Fourth Quarter	$5.92	$3.82	—
2025
First Quarter	$7.45	$7.29	—

The Company is restricted under the Series A Certificate of Designations and the Series B Certificate of Designations from declaring any cash dividend on Company Common Stock until accrued dividends on all outstanding shares of Company Series A Preferred Stock and Company Series B Preferred Stock have been paid in full. The loan and security agreement with Hercules Capital, Inc. and the credit agreement with an affiliate of NEA each contains a covenant which restricts the ability of the Company and its subsidiaries to make certain cash dividends.
If the Merger is completed, the Company Common Stock will be delisted from NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.
Security Ownership of Certain Beneficial Owners and Management
Unless otherwise noted, the following table sets forth, as of March 4, 2025, information with respect to the beneficial ownership of the Company Common Stock for:
•	each person or group known to us to own beneficially more than 5% of our common stock,
•	each of our directors,
•	each of our NEOs, and
•	all of our directors, director nominees and executive officers as a group.
The number of shares and percentages of beneficial ownership set forth below are based on the 8,510,388 shares of our common stock issued and outstanding as of March 4, 2025. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o NeueHealth, Inc., 9250 NW 36th St Suite 420, Doral, FL 33178.

Name of Beneficial Owner	Shares	Percent
5% OR MORE BENEFICIAL OWNERS:
New Enterprise Associates and affiliated funds(1)	8,138,041	58.5
Bessemer Venture Partners and affiliated funds(2)	1,104,673	12.8
StepStone Group LP and affiliated funds(3)	551,301	6.5
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
G. Mike Mikan(4)	711,110	7.8
Jay Matushak(5)	52,385	*
Tomas Orozco(6)	36,649	*
Robert J. Sheehy(7)	255,445	3.0
Kedrick D. Adkins Jr(8)	12,693	*
Linda Gooden(9)	12,693	*
Jeffrey R. Immelt(10)	20,168	*
Manuel Kadre(11)	29,756	*
Steve Kraus(2)(12)	5,944	*
Mohamad Makhzoumi(1)(13)	8,143,984	58.5
Matthew G. Manders	6,241	*
Andrew Slavitt(14)	138,247	1.6
ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (13 persons)	9,452,320	64.7

* Indicates beneficial ownership of less than 1%.
(1)
The following information is based on a Schedule 13D as amended, filed by New Enterprise Associates 15, L.P. and other reporting persons named therein. Consists of (i) 1,338,022 shares of common stock held by New Enterprise Associates 15, L.P., or NEA 15, (ii) 43,678 shares of common stock held by NEA 15 Opportunity Fund, L.P., or NEA 15 OF, (iii) 599,064 shares of common stock held by New Enterprise Associates 16, L.P., or NEA 16, (iv) 299,788 shares of common stock held by New Enterprise Associates 17, L.P., or NEA 17, (v) 322,718 shares of common stock held by NEA BH SPV, L.P., or BH SPV and (vi) 123,648 shares of common stock held by NEA BH SPV II, L.P., or BH SPV II. Also includes 899,050 shares of common stock issuable upon conversion of 200,000 shares of Series A Convertible Perpetual Preferred Stock held by NEA 17 and NEA 18 Venture Growth Equity, L.P., or NEA 18 VGE, and 1,708,370 shares of common stock issuable upon conversion of 137,700 shares of Series B Convertible Perpetual Preferred Stock held by NEA 17 and NEA 18 Venture Growth Equity, L.P. Also includes 2,803,703 warrants to purchase shares of common stock held by NEA 18 VGE. The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15, NEA 15 GP, LLC, or NEA 15 LLC, the sole general partner of NEA Partners 15, and each of the individual managers of NEA 15 LLC. The individual managers, or collectively, the NEA 15 Managers, of NEA 15 LLC are Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, and Scott D. Sandell. The NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15. The shares directly held by NEA 15 OF are indirectly held by NEA Partners 15-OF, L.P., or NEA Partners 15-OF, the sole general partner of NEA 15 OF, NEA 15 LLC, the sole general partner of NEA Partners 15-OF, and each of the NEA 15 Managers. The NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15 OF. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P., or NEA Partners 16, the sole general partner of NEA 16, NEA 16 GP, LLC, or NEA 16 LLC, the sole general partner of NEA Partners 16, and each of the individual managers of NEA 16 LLC. The individual managers, or collectively, the NEA 16 Managers, of NEA 16 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad Makhzoumi, Scott D. Sandell, and Paul Walker. The NEA 16 Managers share voting and dispositive power with regard to the shares held by NEA 16. The shares directly held by NEA 17 are indirectly held by NEA Partners 17, L.P., or NEA Partners 17, the sole general partner of NEA 17, NEA 17 GP, LLC, or NEA 17 LLC, the sole general partner of NEA Partners 17, and each of the individual managers of NEA 17 LLC. The individual managers, or collectively, the NEA 17 Managers, of NEA 17 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, and Rick Yang. The NEA 17 Managers share voting and dispositive power with regard to the shares held by NEA 17. The shares directly held by NEA 18 VGE are indirectly held by NEA Partners 18 VGE, L.P., or NEA Partners 18 VGE, the sole general partner of NEA 18 VGE, NEA 18 VGE GP, LLC, or NEA 18 VGE LLC, the sole general partner of NEA Partners 18 VGE, and each of the individual managers of NEA 18 VGE LLC. The individual managers, or collectively, the NEA 18 VGE Managers, of NEA 18 VGE LLC are Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, and Rick Yang. The NEA 18 VGE Managers share voting and dispositive power with regard to the shares held by NEA 18 VGE. The shares directly held by BH SPV are indirectly held by NEA BH SPV GP, LLC, or SPV LLC, the sole general partner of BH SPV, and each of the NEA 17 Managers. The NEA 17 Managers share voting and dispositive power with regard to the shares held by BH SPV. The shares directly held by BH SPV II are indirectly held by SPV LLC, the sole general partner of BH SPV II, and each of the NEA 17 Managers. The NEA 17 Managers share voting and dispositive power with regard to the shares held by BH SPV II. The address for the above-referenced entities is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(2)
The following information is based on a Schedule 13G/A, filed by Deer X & Co. Ltd. and other reporting persons named therein. Consists of (i) 448,648 shares of common stock held by Bessemer Venture Partners IX L.P., or Bessemer IX, (ii) 359,437 shares of common stock held by Bessemer Venture Partners IX Institutional L.P., or Bessemer Institutional, (iii) 26,129 shares of common stock held by Bessemer Venture Partners Century Fund L.P., or Bessemer Century, (iv) 164,872 shares of common stock held by Bessemer Venture Partners Century Fund Institutional L.P., or Bessemer Century Institutional and (v) 132 shares of common stock issuable held by 15 Angels II LLC, or 15 Angels (together with Bessemer IX, Bessemer Institutional, Bessemer Century and Bessemer Century Institutional, the “Bessemer Entities”). Also includes 105,455 shares of common stock upon conversion of an aggregate of 8,500 shares of Series B Convertible Perpetual Preferred Stock held by Bessemer IX, Bessemer Institutional, Bessemer Century, Bessemer Century Institutional and 15 Angels. 15 Angels is wholly owned by Bessemer Venture Partners VIII Institutional L.P., or Bessemer VIII Institutional. Deer VIII & Co. L.P., or Deer VIII L.P. is the general partner of Bessemer VIII Institutional. Deer VIII & Co. Ltd., or Deer VIII Ltd., is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Scott Ring, Sandra Grippo and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for 15 Angels. Deer IX & Co. L.P., or Deer IX L.P., is the general partner of Bessemer IX and Bessemer Institutional. Deer IX & Co. Ltd., or Deer IX Ltd., is the general partner of Deer IX L.P. David Cowan, Byron Deeter, Adam Fisher, Robert P. Goodman, Jeremy Levine, Scott Ring, Sandra Grippo and Robert M. Stavis are the directors of Deer IX Ltd. and hold the voting and dispositive power for Bessemer IX and Bessemer Institutional. Investment and voting decisions with respect to the shares held by Bessemer IX and Bessemer Institutional are made by the directors of Deer IX Ltd. acting as an investment committee. Deer X & Co. L.P., or Deer X L.P., is the general partner of Bessemer Century and Bessemer Century Institutional. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Pursuant to a proxy arrangement between Deer X L.P. and Deer IX L.P., Deer IX L.P., its general partner Deer IX Ltd., and the aforementioned directors of Deer IX Ltd. make voting decisions with respect to the shares of the Company held by Bessemer Century and Bessemer Century Institutional. Such voting decisions are made by the directors of Deer IX Ltd. acting as an investment committee. Additionally, Bessemer has entered into a proxy arrangement with the General Counsel of NeueHealth through which Bessemer has directed the General Counsel of NeueHealth to vote any shares of common stock beneficially owned by the Bessemer Entities that represent voting power in excess of 9.9% of the total issued and outstanding shares in the same proportion as the votes of the holders of common stock other than the Bessemer Entities. Bessemer has the right to rescind the proxy at any time, subject to compliance with any regulatory approvals. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York, 10538.

(3)
The following information is based in part on a Schedule 13D/A filed by StepStone Group LP and other reporting persons named therein. Consists of (i) 71,548 shares of common stock held by StepStone VC Global Partners VII-A, L.P. (“StepStone VII-A”), (ii) 1,887 shares of common stock held by StepStone VC Global Partners VII-C, L.P. (“StepStone VII-C”), (iii) 263,255 shares of common stock held by StepStone VC Opportunities IV, L.P. (“StepStone IV”), (iv) 28,632 shares of common stock held by StepStone Master G, L.P. (“StepStone Master”), (v) 103,080 shares of common stock held by AU Special Investments, L.P. (“AU”), (vi) 41,298 shares of common stock held by StepStone VC Opportunities VI, L.P. (“StepStone VI”), (vii) 2,360 shares of common held by StepStone VC Opportunities VI-D, L.P. (“StepStone VI-D”), (viii) 12,118 shares of common stock held by StepStone VC Opportunities V, L.P. (“StepStone V”) and (ix) 1,069 shares of common stock held by StepStone VC Opportunities V-D, L.P. (“StepStone V-D”). Also includes 26,054 shares of common stock issuable upon conversion of an aggregate of 2,100 shares of Series B Convertible Perpetual Preferred Stock held by StepStone V, StepStone V-D, StepStone VI and StepStone VI-D. StepStone Group LP (“StepStone”) is the investment manager of several direct shareholders of NeueHealth, Inc., including StepStone VII-A, StepStone VII-C, StepStone IV, StepStone VI, StepStone VI-D, StepStone Master, AU, StepStone V, and StepStone V-D (collectively, the “StepStone Funds”). StepStone has voting, investment and dispositive power over the shares held by the StepStone Funds pursuant to each StepStone Fund’s limited partnership agreement and certain investment management agreements to which StepStone and such StepStone Funds are parties. The address for StepStone and the StepStone Funds is 4225 Executive Square, Suite 1600, La Jolla, CA 92037.

(4)
Consists of (i) 323,129 options held by Mr. Mikan that are exercisable within 60 days of March 4, 2025, (ii) 196,442 restricted stock units that vest within 60 days of March 4, 2025 and (iii) 45,000 options held by Mikan Family Enterprise, LLC that are exercisable within 60 days of March 4, 2025.

(5)
Consists of (i) 17,747 shares of common stock, (ii) 1,854 options that are exercisable within 60 days of March 4, 2025, and (iii) 32,784 restricted stock units that vest within 60 days of March 4, 2025.

(6)	Consists of (i) 7,830 shares of common stock and (ii) 28,819 restricted stock units that vest within 60 days of March 4, 2025.
(7)
Consists of (i) 4,755 shares of common stock held by Mr. Sheehy and (ii) 250,690 shares of common stock held by the Robert J. Sheehy Revocable Trust. Robert J. Sheehy is the sole trustee of the Robert J. Sheehy Revocable Trust and has voting and investment power over the shares of common stock and Series A preferred stock held by the Robert J. Sheehy Revocable Trust.

(8)	Consists of (i) 5,943 shares of common stock and (ii) 6,750 options that are exercisable within 60 days of March 4, 2025.
(9)	Consists of (i) 5,943 shares of common stock and (ii) 6,750 options that are exercisable within 60 days of March 4, 2025.
(10)	Consists of (i) 8,664 shares of common stock and (ii) 6,609 options that are exercisable within 60 days of March 4, 2025.
(11)
Consists of (i) 19,320 shares of common stock held by Mr. Kadre, (ii) 6,750 options that are exercisable within 60 days of March 4, 2025, and (iii) 3,686 shares of common stock held by the Kadre Family Partnership, L.P. of which Mr. Kadre is the general partner.

(12)
Does not include 1,104,114 shares beneficially owned by the Bessemer Entities, as described under footnote (2). Mr. Kraus is a director of Deer X Ltd. and has an indirect, passive economic interest in the shares held by Bessemer IX, Bessemer Institutional and 15 Angels.

(13)
Consists of (i) 5,943 shares held directly by Mr. Makhzoumi, and (ii) shares held by NEA 15, NEA 15 OF, NEA 16, NEA 17, NEA 18 VGE, BH SPV and BH SPV II described under footnote (1), over which Mr. Makhzoumi shares voting and dispositive power. Mr. Makhzoumi has no voting or dispositive power with regard to any shares held by NEA.

(14)
Consists of (i) 8,029 shares of common stock, (ii) 3,505 options that are exercisable within 60 days of March 4, 2025 and (iii) 5,625 shares of common stock held by Slavitt Holdings LLC. Mr. Slavitt is the sole manager and member of Slavitt Holdings LLC and has voting and investment power over the shares of common stock held by Slavitt Holdings LLC. Also includes 30,687 shares held by Town Hall Ventures II LP and 52,969 shares held by Town Hall Ventures LP, in respect of each of which Mr. Slavitt serves as a managing member and its General Partner. Also includes 37,432 shares of common stock issuable upon conversion of 4,200 shares of Series B Convertible Perpetual Preferred Stock held by Town Hall Ventures II LP.

Prior Public Offerings
During the past three years, none of the Company, the Parent Filing Parties or any of their respective affiliates has made any underwritten public offering of shares of Company Common Stock for cash that was registered under the Securities Act, or exempt from registration under Regulation A promulgated under the Securities Act.
Certain Transactions in the Shares of Company Common Stock
Except as described below, other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover Agreements (as discussed in the sections of this proxy statement entitled “The Merger Agreement” and “The Rollover Agreements”), and certain activity related to the Company’s equity compensation awards discussed elsewhere in this proxy statement, (i) none of the Company’s directors and executive officers, the Parent Filing Parties or any of their respective affiliates has executed any transactions with respect to shares of Company Common Stock during the past 60 days and (ii) none of the Company, the other Parent Filing Parties or any of their respective affiliates has purchased shares of Company Common Stock during the past two years.
Transactions by the Company’s Directors and Executive Officers During the Last 60 Days
The following transactions by the Company’s directors and executive officers within the last 60 days were reported on Statements of Changes of Beneficial Ownership on Form 4 filed with the SEC:
G. Mike Mikan

Date	Acquisition	Disposition	Price Per Share ($)
March 12, 2025	—	13,180	6.93(1)
March 11, 2025	130,000	—	N/A(2)
March 11, 2025	—	3,747	6.85(3)
March 10, 2025	—	1,604	7.06(4)
March 7, 2025	7,565	—	N/A(5)
March 7, 2025	—	26,660	7.19(6)
March 6, 2025	58,877	—	N/A(7)

(1)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.71 to $6.98 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(2)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 11, 2025.
(3)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.83 to $6.90 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(4)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.90 to $7.18 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(5)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 7, 2025.
(6)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $7.10 to $7.25 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(7)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 6, 2025.

Jay Matushak

Date	Acquisition	Disposition	Price Per Share ($)
March 12, 2025	—	1,633	6.93(1)
March 12, 2025	24,000	—	N/A(2)
March 11, 2025	—	814	6.85(3)
March 10, 2025	—	184	7.06(4)
March 7, 2025	2,444	—	N/A(5)
March 7, 2025	—	1,860	7.19(6)
March 6, 2025	6,340	—	N/A(7)

(1)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.71 to $6.98 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(2)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 11, 2025.
(3)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.83 to $6.90 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(4)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.90 to $7.18 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(5)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 7, 2025.
(6)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $7.10 to $7.25 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(7)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 6, 2025.
Jeffery Michael Craig

Date	Acquisition	Disposition	Price Per Share ($)
March 12, 2025	—	953	6.93(1)
March 11, 2025	14,000	—	N/A(2)
March 11, 2025	—	195	6.85(3)
March 10, 2025	—	2	7.06(4)
March 7, 2025	581	—	N/A(5)
March 7, 2025	—	1,240	7.19(6)
March 6, 2025	3,849	—	N/A(7)

(1)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.71 to $6.98 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(2)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 11, 2025.
(3)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.83 to $6.90 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(4)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.90 to $7.18 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(5)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 7, 2025.
(6)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $7.10 to $7.25 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(7)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 6, 2025.

Tomas Orozco

Date	Acquisition	Disposition	Price Per Share ($)
March 12, 2025	—	1,300	6.93(1)
March 11, 2025	24,000	—	N/A(2)
March 11, 2025	—	617	6.85(3)
March 10, 2025	—	20	7.06(4)
March 7, 2025	2,327	—	N/A(5)
March 7, 2025	—	620	7.19(6)
March 6, 2025	2,491	—	N/A(7)

(1)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.71 to $6.98 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(2)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 11, 2025.
(3)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.83 to $6.90 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(4)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.90 to $7.18 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(5)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 7, 2025.
(6)	Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $7.10 to $7.25 per share.
(7)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 6, 2025.
Jeffrey J. Scherman

Date	Acquisition	Disposition	Price Per Share ($)
March 12, 2025	—	375	6.93(1)
March 11, 2025	5,500	—	N/A(2)
March 11, 2025	—	427	6.85(3)
March 10, 2025	—	184	7.06(4)
March 7, 2025	1,280	—	N/A(5)
March 7, 2025	—	620	7.19(6)
March 6, 2025	2,491	—	N/A(7)

(1)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.71 to $6.98 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(2)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 11, 2025.
(3)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.83 to $6.90 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(4)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $6.90 to $7.18 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(5)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 7, 2025.
(6)
Represents the weighted average price. These shares were sold in multiple transactions at prices ranging from $7.10 to $7.25 per share in connection with the vesting and settlement of restricted stock units to cover any resulting tax obligations.

(7)	Represents shares of Company Common Stock acquired in connection with the vesting and settlement of restricted stock units. Such restricted stock units vested on March 6, 2025.
Other Transactions in Company Common Stock by the Company and the Parent Filing Parties in the Last Two Years
On August 4, 2023, the Company entered into a warrantholders agreement (the “2023 NEA Warrantholders Agreement”) with NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”) and the lenders from time-to-time party thereto, setting forth the rights and obligations of the Company and the lenders as holders of the warrants to acquire shares of Company Common Stock at an exercise price of $0.01 per share, and providing for the issuance of 1,656,789 warrants. The warrants do not contain any exercise contingencies and expire on the fifth anniversary of the first closing date. The number of shares of Company Common Stock issuable under such warrants is subject to adjustment upon the circumstances set forth in the 2023 NEA Warrantholders Agreement.
On April 8, 2024, the Company entered into a warrantholders agreement (the “2024 NEA Warrantholders Agreement”) with NEA 18 VGE, New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 15, L.P., setting forth the rights and obligations of the Company and the other parties thereto as holders of the warrants to acquire up to 1,113,563 shares of Company Common Stock at an exercise price of $0.01 per share and providing for the issuance of warrants, subject to the limitations set forth in the 2024 NEA Warrantholders Agreement. Warrants under the 2024 NEA Warrantholders Agreement have substantially the same terms as warrants issued under the 2023 NEA Warrantholders Agreement. Such warrants expire five years from the date the initial warrants are issued under the 2024 NEA Warrantholders Agreement. The number of shares of Company Common Stock issuable under such warrants is subject to adjustment upon the circumstances set forth in the 2024 NEA Warrantholders Agreement.
Past Contracts, Transactions, Negotiations and Agreements
Except as described above in “Special Factors — Background of the Merger,” “Special Factors — Prior Public Offerings,” “Special Factors — Certain Transactions in the Shares of Company Common Stock,” “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Rollover Agreements and the Rollover Shares,'' “Other Important Information Regarding the Company — Directors and Executive Officers of the Company,” the transactions described in “Certain Relationships and Related Party Transactions” in the Definitive Proxy Statement for the Company's 2024 Annual Meeting of Stockholders, filed with the SEC on April 1, 2024 and incorporated by reference herein, and other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Rollover Agreements”), during the past two years: (1) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any of the Parent Filing Parties in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company’s securities or sale or other transfer of a material amount of assets of the Company, (2) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of the Company’s consolidated revenues with any of the Parent Filing Parties, and (3) none of the Company’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Parent Filing Parties.

OTHER IMPORTANT INFORMATION REGARDING THE PARENT FILING PARTIES
Other Important Information Regarding the Parent Filing Parties
Parent was formed on December 13, 2024, solely for the purpose of completing the Merger, and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. The principal office address of Parent is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000. Parent is controlled by Ultimate Parent.
Merger Sub was formed on December 13, 2024, solely for the purpose of completing the Merger, and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist. The principal office address of Merger Sub is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
Ultimate Parent was formed on December 13, 2024, solely for the purpose of managing Parent. Ultimate Parent has conducted no business activities except as contemplated by the Rollover Agreements. The principal office address of Ultimate Parent is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NH Holdings 2025 GP, LLC, a Delaware limited liability company (“GP Holdings”), was formed on December 13, 2024, solely for the purpose of acting as the general partner of Ultimate Parent. GP Holdings has conducted no business activities except as contemplated by the Rollover Agreements. The principal office address of GP Holdings is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
New Enterprise Associates 15, L.P., a Delaware limited partnership, was formed on March 17, 2015, for the purpose of investing in early-stage companies. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA Partners 15, L.P., a Delaware limited partnership, was formed on March 17, 2015, for the purpose of serving as the general partner of New Enterprise Associates 15, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA 15 Opportunity Fund, L.P., a Delaware limited partnership, was formed on April 8, 2015, for the purpose of investing in early-stage companies. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA Partners 15-OF, L.P., a Delaware limited partnership, was formed on April 8, 2015, for the purpose of serving as the general partner of NEA 15 Opportunity Fund, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA 15 GP, LLC, a Delaware limited liability company, was formed on March 17, 2015, for the purpose of serving as the general partner of NEA Partners 15, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
New Enterprise Associates 16, L.P., a Delaware limited partnership, was formed on April 7, 2017, for the purpose of investing in early-stage companies. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA Partners 16, L.P., a Delaware limited partnership, was formed on April 7, 2017, for the purpose of serving as the general partner of New Enterprise Associates 16, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA 16 GP, LLC, a Delaware limited liability company, was formed on April 7, 2017, for the purpose of serving as the general partner of NEA Partners 16, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
New Enterprise Associates 17, L.P., a Delaware limited partnership, was formed on June 6, 2019, for the purpose of investing in early-stage companies. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.

NEA Partners 17, L.P., a Delaware limited partnership, was formed on June 6, 2019, for the purpose of serving as the general partner of New Enterprise Associates 17, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA 17 GP, LLC, a Delaware limited liability company, was formed on June 6, 2019, for the purpose of serving as the general partner of NEA Partners 17, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA 18 Venture Growth Equity, L.P., a Delaware limited partnership, was formed on December 22, 2021, for the purpose of investing in growth-stage companies. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA Partners 18 VGE, L.P., a Delaware limited partnership, was formed on December 22, 2021, for the purpose of serving as the general partner of NEA 18 Venture Growth Equity, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA 18 VGE GP, LLC, a Delaware limited liability company, was formed on December 22, 2021, for the purpose of serving as the general partner of NEA Partners 18 VGE, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA BH SPV, L.P., a Delaware limited partnership, was formed on November 21, 2019, for the purpose of investing in Neuehealth, Inc. (fka Bright Health). Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA BH SPV II, L.P., a Delaware limited partnership, was formed on August 27, 2020, for the purpose of investing in Neuehealth, Inc. (fka Bright Health). Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
NEA BH SPV GP, LLC, a Delaware limited liability company, was formed on November 21, 2019, for the purpose of serving as the general partner of NEA BH SPV, L.P. and NEA BH SPV II, L.P. Its principal office address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093, and the telephone number at the principal office is 410-842-4000.
None of the entities listed above (collectively, the “Parent Entities”), has, to the knowledge of the Parent Entities, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Directors, Executive Officers and Controlling Persons.
The names and material occupations, positions, offices or employment during the past five years of the Parent Filing Parties’ respective directors, executive officers and managers are set forth below. During the past five years, none of the Parent Filing Parties or any of their respective directors, executive officers and managers has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) party to any judicial or administrative proceeding (excluding matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each of the Parent Filing Parties and each of their respective directors, executive officers and managers is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. The telephone number at the principal office is 410-842-4000. Unless otherwise indicated, each of the below-listed individuals is a United States citizen.
Stephanie S. Brecher. Ms. Brecher is the Sole Director, President, and Chief Legal Officer of Parent, Merger Sub. Ms. Brecher also serves as Chief Legal Officer of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC, NEA BH SPV, L.P.,

NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Ms. Brecher is also the Initial Limited Partner of Ultimate Parent. Ms. Brecher’s principal business address is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. Ms. Brecher is Chief Legal Officer of NEA and has been there since May 2012.
Nicole Hatcher. Ms. Hatcher is Secretary and Deputy General Counsel of Parent, Merger Sub. Ms. Hatcher also serves as Deputy General Counsel of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC. Ms. Hatcher is also the General Counsel of NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Ms. Hatcher’s principal business address is 2855 Sand Hill Road Menlo Park, CA 94025. Ms. Hatcher is General Counsel of NEA and has been there since July 2021.
Sam Cohen. Mr. Cohen is Chief Financial Officer of Corporate Finance of Parent, Merger Sub, New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC. Mr. Cohen is also the Chief Financial Officer of NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Cohen’s principal business address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. Mr. Cohen is Chief Financial Officer, Corporate Finance and Tax of NEA and has been there since October 2007.
Ronald Kosar. Mr. Kosar is Chief Financial Officer of Partnership Finance of Parent, Merger Sub, New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC,. Mr. Kosar is also the Chief Financial Officer of NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Kosar’s principal business address is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. Mr. Kosar is Chief Financial Officer, Partnership Finance of NEA and has been there since August 2008.
Scott Sandell. Mr. Sandell is a Manager of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC, NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Sandell’s principal business address is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. Mr. Sandell is Executive Chairman & Chief Investment Officer of NEA and has been there since 1996.
Mohamad Makhzoumi. Mr. Makhzoumi is a Manager of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC, NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Makhzoumi’s principal business address is 2855 Sand Hill Rd, Menlo Park, CA 94025. Mr. Makhzoumi is Co-CEO of NEA and has been there since 2000.
Anthony Florence. Mr. Florence is a Manager of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC, NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Florence’s principal business address is 104 5th Ave, New York, NY 10011. Mr. Florence is Co-CEO of NEA and has been there since 2008.
Forest Baskett. Mr. Baskett is a Manager of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 Opportunity Fund, L.P., NEA Partners 15-OF, L.P., NEA 15 GP, LLC, New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC. Mr. Baskett’s principal business address is 2855 Sand Hill Rd, Menlo Park, CA 94025. Mr. Baskett is a Special Partner of NEA and has been there since 1999.

Ali Behbahani. Mr. Behbahani is a Manager of New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC. Mr. Behbahani’s principal business address is 2855 Sand Hill Rd, Menlo Park, CA 94025. Mr. Behbahani is a Partner and Co-Head of Healthcare of NEA and has been there since 2007.
Carmen Chang. Ms. Chang is a Manager of New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC. Ms. Chang’s principal business address is 2855 Sand Hill Rd, Menlo Park, CA 94025. Ms. Chang is a Partner and Head of Asia of NEA and has been there since 2012.
Paul Walker. Mr. Walker is a Manager of New Enterprise Associates 16, L.P., NEA Partners 16, L.P., NEA 16 GP, LLC, New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC. Mr. Walker’s principal business address is 2855 Sand Hill Rd, Menlo Park, CA 94025. Mr. Walker is a Partner and Co-Head of Healthcare of NEA and has been there since 2008.
Edward Mathers. Mr. Mathers is a Manager of New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC, NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Mathers’ principal business address is c/o 104 5th Ave, New York, NY 10011. Mr. Mathers is a Partner of NEA and has been there since 2008.
Rick Yang. Mr. Yang is a Manager of New Enterprise Associates 17, L.P., NEA Partners 17, L.P., NEA 17 GP, LLC, NEA 18 Venture Growth Equity, L.P., NEA Partners 18 VGE, L.P., NEA 18 VGE GP, LLC, NEA BH SPV, L.P., NEA BH SPV II, L.P., and NEA BH SPV GP, LLC. Mr. Yang’s principal business address is 2855 Sand Hill Rd, Menlo Park, CA 94025. Mr. Yang is a Partner and Head of Technology of NEA and has been there since 2007.

DELISTING AND DEREGISTRATION OF THE COMPANY’S COMMON STOCK
If the Merger is completed, the Company Common Stock will be delisted from NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded. As a result, we would no longer file periodic reports with the SEC on account of the shares of Company Common Stock.
STOCKHOLDER PROPOSALS AND NOMINATIONS
The Company’s 2024 annual meeting of stockholders was held on May 2, 2024. If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. In accordance with NYSE corporate governance requirements, we are required to hold an annual meeting during each fiscal year. Under Section 211(b) of the DGCL, we are required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. If the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2025 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.
If the Company holds a 2025 annual meeting, stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting may do so by following the procedures described below.
Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Company Board to be presented at the 2025 annual meeting. Proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and must have been received by our Corporate Secretary at the address shown on the first page of this proxy statement. To comply with the requirements of Rule 14a-8, the proposal must have been received by us no later than December 2, 2024, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the first anniversary of the date of the 2024 annual meeting of stockholders, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders.
Our bylaws require timely advance written notice of stockholder proposals and stockholder nominations of director candidates to be presented at an annual meeting of stockholders. Notice will be considered timely for the 2025 annual meeting if it is received no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the date of the 2024 annual meeting of stockholders. However, if the 2025 annual meeting is held more than 30 days before or more than 70 days after the first anniversary of the 2024 annual meeting of stockholders, notice will be considered timely if it is received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Our bylaws require our Board or the presiding officer of the annual meeting of stockholders to reject any untimely or non-complying proposal or stockholder nomination of director candidates. To comply with our bylaws, notice of a stockholder proposal or stockholder nomination of director candidates must be received by us no later than February 1, 2025, unless the date of our 2025 annual meeting is held more than 30 days before or more than 70 days after the first anniversary of the 2024 annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in the Company’s proxy statement, which are described above.
Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our bylaws may be obtained by writing to our Corporate Secretary at the address shown on the first page of this proxy statement.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the first anniversary of the date of the 2024 annual meeting of stockholders. If the date of our 2025 annual meeting is changed by more than 30 days from the first anniversary of the date of the 2024 annual meeting of stockholders, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of the Company’s first public announcement of the date of the 2025 annual meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this proxy statement by referring you to other documents filed separately with the SEC. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this proxy statement and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this proxy statement is accurate as of any date other than the respective dates of those documents.
We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC):
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 28, 2024;
•
Our Current Reports on Form 8-K as filed with the SEC on January 2, 2024 (only with respect to Items 1.01, 1.02 and 2.01), January 5, 2024, January 24, 2024, April 10, 2024 (only with respect to Items 1.01, 2.03, and 3.02 and Exhibits 4.1, 10.1, and 10.2 of Item 9.01), May 8, 2024, June 24, 2024 (only with respect to Items 1.01, 2.03, and 3.02), October 30, 2024 (only with respect to Items 1.01 and 2.03), and December 23, 2024;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 10, 2024, for the fiscal quarter ended June 30, 2024, filed on August 13, 2024, and for the fiscal quarter ended September 30, 2024, filed on November 7, 2024; and

•	Our Definitive Proxy Statement on Schedule 14A for the May 2, 2024 annual meeting of stockholders, filed on April 1, 2024.
These reports contain important information about us, our financial condition and our results of operations.
Because the Merger is a “going private” transaction for purposes of Rule 13e-3 under the Exchange Act, the Company and the Parent Filing Parties have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Please see the section of this proxy statement entitled “Where You Can Find More Information” for information on accessing these documents, including the proxy statement and the Schedule 13E-3, including any amendments and exhibits or documents filed or incorporated by reference as a part thereof.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the “Investor Relations” section of our corporate website at https://www.neuehealth.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated within this proxy statement by reference.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request at the address provided below; or from the SEC through the SEC website at the address provided above.
NeueHealth, Inc.
9250 NW 36th St., Suite 420,
Doral, FL 33178
Telephone: (612) 238-1321
Attention: Investor Relations
The Merger is a “going private” transaction for purposes of Rule 13e-3 under the Exchange Act, the Company and the Parent Filing Parties have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Appendix I
SUMMARY FINANCIAL INFORMATION
NeueHealth, Inc. and Subsidiaries
Balance Sheets
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$109,839	$87,299	$217,006
Short-term investments	8,842	6,265	869
Accounts receivable, net	43,078	39,084	19,576
ACO REACH performance year receivable	261,215	115,878	99,181
Current assets of discontinued operations	127,638	822,570	3,187,464
Current assets of held-for-sale operations	6,108	—	—
Prepaids and other current assets	32,712	17,831	46,538
Total current assets	589,432	1,088,927	3,570,634
Other assets:
Long-term investments	—	—	5,401
Property, equipment and capitalized software, net	11,677	14,499	21,298
Goodwill	—	—	401,385
Intangible assets, net	73,552	93,238	104,952
Long-term assets of discontinued operations	—	—	529,117
Other non-current assets	22,122	28,816	32,265
Total other assets	107,351	136,553	1,094,418
Total assets	$696,783	$1,225,480	$4,665,052
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$123,665	$157,903	$116,021
Accounts payable	5,898	11,841	18,714
Short-term borrowings	—	303,947	303,947
ACO REACH performance year obligation	161,855	—	—
Current liabilities of discontinued operations	339,576	699,758	3,157,236
Current liabilities of held-for-sale operations	4,976	—	—
Risk share payable to deconsolidated entity	123,981	123,981	—
Warrant liability	22,252	13,971	—
Other current liabilities	90,235	79,856	97,241
Total current liabilities	872,438	1,391,257	3,693,159
Long-term borrowings	120,252	66,400	—
Other liabilities	16,616	22,441	32,208
Total liabilities	1,009,306	1,480,098	3,725,367
Commitments and contingencies
Redeemable noncontrolling interests	117,876	88,908	219,758
Redeemable Series A preferred stock, $0.0001 par value; 750,000 shares authorized, issued and outstanding in all periods presented	747,481	747,481	747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized issued and outstanding in all periods presented	172,936	172,936	172,936

	September 30, 2024	December 31, 2023	December 31, 2022
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2024, 2023 and 2022; 8,284,485, 8,053,576 and 7,878,394 shares issued and outstanding in 2024, 2023 and 2022, respectively	1	1	1
Additional paid-in capital	3,100,990	3,056,027	2,972,333
Accumulated deficit	(4,439,807)	(4,307,849)	(3,156,395)
Accumulated other comprehensive loss	—	(122)	(4,429)
Treasury Stock, at cost, 31,526 shares for all periods presented	(12,000)	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,350,816)	(1,263,943)	(200,490)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$696,783	$1,225,480	$4,665,052

Shareholders’ equity (deficit) per share	$(163.05)	$(156.94)	$(25.45)

NeueHealth, Inc. and Subsidiaries
Statements of Income (Loss)
(in thousands, except per share data)

	Nine Months Ended September 30,		For the Years Ended December 31,
	2024	2023	2023	2022
Revenue:
Capitated revenue	$196,805	$159,683	$219,774	$112,904
ACO REACH revenue	471,090	676,845	896,504	654,087
Service revenue	35,357	31,387	44,438	39,601
Investment income	767	16	86	(55,429)
Total revenue	704,019	867,931	1,160,802	751,163
Operating expenses:
Medical costs	557,248	731,718	996,582	662,972
Operating costs	201,114	221,697	287,138	354,436
Bad debt expense	14	23,054	27,407	12
Restructuring charges	181	6,867	6,990	29,178
Goodwill impairment	—	401,385	401,385	—
Intangible assets impairment	11,411	—	—	42,611
Depreciation and amortization	12,044	14,271	18,296	30,710
Total operating expenses	782,012	1,398,992	1,737,798	1,119,919
Operating loss	(77,993)	(531,061)	(576,996)	(368,756)
Interest expense	12,453	26,998	38,203	12,822
Warrant expense (income)	(3,826)	9,874	13,971	—
Gain on troubled debt restructuring	(30,311)	—	—	—
Loss from continuing operations before income taxes	(56,309)	(567,933)	(629,170)	(381,578)
Income tax expense (benefit)	3,269	(3,018)	(1,428)	3,664
Net loss from continuing operations	(59,578)	(564,915)	(627,742)	(385,242)
Loss from discontinued operations, net of tax (including gain on disposal of $991)	(42,662)	(240,321)	(638,066)	(974,638)
Net Loss	(102,240)	(805,236)	(1,265,808)	(1,359,880)
Net income from continuing operations attributable to noncontrolling interests	(29,718)	(116,502)	114,354	(95,664)
Series A preferred stock dividend accrued	(31,383)	(29,834)	(40,139)	(37,889)
Series B preferred stock dividend accrued	(7,042)	(6,695)	(9,006)	(1,798)
Net loss attributable to NeueHealth, Inc. common shareholders	$(170,383)	$(958,267)	$(1,200,599)	$(1,495,231)

Basic and diluted loss per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(15.57)	$(90.36)	$(70.72)	$(66.17)
Discontinued operations	(5.20)	(30.25)	(80.22)	(123.87)
Basic and diluted loss per share	$(20.77)	$(120.61)	(150.94)	(190.04)

Basic and diluted weighted-average common shares outstanding	8,205	7,945	7,954	7,868

Annex A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NH HOLDINGS 2025, INC.,

NH HOLDINGS ACQUISITION 2025, INC.

and

NEUEHEALTH, INC.

Dated as of December 23, 2024

A-i

A-ii

EXHIBITS

Exhibit A	–	Form of Rollover Agreement

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of December 23, 2024 (this “Agreement”), by and among NH Holdings 2025, Inc., a Delaware corporation (“Parent”), NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and NeueHealth, Inc., a Delaware corporation (the “Company”, and collectively with Parent and Merger Sub, the “Parties”). Certain terms used in this Agreement are defined in Section 1.1.
WITNESSETH:
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth herein, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger;
WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee of the Company Board consisting solely of independent and disinterested directors of the Company (the “Special Committee”), which committee has been empowered to, among other things, review, evaluate and negotiate this Agreement and the transactions contemplated hereby, including the Merger, and make a recommendation to the Company Board as to whether or not to approve this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders and (b) recommended that the Company Board (i) approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt this Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL (such recommendation, the “Special Committee Recommendation”);
WHEREAS, the Company Board, acting upon the Special Committee Recommendation, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, and (d) resolved to recommend that the stockholders of the Company approve and adopt this Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL (such recommendation, the “Company Board Recommendation”);
WHEREAS, the board of directors of Parent has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Parent and its stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (c) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of Merger Sub has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and Parent (in its capacity as the sole stockholder of Merger Sub), (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) authorized and approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, and (d) recommended that Parent (in its capacity as the sole stockholder of Merger Sub) approve and adopt this Agreement in accordance with the certificate of incorporation and bylaws of Merger Sub and the DGCL;
WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub, after receipt and review of the final form of this Agreement, has executed and delivered to the Company an action by written consent evidencing its adoption of this Agreement in accordance with the certificate of incorporation and bylaws of Merger Sub and the DGCL, effective as of immediately following the execution of this Agreement;
WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into Rollover Agreements in substantially the form attached hereto as Exhibit A (collectively, together with any similar agreements that may be entered into after the execution and delivery of this

Agreement and prior to the Effective Time, the “Rollover Agreements”) with NH Holdings 2025 SPV, L.P. (“Ultimate Parent”), which wholly owns Parent, pursuant to which, among other things, on the terms and subject to the conditions set forth therein, (i) such stockholders have agreed (or, in the case of Rollover Agreements to be entered into after the execution and delivery hereof, will agree) (A) to contribute to Ultimate Parent, effective immediately prior to the Effective Time, certain of the shares of Company Common Stock, Company Series A Preferred Stock and/or Company Series B Preferred Stock owned by them as specified in the Rollover Agreements (all such shares, collectively, the “Rollover Shares”) in exchange for the issuance to such stockholders of limited partnership interests of Ultimate Parent as provided in the Rollover Agreements and (B) if applicable, to vote the shares of capital stock of the Company owned by them in favor of the approval and adoption of this Agreement and (ii) Ultimate Parent has agreed to contribute the Rollover Shares to Parent, and Parent has agreed to contribute the Rollover Shares to Merger Sub, in each case, immediately prior to the Effective Time;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 15, L.P. (collectively, the “Equity Investors”) have entered into (a) an equity financing commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”), pursuant to which the Equity Investors have agreed, on the terms and subject only to the conditions set forth therein, to provide, or cause to be provided, to Parent the equity financing described therein (the “Financing”) and (b) a limited guarantee, dated as of the date of this Agreement (the “Guarantee”), pursuant to which the Equity Investors (the “Guarantors”) have guaranteed to the Company the due, punctual and complete payment of all of the liabilities and obligations of the Parent Parties under this Agreement; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:
“Acceptable Confidentiality Agreement” means an agreement with the Company Group that is executed, delivered and effective after the date hereof containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receives information of or with respect to the Company Group to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that the provisions contained therein are no less favorable in the aggregate, as determined by the Special Committee in good faith, to the Company and its Subsidiaries than the terms of the Confidentiality Agreement (it being understood that, notwithstanding anything in this Agreement to the contrary, an Acceptable Confidentiality Agreement shall not be required to contain any standstill or similar provisions that would prohibit the making or amendment of any Acquisition Proposal); provided, further, that an “Acceptable Confidentiality Agreement” shall not include any provision (a) prohibiting the Company or its Affiliates from satisfying its or their obligations hereunder (including the provisions of Section 6.3) or (b) requiring the Company or any of its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.
“Acquisition Proposal” means any proposal or offer, whether or not in writing, from any Person (other than the Parent Parties and their respective Representatives and Affiliates) relating to any direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of the Company (including on an as-converted basis), any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities representing, or convertible into or exchangeable or exercisable for equity securities representing, 20% or more of the total voting power of the equity securities of the Company (including on an as-converted basis), or any merger, reorganization, consolidation, share exchange, sale of shares of capital stock, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), or any combination of the foregoing.
“Action” means any judicial, administrative or arbitral actions, claims, litigation, suits or proceedings (public or private) by or before a Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided that, notwithstanding anything to the contrary herein, (a) in no event shall Parent or Merger Sub be deemed, treated or considered to be an “Affiliate” of the Company or any of its Subsidiaries (or vice versa) prior to the Effective Time and (b) in no event shall the Specified Stockholders or any of their respective affiliated investment funds or vehicles, or any “portfolio company” (as such term is customarily understood among institutional private equity investors) of any of the foregoing or any of their respective portfolio companies (other than the Company and its Subsidiaries) be deemed, treated or considered to be an “Affiliate” of the Company, any of its Subsidiaries or, after the Effective Date, the Surviving Company (or vice versa).
“Affiliated Party” has the meaning specified in Section 4.22.
“Agreement” has the meaning specified in the Preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 6.3(d).
“Bankruptcy and Equity Exception” has the meaning specified in Section 4.2(a).
“Book-Entry Share” has the meaning specified in Section 3.2(b)(ii).
“Burdensome Condition” has the meaning specified in Section 6.8(f).
“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized by Law to be closed.
“Capitalization Date” has the meaning specified in Section 4.5(a).
“Certificate” has the meaning specified in Section 3.2(b)(i).
“Certificates of Designations” has the meaning specified in Section 3.1(c).
“Certificate of Merger” has the meaning specified in Section 2.3.
“Closing” has the meaning specified in Section 2.2.
“Closing Date” has the meaning specified in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning specified in the Preamble.
“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment, change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit or compensation plan, program, agreement or arrangement that the Company or any of its Subsidiaries sponsors, maintains or contributes to, other than (i) any Multiemployer Plan or (ii) any statutory benefit plans which the Company or any of the Company’s Subsidiaries is required to participate in or comply with.
“Company Board” has the meaning specified in the Recitals.
“Company Board Recommendation” has the meaning specified in the Recitals.
“Company Board Recommendation Change” has the meaning specified in Section 6.3(e).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“Company Disclosure Schedule” has the meaning specified in Article IV.
“Company Equity Awards” means, collectively, the Company Options, the Company RSUs and the Company PSUs.
“Company Equity Plans” means, collectively, the Company’s 2016 Stock Incentive Plan and the Company’s Second Amended and Restated 2021 Omnibus Incentive Plan, in each case, as amended from time to time.
“Company Group” means the Company, its Subsidiaries and the Managed Practices and, where applicable, any of the Company or any of its Subsidiaries or any Managed Practice.
“Company Intellectual Property” has the meaning specified in Section 4.12(b).
“Company Insurance Subsidiary” means any Subsidiary of the Company that conducts the business of insurance.
“Company Material Adverse Effect” means an effect, event, change, occurrence, development, condition, fact or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company Group, taken as a whole or (b) the ability of the Company to consummate the Merger prior to the Termination Date; provided, however, with respect to the foregoing clause (a), that no effect, event, change, occurrence, development, condition, fact or circumstance arising out of, in connection with or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Company Material Adverse Effect or whether a Company Material Adverse Effect is reasonably excepted to occur (except that with respect to clauses (i), (ii), (iii), (iv), (v) and (viii) of the below, if, and only if, such effect, event, change, occurrence, development, condition or circumstance has adversely affected the Company Group, taken as a whole, in a disproportionate manner relative to the Company Group’s competitors, then solely the incremental disproportionate adverse impact may be taken into account in determining whether there has been a Company Material Adverse Effect): (i) operating, business, regulatory or other conditions in the industry in which the Company Group operates; (ii) general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (iii) weather, meteorological conditions or climate, epidemics, pandemics, storms, earthquakes, floods, hurricanes, tornadoes, cyclones, tsunamis, volcanic eruptions, wildfires, natural disasters or other similar acts of nature or force majeure events; (iv) COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company Group’s compliance therewith; (v) global, national or regional political conditions, including hostilities, acts of war (whether or not declared), sabotage or terrorism (including cyberattacks) or military actions, or any escalation, worsening or diminution of any of the foregoing; (vi) the execution, announcement, pendency or performance of this Agreement or the consummation of the transactions contemplated hereby (including any action (A) taken or omitted to be taken by the Company Group at the request or with the consent of any of the Parent Parties or (B) required or expressly permitted to be taken by the terms of this Agreement, but excluding in the case of this clause (B) any actions or omissions required to be taken (or not taken) under Section 6.2(a)), including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, employees and/or independent contractors or consultants and on revenue, profitability and/or cash flows; provided, however, that this clause (vi) shall not apply to a breach of any representation or warranty set forth in Section 4.3 and Section 4.4 that specifically speaks to the impact of the execution, announcement, pendency or performance of this Agreement or the consummation of the transactions contemplated hereby; (vii) Parent’s or its Representatives’ or Affiliates’ announcement or other disclosure of its plans or intentions with respect to the conduct of business (or any portion thereof) of the Company or any of the Company’s Subsidiaries after the Closing; (viii) any change or proposed change in Laws, regulatory policies or GAAP or other applicable accounting rules, or any guidance relating to or the interpretation of the foregoing; (ix) the fact that the prospective owner of the Company Group is Parent or any

Affiliate of Parent; (x) any failure by the Company Group or any of the Parent Parties or any of their Affiliates to meet any projections, forecasts or estimates (provided, however, that any effect, event, change, occurrence, development, condition, fact or circumstance that caused or contributed to such failure to meet any projections, forecasts or estimates shall not be excluded under this clause (x)); (xi) any change in the price or trading volume of the shares of Company Common Stock or any other publicly traded security of the Company or the credit rating of the Company Group or any of the Parent Parties or any of their Affiliates (provided, however, that any effect, event, change, occurrence, development, condition, fact or circumstance that caused or contributed to such change in such market price, trading volume or credit rating shall not be excluded under this clause (xi)); and (xii) actions required to be taken under applicable Laws or Contracts.
“Company Meeting” has the meaning specified in Section 6.5(a).
“Company Option” means any option to acquire shares of Company Common Stock.
“Company PSU” means any restricted stock unit with respect to shares of Company Common Stock that is subject to performance-based vesting requirements.
“Company Related Parties” has the meaning specified in Section 8.3(b).
“Company RSU” means any restricted stock unit with respect to shares of Company Common Stock that is subject solely to service-based vesting requirements and not performance-based vesting requirements.
“Company SEC Filing” has the meaning specified in Section 4.7(a).
“Company Series A Preferred Stock” means the Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company.
“Company Series B Preferred Stock” means the Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company.
“Company Stockholder Approval” means the adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock, Company Series A Preferred Stock (on an as-converted basis) and Company Series B Preferred Stock (on an as-converted basis), voting together as a single class, entitled to vote on the adoption of this Agreement.
“Company Warrant” means each (a) warrant to purchase shares of Company Common Stock issued pursuant to (i) that certain Warrantholders Agreement, dated August 4, 2023, to which the Company is party, (ii) that certain Warrantholders Agreement, dated October 2, 2023, to which the Company is party or (iii) that certain Warrantholders Agreement, dated April 8, 2024, to which the Company is party and (b) warrant to purchase shares of Company Common Stock represented by those certain Warrant Agreements, each dated June 21, 2024, to which the Company is party.
“Competition Laws” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable state, antitrust, competition or foreign investment screening Laws of jurisdictions other than the United States and all other Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade, lessening or impeding of competition, or the creation, strengthening or abuse of dominance through merger or acquisition or (b) acquisitions or investments in persons organized, domiciled or operating in a jurisdiction by foreign persons. For the avoidance of doubt, Competition Laws do not include any state law primarily governing the business of insurance.
“Confidentiality Agreement” has the meaning specified in Section 6.1(b).
“Continuing Employees” has the meaning specified in Section 6.11(a).
“Contract” means any agreement, arrangement, contract, indenture, note, bond, mortgage, lease, deed of trust, loan, evidence of indebtedness, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, purchase and sale order or other agreement or commitment, in each case, that is legally binding, to which in each case a relevant Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.
“Contracting Parties” has the meaning specified in Section 10.10.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, Action, directive, guidelines, executive order, executive memo or recommendations (together with all guidance, rules and regulations related thereto) by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES), the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, Section 13(3) of the Federal Reserve Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, and IRS Notice 2020 65, the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability Protection, and Schools Act.
“Credit Agreements” means (a) that certain Credit Agreement, dated as of August 4, 2023, by and among the Company and the various Lenders (as defined therein) party thereto, as amended by that certain Incremental Amendment No. 1 thereto, dated as of October 2, 2023, that certain Incremental Amendment No. 2 thereto, dated as of April 8, 2024, and that certain Amendment No. 3 thereto, dated as of June 21, 2024, (b) the Hercules Agreement and (c) that certain Secured Promissory Note, dated as of October 29, 2024, made by Medical Practice Holding Company, LLC in favor of RRD Healthcare, LLC, in the case of each of the foregoing clauses (a), (b), and (c), as amended, restated, supplemented or otherwise modified from time to time.
“Current Insurance” has the meaning specified in Section 6.9(d).
“DGCL” has the meaning specified in the Recitals.
“Dissenting Shares” has the meaning specified in Section 3.1(f).
“DTC” has the meaning specified in Section 3.2(b)(ii).
“Effective Time” has the meaning specified in Section 2.3.
“Eligible Holders” has the meaning specified in Section 3.2(a).
“Environmental Law” means any applicable Law as in effect on or prior to the date of this Agreement relating to Hazardous Materials, pollution or the protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), natural resources, or to the extent relating to exposure to Hazardous Substances, human health or safety.
“Equity Commitment Letter” has the meaning specified in the Recitals.
“Equity Investors” has the meaning specified in the Recitals.
“Eligible Company Option” has the meaning specified in Section 3.4(a)(i).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Event Notice Period” has the meaning specified in Section 6.3(f).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Party” means any Third Party from whom the Company or any of its Representatives receives an Acquisition Proposal (provided that, for purposes of this definition of “Excluded Party”, the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”) prior to the No-Shop Period Start Date which the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel constitutes or would reasonably be expected to result in a Superior Proposal. Any Excluded Party shall immediately and irrevocably cease to be an Excluded Party under this Agreement with respect to a particular Acquisition Proposal upon such time as such Acquisition Proposal made by such Third Party or group of Persons is withdrawn or terminated or such Acquisition Proposal is withdrawn by written notice to the Company or expires or the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor or outside legal counsel, that such Acquisition Proposal would no longer reasonably be expected to result in a Superior Proposal.
“Excluded Shares” has the meaning specified in Section 3.1(a).
“Financial Advisor” has the meaning specified in Section 4.23.
“Financial Statements” means the consolidated financial statements of the Company and its consolidated subsidiaries described in Section 4.7(b) (including the notes thereto).
“Financing” has the meaning specified in the Recitals.
“Fundamental Company Representations” means the representations and warranties of the Company set forth in Section 4.1(a), Section 4.2, Section 4.5(a), the second sentence of Section 4.6(a), Section 4.8(b), Section 4.23 and Section 4.24.
“GAAP” means generally accepted accounting principles in the United States, as in effect as of the date of the applicable financial statements.
“Governmental Antitrust Entity” means any Governmental Authority with regulatory jurisdiction over enforcement of any applicable Competition Law.
“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, European Union, multi-national or other supra-national, national, federal, regional, state, provincial or local or any agency, instrumentality, authority, department, commission, ministry, board, council, tribunal, bureau or other legislative or executive body thereof, or any court, arbitrator, arbitration panel or similar judicial body.
“Guarantee” has the meaning specified in the Recitals.
“Guarantors” has the meaning specified in the Recitals.
“Hazardous Substances” means any materials, substances or wastes that are regulated as hazardous, toxic or as a pollutant or contaminant, under any applicable Environmental Laws, including petroleum, asbestos, toxic mold and polychlorinated biphenyls.
“Healthcare Laws” means, to the extent applicable to the business and operations of the Company Group, all Laws that govern, restrict or relate to the provision of healthcare services, including (a) the Federal Controlled Substances Act, 21 U.S.C. § 801, et seq., (b) healthcare fraud and abuse, false claims, self-referral, and anti-kickback Laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil federal False Claims Act (31 U.S.C. § 3729 et seq.), the Civil Monetary Penalties Statute (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), the exclusion laws (42 U.S.C. § 1320a-7), (c) Medicare (Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395 et seq.), (d) Medicaid (Title XIX of the Social Security Act, 42 U.S.C. §§ 1396 et seq.), (e) the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.), (f) the Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148, (g) the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, (h) all Laws pursuant to which healthcare Permits are issued, (i) applicable state and local equivalents of the foregoing and (j) applicable rules and regulations promulgated thereunder.
“Hercules Agreement” means the Loan and Security Agreement, dated as of June 21, 2024, by and among the Company, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Hercules Capital, Inc., a Maryland corporation, as administrative agent and collateral agent.
“Holding Company System Act” means provisions of a jurisdiction’s applicable Laws primarily related to the business of insurance governing control over insurers, transactions between insurers and Affiliates and registration of holding companies.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnitees” has the meaning specified in Section 6.9(a).
“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal.
“Insurance Policies” has the meaning specified in Section 4.17.
“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the authority to regulate the Company or its applicable Affiliate under applicable Laws primarily related to the business of insurance in such jurisdiction.
“Intellectual Property” means all intellectual property rights existing anywhere in the world, including (i) patents, patent applications and inventions (whether or not patentable or reduced to practice), including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon, (ii) trademarks, service marks, trade dress, logos, corporate names, trade names, slogans, social media handles and Internet domain names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals therefor, (iii) copyrights, rights in literary works and other works of authorship, and all applications and registrations therefor, (iv) trade secrets, confidential information, know-how and other proprietary information and (v) intellectual property rights in software, data and databases.
“Intervening Event” has the meaning specified in Section 6.3(f).
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means (i) in the case of the Company, the actual knowledge of those individuals identified on Section 1.2 of the Company Disclosure Schedule, in each case, without obligation of inquiry, and (ii) in the case of Parent, the actual knowledge of those individuals set forth on Section 1.2 of the Parent Disclosure Schedule, in each case, without obligation of inquiry.
“Law” means any law, common law, constitution, statute, ordinance, code, rule, regulation, decree and Order of any Governmental Authority.
“Legal Restraint” has the meaning specified in Section 7.1(b).
“Letter of Transmittal” has the meaning specified in Section 3.2(b)(i).
“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued or liquidated or unliquidated).
“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, option, right of first offer, right of first refusal, lease, sublease, easement, covenant, condition, restriction, title retention agreement or conditional sales agreement (or lease in the nature thereof), servitude or other similar encumbrance. For the avoidance of doubt, “Lien” does not include any non-exclusive license, covenant not to sue or similar right granted with respect to any Intellectual Property.
“Managed Practices” means AssociatesMD Medical Group, Inc., Premier Medical Associates of Florida Healthcare, P.A., Centrum Medical Group, PLLC.
“Material Contracts” has the meaning specified in Section 4.11(a).
“Material Leased Real Property” has the meaning specified in Section 4.16(b).
“Material Real Property Lease” means each lease, sublease, license, use or similar agreement related to real property to which the Company Group is a party as of the date hereof (together with all amendments, guarantees, supplements and other modifications thereto) for which the aggregate annual rental payment obligation exceeds $1,000,000.
“Merger” has the meaning specified in the Recitals.
“Merger Sub” has the meaning specified in the Preamble.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA.
“NEA Stockholders” has the meaning set forth in Section 6.1(a).

“No-Shop Period Start Date” has the meaning set forth in Section 6.3(a).
“Nonparty Affiliates” has the meaning specified in Section 10.10.
“NYSE” means the New York Stock Exchange.
“Order” means any order, injunction, judgment, decree, determination, ruling, writ, assessment or arbitration award of a Governmental Authority of competent jurisdiction.
“Outside Date” has the meaning specified in Section 8.1(a).
“Parent” has the meaning specified in the Preamble.
“Parent Damages Limitation” has the meaning specified in Section 8.3(b).
“Parent Disclosure Schedule” has the meaning specified in Article V.
“Parent Documents” has the meaning specified in Section 5.2.
“Parent Material Adverse Effect” means any change, event, development, occurrence or effect that prevents or materially impairs the ability of any of the Parent Parties to timely consummate any of the transactions contemplated by this Agreement in accordance with the terms hereof.
“Parent Parties” means each of Parent and Merger Sub.
“Parent Plans” has the meaning specified in Section 6.11(b).
“Parent Related Parties” has the meaning specified in Section 8.3(b).
“Parties” has the meaning specified in the Preamble.
“Paying Agent” has the meaning specified in Section 3.2(a).
“Payment Fund” has the meaning specified in Section 3.2(a).
“Payor” has the meaning specified in Section 3.6.
“Per Share Merger Consideration” has the meaning specified in Section 3.1(a).
“Permits” means any licenses, franchises, permits, certificates, approvals, registrations, consents, clearances, written variances or exemptions, and authorizations from Governmental Authorities.
“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way, covenants, conditions, exclusions, encumbrances and other similar matters (A) that are matters of record or may be shown or disclosed by an inspection, survey or title report or other similar report or (B) disclosed in policies of title insurance delivered or made available to Parent prior to the date hereof, in each case, to the extent not securing or evidencing indebtedness prohibited hereunder and that do not materially and adversely impact the value or current use and operation of the affected real property, (ii) liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established, (iii) mechanics’, carriers’, workers’, repairers’, construction contractors’, landlords’ and similar Liens arising or incurred in the ordinary course of business or the amount or validity of which is being contested in good faith and for which adequate reserves are maintained in accordance with GAAP, (iv) zoning, building codes, entitlement and other land use and environmental regulations by any Governmental Authority, none of which materially and adversely impact the current use of the affected property and which are being complied with in all material respects, (v) Liens disclosed or reflected in the Financial Statements or securing indebtedness disclosed in the Financial Statements, (vi) title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sublicensor’s interest under a capital or operating lease, sublease, license or sublicense, (vii) such other imperfections in title, charges, easements, rights of way, licenses, covenants, conditions, defects, exceptions and encumbrances that do not secure or evidence indebtedness prohibited hereunder and that do not materially and adversely impact the value or current use and operation of the affected property, (viii) purchase money liens and liens securing rental payments under capital or operating lease arrangements, (ix) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (x) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Company or any of the Company’s Subsidiaries (provided that any such Lien is only the obligation of the Company or any of the Company’s Subsidiaries), (xi) restrictions on transfers of securities under applicable securities Laws, (xii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, (xiii) non-exclusive licenses to Intellectual Property granted in the ordinary course of business and (xiv) such other Liens (other than monetary liens) which were incurred in the ordinary course of business since September 30, 2024 and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Personal Information” means information that is reasonably capable of being associated with, or used to identify, contact or locate a natural Person, device or household and/or is considered “personally identifiable information,” “personal information,” “protected health information.” “cardholder data” or any similar term by any Privacy Requirements.
“Present Fair Salable Value” has the meaning specified in Section 5.10.
“Privacy Laws” means all Laws, and binding standards, relating to privacy, data security, the processing of Personal Information or data breach notification.
“Privacy Requirements” has the meaning specified in Section 4.12(e).
“Proposal Notice Period” has the meaning specified in Section 6.3(f).
“Proxy Statement” has the meaning specified in Section 6.4(a).
“Public Stockholders” means the holders of shares of Company Common Stock, other than shares of Company Common Stock held, directly or indirectly, by or on behalf of the Specified Stockholders and any other stockholders of the Company that are affiliated with the Parent Parties, the Specified Stockholders or any of their respective Affiliates.
“Representative” means, with respect to any Person, any officer, director, principal, partner, manager, member, attorney, accountant, agent, employee, consultant, financial advisor or other authorized representative of such Person.
“Required Amount” has the meaning set forth in Section 5.8(a).
“Required Insurance Approvals” has the meaning specified in Section 7.1(c).
“Rollover Agreements” has the meaning specified in the Recitals.
“Rollover Shares” has the meaning specified in the Recitals.
“SAP” means, with respect to each Company Insurance Subsidiary, the statutory accounting practices prescribed or permitted by such Company Insurance Subsidiary’s Insurance Regulator, as in effect at the relevant time.
“SAP Financial Statements” has the meaning specified in Section 4.7(e).
“Schedule 13E-3” has the meaning specified in Section 6.4(a).
“SEC” means the U.S. Securities and Exchange Commission.
“Security Incident” has the meaning specified in Section 4.16(h).
“Security Risk Analysis” has the meaning specified in Section 4.16(h).
“Securities” has the meaning specified in Section 4.5(b).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series A Certificate of Designations” has the meaning set forth in Section 3.1(b).
“Series B Certificate of Designations” has the meaning set forth in Section 3.1(c).

“Solvency” has the meaning specified in Section 5.10.
“Solvent” has the meaning specified in Section 5.10.
“Special Committee” has the meaning specified in the Recitals.
“Special Committee Recommendation” has the meaning specified in the Recitals.
“Specified Stockholders” means the NEA Stockholders and the holders of Rollover Shares.
“Subsidiary” of any Person (such Person for purposes of this definition, the “Controlling Company”) means any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company and/or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member.
“Superior Proposal” means a bona fide and written Acquisition Proposal that was not solicited in material breach of Section 6.3 (provided that, for purposes of this definition, all references in the definition of the term Acquisition Proposal to “20%” shall be deemed to be references to “50%”) that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith determines (i) is reasonably capable of being consummated in accordance with its terms and (ii) would, if consummated, result in a transaction that is more favorable to the Public Stockholders from a financial point of view than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Company Board or the Special Committee, as applicable, including legal, financial, regulatory, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.3(f).
“Surviving Corporation” has the meaning specified in Section 2.1.
“Tax Return” means any return, report, declaration, statement, schedule, form or information return, together with any supplements or attachments thereto, in each case that is filed or required to be filed with any Governmental Authority with respect to Taxes, including any amendment thereof.
“Taxes” means all U.S. federal, state, local or non-U.S. taxes, assessments, duties, fees or similar charges in the nature of or similar to a tax imposed by any Taxing Authority, including income, sales and use, excise, franchise, real and personal property, gross receipt, gross income, ad valorem, profits, gains, value added, transfer, environmental, capital stock, production, business and occupation, disability, employment, payroll, severance, or withholding tax or other similar tax, together with any interest, penalties or additions thereto imposed by a Taxing Authority.
“Taxing Authority” means any Governmental Authority having jurisdiction over the imposition or collection of any Tax.
“Termination Fee” means (i) solely if payable by the Company in connection with (A) a termination by the Company pursuant to Section 8.1(g) and the Superior Proposal to which the Alternative Acquisition Agreement relates is made by an Excluded Party or any of its Affiliates or (B) a termination by Parent pursuant to Section 8.1(h) in the event of a Company Board Recommendation Change that is related to an Acquisition Proposal made by an Excluded Party or any of its Affiliates, an amount equal to $1,500,000, and (ii) if payable by the Company in any other circumstance, an amount equal to $3,600,000.
“Third Party” means any Person other than Parent or any of its Affiliates.
“Transaction Litigation” has the meaning specified in Section 6.14.
“Ultimate Parent” has the meaning specified in the Recitals.
“Warrantholders Agreements” has the meaning specified in Section 3.3(a).
“Willful Breach” has the meaning specified in Section 8.3(a).

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:
(a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
(b) Dollars. Any reference in this Agreement to dollars or $ shall mean U.S. dollars.
(c) Exhibits/Schedules. The Exhibits to this Agreement and the Company Disclosure Schedule and Parent Disclosure Schedule are integral parts of the transactions contemplated by this Agreement. The Company Disclosure Schedule and the Parent Disclosure Schedule are incorporated herein by reference and shall have the effects provided herein but shall not be deemed to be part of this Agreement for purposes of the DGCL. The Company may, at its option, include in the Company Disclosure Schedule, and Parent may, at its option, include in the Parent Disclosure Schedule, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of any Company Disclosure Schedule or any Parent Disclosure Schedule shall be deemed to be referred to and incorporated in any other section thereof in which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, to which such matter’s application or relevance is reasonably apparent. Reference to any Contract set forth in the Company Disclosure Schedule or Parent Disclosure Schedule shall be deemed to include all amendments, purchase orders and schedules thereto from time to time through the date of this Agreement. Nothing contained in the Company Disclosure Schedule or Parent Disclosure Schedule should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened (in writing) Action or otherwise. Any capitalized terms used in any Exhibit, Company Disclosure Schedule or Parent Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement. The Company shall be deemed to have “made available” or “provided” (or similar phrases) to the Parent Parties and/or their Representatives anything (i) uploaded to the electronic data room maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement at least one (1) day prior to the date hereof or (ii) publicly in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.
(d) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.
(e) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.
(f) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
(g) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.
(h) Or. The word “or” is not exclusive, unless the context otherwise requires.
(i) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, or (B) such item is otherwise set forth or reflected on the balance sheet or financial statements.

(j) Ordinary Course of Business. When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company Group’s business consistent with past practice. With respect to the Company Group, compliance with COVID-19 Measures shall be deemed to be in the “ordinary course of business” so long as any such COVID-19 Measure remains outstanding.
(k) Joint Negotiation. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
ARTICLE II
THE MERGERS
2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and pursuant to and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).
2.2 Closing. Subject to the satisfaction of the conditions set forth in Article VII (or, to the extent permitted by applicable Law, the written waiver thereof by the Party entitled to waive any such condition), the closing of the Merger (the “Closing”) will take place via electronic exchange of signature pages, on the third (3rd) Business Day after satisfaction or waiver of each of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) unless another time, date and/or place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
2.3 Effective Time. At or as soon as practicable after the Closing on the Closing Date, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”) and shall make all such other filings or recordings as are required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the Parties shall agree and shall specify in the Certificate of Merger (the time at which the Merger becomes effective being the “Effective Time”).
2.4 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.
2.5 Organizational Documents . At the Effective Time, (a) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (but, in all cases, subject to Section 6.9) and (b) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be adopted as the bylaws of the Surviving Corporation (but, in all cases, subject to Section 6.9, and except that all references therein to the name of Merger Sub shall be automatically replaced with references to the name of the Surviving Corporation) and shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and in the certificate of incorporation of the Company or by applicable Law (but, in all cases, subject to Section 6.9).
2.6 Directors and Officers . The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III
TREATMENT OF EQUITY SECURITIES OF THE CONSTITUENT ENTITIES
3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of securities of any of the foregoing:
(a) Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock the treatment of which is addressed in Section 3.1(d) (“Excluded Shares”) and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to $7.33, without interest (the “Per Share Merger Consideration”).
(b) Company Series A Preferred Stock. Each share of Company Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to the Change of Control Put Price (as such term is defined in the certificate of designations of the Company Series A Preferred Stock, as amended, the “Series A Certificate of Designations”).
(c) Company Series B Preferred Stock. Each share of Company Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to the Change of Control Put Price (as such term is defined in the certificate of designations of the Company Series B Preferred Stock, the “Series B Certificate of Designations” and, together with the Series A Certificate of Designations, the “Certificates of Designations”).
(d) Excluded Shares. Each share of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock that is owned by the Company (as treasury stock or otherwise), any Subsidiary of the Company, any Parent Party, Ultimate Parent or any wholly owned Subsidiary of any Parent Party or Ultimate Parent immediately prior to the Effective Time, including the Rollover Shares, shall automatically be canceled and cease to exist without any conversion thereof, and no consideration shall be paid or delivered in exchange therefor.
(e) Shares of Merger Sub. All of the shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into a number of shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock of the Surviving Corporation equal to the same number and type of shares that are Rollover Shares.
(f) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and the holder or beneficial owner of which (a) has not voted such share in favor of the adoption of this Agreement, (b) is entitled to and has properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, (c) has complied in all respects with Section 262 of the DGCL and (d) has not lost, forfeited, waived or effectively withdrawn such demand (a “Dissenting Share”) shall not be converted into the right to receive the consideration provided for in Section 3.1(a), Section 3.1(b) or Section 3.1(c), as applicable, unless and until such holder shall have lost, forfeited, waived or effectively withdrawn such holder’s right to appraisal or payment under the DGCL, at which time such share shall be treated as if it had been converted into and become exchangeable for the right to receive, as of the Effective Time, the consideration provided for in Section 3.1(a), Section 3.1(b) or Section 3.1(c), as applicable, without interest and after giving effect to any required Tax withholdings pursuant to Section 3.6, and such share shall not be deemed a Dissenting Share and such holder shall cease to have any other rights with respect to such share. Each holder of any Dissenting Share shall be entitled to receive only the payment of the fair value of such Dissenting Share in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Share unless and until such holder shall have lost, forfeited, waived or effectively withdrawn such holder’s right to appraisal or payment under the DGCL. The Company shall give Parent notice of any written demands for appraisal or withdrawals of such demands that are received by the Company pursuant to Section 262 of the DGCL in connection with the Merger, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, and, prior to the Effective

Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demand for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demand, or approve any withdrawal of any such demand, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or agree to do any of the foregoing.
(g) No Further Ownership Rights in Equity. As of the Effective Time, each share of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled, cease to exist and no longer be outstanding, and any holder of a certificate or book-entry formerly representing any such share shall no longer have any rights with respect thereto, except the right to receive the consideration provided for in Section 3.1(a), Section 3.1(b) or Section 3.1(c), as applicable, on the terms and subject to the conditions set forth in this Agreement, or as otherwise provided by applicable Law. From and after the Effective Time, the transfer books of the Company shall be closed and there shall be no further registration of transfers on the transfer books of the Surviving Corporation of any shares of capital stock of the Company that were issued and outstanding prior to the Effective Time.
3.2 Exchange of Securities.
(a) Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall (i) designate a nationally recognized bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the purpose of effecting payments to the holders of shares of Company Common Stock entitled to receive the Per Share Merger Consideration (the “Eligible Holders”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with the Paying Agent for the payment of the aggregate Per Share Merger Consideration in accordance with this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the Eligible Holders, cash in dollars in an amount sufficient to pay the aggregate Per Share Merger Consideration payable to all Eligible Holders pursuant to this Article III. Any cash deposited with the Paying Agent, together with any interest or other earnings thereon, is referred to herein as the “Payment Fund”. The Payment Fund shall not be used for any purpose other than the payment of the Per Share Merger Consideration to the Eligible Holders in accordance with this Agreement. The Payment Fund shall be invested by the Paying Agent as directed by Parent, but solely in (A) obligations of or guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States, (B) commercial paper obligations rated the highest quality by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank which are then publicly available) or (D) a combination of the foregoing. Any net profit resulting from, or interest or income produced by, investment of the Payment Fund shall be payable to Parent, and no part of such profit shall accrue to the benefit of the Eligible Holders. Any losses resulting from investment of the Payment Fund shall not diminish the rights of the Eligible Holders to receive the Per Share Merger Consideration in accordance with this Article III. To the extent that there are losses resulting from investment of the Payment Fund, or for any other reason the Payment Fund diminishes below the level required to make prompt payments of the Per Share Merger Consideration to all Eligible Holders (including as a result of any Dissenting Share losing its status as such), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent additional amounts in cash sufficient to restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments. All fees and expenses of the Paying Agent shall be borne by the Parent Parties or the Surviving Corporation.
(b) Exchange Procedures.
(i) As soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Closing Date), Parent shall cause the Paying Agent to deliver to each holder of record of a certificate that immediately prior to the Effective Time evidenced any share of Company Common Stock that was converted in to the right to receive the Per Share Merger Consideration pursuant to the Merger (a “Certificate”) (A) a letter of transmittal in customary form approved (such approval not to be unreasonably withheld, conditioned or delayed) prior to the Closing by Parent and the Company specifying that delivery of a Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent (a “Letter of Transmittal”)

and (B) instructions for surrendering a Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent. Parent shall cause the Paying Agent to pay and deliver to each holder of a Certificate, as promptly as practicable after the Effective Time, and upon such holder’s surrender to the Paying Agent of such Certificate (or an affidavit of loss in lieu thereof) and delivery to the Paying Agent of a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required by the Paying Agent pursuant to such instructions, the aggregate Per Share Merger Consideration payable in respect of all shares of Company Common Stock represented by such Certificate pursuant to Section 3.1(a).
(ii) As soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Closing Date), Parent shall cause the Paying Agent to deliver to each holder of any share of Company Common Stock that was converted into the right to receive the Per Share Merger Consideration pursuant to the Merger and was held in book-entry form immediately prior to the Effective Time (a “Book-Entry Share”) and/or to The Depository Trust Company (“DTC”) or its nominee(s), as appropriate, instructions for surrendering Book-Entry Shares to the Paying Agent. Parent shall cause the Paying Agent to pay and deliver to each holder of Book-Entry Shares, as promptly as practicable after the Effective Time, and upon the Paying Agent’s receipt of an “agent’s message” in customary form (or such other evidence of transfer as the Paying Agent may reasonably require) effecting the surrender of such holder’s Book-Entry Shares, the aggregate Per Share Merger Consideration payable in respect of such Book-Entry Shares pursuant to Section 3.1(a).
(iii) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominee(s), on the Closing Date, by wire transfer of immediately available funds, an amount in cash equal to the aggregate Per Share Merger Consideration payable in respect of all shares of Company Common Stock held of record by DTC or such nominee(s) immediately prior to the Effective Time.
(iv) In the event of a transfer of ownership of any share of Company Common Stock that is not registered in the transfer records of the Company, or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, is registered, a check for any cash to be exchanged upon due surrender of such Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, may be issued to such transferee or other Person if such Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, is properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.
(c) Termination of Payment Fund. At any time following the date that is twelve (12) months after the Closing Date, Parent shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any portion of the Payment Fund (including any net profit resulting from, or interest or income produced by, investment of the Payment Fund) that has not been disbursed to Eligible Holders and, thereafter, Eligible Holders shall be entitled to look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, satisfaction of any claim for payment of any Per Share Merger Consideration pursuant to this Article III. Any amounts that remain unclaimed by Eligible Holders at the time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto. None of the Parent Parties, the Company, the Paying Agent or any other Person shall be liable to any Person for any Per Share Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
3.3 Treatment of Company Warrants.
(a) Except as may otherwise be agreed between the Company and Parent, on the one hand, and the holder of any Company Warrant, on the other hand (collectively, the “Warrantholders Agreements”), at the Effective Time, each Company Warrant that is outstanding and not exercised immediately prior to the Effective Time shall, pursuant to its terms, as a result of the Merger and without any action on the part of the holder thereof or on the part of the Company, Parent or Merger Sub, be treated in the manner provided in Section 7 (Liquidity

Event) of such Company Warrant (in the case of the Company Warrants described in clause (a) of the definition of such term) or Section 8(a) (Adjustment Rights—Merger Event) of such Company Warrant (in the case of the Company Warrants described in clause (b) of the definition of such term), as applicable.
(b) Except as may otherwise be set forth in the Warrantholders Agreements, Parent shall pay, or cause to be paid, all amounts payable to the holders of Company Warrants pursuant to the terms of the Company Warrants as a result of the Merger as promptly as practicable after the Effective Time (and, in any event, no later than the time for such payment provided by the terms of the Company Warrants). Each of the Company and, from and after the Effective Time, Parent shall use commercially reasonable efforts to deliver such notices, information and instructions to, and obtain such information and documentation from, the holders of Company Warrants as is necessary or advisable to effectuate the payments contemplated by Section 3.3(a).
3.4 Treatment of Company Equity Awards. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of securities of any of the foregoing:
(a) Company Options. Except to the extent Parent elects to assume a Company Option and provides written notice of such election to the Company prior to the Effective Time,
(i) each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, the applicable per share exercise price of which is less than the Per Share Merger Consideration (an “Eligible Company Option”) shall automatically be canceled and terminated and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such canceled Eligible Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such canceled Eligible Company Option immediately prior to the Effective Time; and
(ii) each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, that is not an Eligible Company Option shall be canceled and terminated without any conversion thereof, and no consideration shall be paid or delivered in exchange therefor.
(b) Company RSUs. Except as otherwise set forth in Section 3.4(b) of the Company Disclosure Schedule, each Company RSU outstanding immediately prior to the Effective Time shall be assumed and adjusted into a restricted stock unit with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and shall otherwise continue to be subject to the same terms and restrictions set forth in the Company Equity Plans and any applicable individual award agreements issued thereunder (including with respect to vesting).
(c) Company PSUs. Each Company PSU outstanding immediately prior to the Effective Time shall be canceled and terminated without any conversion thereof, and no consideration shall be paid or delivered in exchange therefor.
(d) Payment. As soon as reasonably practicable following the Effective Time (but in any event no later than the second (2nd) regular payroll date following the Closing Date), Parent shall, or shall cause the Surviving Corporation or a Subsidiary thereof to, pay, through Parent’s, the Surviving Corporation’s or such Subsidiary’s payroll system (and subject to applicable withholding Taxes, if any), to each former holder of a Company Equity Award, such holder’s payment due in accordance with Section 3.4(a), Section 3.4(b) and/or Section 3.4(c), as applicable, if any. If any such payment in accordance with this Section 3.4(d) cannot be made through the applicable payroll system or payroll provider, then the Surviving Corporation shall issue a check for such payment to such former holder (less applicable withholding Taxes, if any), which check shall be sent by overnight courier to the most recent address on the Surviving Corporation’s personnel records for such former holder as soon as reasonably practicable following the Effective Time.
(e) Company Actions. Prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall take all actions reasonably necessary or appropriate to effectuate the treatment of Company Equity Awards as contemplated in this Section 3.4 and to terminate, effective as of the Closing Date and contingent upon the occurrence of the Closing, the Company Equity Plans, except with respect to the rights to payments contemplated by this Section 3.4.

3.5 Equitable Adjustments. If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Company Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Company Common Stock) are changed into a different number of shares or a different class or series of shares by reason of the occurrence or record date of any split, reverse split, dividend (including any dividend of securities convertible into, or exchangeable or exercisable for, shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange or other similar event, then the Per Share Merger Consideration shall be equitably adjusted to so as to provide the holders of shares of Company Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Company Common Stock) the same economic effect as contemplated by this Agreement prior to such event.
3.6 Withholding Taxes. Notwithstanding anything to the contrary contained in this Agreement, each of the Company, the Surviving Corporation, Parent, Merger Sub, the Paying Agent and their respective agents and Affiliates (each, a “Payor”) shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Article III such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or other applicable Tax Law; provided that (other than in the case of any deduction or withholding in respect of compensatory payments or required as a result of the failure of the Company to deliver the certificate described in Section 6.16) the Payor shall use commercially reasonable efforts to (i) consult with the Company or the Surviving Corporation, as applicable, to determine whether such withholding is required by applicable Tax Law and (ii) cooperate with the Company or the Surviving Corporation, as applicable, to reduce the amounts of any such required withholding. To the extent any amounts are so deducted and withheld, such amounts (x) shall be timely paid over to the appropriate Taxing Authority, and (y) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) or (b) as disclosed in any form, report, statement, certification or other document (in each case, including all exhibits and other information incorporated therein and amendments and supplements thereto) filed or furnished by the Company with or to the SEC on or after January 1, 2023 and that is publicly available prior to the date of this Agreement (but excluding, in the case of this clause (b), any cautionary or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” section of any such form, report, statement, certification or other document), the Company hereby represents and warrants to Parent and Merger Sub that:
4.1 Organization, Standing and Power.
(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.
(b) The Company is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, if applicable) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification required by Law, except where the failure to be so licensed, qualified or in good standing (or the equivalent thereof, if applicable) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect on the date of this Agreement, and the Company is not in violation of any of the provisions contained in such documents in any material respect.
4.2 Authorization.
(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of the Company, except for obtaining the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this

Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (the “Bankruptcy and Equity Exception”).
(b) The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to, and in the best interests of, the Company and the Public Stockholders and (ii) resolved, subject to Section 6.3, to make the Special Committee Recommendation, and, as of the date of this Agreement, the Special Committee Recommendation has not been subsequently rescinded, modified or withdrawn in any way. The Company Board, at a meeting duly called and held, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, and (B) resolved, subject to Section 6.3, to make the Company Board Recommendation, and, as of the date of this Agreement, the Company Board Recommendation has not been subsequently rescinded, modified or withdrawn in any way.
4.3 Noncontravention. Neither the execution and delivery of this Agreement by the Company nor (assuming the receipt of the Company Stockholder Approval) the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company or (ii) (A) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained and the filings referred to in Section 4.4 are made, violate any Law or Order applicable to the Company Group, (B) with or without notice, lapse of time or both, violate, require consent of or notice to a counterparty under, result in the breach of, or constitute a change of control or a default under, any of the terms, conditions or provisions of any Material Contract or Material Real Property Lease or accelerate or give rise to a right of termination, cancellation or acceleration of any of the Company Group’s obligations under any such Material Contract or Material Real Property Lease, or (C) result in the creation of any Lien (other than any Permitted Lien) on any properties, rights or assets of the Company Group, except, in the case of clause (ii), for such violations, defaults, accelerations, rights, losses and Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.4 Governmental Approvals. Except (a) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) for filings required under, and compliance with the other applicable requirements of, the Exchange Act and the rules and regulations of the NYSE (including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC) and (c) as set forth on Section 4.4 of the Company Disclosure Schedule, no consents, authorizations, or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than such other consents, authorizations, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.5 Capitalization.
(a) The authorized capital stock of the Company as of the date of this Agreement consists of (i) 3,000,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of the Company, of which 750,000 shares are classified as Company Series A Preferred Stock and 175,000 shares are classified as Company Series B Preferred Stock. As of the close of business on December 16, 2024 (the “Capitalization Date”), (A) 8,285,959 shares of Company Common Stock were issued and outstanding and 31,526 shares of Company Common Stock were held by the Company in its treasury, (B) 750,000 shares of Company Series A Preferred Stock were issued and outstanding, (C) 175,000 shares of Company Series B Preferred Stock were issued and outstanding, (D) 3,206,933 shares of Company Common Stock were issuable in respect of outstanding Company Warrants (assuming circumstances in which such Company Warrants are exercisable for the maximum number of shares of Company Common Stock contemplated by the terms thereof), (E) 425,699 shares of Company Common Stock were issuable in respect of outstanding Company Options, (F) 2,870,467 shares of Company Common Stock were issuable in respect of outstanding Company RSUs, (G) 105,000 shares of Company Common Stock were issuable in respect of outstanding Company PSUs (assuming achievement in full of all performance objectives in respect of all outstanding Company PSUs) and (H) 894,837 shares of Company Common Stock were reserved for future issuance under the Company Equity Plans. All outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock are validly issued, fully paid, nonassessable, free of any preemptive rights and were issued in compliance in all material respects with all applicable federal, foreign and state securities Laws.
(b) Except as set forth in Section 4.5(a) or as set forth on Section 4.5(b) of the Company Disclosure Schedule, as of the Capitalization Date, there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no issued, reserved for issuance or outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue or register, or that restrict the transfer or voting of, any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any units of, or other equity or voting interests (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the units of the Company, being referred to collectively as “Securities”). Except as set forth on Section 4.5(b) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding agreements of any kind which obligate the Company to repurchase, redeem or otherwise acquire any Securities, or obligate the Company to grant, extend or enter into any such agreements and the Company does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote with the holders of Company Common Stock on any matter.
(c) The Company has made available to Parent a true, correct and complete list as of the Capitalization Date of each holder of Company Equity Awards, including (i) the holder’s name or employee ID number, (ii) the type of Company Equity Award, (iii) the number of the shares of Company Common Stock subject thereto, (iv) the grant date, (v) any applicable vesting schedule, (vi) the exercise price (if any) and (vii) the termination or expiration date (if any). All Company Equity Awards have been issued under Company Equity Plans. As of the Capitalization Date, no awards other than Company Equity Awards have been issued under any Company Equity Plan.
4.6 Subsidiaries.
(a) Section 4.6(a) of the Company Disclosure Schedule contains a true, correct and complete list of the name, jurisdiction of organization and schedule of equity holders of each Subsidiary of the Company. Each of the Company’s Subsidiaries and the Managed Practices is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing (or the equivalent thereof, if applicable) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries and the Managed Practices is duly licensed or qualified to transact business in each jurisdiction in which the property and assets owned, leased, or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Group does not hold any equity interests in any Person other than the Subsidiaries set forth in Section 4.6(a) of the Company Disclosure Schedule.
(b) Each outstanding partnership or limited liability company unit or share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, (in the case of shares of capital stock) fully paid and nonassessable and free of preemptive rights and is held, directly or indirectly, by the Company or another Subsidiary of the Company free and clear of all Liens other than Permitted Liens. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other ownership interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

(c) As of the date hereof, there are no obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company. There are no outstanding agreements of any kind which obligate any Subsidiary of the Company to repurchase, redeem or otherwise acquire any securities.
4.7 Company SEC Filings; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed or furnished all forms, reports, statements, certifications and other documents (in each case, including all exhibits and other information incorporated therein and all amendments and supplements thereto) required to be filed or furnished by the Company with or to the SEC since January 1, 2022 through the date of this Agreement (collectively, and including all exhibits and other information incorporated therein and all amendments and supplements thereto, the “Company SEC Filings”). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Company SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the Company SEC Filings so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Company SEC Filing has been amended or superseded by a later Company SEC Filing filed prior to the date of this Agreement. As of the date of hereof, the Company has not been notified in writing that any Company SEC Filing is the subject of ongoing SEC review that has not been resolved. Since January 1, 2022, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(b) The audited consolidated financial statements (including related notes and schedules) of the Company and its consolidated subsidiaries included or incorporated by reference in the Company SEC Filings (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in such financial statements and (ii) were prepared in accordance with GAAP (as in effect in the United States on the respective dates of such financial statements) as applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto). The unaudited consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company SEC Filings (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in such financial statements (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) were prepared in accordance with GAAP (as in effect in the United States on the respective dates of such financial statements) as applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or as permitted by Form 10-Q of the SEC), subject to normal year-end adjustments and the absence of notes.
(c) Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, the Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act, which disclosure controls and procedures are designed to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. Since January 1, 2022, the Company’s independent registered public accounting firm has not, and the Company’s management has not, identified or been made aware of (i) any “material weakness” or “significant deficiencies” (each as defined in paragraph (f) of Rule 13a-15 under the Exchange Act) in the design or operation of internal control over financial reporting utilized by the Company or any of its Subsidiaries or (ii) any fraud that involves the management or any other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting or disclosure controls and procedures.
(d) None of the Company or any of the Company’s Subsidiaries has any Liabilities which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against in the Financial Statements, (ii) incurred after September 30, 2024 in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise in connection with the transactions contemplated hereby, (iv) as set forth on Section 4.7(d) of the Company Disclosure Schedule or (v) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) The Company has provided to Parent complete and correct copies of (i) the audited annual statutory financial statements, as of and for the year ended December 31, 2023 and (ii) the unaudited quarterly statutory financial statements, as of and for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, in each case of each of the Company Insurance Subsidiaries (the “SAP Financial Statements”). The SAP Financial Statements have been prepared in all material respects in accordance with applicable SAP and/or requirements under applicable Law applied consistently throughout the periods involved (except as described in the notes thereto), and present fairly, in all material respects, the financial position and results of operations of the respective Company Insurance Subsidiaries as of their respective dates and for the respective periods covered thereby in accordance with applicable SAP, subject to normal year-end adjustments.
4.8 Absence of Certain Changes.
(a) Since September 30, 2024 through the date of this Agreement, (i) except for the transactions contemplated hereby and for any actions taken in response to COVID-19 Measures, the business of the Company Group has been conducted in all material respects in the ordinary course of business and (ii) the Company Group has not taken any action that, if taken after the date hereof, would require Parent’s consent pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xiii), (xiv), (xv), or, solely with respect to the foregoing clauses, clause (xviii) of Section 6.2(b).
(b) Since September 30, 2024, there has not been any effect, event, change, occurrence or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.9 Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there is no, and since January 1, 2022, there has not been any, Action pending or, to the Knowledge of the Company, threatened in writing against the Company Group or, as of the date of this Agreement, against any officer or director of the Company Group in such individual’s capacity as such, in each case, by or before any Governmental Authority (provided that, to the extent the representations or warranties contained in this sentence pertain to any Action that relates to the negotiation, execution, announcement, pendency or performance of this Agreement or the consummation of any of the transactions contemplated hereby, such representations and warranties are made only as of the date hereof). The Company Group is not subject to any outstanding Order that would prevent or materially delay the consummation of the transactions contemplated hereby or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.
4.10 Compliance With Laws; Permits. Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, (a) the Company Group has been in compliance with all Laws applicable to the Company Group and (b) the Company Group has not received any written communication from any Governmental Authority indicating that the Company Group is under investigation with respect to any violation of Laws applicable to the Company Group. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group holds all Permits required by Law for the lawful conduct of their respective businesses.

4.11 Material Contracts.
(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the following Contracts to which the Company Group is a party, or by which the Company or any of its Subsidiaries or any of their respective assets or businesses are bound (and any material amendments, supplements and modifications thereto) as of the date of this Agreement (other than Company Benefit Plans) (the Contracts required to be listed on Section 4.11(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Filings as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (excluding Company Benefit Plans), the “Material Contracts”):
(i) any Contract with (A) each of the five (5) largest third-party commercial payors of the Company or its Subsidiaries and (B) each of the five (5) largest commercial vendors of the Company or any of its Subsidiaries, in each case by dollar amount for the fiscal year ended December 31, 2023;
(ii) any limited liability company, partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company;
(iii) any Contract (other than between or among the Company and any of its Subsidiaries or between or among any of the Subsidiaries of the Company) (x) relating to (A) indebtedness for borrowed money in excess of $10,000,000, (B) other indebtedness of the Company or its Subsidiaries in excess of $10,000,000 evidenced by credit agreements, notes, bonds, indentures, securities, debentures, or similar instruments, (C) any financial guaranty by the Company or its Subsidiaries of indebtedness of any other Person described in clauses (A) or (B) and (D) swaps, options, derivatives and other hedging arrangements entered into by the Company or its Subsidiaries in connection with indebtedness described in clauses (A), (B) or (C) or (y) containing any limitation on the ability of the Company or any of its Subsidiaries to incur indebtedness for borrowed money, give guarantees of indebtedness for borrowed money of the Company or any of its Subsidiaries, or incur Liens other than Permitted Liens;
(iv) any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, any obligations to make a capital contribution to, or other monetary investment in, any Person (other than the Company or any of its wholly owned Subsidiaries) of more than $2,000,000 annually or more than $10,000,000 over the fixed term (or non-cancellable) life of such Contract, other than (A) extensions of credit in the ordinary course of business and (B) investments in marketable securities in the ordinary course of business);
(v) any Contract that (w) limits, or purports to limit, the right of the Company or any of its Subsidiaries to (A) engage or compete in any line of business or operate in any geographic location, or (B) to compete with any Person, market any product or solicit customers, (x) provides for “exclusivity” in favor of any third party, (y) grants any rights of first or last offer, refusal or negotiation, or “most favored nation” or most favored customer rights to any third party, or (z) contains a put, call, first of first refusal, or similar right in favor of another Person, pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any of its, or their, assets or equity interests, in each case for the foregoing clauses (w), (x), (y) and (z), that is material to the business of the Company and its Subsidiaries, taken as a whole, and was not entered into in the ordinary course of business;
(vi) any Contract providing for the acquisition or disposition by the Company or any of its Subsidiaries of any assets (including property), business, division or product line, or capital stock of any other Person since January 1, 2022, in each case, pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $10,000,000;

(vii) any Contract the primary purpose of which is to provide for indemnification by the Company or any of its Subsidiaries and pursuant to which the Company Group is responsible for indemnification obligations in excess of $1,500,000, other than (A) customary indemnification obligations to directors, officers, employees or agents of the Company Group or indemnification obligations entered into with commercial counterparties in the ordinary course of business and (B) Contracts providing for indemnification of any director, officer, employee or agent of the Company Group which were made available to Parent or the terms and conditions of which do not deviate in any material respect from those set forth in the Company Group’s standard forms otherwise made available to Parent;
(viii) any Contract for capital expenditures which requires aggregate future payments by the Company or any of its Subsidiaries in excess of $5,000,000 other than Contracts related to the build out of any real property leased or subleased pursuant to any Material Real Property Lease;
(ix) any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any tangible personal property, in each case requiring by its terms aggregate payments by the Company or any of its Subsidiaries in excess of $1,500,000 for the twelve (12)-month period ending December 31, 2023;
(x) any Contract under which the Company or any of its Subsidiaries obtains a license to use any material Intellectual Property from third parties or under which the Company or any of its Subsidiaries grants any third party a license to use material Company Intellectual Property, in each case, other than (A) non-exclusive licenses granted in the ordinary course of business (B) non-exclusive “off-the-shelf” software licenses (including agreements that grant the non-exclusive right to use cloud-based software) that are generally publicly available on standard terms and (C) Contracts in which any non-exclusive license of Intellectual Property is ancillary and incidental to the primary purpose of such Contract;
(xi) any Contract that reflects the settlement of any Action under which there are outstanding payment obligations of the Company or any of its Subsidiaries (excluding the Company Insurance Subsidiaries) in excess of $1,500,000;
(xii) collective bargaining or trade union agreements or other similar Contracts with any labor union or other employee representative body with respect to the employees of the Company Group;
(xiii) any Contract with a professional employer organization;
(xiv) any Contract under which there has been imposed a Lien (other than a Permitted Lien) on any of the material assets, tangible or intangible, of the Company or any of its Subsidiaries;
(xv) any Material Real Property Lease; and
(xvi) any Contract to agree or commit to enter into any Contract of the types described in the foregoing clauses (i) through (xv).
(b) Each Material Contract is valid and binding on the Company and any of the Company’s Subsidiaries to the extent the Company or such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company or a Subsidiary and, to the Knowledge of the Company, each of the other parties thereto, are not in breach of, default or violation under, any of such Contracts and no event has occurred that with notice or lapse of time, or both, would constitute such a breach, default or violation, except for any such breaches, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company’s Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of the Company’s Subsidiaries under any such Material Contract, except where such default would not have, individually or in the aggregate, a Company Material Adverse Effect. A true, correct and complete copy of each Material Contract has been made available by the Company to Parent.

4.12 Intellectual Property; Privacy and Data Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) The Company Group owns, or validly licenses, or otherwise has the right to use, all Intellectual Property necessary for or used in the conduct of the business of the Company Group as currently conducted.
(b) As of the date hereof, and since January 1, 2022, no Actions are or have been pending or, to the Knowledge of the Company, threatened in writing (i) challenging the ownership, enforceability or validity of any Intellectual Property owned by or purported to be owned by the Company Group (“Company Intellectual Property”) or (ii) alleging that the Company Group is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property.
(c) (i) To the Knowledge of the Company no Person is violating, misappropriating or infringing any of the Company Intellectual Property, and since January 1, 2022, no Persons has violated, misappropriated or infringed any of the Company Intellectual Property, and (ii) the operation of the business of the Company Group as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person, and since January 1, 2022, has not violated, misappropriated or infringed the Intellectual Property of any other Person.
(d) The Company Group takes, and since January 1, 2022 has taken, commercially reasonable actions to maintain and preserve the confidentiality of the trade secrets that comprise any part of the Company Intellectual Property.
(e) The Company Group and, to the Knowledge of the Company, each third party processing Personal Information on behalf of the Company Group, solely in the context of providing services to the Company Group (collectively, “Data Partners”), are in compliance with (i) their respective public-facing privacy and security policies; (ii) all applicable Privacy Laws; and (iii) all contractual commitments related to the privacy and security of Personal Information (collectively, “Privacy Requirements”).
(f) No third Person has possession of, or any current or contingent right to access or possess, any material proprietary source code of the Company Group (other than service providers who use or will use such source code solely to provide services to or on behalf of the Company Group and are subject to confidentiality obligations), and no material software included in the Company Intellectual Property that has been distributed to third parties incorporates any “open source” or similar software in a manner that would require the Company Group to make any material proprietary source code available to other third parties or license it on a royalty-free basis.
(g) The Company Group has implemented, maintained and complied with, and has, to the extent reasonable and customary under the circumstances, required its Data Partners to implement and maintain, technical, physical and organizational safeguards to protect Personal Information against any unauthorized, unlawful or accidental processing (a “Security Incident”). Since January 1, 2022, there has been no material Security Incident or data security breach or material disruption of the computers and information technology systems of the Company Group with respect to the Personal Information of the Company Group. The Company Group has undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments and risk analyses) of their businesses and operations required by the Privacy Requirements and have addressed and remediated all material risks identified in each such analysis.
(h) Since January 1, 2022, in relation to any Security Incident and/or actual or alleged violation of a Privacy Requirement, in either case in connection with the Personal Information of the Company Group, the Company Group has not (i) notified, or been required to notify, any Person; or (ii) received any material notice, inquiry, claim or complaint by, or been subject to any investigation or enforcement action by, any Person.
4.13 Employee Benefits Matters.
(a) Section 4.13(a) of the Company Disclosure Schedule lists each material Company Benefit Plan. The Company has made available to Parent copies of (i) each material Company Benefit Plan (or, with respect to any unwritten material Company Benefit Plan, a written description thereof) and (ii) to the extent applicable with respect to such Company Benefit Plan: (A) the most recent annual report on Form 5500 filed and all schedules thereto, (B) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement, (C) a current IRS opinion or determination letter, (D) annual non-discrimination testing and coverage results for the three most recently completed plan years, (E) the most recent summary plan description, if any, required under ERISA and (F) all material, non-routine correspondence to or from any Governmental Authority received in the last three years.
(b) Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, (ii) all employer contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company in accordance with GAAP, and (iii) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a currently effective favorable determination letter from the IRS or may rely on a favorable opinion letter issued by the IRS.
(c) Except as would not constitute a Company Material Adverse Effect, there are no pending or threatened Actions, audits or claims (other than routine claims for benefits) involving or related to any Company Benefit Plan.
(d) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, and none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has contributed to, or been required to contribute to, or otherwise has any liability with respect to a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes to or has any liability with respect to a Multiemployer Plan. No event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any of their respective ERISA Affiliates to any material Tax, lien or other liability imposed by ERISA, the Code or other applicable Law.
(e) No Company Benefit Plan provides or is obligated to provide health insurance, life insurance, death benefits or other material welfare benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.
(f) Except as expressly provided under this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) entitle any current or former officer, director or employee of the Company or any of its Subsidiaries to severance or termination pay pursuant to a Company Benefit Plan, (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan or (iii) result in any payment or benefit constituting an “excess parachute payment” (within the meaning of Section 280G of the Code) with respect to any current or former officer, director, employee or other service provider of the Company or any of its Subsidiaries.
(g) Neither the Company nor any Subsidiary has any obligation to provide, and no Company Benefit Plan provides any individual with the right to, a gross-up, indemnification, reimbursement, make-whole or other payment for any Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
4.14 Labor. The Company Group is not a party to, or bound by, or negotiating any collective bargaining agreement or similar contract with a labor union or other labor organization. Other than such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no (a) strikes, work stoppages, work slowdowns, lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened in writing against the Company Group, and no such disputes have occurred since January 1, 2022, or (b) unfair labor practice charges or complaints pending as of the date of this Agreement or, to the Knowledge of the Company, threatened in writing as of the date of this Agreement by or on behalf of any employee or group of employees of the Company Group. To the Knowledge of the Company, as of the date hereof, no union organizing activities are underway with respect to the Company Group and no such activities have occurred since January 1, 2022.

4.15 Tax Matters. Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) All Tax Returns required to be filed by or with respect to the Company Group has been duly and timely filed, and all such Tax Returns are true, correct, and complete. All Taxes due and payable (whether or not reflected on such Tax Returns) by the Company Group have been paid in full.
(b) The Company Group has duly and timely withheld, paid and remitted all Taxes required to have been withheld, paid and remitted in connection with any amounts paid by the Company Group to any vendor, employee, independent contractor, creditor, stockholder or other third party.
(c) There is no audit, examination or other administrative or court proceeding involving any Tax of the Company Group that is currently in progress, pending or threatened in writing by a Taxing Authority. No deficiency for any Tax has been asserted or assessed by a Taxing Authority against the Company Group which has not been fully resolved.
(d) The Company Group has not received from any Taxing Authority in a jurisdiction where the Company Group has not filed a type of Tax Return any written claim that the Company Group is or may be subject to such type of taxation by that jurisdiction, which claim has not been fully resolved. The Company Group has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency which waiver or extension remains in effect (other than any extension of time to file Tax Returns obtained in the ordinary course of business).
(e) There are no Liens for Taxes upon any of the assets of the Company Group, other than Permitted Liens.
(f) The Company Group is not party to, bound by and do not have any obligation under any Tax allocation or Tax sharing agreement, other than (i) any such agreement solely among the Company Group or (ii) any customary commercial agreement the primary subject matter of which is not Taxes. The Company Group is not and has not been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group of which a member of the Company Group is or was the common parent). The Company Group has no liability for Taxes of any Person (other than the Company Group) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of local, state or non-U.S. Law), as a transferee or successor or by operation of Law.
(g) The Company Group has not engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state, local or non-U.S. Law).
(h) During the two (2)-year period ending on the date hereof, no member of the Company Group has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.
(i) The Company Group (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code prior to the Closing nor has any Taxing Authority proposed any such adjustment in writing, and (ii) will not be required to include any item of income in taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (x) installment sale or open transaction disposition made prior to Closing or (y) deferred revenue accrued or prepaid amount received prior to Closing outside of the ordinary course of business.
(j) The Company Group has no liability in respect of escheat or unclaimed property other than liabilities of the Company Insurance Subsidiaries arising in the ordinary course of business.
(k) Notwithstanding anything to the contrary in this Agreement, (i) this Section 4.15 and Section 4.13 (to the extent relating to Tax matters) contain the exclusive representations and warranties of the Company and its Subsidiaries with respect to Tax matters and (ii) nothing in this Agreement shall be construed as providing a representation or warranty with respect to any taxable period (or portion thereof) beginning after the Closing Date or the existence, amount, expiration date or limitations on (or availability of) any Tax asset or attribute of the Company and its Subsidiaries.

4.16 Real Property.
(a) The Company Group does not own, and has not owned, any real property.
(b) Section 4.16(b) of the Company Disclosure Schedule sets forth a list of all Material Real Property Leases, the address thereof and the type of the real property (“office”, “residential”, “industrial”, “vacant land”, etc.) subject thereto (the “Material Leased Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group has good and valid leasehold interests in and to the Material Leased Real Property pursuant to its Material Real Property Leases, free and clear of all Liens (except in all cases for Permitted Liens). The Material Leased Property constitutes real property that is sufficient to conduct the Company and its Subsidiaries’ respective businesses as currently conducted in all material respects. There are no material casualty events that have occurred with respect to the Material Leased Real Property that have not been remedied in all material respects. To the Knowledge of the Company, there are no pending nor threatened eminent domain, condemnation or similar proceedings in respect of all or any material portion of the Material Leased Real Property.
4.17 Insurance. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all policies or binders of material fire, liability, product liability, workers’ compensation, directors’ and officers’ and other material insurance held by or on behalf of the Company and the Company’s Subsidiaries (collectively, the “Insurance Policies”) are (a) except for policies that have expired under their terms, in full force and effect, all premiums due thereon prior to the date hereof have been paid in full and neither the Company nor any of the Company’s Subsidiaries is in breach or default with respect to any such policy or binder and (b) to the Knowledge of the Company, valid and enforceable in accordance with their terms. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of the Company’s Subsidiaries has received written notice of cancellation or non-renewal of any material Insurance Policy, other than in connection with ordinary renewals.
4.18 Environmental Matters. Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company Group is not in violation of any Environmental Law, (b) as of the date hereof, since January 1, 2022, the Company Group has not received any written notification alleging that it is in violation of and has any liability or obligation under any Environmental Law or in connection with any release or threatened release of Hazardous Substances, (c) to the Knowledge of the Company, since January 1, 2022, the Company Group has not released any Hazardous Substances in violation of, or in a manner which has given rise to any liabilities pursuant to, any Environmental Laws and (d) the Company Group has not assumed, undertaken or otherwise become subject to any known liability of another Person arising under Environmental Laws.
4.19 Healthcare Matters. Since January 1, 2022, except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group (a) has not been in violation of any Healthcare Law, (b) has not been debarred or excluded by the U.S. Department of Health and Human Services Office of Inspector General or the General Services Administration and (c) does not have any pending or, to the Knowledge of the Company, threatened claims or investigations or non-ordinary course audits related to any violation of any Healthcare Law. Notwithstanding anything herein to the contrary, this Section 4.19 constitutes the sole and exclusive representations and warranties of the Company regarding Healthcare Laws.
4.20 Proxy Statement; Schedule 13E-3. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Company Meeting, or, in the case of the Schedule 13E-3, on the date the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to any statements made therein based on information supplied by or on behalf of the Parent Parties, the Specified Stockholders or any of their respective Affiliates for inclusion or incorporation by reference therein).

4.21 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 5.5, no “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company is applicable to this Agreement, the Rollover Agreements, the Warrantholders Agreements or the transactions contemplated hereby, including the Merger, or thereby, including the Merger.
4.22 Interested Party Transactions. No executive officer or director of the Company or any of its Subsidiaries or any Person owning five percent (5%) or more of any class of the Company’s capital stock as of the date hereof or, to the Knowledge of the Company, any Affiliate or family member of any such officer, director or owner (an “Affiliated Party”) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or has any material interest in any property or assets owned by the Company or any of its Subsidiaries or has engaged in any transaction (other than those related to employment, compensation or incentive arrangements) with the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, within the last twelve (12) months, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.23 Opinion of Financial Advisor. Lincoln International LLC (the “Financial Advisor”), as the financial advisor to the Special Committee, has delivered to the Special Committee its opinion in writing (or orally, in which case such opinion will be subsequently confirmed in writing) to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be received by the Public Stockholders in respect of the shares of Company Common Stock held thereby, other than any Excluded Shares and any Dissenting Shares, pursuant to this Agreement is fair from a financial point of view to the Public Stockholders.
4.24 Brokers and Other Advisors. No broker, finder, investment banker, financial advisor or other similar Person, other than the Financial Advisor, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
4.25 Insurance Business. The Company has made available to Parent all material Holding Company System Act filings or submissions made by the Company or any of its Subsidiaries with any Insurance Regulator since January 1, 2022, including any requests for extraordinary dividends, and any material written communication received from any Insurance Regulator relating thereto.
4.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
Except as set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company that:
5.1 Organization, Standing and Power.
(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority necessary to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or its ability to satisfy its obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or its ability to satisfy its obligations hereunder.
(b) Each of Parent and Merger Sub is duly qualified or licensed to transact business in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.2 Authorization. Each of the Parent Parties has all necessary power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Parent Parties in connection with the consummation of the transactions contemplated hereby and thereby (collectively, the “Parent Documents”), and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Parent Parties of this Agreement and each Parent Document, and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action of each of the Parent Parties. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by each of the Parent Parties and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of each of the Parent Parties, enforceable against each of the Parent Parties in accordance with its terms, subject to the Bankruptcy and Equity Exception. Except for the written consent of Parent as the sole stockholder of Merger Sub to adopt this Agreement, no vote or consent of the holders of any class or series of partnership unit, membership interest, capital stock or other equity interest of any Parent Party and no other corporate proceedings on the part of any Parent Party is necessary to approve this Agreement, any Parent Document, the Merger or the transactions contemplated hereby or thereby. The written consent of Parent as the sole stockholder of Merger Sub to adopt this Agreement is the only vote or consent of the holders of any class or series of capital stock or other equity interest of Parent or Merger Sub necessary to approve and adopt this Agreement, any Parent Document, the Merger or the other transactions contemplated hereby or thereby.
5.3 Noncontravention. Neither the execution and delivery of this Agreement or any Parent Document by any of the Parent Parties nor the consummation by any of the Parent Parties of the transactions contemplated hereby or thereby, nor compliance by any of the Parent Parties with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement or bylaws (or other comparable governing documents) of any of the Parent Parties or (ii) (A) assuming that the authorizations, consents and approvals referred to in Section 5.4 are obtained and the filings referred to in Section 5.4 are made, violate any Law or Order applicable to any of the Parent Parties or (B) with or without notice, lapse of time or both, violate, require consent of or notice to a counterparty, accelerate the performance required by, result in the breach of, or constitute a change of control or a default under any of the terms, conditions or provisions of any Contract or Permit to which any Parent Party is a party or accelerate or give rise to a right of termination, purchase, sale, cancellation, modification or acceleration of any of the Parent Parties’ obligations under any such Contract or Permit, except, in the case of clause (ii), for such violations, defaults, accelerations or rights as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.4 Governmental Approvals. Except (a) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) for filings required under, and compliance with the other applicable requirements of, the Exchange Act and the rules and regulations of the NYSE (including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC) and (c) as set forth on Section 5.4 of the Parent Disclosure Schedule, no consents, authorizations or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement and any Parent Document by each of the Parent Parties and the consummation by each of the Parent Parties of the transactions contemplated hereby or thereby, other than such other consents, authorizations, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.5 Ownership of Company Securities. Section 5.5 of the Parent Disclosure Schedule sets forth the ownership, as of the date of this Agreement, by the Parent Parties and their Affiliates of shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and Company Warrants. Except as set forth in Section 5.5 of the Parent Disclosure Schedule, none of the Parent Parties or any of their Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Warrants or other Securities, or holds any rights to acquire or vote any such shares.
5.6 Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no pending or, to the Knowledge of Parent, threatened in writing, legal or administrative Action against any of the Parent Parties and/or any of their respective properties, assets or businesses, by or before any Governmental Authority and (b) none of the Parent Parties is subject to any outstanding Order.
5.7 Compliance With Laws. Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of the Parent Parties is in compliance with all Laws applicable to the Parent Parties.
5.8 Available Funds; Equity Commitment; Guarantee.
(a) Each Parent Party affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that any Parent Party obtains financing for, or related to, any of the transactions contemplated hereby. Parent will, at the Closing, (i) have unrestricted cash in dollars sufficient to pay and satisfy in full all amounts to be paid by any of the Parent Parties and the Surviving Corporation and all other monetary obligations hereunder on or after the Closing Date, including (A) the aggregate Per Share Merger Consideration and all other amounts payable pursuant to Article III, (B) any and all fees and expenses required to be paid by any of Parent, Merger Sub and/or the Surviving Corporation in connection with the transactions contemplated hereby and (C) all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereby (clauses (A) through (C), collectively, the “Required Amount”) and (ii) either (A) without duplication of the foregoing clause (i), have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to make payment of the Change of Control Put Price (as such term is defined in the applicable Certificate of Designations) in respect of all shares of Company Series A Preferred Stock and Company Series B Preferred Stock that have not been converted into shares of Company Common Stock in accordance with the applicable provisions of the applicable Certificate of Designations prior to the Effective Time or (B) have obtained consents from the requisite holders of shares of Company Series A Preferred Stock (as determined in accordance with the Series A Certificate of Designations) and the requisite holders of shares of Company Series B Preferred Stock (as determined in accordance with the Series B Certificate of Designations) sufficient to waive the provisions of Section 9(h) of each of the Certificates of Designations.
(b) Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the duly executed Equity Commitment Letter. The Equity Commitment Letter is in full force and effect and is a legal, valid, binding and enforceable obligation of Parent and the other parties thereto and is enforceable by Parent in accordance with its terms. The Equity Commitment Letter has not been amended, supplemented or modified, and no such amendment, supplement or modification is contemplated or pending. There are no side letters or other Contracts or arrangements related to the provision, funding or investing, as applicable, of the Required Amount, other than as expressly set forth in the Equity Commitment Letter delivered to the Company on the date hereof. The commitments contained in the Equity Commitment Letter have not been withdrawn, terminated or rescinded in any respect, and no such withdrawal, termination or rescission is contemplated or pending. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or Merger Sub or any of their respective Affiliates or, to the Knowledge of Parent, any other Person, in each case, under the Equity Commitment Letter, (ii) constitute a failure to satisfy a condition on the part of Parent or Merger Sub or any other party thereto under the Equity Commitment Letter or (iii) result in any portion of the amounts to be provided, funded or invested in accordance with the Equity Commitment Letter being unavailable on the Closing Date. The Equity Commitment Letter is not subject to any conditions or other contingencies other than as expressly set forth therein. The Parent Parties have paid any and all commitment fees and other fees in connection with the Equity Commitment Letter that are required to be paid prior to the date hereof and the Parent

Parties will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date. Neither Parent nor Merger Sub is aware of any fact or occurrence that would reasonably be expected to make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate or that would reasonably be expected to cause the Equity Commitment Letter to be ineffective. Neither Parent nor Merger Sub has any reason to believe that any of the conditions to the financing contemplated by the Equity Commitment Letter will not be satisfied or that the full amount contemplated to be provided, funded or invested pursuant to the Equity Commitment Letter will not be available in full to Parent and Merger Sub on the Closing Date, and neither Parent nor Merger Sub is aware of the existence of any fact or event that would be expected to cause any of the conditions to the financing contemplated by the Equity Commitment Letter not to be satisfied or the full amount of such financing not to be available in full on the Closing Date.
(c) The Guarantee is in full force and effect, has not been amended or modified, and is a legal, valid, binding and enforceable obligation of the Equity Investors and is enforceable by the Company in accordance with its terms. None of the Equity Investors is in default or breach under the terms and conditions of the Guarantee, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Guarantee. Each of the Equity Investors has access to sufficient capital to satisfy the amount of its guaranteed obligations under the Guarantee in full.
5.9 Proxy Statement; Schedule 13E-3. None of the information supplied or to be supplied by Parent or Merger Sub or any Specified Stockholder for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Company Meeting, or, in the case of the Schedule 13E-3, on the date the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to any statements made or incorporated by reference in the Proxy Statement based on information relating to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.
5.10 Solvency. Assuming (a) the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, (b) that the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Closing, (c) that all costs estimates, financial or other projects and other predictions of the Company have been prepared in good faith based on assumptions that were and continue, immediately after giving effect to the transactions contemplated hereby, to be reasonable and (d) the accuracy in all respects of the representations and warranties of the Company in Article III, immediately after giving effect to the transactions contemplated by this Agreement, Parent, the Surviving Corporation and each of their respective Subsidiaries, taken as a whole, shall be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Company’s Subsidiaries. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (b) such Person will not have, or have access to, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (c) such Person will be able to pay its debts as they become absolute and mature, in the ordinary course of business, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case, after giving effect to the transactions contemplated by this Agreement. The term “Solvency” shall have a correlative meaning. For purposes of the definition of “Solvent” (i) “debt” means liability on a “claim” and (ii) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured or (B) the right to an equitable remedy for a breach in performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. “Present Fair Salable Value” means the amount that may be realized if the aggregate assets of such Person (including goodwill) are sold as an entirety with reasonable promptness in an arm’s length transaction under present conditions for the sale of comparable business enterprises.

5.11 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Parent Parties or any of their respective Affiliates.
5.12 No Prior Activities; Ownership of Merger Sub; Certain Agreements. Each of Parent and Merger Sub is a newly formed corporation that was incorporated solely for the purposes of consummating the transactions contemplated by this Agreement. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, neither Parent nor Merger Sub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. Merger Sub is, and will be at the Effective Time, a wholly owned Subsidiary of Parent and Parent owns, and will own at the Effective Time, beneficially and of record all of the outstanding shares of capital stock of, and any other equity interests in, Merger Sub. Except as set forth in Section 5.12 of the Parent Disclosure Schedule, there are no Contracts between any of Parent, Merger Sub, the Equity Investors or any of their respective Affiliates, on the one hand, and any member of the management, officer, director, stockholder or holder of any other security of the Company or any of the Company Subsidiaries (including the Company Warrants), on the other hand, that relate in any way to the Company or any of the Company’s Subsidiaries or the equity securities of the Company or any of the Company’s Subsidiaries (including the Company Warrants) or the transactions contemplated hereby.
5.13 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company and its Subsidiaries, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents made available by the Company in connection with the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article IV of this Agreement and the certificate contemplated by Section 7.2(d) and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents, or any their respective assignees or successors or any former, current or future general or limited partner, stockholder or other securityholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing with respect thereto.
5.14 No Other Information. Except for the representations and warranties contained in this Article V, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. None of Parent, Merger Sub or any other Person will have or be subject to any liability to the Company or other Person resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Company or their Representatives in expectation of the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS
6.1 Access to Information.
(a) Prior to the Closing Date and subject to applicable Laws (including any applicable COVID-19 Measures) and Section 6.10, the Company shall, and shall cause each of its Subsidiaries to, provide Parent and its Representatives such access to the officers, employees, properties, offices, businesses, operations and other facilities of the Company and its Subsidiaries and such examination of the books and records, work papers (subject to entering into a customary agreement with the Company’s accountants to access such work papers) and other documents (including existing financial and operating data) of the Company and its Subsidiaries as Parent reasonably requests solely in furtherance of Parent’s efforts to consummate the transactions contemplated by this Agreement. Any such access and examination shall be conducted on reasonable advance written notice, during regular business hours and shall be subject to restrictions under applicable Law. The Company shall, and shall cause the Representatives of the Company and its Subsidiaries to, reasonably cooperate with Parent and Parent’s Representatives in connection with such access and examination, and Parent and its Representatives shall reasonably cooperate with the Company and its Subsidiaries and their respective Representatives and shall use commercially reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted (i) to the extent that (A) it would unreasonably disrupt the operations of the Company or any of its Subsidiaries or (B) the Company reasonably determines, based upon the advice of outside legal counsel, that it would jeopardize or require the Company or any of the Company’s Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of the Company’s Subsidiaries is bound; provided, however, that in the event the Company or any of its Subsidiaries asserts that such access and examination will not be permitted under clauses (A) or (B), the Company and its Subsidiaries shall use commercially reasonably efforts to design and implement alternative disclosure arrangements to enable Parent and its Representatives to access and examine any such information without jeopardizing or requiring the Company or any of the Company’s Subsidiaries to disclose information subject to attorney-client privilege or that conflicts with any confidentiality obligations to which the Company or any of the Company’s Subsidiaries is bound, including requesting (but not being required to obtain) a waiver of any such confidentiality obligations upon Parent’s reasonable prior written request, or (ii) to the extent relating to the consideration or negotiation (as applicable) of this Agreement or any of the transactions contemplated hereby (including any adjustments to the terms and conditions of this Agreement proposed by the Parent Parties pursuant to Section 6.3), any Acquisition Proposal or any Intervening Event (in each case, except to the extent required by Section 6.3, in which case such access shall be governed by Section 6.3). Notwithstanding anything to the contrary contained herein, prior to the Closing, (X) without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), the Parent Parties shall not, and shall cause their respective Representatives not to, contact any employee, consultant, supplier, customer, independent contractor, landlord, lessor, bank, any person with whom the Company or any of the Company’s Subsidiaries have or have had a business relationship or other lender or Representative of or to the Company or any of the Company’s Subsidiaries with respect to the transactions contemplated by this Agreement (provided that the Company shall have the right to have one or more Representatives present during any such contact in the event that it consents to such contact) and (Y) Parent shall have no right to perform invasive or subsurface investigations of or to conduct any environmental sampling at any of the properties or facilities of the Company or any of the Company’s Subsidiaries. The Company makes no representation or warranty as to the completeness or accuracy of any information (if any) provided pursuant to this Section 6.1 and none of the Parent Parties may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company’s representations and warranties contained in Article IV; provided that no investigation pursuant to this Section 6.1 by any of the Parent Parties or their respective Representatives shall be deemed to modify any of the Company’s representations and warranties contained in Article IV. Notwithstanding anything herein to the contrary, nothing in this Section 6.1(a) shall be deemed to limit or restrict any right to access or communicate which NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P., New Enterprise Associates 15, L.P., NEA 15 Opportunities Fund, NEA BH SPV or NEA BH SPV II (collectively, the “NEA Stockholders”) or any of their respective Affiliates or any such member of the Company Board may otherwise be entitled in such Person’s capacity as a securityholder of the Company or director of the Company, as the case may be, (1) pursuant to the Company’s organizational and governing documents or any Contract between any such Person and the Company or under applicable Law or (2) otherwise in a manner consistent with past practice and, for the avoidance of doubt, not with respect to the transactions contemplated by this Agreement unless in compliance with clause (X) of the fifth sentence of this Section 6.1(a).
(b) Each of the Parent Parties acknowledges that the information provided to the Parent Parties or any of their Representatives in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between NEA Management Company, LLC and the Company, dated as of July 5, 2024 (as amended from time to time, the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. The Confidentiality Agreement shall terminate at the Effective Time.
6.2 Conduct of the Business Pending the Closing.
(a) Except as contemplated or required by this Agreement, as set forth on Section 6.2(a) or Section 6.2(b) of the Company Disclosure Schedule, as required by applicable Law or with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company shall conduct its business, and shall cause each of the Company’s Subsidiaries to conduct their respective businesses, in all material respects in the ordinary course of business (it being acknowledged and agreed that the Company or any of its Subsidiaries may take (or omit to take) any action in order to respond to the impact of COVID-19 or comply with any applicable COVID-19 Measures and any action taken, or omitted to be taken, that relates to, or arises out of, COVID-19 or compliance with any applicable COVID-19 Measures shall be deemed to be in the ordinary course of business) and the Company shall, and shall cause each of the Company’s Subsidiaries to, use commercially reasonable efforts to (A) preserve intact in all material respects its and their present business organizations, material assets and material properties, and (B) preserve in all material respects its and their present relationships with their customers and suppliers.
(b) Except as contemplated or required by this Agreement, as set forth on Section 6.2(a) or Section 6.2(b) of the Company Disclosure Schedule, as required by applicable Law or in order to respond to the impact of COVID-19 or comply with any applicable COVID-19 Measures, or with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause each of the Company’s Subsidiaries not to:
(i) issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its equity securities or any option, warrant or other right to acquire or receive any shares of its equity securities, or redeem, purchase or otherwise acquire any equity securities, other than (A) (1) grants of Company Options, Company RSUs or Company PSUs permitted under the Company Benefit Plans in the ordinary course of business and subject to the limitations set forth in Section 6.2(b)(i)(A)(1) of the Company Disclosure Schedule or (2) issuances of equity securities upon the exercise, vesting or settlement of Company Options, Company RSUs or Company PSUs outstanding as of the date hereof or thereafter issued or granted in compliance with this Section 6.2 (B) issuances of equity securities upon the exercise or settlement of any Company Warrant outstanding as of the date hereof or thereafter issued in compliance with this Section 6.2, (C) issuances of any equity interests to the Company or any wholly owned Subsidiary of the Company or transfers, redemptions, purchases or other acquisitions of equity interests in any wholly owned Subsidiary of the Company solely to or by the Company or another wholly owned Subsidiary of the Company and (D) the grant of any Liens to secure obligations of the Company or any of its Subsidiaries in respect of any indebtedness permitted under clause (iv) of this Section 6.2(b);
(ii) split, combine, subdivide, adjust, amend or reclassify or otherwise change any terms of, or redeem, purchase or otherwise acquire, or otherwise offer to redeem, purchase or otherwise acquire, any of its equity interests in the Company or any of its Subsidiaries (other than in the case of wholly owned Subsidiaries of the Company);
(iii) adopt a plan or agreement of complete or partial liquidation or dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than any such actions solely with respect to wholly owned Subsidiaries of the Company where no third party owns equity interests of such Subsidiary after such action);

(iv) create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $2,000,000 individually or $10,000,000 in the aggregate, excluding (A) intercompany indebtedness or (B) contracted indebtedness pursuant to, and guarantees and letters of credit permitted by, the terms of the Credit Agreements;
(v) amend in any material respect (A) the certificate of incorporation or bylaws of the Company or (B) other similar organizational documents of each of the Company’s Subsidiaries, except, in the case of Subsidiaries, for amendments that would not be adverse to the Company or adversely impact (or delay or impede the consummation of) the transactions contemplated hereby;
(vi) other than in transactions among wholly owned Subsidiaries of the Company, sell, lease, license, allow the expiration or lapse of (with respect to material Company Intellectual Property), encumber (in each case other than Liens securing indebtedness permitted under clause (iv) of this Section 6.2(b) or Permitted Liens) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business or assets (other than dispositions of assets in the ordinary course of business consistent with past practice and that are not individually or in the aggregate material to the Company Group) for a purchase price or, if no purchase price is received, with a value, in excess of $2,000,000 individually or $5,000,000 in the aggregate;
(vii) merge, combine or consolidate the Company or any of its Subsidiaries with and into any other Person, other than, in the case of any Subsidiary of the Company, to effect any acquisition permitted by clause (ix) of this Section 6.2(b) or any disposition permitted by clause (vi) of this Section 6.2(b) and other than transactions solely among wholly owned Subsidiaries of the Company where no third party owns equity interests of such Subsidiary after such action;
(viii) declare, authorize, establish a record date for, set aside or pay any dividends or make any distribution with respect to any outstanding units, shares or other equity interests (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid or made (x) by any of the Company’s wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company or (y) by any of the Company’s non-wholly owned Subsidiaries solely to the extent required to be paid or made and in accordance with the organizational documents of such non-wholly owned Subsidiary made available to Parent prior to the date hereof;
(ix) acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any Person or make any investments in or loans or capital contributions to any other Person (other than (w) investments in or loans or capital contributions to the Company or any of its wholly owned Subsidiaries, (x) acquisitions of inventory, raw materials and other property in the ordinary course of business, (y) advances to employees for expenses in the ordinary course of business or (z) transactions solely among wholly owned Subsidiaries of the Company), in each case, for an amount in excess of $2,000,000 individually or $5,000,000 in the aggregate;
(x) except as required by any Company Benefit Plan, (A) increase in any material respect the compensation or severance benefits of any director, officer, individual independent contractor or employee of the Company or any of its Subsidiaries (other than physicians), except (1) increases in salaries and wages of employees of the Company and its Subsidiaries as part of annual merit increases made in the ordinary course of business to employees with an annual base salary of less than $400,000, (2) payment of accrued or earned but unpaid commissions, and (3) bonus payments made (and determined) in the ordinary course of business, (B) adopt any new employee benefit plan or arrangement (including any arrangement providing for severance, change of control, transaction, retention, termination or similar compensation or benefits) or materially amend, modify or terminate any existing Company Benefit Plan, other than (1) as would not materially increase the cost to the Company or its Subsidiaries or (2) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, change in control, transaction, retention, termination or similar compensation or benefits or other compensation or benefits not generally provided to all similarly situated employees, (C) hire or terminate the employment or services of any employee of the Company and its Subsidiaries (other than physicians) with an annual base salary in excess of $400,000, other than a termination for cause or due to permanent disability or in the case of a replacement hire for a resignation or termination for cause or due to permanent disability, (D) adopt or enter into any collective bargaining agreement or other labor union contract, or (E) take any action to accelerate the vesting, payment or funding of any material compensation or benefit under any Company Benefit Plan or otherwise;
(xi) (A) make (except in the ordinary course of business), change or revoke any material Tax election, (B) adopt or change any annual Tax accounting period, (C) adopt or change any material method of Tax accounting, (D) file any amendment to any material Tax Return, (E) enter into any closing agreement with respect to any material Tax, (F) settle or compromise any material Tax claim with a Taxing Authority, (G) agree or consent to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Taxes, or (H) surrender any right to claim a material Tax refund;
(xii) other than in the ordinary course of business (A) on terms that are not adverse in any respect to the Company, terminate, or modify or amend in any material respect in a manner adverse to the Company or any of its Subsidiaries, or waive any material rights of the Company or any of its Subsidiaries under any Material Contract (other than any Material Contract of the type referred to in clause (i), (viii), (ix), (x), (xiv) or (to the extent related to the foregoing) (xvi) of Section 4.11(a)) or (B) enter into any new Contract that would be a Material Contract (other than any Material Contract of the type referred to in clause (i), (viii), (ix), (x), (xiv) or (to the extent related to the foregoing) (xvi) of Section 4.11(a)) if entered into prior to the date hereof;
(xiii) enter into any new line of business material to the Company and its Subsidiaries;
(xiv) announce, implement or effect any reduction in force, layoff, or other program resulting in the termination of employees of the Company or its Subsidiaries, in each case, that would trigger requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988 or any similar foreign, state or local Law;
(xv) compromise, settle, release, waive or discharge, or agree, offer or propose to compromise, settle, release, waive or discharge, (A) any Action or threatened Action involving or against the Company or any of its Subsidiaries that results in a payment obligation (net of insurance proceeds) of the Company or any of its Subsidiaries in excess of $1,500,000 individually or $5,000,000 in the aggregate, or that imposes any material restrictions or material limitations upon the assets, operations or business of the Company or any of its Subsidiaries or material equitable or injunctive remedies or the admission of any criminal wrongdoing (in each case, excluding any Action or threatened Action (x) relating to Tax matters, which are solely covered by clause (xi) of this Section 6.2(b), or (y) involving or against any Company Insurance Subsidiary in the ordinary course of business) or (B) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) that relates to the transactions contemplated hereby;
(xvi) make any material change in the Company’s financial accounting policies, practices, methods or procedures, other than as required by GAAP or Regulation S-X of the Exchange Act, or under applicable Law;
(xvii) fail to use commercially reasonable efforts to maintain in full force and effect existing material insurance policies of the Company or any of its Subsidiaries customarily carried by Persons conducting a business similar to that of the Company Group; provided, however, that in the event of a termination, cancellation or lapse of any such insurance policy, the Company shall use commercially reasonable efforts to promptly obtain replacement policies providing substantially comparable insurance; or
(xviii) agree in writing or otherwise to take any of the foregoing actions prohibited by this Section 6.2(b).
(c) Each of the Parent Parties acknowledges and agrees that: (i) nothing contained in this Agreement shall give any Parent Party, directly or indirectly, the right to control or direct the operations of the Company or any of the Company’s Subsidiaries prior to the Effective Time, (ii) prior to the Effective Time, the Company and the Company’s Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations, (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of any Parent Party shall be required with respect to any matter set forth in this Section 6.2 or elsewhere in this Agreement to the extent the requirement of such consent would violate any Law and (iv) notwithstanding anything to the contrary set forth in this Agreement, nothing herein shall prevent the Company or any of the Company’s Subsidiaries from taking or failing to take any action, including the establishment of any policy, procedure or protocol, in response to COVID-19 or any COVID-19 Measures and (A) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (B) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (C) no such actions or failure to take such actions shall serve as a basis for any Parent Party to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied.
(d) Each of the Parties agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, it shall not, and shall cause its Affiliates not to, directly or indirectly, take any action (including any action with respect to a third party) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or its ability to satisfy its obligations hereunder, or otherwise engage in any business activities or incur any liabilities or obligations other than as expressly contemplated by this Agreement.
(e) Notwithstanding anything to the contrary in this Agreement, in the event that the Closing does not occur on or prior to the Outside Date, this Section 6.2 shall automatically terminate and be of no further force or effect, regardless of whether this Agreement has been terminated pursuant to Article VIII on the Outside Date.
6.3 Go Shop; No Solicitation.
(a) Go Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. New York City time on January 23, 2025 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to (i) solicit, seek, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any Acquisition Proposal or any proposal, Inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide information (including non-public information and data) relating to the Company Group and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group to any Person (and/or its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly provide to the Parent Parties and their Representatives, prior to or substantially concurrently with the time such non-public information or data is provided to such other Person or its Representatives, access to any non-public information or data that is provided to any Person given such access that was not previously made available to the Parent Parties or their Representatives, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Person (and/or its Representatives, including potential financing sources) with respect to any Acquisition Proposal or Inquiry and (iv) cooperate with or assist or participate in or facilitate any Acquisition Proposal or any Inquiry or any effort or attempt to make any Acquisition Proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company.
(b) No Solicitation. Except as expressly permitted by Section 6.3(c) or as it may relate to any Excluded Party, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the consummation of the Closing, the Company shall not (and shall cause its Subsidiaries, and the Managed Practices and their respective directors and officers not to and shall use reasonable best efforts to cause their other respective Representatives not to) directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide to any Person (other than the Parent Parties and their respective Representatives) any non-public information or data relating to the Company Group or afford to any Person (other than the Parent Parties and their respective Representatives) access to the properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group, in any such case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate, an Acquisition Proposal or Inquiry or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (iii) participate or engage in discussions, communications or negotiations with any Person (other than the Parent Parties and their respective Representatives) in a manner that would reasonably be expected to lead to an Acquisition Proposal. Except as required by applicable Law and subject to the provisions of this Section 6.3, on the No-Shop Period Start Date, the Company shall (and shall cause its Subsidiaries, the Managed Practices and their respective directors and officers to and shall use reasonable best efforts to cause their other respective Representatives to) immediately cease any and all then-existing solicitation, discussions or negotiations with any Person (other than the Parent Parties and any of their respective Representatives or any Excluded Party or any of its Representatives) (or provision of any non-public information or data to any such Person) with respect to any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. No later than the first Business Day following the No-Shop Period Start Date, the Company shall (x) request any Person (other than any Excluded Party) who has previously executed a confidentiality agreement in connection with such Person’s consideration of a potential transaction contemplated by the definition of Acquisition Proposal to promptly return or destroy in accordance with the terms of such confidentiality agreement all confidential information concerning the Company Group made available to such Person (other than any such confidentiality agreement in respect of which a “return or destroy” request was previously made) and (y) if any physical or electronic data room relating to a possible Acquisition Proposal by any Person (other than any Excluded Party) has been established, terminate access by such Person and its Representatives to such data room. Notwithstanding anything to the contrary herein, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the consummation of the Closing, the Company may grant or consent to a waiver, amendment or release under any standstill or confidentiality agreement to allow a confidential Acquisition Proposal to be made to the Company Board (or any committee thereof) or the Special Committee, in each case, solely to the extent that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law, so long as the Company promptly notifies Parent thereof after granting or consenting to such waiver, amendment or release. Notwithstanding anything in this Agreement to the contrary and notwithstanding the occurrence of the No-Shop Period Start Date, from and after the No-Shop Period Start Date and until the receipt of the Company Stockholder Approval, the Company may continue to engage in the activities described in Section 6.3(a) with respect to any Excluded Party, including with respect to any amended proposal or offer submitted by an Excluded Party following the No-Shop Period Start Date, and the restrictions in this Section 6.3(b) shall not apply with respect thereto; provided that from and after the receipt of the Company Stockholder Approval, the restrictions contemplated by this Section 6.3(b) shall apply to Excluded Parties and all other third parties.
(c) Acquisition Proposals. Notwithstanding anything to the contrary set forth in this Section 6.3, if, at any time from and after the No-Shop Period Start Date until the Company’s receipt of the Company Stockholder Approval, (x) the Company receives a bona fide written Acquisition Proposal from any Person that did not result, directly or indirectly, from a material breach by the Company of its obligations under this Section 6.3 and (y) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and the failure to take the actions described in the following clauses (i) and (ii) would be inconsistent with its fiduciary duties pursuant to applicable Law, then the Company Group and the Company Board (or a committee thereof) or the Special Committee, as applicable, may, directly or indirectly, through one or more of their Representatives, in response to such Acquisition Proposal, (i) enter into an Acceptable Confidentiality Agreement with such Person that has made or delivered such Acquisition Proposal and (ii) pursuant thereto, participate or engage in discussions or negotiations with, furnish any non-public information or data relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group to, such Person and/or any of its Representatives; provided that the Company shall prior to or substantially concurrently with the time such non-public information or data is provided to such Person or its Representatives provide to the Parent Parties and their Representatives access to any non-public information or data that is provided to any Person given such access that was not previously made available to the Parent Parties or their Representatives.
(d) No Entry into an Alternative Acquisition Agreement. Except as provided by Section 6.3(f), during the period commencing on the date hereof and continuing until the earlier of the valid termination of this Agreement pursuant to Article VIII and the consummation of the Closing, neither the Company Board (or a committee thereof) nor the Special Committee shall cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c) (any of the foregoing, an “Alternative Acquisition Agreement”), or publicly propose or agree to any of the foregoing.
(e) No Company Board Recommendation Change. Except as provided by Section 6.3(f), during the period commencing on the date hereof and continuing until the earlier of the valid termination of this Agreement pursuant to Article VIII and the consummation of the Closing neither the Company Board (acting upon the recommendation of the Special Committee) nor the Special Committee may (i) withhold, withdraw, amend, qualify or modify, or resolve to or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent; (ii) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or submit any Acquisition Proposal to a vote of the stockholders of the Company; (iii) fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that neither the Special Committee nor the Company Board will have any obligation to make such reaffirmation on more than one occasion pursuant to this clause (iii)); (iv) make any recommendation or public statement in connection with a tender or exchange offer for equity securities of the Company or publicly disclosed Acquisition Proposal, or fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation after the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a tender or exchange offer for equity securities of the Company or publicly disclosed Acquisition Proposal, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board or the Special Committee to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication which is not otherwise a Company Board Recommendation Change) (it being understood that the Company Board or the Special Committee may refrain from taking a position with respect to any such offer until the close of business on the date that is ten (10) Business Days after the commencement thereof without violating this Section 6.3(e)); or (v) fail to include the Special Committee Recommendation or the Company Board Recommendation in the Proxy Statement (any action described in clauses (i) through (v), a “Company Board Recommendation Change”); provided, however, that none of (A) the private determination by the Special Committee that an Acquisition Proposal constitutes a Superior Proposal or (B) the delivery by the Company to Parent of any notice in compliance with Section 6.3(f) or Section 6.3(g) will, in and of itself, constitute a Company Board Recommendation Change.
(f) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval:
(i) The Company Board (acting upon the recommendation of the Special Committee) or the Special Committee may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, development or occurrence that (A) was not known to, or reasonably foreseeable by, the Company Board or the Special Committee as of the date hereof and (B) does not involve or relate to (1) the receipt, existence or terms of any Acquisition Proposal (or any proposal or Inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal), (2) changes, in and of themselves, in the market price or trading volume of the shares of Company Common Stock or the credit rating of the Company or any of its Subsidiaries (it being understood that the facts or circumstances underlying such changes may be considered an Intervening Event to the extent otherwise satisfying the requirements of this definition) or (3) the fact, in and of itself, that the Company meets, exceeds, or fails to meet in any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (it being understood that the facts or circumstances underlying such results may be considered an Intervening Event to the extent otherwise satisfying the requirements of this definition) (each such event, an “Intervening Event”), if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law (it being understood that any such determination in and of itself shall not be deemed a Company Board Recommendation Change), and if:
(A) the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance thereof that the Company Board or the Special Committee intends to effect a Company Board Recommendation Change pursuant to this Section 6.3(f)(i), which notice shall specify the basis for such Company Board Recommendation Change (it being agreed that any material change to the facts and circumstances relating to such Intervening Event shall require a new written notice from the Company; provided that for purposes of any new notice, the reference to “four (4) Business Days” in this Section 6.3(f)(i)(A) shall be deemed to be “two (2) Business Days”);
(B) prior to effecting such Company Board Recommendation Change, the Company, during the Event Notice Period, has (1) negotiated, or caused its Representatives to negotiate, with the Parent Parties and their Representatives in good faith (to the extent that the Parent Parties have requested to so negotiate) to allow the Parent Parties to offer such adjustments to the terms and conditions of this Agreement so that the failure to make such a Company Board Recommendation Change in response to such Intervening Event would no longer be inconsistent with the directors’ exercise of their fiduciary duties pursuant to applicable Law and (2) taken into account any adjustments to the terms and conditions of this Agreement proposed by the Parent Parties and other information provided by the Parent Parties in response to the notice described in Section 6.3(f)(i)(A), in each case, that are offered in writing by the Parent Parties no later than 11:59 p.m. New York City time on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the Parties if accepted by the Company; and
(C) following such Event Notice Period, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee, after consultation with its financial advisor and outside legal counsel and taking into account the Parent Parties’ proposed revisions to the terms and conditions of this Agreement, shall have determined that the failure of the Company Board or the Special Committee to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.
(ii) If the Company has received a bona fide written Acquisition Proposal from any Person that did not result, directly or indirectly, from a material breach by the Company of this Section 6.3 that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has concluded in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a Superior Proposal (it being understood that any such conclusion in and of itself shall not be deemed a Company Board Recommendation Change), then the Company Board or the Special Committee may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal or (y) authorize the Company to terminate this Agreement pursuant to Section 8.1(g) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that neither the Company Board (or any committee thereof) nor the Special Committee shall take any action described in the foregoing clauses (x) or (y) unless:
(A) (x) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board or the Special Committee (1) has received a bona fide Acquisition Proposal that has not been withdrawn, (2) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal and (3) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 6.3(f)(ii) and Section 8.1(g) absent any revision to the terms and conditions of this Agreement, which notice shall specify the identity of the Person or “group” of Persons making such Acquisition Proposal and the material terms and conditions thereof, and (y) prior to effecting such Company Board Recommendation Change or such termination, the Company, during the Proposal Notice Period, has (1) negotiated, or caused its Representatives to negotiate, with the Parent Parties and their Representatives in good faith (to the extent that the Parent Parties have requested to so negotiate) to allow the Parent Parties to offer such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal and (2) taken into account any adjustments to the terms and conditions of this Agreement proposed by the Parent Parties during the Proposal Notice Period, in each case, that are offered in writing by the Parent Parties no later than 11:59 p.m. New York City time on the last day of the Proposal Notice Period; provided, however, that in the event of any material modification (including any revision or amendment to the financial terms)

to such Acquisition Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(f)(ii)(A) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice shall be two (2) Business Days).
(B) following such Proposal Notice Period, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have concluded in good faith, after consultation with its independent financial advisor and outside legal counsel and taking into account the Parent Parties’ proposed revisions to the terms and conditions of this Agreement, that such Acquisition Proposal continues to constitute a Superior Proposal;
(C) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company shall have validly terminated this Agreement in accordance with Section 8.1(g); and
(D) the Company and its Subsidiaries and their respective Representatives have materially complied with their obligations pursuant to this Section 6.3 with respect to such Acquisition Proposal.
(g) Notice. The Company shall, as promptly as reasonably practicable (and in any event within twenty-four (24) hours), notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives has received any (A) Acquisition Proposal on or following the date hereof, (B) material revision to the terms and conditions of any Acquisition Proposal required to be disclosed pursuant to the foregoing clause (A) or (C) Inquiry, offer, proposal or request for non-public information or discussions on or following the date hereof that would reasonably be expected to lead to an Acquisition Proposal. Such notice shall include (1) the identity of the Person making such Acquisition Proposal or such Inquiries, offers or proposals, (2) a summary of the material terms and conditions of such Acquisition Proposal or such Inquiries, offers or proposals and (3) unredacted copies of such Acquisition Proposal, Inquiry, offer or proposal (to the extent in writing) and unredacted copies of any other written materials relating to the terms and conditions of such Acquisition Proposal, Inquiry, offer or proposal (including any such materials provided by the Company, any of its Subsidiaries or any of their Representatives in response thereto). The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date of hereof which prohibits the Company from complying with this Section 6.3(g).
(h) Certain Disclosures. Notwithstanding anything in this Agreement to the contrary, nothing herein shall prohibit the Company or any of its Subsidiaries or the Company Board (or a committee thereof) or the Special Committee from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) or the Special Committee to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (iii) making any disclosure to stockholders of the Company that the Company Board (or a committee thereof) or the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable Law, regulation or stock exchange rule or listing agreement. It is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) or the Special Committee that solely describes the receipt of an Acquisition Proposal received in accordance with this Agreement, the identity of the Person or group making such Acquisition Proposal, the material terms of such Acquisition Proposal or the operation of this Agreement with respect thereto shall not be deemed to be a Company Board Recommendation Change, provided that such public statement expressly states that the Company Board Recommendation has not changed.
6.4 Proxy Statement; Schedule 13E-3.
(a) As promptly as practicable after the date of this Agreement, and in any event no later than twenty (20) Business Days after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the solicitation of proxies from the Company’s stockholders for the approval and adoption of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and the Company and Parent shall jointly prepare and file with the SEC a Rule 13E-3 Transaction Statement on

Schedule 13E-3 relating to the approval and adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Schedule 13E-3”). The Company shall seek to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and mailed to the Company’s stockholders as promptly as reasonably practicable after such clearance; provided, however, that, notwithstanding anything to the contrary in this Agreement, in no event shall the Proxy Statement be required to be filed in definitive form or mailed to the Company’s stockholders prior to the No-Shop Period Start Date.
(b) Unless the Company Board (acting at the direction of the Special Committee) or the Special Committee has made a Company Board Recommendation Change in accordance with Section 6.3(f), the Company shall include in the Proxy Statement the Company Board Recommendation. Unless the Company Board (acting at the direction of the Special Committee) or the Special Committee has made a Company Board Recommendation Change in accordance with Section 6.3(f), the Company shall use commercially reasonable efforts to solicit proxies from its stockholders to obtain the Company Stockholder Approval.
(c) Parent and Merger Sub shall cooperate in the preparation of the Proxy Statement and the Schedule 13E-3 and shall promptly provide to the Company all information regarding Parent or Merger Sub or any of their respective affiliates that is required by applicable Law in connection with the preparation and filing of the Proxy Statement and the Schedule 13E-3 and, in each case, any amendment or supplement thereto. The Company shall use reasonable best efforts to ensure that the Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act and other applicable Law, and each of the Parties shall use reasonable best efforts to ensure that the Schedule 13E-3 complies as to form in all material respects with the requirements of the Exchange Act and other applicable Law. Each of the Company, Parent and Merger Sub shall correct any information provided by it for use in the Proxy Statement or any Schedule 13E-3 as promptly as reasonably practicable upon becoming aware that such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d) Each of the Company, Parent and Merger Sub shall promptly notify the other Parties of the receipt of any comments of the SEC with respect to the Proxy Statement or the Schedule 13E-3 and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide the other Parties with copies of all material written correspondence between such Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Schedule 13E-3. Subject to any restrictions or requirements under applicable Law, the Company and its Representatives, on the one hand, and the Parent Parties and their Representatives, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or the Schedule 13E-3 without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will include all reasonable additions, deletions or changes thereto timely requested by the other Parties or their respective legal counsel. The Company, Parent and Merger Sub shall each use commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments of the SEC or it staff received on the Proxy Statement or the Schedule 13E-3. Prior to filing the Proxy Statement or the Schedule 13E-3 with the SEC or responding to any comments of the SEC or its staff with respect thereto, each of the Company, Parent and Merger Sub, as applicable, shall (i) provide the other Parties and their respective legal counsel with a reasonable opportunity to review and comment on such document or response (it being understood that each Party shall provide any such comments promptly) and (ii) include all reasonable additions, deletions or changes thereto proposed in good faith by any other Party or its legal counsel.
(e) If any event occurs with respect to the Company or its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, the Company shall notify Parent of such event or change, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or the Schedule 13E-3 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.
(f) If any event occurs with respect to Parent or Merger Sub or their affiliates, or any change occurs with respect to other information supplied by Parent or Merger Sub for inclusion in the Proxy Statement or the Schedule 13E-3, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, Parent shall promptly notify the Company of such event or change, and Parent and the

Company shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or the Schedule 13E-3 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.
6.5 Company Meeting.
(a) Subject to the other provisions of this Agreement, the Company shall, in accordance with applicable Law, the rules of the NYSE and the Company’s certificate of incorporation and bylaws, establish a record date (and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith), duly call, give notice of, convene and hold a meeting of the Company’s stockholders (the “Company Meeting”) as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement. The Company, acting through the Company Board (or a committee thereof) or the Special Committee, shall, subject to Section 6.3, (i) include in the Proxy Statement the Company Board Recommendation, and (ii) use reasonable best efforts to obtain the Company Stockholder Approval, including soliciting proxies from its stockholders to obtain the Company Stockholder Approval; provided that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee may effect a Company Board Recommendation Change and, following such Company Board Recommendation Change, may fail to use such reasonable best efforts, if it shall have determined in good faith, after consultation with its outside legal counsel, that that the failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Meeting if this Agreement is validly terminated. Without the prior written consent of Parent, the adoption of this Agreement and an advisory vote upon the compensation that the Company’s named executive officers may receive in connection with the Merger shall be the only matters (other than matters of procedure, including adjournment or postponement thereof, and matters required by Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Meeting. The Company shall keep Parent informed upon Parent’s reasonable request regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement.
(b) Once the Company Meeting has been scheduled by the Company, the Company shall not adjourn, postpone, reschedule or recess the Company Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that, the Company may adjourn, postpone, reschedule or recess the Company Meeting, without Parent’s consent, (i) to the extent required by applicable Law, the rules and regulations of the NYSE or fiduciary duty, (ii) in response to any request from the SEC or its staff, (iii) if a quorum has not been established, (iv) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company Board or the Special Committee has determined in good faith after consultation with outside legal counsel is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, (v) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (vi) if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected a Company Board Recommendation Change.
6.6 Conditions. Without limiting any other covenant in this Agreement (including the obligations of the Parent Parties set forth in Section 6.8, and as otherwise subject to Sections 6.8(f) and 6.8(g)), which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 6.6, each of the Company, on the one hand, and the Parent Parties, on the other hand, agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to (a) consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, each of the Company, on the one hand, and the Parent Parties, on the other hand, shall use commercially reasonable efforts to furnish to the other such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.
6.7 Consents. Without limiting the obligations set forth in Section 6.8, each of the Parent Parties and the Company shall use (and the Company shall cause its Subsidiaries to use) commercially reasonable efforts to obtain all consents and approvals from any third party that are necessary, proper and advisable to consummate the Merger and the consents and approvals referred to in Section 4.3 (or on Section 4.3 of the Company Disclosure Schedule) or in Section 5.3 (or on Section 5.3 of the Parent Disclosure Schedule); provided, however, that no Party shall be obligated to pay any (i) costs, fees, or expenses in connection therewith (other than immaterial administrative and/or legal costs and expenses) or (ii) consideration to any third party from whom any such consent or approval is requested under any Contract; provided, further, that each of the Parties acknowledges and agrees that, except as provided in Section 7.1(c), obtaining any such consents and approvals shall not be a condition to the consummation of the transactions contemplated by this Agreement.
6.8 Regulatory Approvals.
(a) Each of the Company, on the one hand, and the Parent Parties, on the other hand, shall cooperate with one another and use reasonable best efforts to, and cause its Subsidiaries to use reasonable best efforts to, (i) prepare all necessary documentation (including furnishing all information with respect to such Party or any of its Affiliates as is required under applicable Law) to effect promptly all necessary filings with any Governmental Authority and (ii) obtain all consents, waivers and approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement. Each of the Company, on the one hand, and the Parent Parties, on the other hand, shall provide to the other copies of all substantive correspondence between it (or its advisors) and any Governmental Authority relating to the transactions contemplated by this Agreement or any of the matters described in this Section 6.8. Each of the Company, on the one hand, and the Parent Parties, on the other hand, shall keep the other apprised on a prompt basis of the status of matters relating to such consents, approvals authorizations or waivers. The Parent Parties, on the one hand, and the Company, on the other hand, shall promptly inform the other of any substantive oral communication with, and provide copies of substantive written communications with, any Governmental Authority regarding any such filings or otherwise relating to the transactions contemplated by this Agreement. The Company, on the one hand, and the Parent Parties, on the other hand, shall not, and shall cause their respective Subsidiaries not to, independently participate in any meeting or conference call (other than non-substantive scheduling or administrative calls), or engage in any substantive conversation, discussion or negotiation, with any Governmental Authority in respect of any such filings, investigation, or other inquiry relating to the transactions contemplated by this Agreement without giving the other prior notice of the meeting and, to the extent not prohibited by such Governmental Authority or applicable Law, the opportunity to attend and/or participate. In furtherance and not in limitation of the foregoing, subject to Section 6.8(f) and Section 6.8(g), the Parent Parties shall provide, or cause to be provided, as soon as reasonably practicable, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority to the extent customarily provided to such Governmental Authority in connection with filings similar to those made pursuant to this Section 6.8 or historically provided to such Governmental Authorities by the controlling persons of the Company, including information relating to (A) Ultimate Parent or any Parent Party (including any of their directors, officers, employees, partners, members, shareholders or control persons, and including any stockholder of the Company (or affiliate of such stockholder) that has entered into a Rollover Agreement) and (B) Ultimate Parent’s or any Parent Party’s structure, beneficial ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members, shareholders or Affiliates, in each case, including on a pro forma basis assuming the transactions contemplated by this Agreement and by the Rollover Agreements are consummated. Notwithstanding the foregoing, in no event will any Party be required to disclose to any other Party any personally identifiable information (and each Party shall be permitted to redact personally identifiable information from documents shared with the other Parties).
(b) To the extent permissible under applicable Law, each of the Company, on the one hand, and the Parent Parties, on the other hand, shall consult and cooperate with one another in good faith in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the Competition Laws or in connection with the Required Insurance Approvals, providing to such other Party a reasonable opportunity to comment thereon prior to filing and considering in good faith all reasonable additional, deletions or changes suggested in connection therewith. The Parties may, as they deem advisable, designate any competitively sensitive materials provided to the other under this Section 6.8(b) or any other section of this Agreement as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(c) Without limiting the generality of the undertakings pursuant to this Section 6.8, subject to Section 6.8(f) and Section 6.8(g), each of the Company, on the one hand, and the Parent Parties, on the other hand, shall use reasonable best efforts to provide or cause to be provided (including by their “ultimate parent entities” as that term is defined in the HSR Act) as promptly as practicable to any Governmental Authority information and documents requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement. Further, Parent shall file, or cause to be filed as promptly as practicable, taking into account the views and input, if any, of and from applicable Governmental Authorities, but in no event later than twenty (20) Business Days after the date hereof, the Required Insurance Approvals, including (A) “Form A Statements”, the “Form A Exemptions” or similar change-of-control applications with the insurance commissioners or other Governmental Authorities in each jurisdiction where required by applicable Law, seeking approval of the Parent Parties’ acquisition of control of the Company and its Subsidiaries, and (B) if required, any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Law related to the transactions contemplated hereby. Parent shall be responsible for all filing fees under or in connection with the Required Insurance Approvals and any such other laws or regulations applicable to any of the Parent Parties as well as all fees and expenses of the Company and its Affiliates in responding to any requests for additional information.
(d) If any objections are asserted with respect to the transactions contemplated hereby under any Competition Law or if any Action is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the Parent Parties and the Company shall (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), and/or (ii) take such action as necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Law so as to permit consummation of the transactions contemplated by this Agreement; provided, that Parent, upon consultation with the Company and in consideration of the Company’s views in good faith, and without limiting the obligations of the Parent Parties set forth in this Section 6.8, shall be entitled to direct the defense of this Agreement and the transactions contemplated hereby before any Governmental Authority and to take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with Governmental Authorities, in each case, with respect to the foregoing clauses (i) and (ii).
(e) Notwithstanding anything herein to the contrary, the Parent Parties shall, and shall cause their respective Subsidiaries to, take all actions necessary to avoid or eliminate each and every impediment under any Competition Law or any other applicable Law related to the Required Insurance Approvals so as to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably possible (and in any event no later than the Outside Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries), (ii) terminating existing relationships, contractual rights or obligations of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries), (iii) terminating any venture or other arrangement of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries) and (iv) otherwise taking or committing to take actions that after the Closing Date would limit the Parent’s, Merger Sub’s or any of their respective Subsidiaries’ (including the Surviving Corporation’s and its Subsidiaries’) freedom of action with respect to, or its ability to retain, one or more of the businesses, product lines or assets of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries), in each case, as may be required in order to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably possible (and in any event no later than the Outside Date) and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated hereby, including the Merger, and in that regard the Parent Parties shall, and shall cause their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries) to, agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to Parent’s, Merger Sub’s or any of their respective Subsidiaries’ (including the Surviving Corporation’s and its Subsidiaries’) ability to retain any of the businesses, product lines or assets of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries).
(f) Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their respective Affiliates shall be obligated to take or refrain from taking, or to agree to Parent, Merger Sub, the Company or any of their Subsidiaries or their respective Affiliates taking or refraining from taking, any action, or to agree to become subject to any restriction, condition, limitation or requirement, or to agree to any modification of this Agreement or to any of the transactions contemplated by this Agreement that, individually or together with all other such actions, restrictions, conditions, limitations or requirements, in each case, imposed by a Governmental Authority would, or would reasonably be expected to, (i) have a Company Material Adverse Effect or a material adverse effect on the business or assets, liabilities, properties, operations, results of operations or condition (financial or otherwise) of Parent, Merger Sub and their respective Affiliates, taken as a whole, or (ii) require Parent, Merger Sub, the Company or any of their respective Affiliates to contribute a material amount of capital, maintain certain material risk based capital levels or enter into any material guarantee, “keepwell” or capital maintenance arrangements (it being acknowledged and agreed that the Company’s current risk based capital requirements and guarantee, “keepwell” and capital maintenance obligations are not, in and of themselves material) (each, a “Burdensome Condition”). Without the prior written of Parent, the Company shall not (and shall cause its Subsidiaries not to) take any action or agree with a Governmental Authority to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would or would be reasonably expected to, result in or constitute a Burdensome Condition.
(g) Each of the Parent Parties agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, it shall not, and shall cause its Subsidiaries not to, directly or indirectly, acquire (whether directly or indirectly, and whether by merger or consolidation, purchase of equity interests or assets, or otherwise), or agree to so acquire, any business of any Person if such business competes directly or indirectly in any material line of business of the Company or any of its Subsidiaries which acquisition, or agreement with respect to such acquisition, would, or would reasonably be expected to, individually or in the aggregate, (i) impose a material delay in obtaining, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger (including any Required Insurance Approval), (ii) materially increase the risk of any Governmental Authority seeking or entering an Order prohibiting, restraining, enjoining or making illegal the consummation of the Merger, (iii) materially increase the risk of not being able to remove any such Order or (iv) prevent, hinder or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.
(h) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Parent Parties or their respective Affiliates be required to agree to take or enter into any action in connection with any approval of a Governmental Authority of the transactions contemplated by this Agreement, which is not conditioned upon the Closing.
6.9 Indemnification, Exculpation and Insurance.
(a) From and after the Closing Date, each of Parent and the Surviving Corporation, jointly and severally, shall, and the Surviving Corporation shall cause the its Subsidiaries to, indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law, the individuals who on or prior to the Closing Date were directors, officers, employees or agents (including as a fiduciary with respect to an employee benefit plan) of the Company or any of the Company’s Subsidiaries or any of their respective predecessors (collectively, the “Indemnitees”) with respect to (i) all acts or omissions by them in their capacities as such or taken at the request of any of the Company or any of the Company’s Subsidiaries at any time on or prior to the Closing Date and (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before, on or after the Effective Time, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnitee to the fullest extent permitted by applicable Law), judgments, fines and amounts paid in settlement of or in connection with any threatened or actual claim. Parent agrees that for a period of six (6) years from the Closing Date all rights of the Indemnitees to advancement of expenses, indemnification and exculpation from liabilities for acts or omissions occurring on or prior to the Closing Date as provided in the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement, bylaws or indemnification policies (or comparable organizational documents or policies) of the Company or any of the Company’s Subsidiaries, in each case, as now in effect, and any employment agreements and/or indemnification agreements of the Company or any of the Company’s Subsidiaries shall survive the Closing Date and shall continue in full force and effect in accordance with their terms, and such rights shall not be amended or otherwise modified in any manner that would adversely affect the rights of any of the Indemnitees, unless such modification is required by Law or approved by each such Indemnitee. In addition, Parent and the Surviving Corporation shall, and the Surviving Corporation shall cause its Subsidiaries to, pay and/or reimburse in advance of the final disposition of any claim, action, suit, proceeding or investigation any expenses of any Indemnitee under this Section 6.9 as incurred to the fullest extent permitted under applicable Law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.
(b) Parent, for a period of six (6) years after the Closing Date, shall cause (i) the certificate of incorporation and bylaws and an indemnification policy of the Surviving Corporation (or comparable organizational documents or policy of any successor to the Surviving Corporation) to contain provisions no less favorable to the Indemnitees with respect to exculpation, limitation of liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in each such document of the Company and (ii) the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement, bylaws and any indemnification policy (or comparable organizational documents or policies) of each Subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to exculpation, limitation of liability, advancement of expenses and indemnification of partners, members, directors, officers, employees and agents than are set forth in each such document as of the date of this Agreement.
(c) Each of Parent and the Surviving Corporation shall cooperate, and cause its Affiliates to cooperate, in the defense of any claim that is subject to the limitation of liability, advancement of expenses and/or indemnification as contemplated by this Section 6.9 and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Neither Parent nor the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification could be sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall cooperate with an Indemnitee in the defense of any matter for which such Indemnitee could seek indemnification hereunder, and neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification could be sought by such Indemnitee hereunder without the prior written consent of such Indemnitee unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim.
(d) Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years after the Closing Date, the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (the “Current Insurance”) (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, that, the aggregate annual premium for such insurance will not exceed three hundred percent (300%) of the premium for the Current Insurance. In lieu of the foregoing, Parent may require the Company to purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six (6)-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, that, the aggregate annual premium for such “tail policy” will not exceed three hundred percent (300%) of the premium for the Current Insurance. In the event the Company purchases such a “tail policy,” the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnitee and made available to Parent.
(e) Notwithstanding anything to the contrary in this Section 6.9, each of the Parent Parties, the Company and the Surviving Corporation agrees that any indemnification, advancement of expenses or insurance available to any Indemnitee who, at or prior to the Effective Time, was a director or officer of the Company or any of its Subsidiaries shall be secondary to the indemnification, advancement of expenses and insurance to be provided by Parent, the Surviving Corporation and its and their respective Subsidiaries pursuant to this Section 6.9 and that Parent, the Surviving Corporation and its and their respective Subsidiaries (i) shall be the primary indemnitors of first resort for the Indemnitees pursuant to this Section 6.9, (ii) shall be fully responsible for the advancement of expenses, indemnification and exculpation from liabilities with respect to Indemnitees that are addressed by this Section 6.9 and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind from any other Person or otherwise in respect of any other indemnification or insurance available to any Indemnitee with respect to any matter addressed by this Section 6.9.
(f) The obligations of Parent and the Surviving Company under this Section 6.9 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.9 applies without the consent of each affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.9 applies shall be third party beneficiaries of this Section 6.9). The provisions of this Section 6.9 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his, her or its heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Law, Contract or otherwise.
(g) In the event that Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates or merges with or into any other Person and is not the continuing or surviving entity of such consolidation or merger, or engage in a division transaction, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made by Parent and the Surviving Corporation so that the successors and assigns of Parent and the Surviving Corporation, including any surviving or resulting entity or divided company, shall assume all of the obligations thereof set forth in this Section 6.9.
(h) The rights of the Indemnitees under this Section 6.9 shall be in addition to any rights such Indemnitees may have under the certificate of incorporation, bylaws or indemnification policy of the Company or the comparable governing documents or policies of any of the Company’s Subsidiaries, or under any applicable Contracts (including any employment agreement or indemnification agreement that may exist between such Indemnitee and the Company) or Laws. Parent shall, or shall cause the Surviving Company to, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnitees in enforcing the indemnity and other obligations provided in this Section 6.9 upon final determination by a court of competent jurisdiction that such Indemnitee is entitled to indemnification or enforcement of such other obligations, as applicable. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of the Company’s Subsidiaries or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims under such policies.
6.10 Publicity. The initial press release announcing this Agreement, any ancillary agreements and the transactions contemplated hereby or thereby shall be in substantially the form mutually agreed upon by Parent and the Company. Thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed) except as may be required by Law or by obligations pursuant to any listing agreement with or rules or regulations of any securities exchange or interdealer quotation service or by the request of any Governmental Authority (or, in the case of the Company, by the fiduciary duties of the Company Board or the Special Committee, as reasonably determined in good faith, after consultation with outside legal counsel, by the Company Board or the Special Committee, as applicable), in each case, as determined in the good faith judgment, after consultation with outside legal counsel, of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party); provided that (a) the foregoing restrictions shall not apply in respect of information that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party without breach of this Section 6.10 and (b) the Company shall not be required to provide Parent with the foregoing consultation or consent rights with respect to any public statements to the extent relating to any Acquisition Proposal or a Company Board Recommendation Change. In the event that any such additional press release, public announcement or public filing is required by Law or by obligations pursuant to any listing agreement with or rules or regulations of any securities exchange or interdealer quotation service or by the request of any Governmental Authority, the Party obligated to make such press release, public announcement or public filing shall use its reasonable best efforts to provide the other Party (and, if such press release, public announcement or public filing names such other Party’s affiliates, such affiliates) with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto.
6.11 Employment and Employee Benefits.
(a) Parent covenants and agrees to cause the Surviving Corporation and its Subsidiaries to, for a period of one (1) year following the Closing Date, provide to each Continuing Employee (i) base salary and base wages, and cash target incentive compensation opportunities (for the avoidance of doubt, excluding equity incentives), in each case, that are no less favorable than such base salary and base wages, and cash target incentive compensation opportunities (for the avoidance of doubt, excluding equity and equity-based incentives and change in control, transaction, retention and other non-recurring cash incentives) provided to the Continuing Employees immediately prior to the Closing, (ii) severance compensation and benefits to any Continuing Employees at levels no less favorable than the levels of such severance compensation and benefits as in effect under the Company Benefit Plans immediately prior to the Closing and (iii) other employee benefits that are no less favorable, in the aggregate, than those provided to Continuing Employees under the Company Benefit Plans (excluding defined benefit pension, retiree welfare, equity and equity-based incentive, and retention, change-in-control and transaction compensation and benefit arrangements) immediately prior to the Closing. Employees of the Company or the Company’s Subsidiaries immediately prior to the Closing who continue their employment with the Surviving Corporation or its Subsidiaries following the Closing are hereinafter referred to as the “Continuing Employees”.
(b) For purposes of eligibility, vesting and, with respect to vacation and severance pay, level and entitlement to benefits under the benefit and compensation plans, programs, agreements and arrangements of Parent, the Surviving Corporation or any of their respective Subsidiaries in which Continuing Employees are eligible to participate following the Closing (the “Parent Plans”), Parent and the Surviving Corporation shall credit each Continuing Employee with his or her years of service with the Company, the Company’s Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Company Benefit Plan or if no such Company Benefit Plan was in effect, to the extent permitted under the applicable Parent Plan; provided, however, that no such service shall be credited to the extent that it would result in a duplication of benefits with respect to the same period of service. In addition, Parent, the Surviving Corporation or any of their respective Subsidiaries will use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Plans to the extent such Continuing Employee was participating in a comparable Company Benefit Plan immediately prior to the Closing, (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Company Benefit Plans in which such Continuing Employee participated immediately prior to the Closing, and (iii) for the plan year in which the Closing occurs, the crediting of each Continuing Employee with any co-payments, deductibles and out-of-pocket expenses paid prior to the Company Effective Time in satisfying any applicable copayments, deductibles or out-of-pocket requirements under any Parent Plan.

(c) The Parties acknowledge and agree that all provisions contained in this Section 6.11 with respect to employees of the Company and the Company’s Subsidiaries are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other person, including any employees, former employees, any participant or any beneficiary thereof in any Company Benefit Plan or Parent Plan, or (ii) to continued employment with the Company, any of the Company’s Subsidiaries, Parent or the Surviving Corporation. After the Company Effective Time, nothing contained in this Section 6.11 shall interfere with the right of the Company, any of the Company’s Subsidiaries, Parent or the Surviving Corporation to amend, modify or terminate any Company Benefit Plan or Parent Plan or to terminate the employment of any employee of the Company or the Company’s Subsidiaries for any reason.
6.12 Stock Exchange Delisting. The Surviving Corporation shall use reasonable best efforts to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company and Parent shall reasonably cooperate with respect thereto.
6.13 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary or appropriate to ensure that all transactions in equity securities of the Company (including any derivative securities) pursuant to the Merger and the other transactions contemplated by this Agreement by any Person who is subject to Section 16 of the Exchange Act (or who may be deemed to be subject to Section 16 of the Exchange Act, including as a “director by deputization”) are exempt under Rule 16b-3 promulgated under the Exchange Act.
6.14 Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any member of the Company Board or the Special Committee after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed on a current basis with respect to the status thereof and promptly furnish Parent with copies of material written communications received or documents filed. The Company shall (a) give Parent a reasonable opportunity to review and comment on (it being understood that each Parent shall provide any such comments promptly, and the Company shall consider any such comments in good faith) all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, (b) give Parent the opportunity to participate in the defense of any Transaction Litigation including by giving Parent the opportunity to attend and participate in any external meetings (whether in-person or otherwise), telephone or video calls or other conferences and (c) consult with Parent with respect to the proposed strategy, material actions and significant decisions (including relating to defense, settlement and prosecution) with respect to the Transaction Litigation. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
6.15 Takeover Laws. If any “fair price,” “moratorium,” “business combination,” “control share acquisition,” “interested shareholder” or other anti-takeover Law is, becomes, may become or is deemed to be applicable to this Agreement, the Merger or the other transactions contemplated hereby, then each of the Company Board and the board of directors of Parent shall grant such approvals and take such reasonable actions as are necessary so that the transactions contemplated hereby, including the Merger, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing. Nothing in this Section 6.15 shall be construed to permit any of the Parent Parties to take any action that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.
6.16 FIRPTA Certificate. At Closing, the Company shall deliver to Parent (a) a duly executed certification of the Company, prepared in accordance with Treasury Regulations Sections 1.897-2(g) and (h) and 1.1445-2(c), dated as of the Closing Date, certifying that no interest in the Company is a “United States real property interest” within the meaning of Section 897(c) of the Code, and (b) a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2). The Company hereby authorizes Parent to deliver such certificate and notice to the IRS on behalf of the Company upon the Closing.

ARTICLE VII
CONDITIONS TO CLOSING
7.1 Conditions Precedent to Obligations of the Company and the Parent Parties. The obligations of the Company and the Parent Parties to consummate the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any or all of which may be waived, except with respect to Section 7.1(a), in whole or in part, by both the Company and Parent (on its own behalf and on behalf of Merger Sub), to the extent permitted by applicable Law):
(a) the Company Stockholder Approval shall have been obtained;
(b) there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other Law or Order issued by any Governmental Authority having competent jurisdiction over the business of the Company and its Subsidiaries prohibiting, enjoining or making illegal the consummation of the Merger (a “Legal Restraint”); and
(c) all filings required to be made in connection with the transactions contemplated by this Agreement with, and all required approvals applicable to the transactions contemplated by this Agreement from, the Governmental Authorities set forth on Section 7.1(c) of the Company Disclosure Schedule (collectively, the “Required Insurance Approvals”) shall have been made or received, as applicable.
7.2 Conditions Precedent to Obligations of the Parent Parties. In addition, the obligations of the Parent Parties to consummate the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any or all of which may be waived, in whole or in part, by Parent (on its own behalf and on behalf of Merger Sub), to the extent permitted by applicable Law):
(a) (i) (A) the representations and warranties of the Company set forth in Article IV of this Agreement (other than (x) the Fundamental Company Representations and (y) those other representations and warranties that address matters as of a specified date) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to materiality, Company Material Adverse Effect, or similar phrases in the representations and warranties) and (B) the representations and warranties of the Company set forth in Article IV of this Agreement that address matters as of a specified date (other than the Fundamental Company Representations) shall be true and correct as of such specified date (without giving effect to materiality, Company Material Adverse Effect or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (A) and (B) to be so true and correct, individually or in the aggregate, has not had a Company Material Adverse Effect, (ii) the Fundamental Company Representations (other than Section 4.5(a) and Section 4.8(b)) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to materiality, Company Material Adverse Effect or similar phrases in the representations and warranties) (except for such Fundamental Company Representations which address matters only as of a specified date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specified date in all material respects), (iii) the representations and warranties set forth in Section 4.5(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties which address matters only as of a specified date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specified date in all respects (except for de minimis inaccuracies)) and (iii) the representations and warranties set forth in Section 4.8(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date;
(b) the Company shall have performed and complied with in all material respects all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;
(c) no Burdensome Condition shall have been imposed in connection with the receipt of the approvals required in connection with the transactions contemplated by this Agreement (including the Required Insurance Approvals); and
(d) Parent shall have received a certificate signed by an officer of the Company, dated the Closing Date, to the effect that the conditions specified in Section 7.2(a) and Section 7.2(b) are satisfied.

7.3 Conditions Precedent to Obligations of the Company. In addition, the obligation of the Company to consummate the Merger is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law):
(a) (i) (A) the representations and warranties of the Parent Parties set forth in Article V of this Agreement (other than (x) Section 5.1(a), Section 5.2 and Section 5.11 and (y) those other representations and warranties that address matters as of a specified date) shall be true and correct as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (without giving effect to materiality, Parent Material Adverse Effect or similar phrases in the representations and warranties), and (B) the representations and warranties of the Parent Parties set forth in Article V of this Agreement that address matters as of a specified date (other than Section 5.1(a), Section 5.2 and Section 5.11) shall be true and correct as of such specified date (without regard to materiality, Parent Material Adverse Effect or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (A) and (B) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties set forth in Section 5.1(a), Section 5.2 and Section 5.11 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties set forth in Section 5.1(a), Section 5.2 and Section 5.11 which address matters only as of a specified date, which representations and warranties shall continue as of the Closing Date to be true and correct in all material respects as of such specified date);
(b) each of the Parent Parties shall have performed and complied with in all material respects all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and
(c) the Company shall have received a certificate signed by an officer of each of the Parent Parties, dated the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied.
7.4 Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in Section 7.2 or Section 7.3, as the case may be, if such failure was caused by such Party’s failure to comply with any provision of this Agreement.
ARTICLE VIII
TERMINATION
8.1 Termination of Agreement. Subject to Section 10.1, this Agreement may be terminated at any time prior to the Effective Time as follows:
(a) at the election of either the Company or Parent on or after September 23, 2025 (such date, the “Outside Date”), if the Merger shall not have occurred by 5:00 p.m. New York City time on such date; provided that (i) if, on such date, all the conditions set forth in Article VII shall have been satisfied or waived (other than the condition set forth in Section 7.1(b) (to the extent that the Legal Restraint preventing Section 7.1(b) from being satisfied is only in respect of a Required Insurance Approval or a Competition Law) or the condition set forth in Section 7.1(c) and those conditions that by their terms are to be satisfied at the Closing (but provided that such conditions are capable of being satisfied if the Closing were to take place on such date)), the Outside Date may be extended one (1) time for all purposes hereunder for an additional three (3) months at the option of the Company or Parent, which date shall thereafter be deemed to be the Outside Date, and (ii) on the Outside Date as so extended pursuant to the foregoing clause (i), all the conditions set forth in Article VII shall have been satisfied or waived (other than the condition set forth in Section 7.1(b) (to the extent that the Legal Restraint preventing Section 7.1(b) from being satisfied is only in respect of a Required Insurance Approval or a Competition Law) or the condition set forth in Section 7.1(c) and those conditions that by their terms are to be satisfied at the Closing (but provided that such conditions are capable of being satisfied if the Closing were to take place on such date)), the Outside Date may be extended one (1) additional time for all purposes hereunder for an additional three (3) months at the option of the Company or Parent, which date shall thereafter be deemed to be the Outside Date; provided, further, that the Outside Date (as originally scheduled to occur or as the same may be extended pursuant to the foregoing provisions of this Section 8.1(a) may be extended by mutual written consent of the Company and Parent; provided, further, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 8.1(a) if it (or, in the case of Parent, Merger Sub) is in material breach of any of its obligations hereunder and such material breach has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Outside Date or (B) the failure of the Effective Time to have occurred prior to the Outside Date;
(b) by mutual written consent of the Company and Parent;
(c) by the Company or Parent if there shall be in effect a final, nonappealable Order or Law issued by a Governmental Authority having competent jurisdiction over the business of the Company and the Company’s Subsidiaries prohibiting the consummation of the Merger, it being agreed that, without limiting the Parties’ other obligations hereunder, each of the Company and the Parent Parties shall use reasonable best efforts to promptly appeal any adverse determination that is appealable and diligently pursue such appeal; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if such Party (or, in the case of Parent, Merger Sub) is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that has been the primary cause of, or primarily resulted in, such final, nonappealable Order or Law;
(d) by Parent if (i) none of the Parent Parties is in material breach of any of its obligations hereunder that renders or would render the conditions set forth in Section 7.3(a) or Section 7.3(b) incapable of being satisfied on or prior to the Outside Date and (ii) the Company is in material breach of its representations, warranties or obligations hereunder that renders or would render the conditions set forth in Section 7.2(a) or Section 7.2(b) incapable of being satisfied on or prior to the Outside Date, and such breach either (A) is not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice of such material breach by Parent to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d) and (y) two (2) Business Days prior to the Outside Date;
(e) by the Company if (i) the Company is not in material breach of any of its obligations hereunder that renders or would render the conditions set forth in Section 7.2(a) or Section 7.2(b) incapable of being satisfied on or prior to the Outside Date and (ii) any of the Parent Parties is in material breach of its representations, warranties or obligations hereunder that renders or would render the conditions set forth in Section 7.3(a) or Section 7.3(b) incapable of being satisfied on or prior to the Outside Date, and such breach either (A) is not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice of such material breach by the Company to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and (y) two (2) Business Days prior to the Outside Date;
(f) by the Company if (i) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by the Company to Parent), (ii) the Parent Parties do not complete the Merger by the day the Closing is required to occur pursuant to Section 2.2, (iii) the Company has irrevocably confirmed to Parent in writing that (A) all the conditions set forth in Section 7.1 and Section 7.3 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by the Company to Parent), and (B) it is ready, willing and able to consummate the Closing and (iv) the Merger shall not have been consummated within three (3) Business Days following delivery of such confirmation.
(g) by the Company, prior to the receipt of the Company Stockholder Approval, in connection with entering into an Alternative Acquisition Agreement; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) unless, concurrently with such termination, the Company pays, or causes to be paid, the Termination Fee in accordance with Section 8.3(c)(iii);
(h) by Parent, prior to the receipt of the Company Stockholder Approval, if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have effected a Company Board Recommendation Change (it being understood and agreed that (i) for all purposes of this Agreement (including Section 6.3, Section 6.4 and Section 6.5), a communication by the Company Board (or committee thereof) or the Special Committee to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, or other action permitted by Section 6.3(h), shall not, in itself, be deemed to constitute a Company Board Recommendation Change) and (ii) the sharing of any information with, provision of access to, or holding discussions or negotiations with a Third Party or the provision of any notice by the Company, the Board of Directors (or any committee thereof), the Special Committee or any of their respective Representatives, in each such case, as permitted or required by Section 6.3, shall not give rise to a right to terminate pursuant to this Section 8.1(h)); or
(i) by the Company or Parent if the Company Stockholder Approval has not been obtained at the Company Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote of the holders of shares of Company Common Stock on the adoption of this Agreement was held.
8.2 Procedure Upon Termination. In the event of termination and abandonment by Parent or the Company, or both, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other Parties.
8.3 Effect of Termination.
(a) In the event that this Agreement is validly terminated in accordance with this Article VIII, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any of the Parties; provided, however, that (i) no such termination shall relieve any Party from liability for any Willful Breach by that Party (or in the case of a Parent Party, any other Parent Party) of this Agreement and (ii) the provisions of this Section 8.3 (Effect of Termination), Section 6.1(b) (Access to Information), the last sentence of Section 6.8(b) (Regulatory Approvals), the penultimate sentence of Section 6.8(c) (Regulatory Approvals), Section 6.10 (Publicity) and Article X (Miscellaneous) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms. For purposes of this Agreement, the term “Willful Breach” means a material breach of any material representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by the other party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.
(b) Notwithstanding anything to the contrary set forth in this Agreement (including this Article VIII), each of the Parties expressly acknowledges and agrees that the Company’s right to (i) terminate this Agreement, (ii) seek a damages award solely in accordance with the provisions of, and subject to the limitations in, this Agreement (including the Parent Damages Limitation) and the Guarantee, and/or (iii) seek specific performance solely in accordance with, and subject to the limitations in, this Agreement (including Section 10.1) and the Equity Commitment Letter shall constitute the sole and exclusive remedies of the Company, its Subsidiaries, their respective Affiliates or any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Financing or the transactions contemplated hereby or thereby (including, any breach thereof by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Closing or any claims or actions under applicable Law arising out of any such breach, termination or failure (collectively, “Transaction Claims”), and under no circumstances will the collective monetary damages payable by Parent and Merger Sub for any breaches under this Agreement or the Equity Commitment Letters exceed an amount equal to $30,000,000 (the “Parent Damages Limitation”). In no event will any Company Related Party be entitled to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or award of any kind, including consequential, special, indirect or punitive damages for, or with respect to, any Transaction Claim (x) against Parent, Merger Sub or, as expressly provided for in the Guarantee, the Guarantors, in each case, in excess of the Parent Damages Limitation or (y) subject to the foregoing clause (x), against the Equity Investors and Parent’s and the Equity Investors’ respective Affiliates or any of their or their respective affiliates’ respective former, current or future directors, officers, employees, general or limited partners, mangers, members, direct or indirect equityholders, controlling persons, attorneys, assignees, agents, representatives or representatives of any of the foregoing, or any former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, or any financial institution which provides or is committed to provide financing in connection with the transactions contemplated by this Agreement or any of their respective Affiliates (collectively, the “Parent Related Parties”), other than as expressly provided for in the Equity Commitment Letter, and none of the Company Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any Transaction Claim (including in respect of any oral representation made or alleged to be made in connection herewith). Notwithstanding anything to the contrary herein (except as set in the final sentence of this Section 8.3(b)), other than the Equity Investors’ respective obligations under, and pursuant to the terms of, the Equity Commitment Letter, the obligations of Parent or Merger Sub to the extent expressly provided in this Agreement and the respective obligations of the Guarantors under, and pursuant to the terms of, the Guarantee, in no event will any Parent Related Party or any other Person other than Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the transactions contemplated by this Agreement. For the avoidance of doubt, while the Company may pursue specific performance of Parent and Merger Sub’s obligation to consummate the Merger solely in accordance with, and subject to the limitations in, this Agreement (including Section 10.1) and the Equity Commitment Letter or a monetary damages award solely in accordance with, and subject to the limitations in, this Agreement (including this Section 8.3(b)) and the Guarantee, in no event will (A) the Company or any Company Related Party be entitled to receive such monetary damages award if the Company or any Company Related Party has received a grant of specific performance or any other equitable remedy pursuant to Section 10.1 that requires or results in the consummation of the Merger or (B) the Company or any Company Related Party be entitled a grant of specific performance or any other equitable remedy pursuant to Section 10.1 that specifically enforces Parent’s and Merger Sub’s obligation to consummate the Merger or any Equity Investor to fund any amount under the Equity Commitment Letter following any award of monetary damages in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.3(b) or otherwise in this Agreement shall limit any obligation or liability of NEA Management Company, LLC, or any right or remedy of the Company Group, under the Confidentiality Agreement.
(c) Company Termination Fee.
(i) If this Agreement is terminated by the Company pursuant to Section 8.1(g) (Alternative Acquisition Agreement), then the Company shall pay to Parent an amount equal to the Termination Fee concurrently with such termination.
(ii) If this Agreement is terminated by Parent pursuant to Section 8.1(h) (Company Board Recommendation Change), then the Company shall pay to Parent the Termination Fee within three (3) Business Days after the date of such termination.
(iii) If this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(a) (Outside Date) and (A) a bona fide Acquisition Proposal has been publicly disclosed after the date of this Agreement and prior to such termination, and has not been publicly withdrawn prior to such termination, and (B) within twelve (12) months after such termination, the Company shall have (x) entered into a definitive agreement with respect to such Acquisition Proposal or (y) consummated such Acquisition Proposal (provided that, for purposes of this Section 8.3(c)(iii), all references in the definition of the term Acquisition Proposal to “20%” shall be deemed to be references to “50%”), then the Company shall pay to Parent the Termination Fee within two (2) Business Days of the consummation of such Acquisition Proposal.
(d) Any Termination Fee due pursuant to Section 8.3(c) shall be paid to Parent (or its designee) by wire transfer of immediately available funds. The Parties acknowledge and hereby agree that the Termination Fee, if, as and when required pursuant to this Section 8.3, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Parent Parties in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. In no event shall the Company be required to pay the Termination Fee on more than one occasion.
(e) Each of the Parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company is determined in a final, non-appealable judgment of a court of competent jurisdiction to have failed to timely pay the Termination Fee when due pursuant to Section 8.3(c), then the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses

(including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by Parent) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal in effect on the date of such payment.
(f) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Termination Fee from the Company pursuant to Section 8.3(c), the Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.3(e) shall, subject to Section 10.1, be the sole and exclusive monetary remedy of the Parent Parties and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors, or any former, current or future general or limited partner, stockholder or other securityholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing, against the Company or any of its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents, or any their respective assignees or successors or any former, current or future general or limited partner, stockholder or other securityholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing, for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise.
ARTICLE IX
ADDITIONAL AGREEMENTS
9.1 No Other Representations. THE PARENT PARTIES SHALL ACQUIRE THE COMPANY AND THE COMPANY’S SUBSIDIARIES (I) WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF THE COMPANY, ANY OF THE COMPANY’S SUBSIDIARIES, ANY ASSETS OR ANY PART THEREOF AND (II) IN AN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, EXCEPT, IN EACH CASE, FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV AND THE CERTIFICATE CONTEMPLATED BY SECTION 7.2(D), IN EACH CASE AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE AND SUBJECT TO SECTION 9.2 HEREOF. EACH OF THE PARENT PARTIES HEREBY WAIVES, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, AFTER THE CLOSING, THE SURVIVING CORPORATION AND ITS SUBSIDIARIES) AND ITS AFFILIATES, FROM AND AFTER THE CLOSING, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IT MAY HAVE AGAINST ANY OF THE HOLDERS OF SECURITIES OF THE COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OFFICER, DIRECTOR, MANAGER, MEMBER, PARTNER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF ANY OF THE FOREGOING, AND AGREES THAT NO RECOURSE SHALL BE SOUGHT OR GRANTED AGAINST ANY OF THEM, RELATING TO THE OPERATION OF THE COMPANY, ANY OF THE COMPANY’S SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED HEREIN, AND ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED HEREUNDER) AND THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING UNDER OR BASED UPON ANY FEDERAL, STATE, LOCAL OR FOREIGN STATUTE, LAW, ORDINANCE, RULE OR REGULATION OR OTHERWISE (INCLUDING ANY RIGHT, WHETHER ARISING AT LAW OR IN EQUITY, TO SEEK INDEMNIFICATION, CONTRIBUTION, COST RECOVERY, DAMAGES, OR ANY OTHER RECOURSE OR REMEDY, INCLUDING AS MAY ARISE UNDER COMMON LAW). FURTHERMORE, WITHOUT LIMITING THE GENERALITY OF THIS SECTION 9.1, NO CLAIM SHALL BE BROUGHT OR MAINTAINED BY ANY OF THE PARENT PARTIES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES (INCLUDING, AFTER THE CLOSING, THE SURVIVING CORPORATION AND ITS SUBSIDIARIES)

AGAINST ANY OF THE HOLDERS OF SECURITIES OF THE COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OFFICER, DIRECTOR, MANAGER, MEMBER, PARTNER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF ANY OF THE FOREGOING, AND NO RECOURSE SHALL BE SOUGHT OR GRANTED AGAINST ANY OF THEM, BY VIRTUE OF OR BASED UPON ANY ALLEGED MISREPRESENTATION OR INACCURACY IN OR BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS SET FORTH OR CONTAINED IN THIS AGREEMENT, ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED HEREUNDER, THE SUBJECT MATTER OF THIS AGREEMENT, THE BUSINESS, THE OWNERSHIP, OPERATION, MANAGEMENT, USE OR CONTROL OF THE BUSINESS OF THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, ANY OF THEIR ASSETS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTIONS OR OMISSIONS AT OR PRIOR TO THE CLOSING DATE.
9.2 No Survival of Representations, Warranties and Covenants . The representations, warranties, covenants and agreements of the Parties contained in this Agreement shall not survive beyond the Effective Time and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Effective Time, on the part of any Party, its Affiliates or any of their respective partners, members, officers, directors, agents or Representatives, except for (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) Article X.
ARTICLE X
MISCELLANEOUS
10.1 Remedies.
(a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or any of the Parent Parties, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Parent Parties, on the one hand, and the Company, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other (as applicable) under this Agreement, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. The pursuit of specific enforcement or other equitable remedies by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time. Notwithstanding anything herein to the contrary, if the Company, on the one hand, or the Parent Parties, on the other hand, commences a lawsuit that results in a judgment against any of the Parent Parties, on the one hand, or the Company, on the other hand, to specifically enforce the Parent Parties’ obligations, on the one hand, or Company’s obligations, on the other hand, under this Agreement, Parent shall pay to the Company or Company shall pay to Parent the costs and expenses (including attorneys’ fees) of the Company or Parent, as applicable, in connection with such lawsuit. Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise at any time of any other remedy.
(b) Each of the Company, on the one hand, and the Parent Parties, on the other hand, hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Company or the Parent Parties, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Company or the Parent Parties, as applicable, under this Agreement. The Parties further agree that (i) by seeking the remedies provided for in this Section 10.1, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.1 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.1 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 10.1 prior or as a condition to exercising any termination right under Article VIII (and pursuing monetary damages after such termination), nor shall the commencement of any Action pursuant to this Section 10.1 or anything set forth in this Section 10.1 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
(c) Notwithstanding anything to the contrary contained herein but subject to Section 8.3(b), the Parties agree that in the event of any Willful Breach or wrongful repudiation or termination of this Agreement by any of the Parent Parties, the actual or potential damages under this Agreement shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall, in addition to any damage to the Company and its Subsidiaries, include the benefit of the bargain lost by the Company and its stockholders (including the loss of the expected premium, lost combination opportunities and the time value of money).
10.2 Payment of Transfer Taxes. Except as described in Section 3.2(b)(iv) and Section 3.2(b)(vi), all sales, use, transfer, intangible, recordation, documentary, stamp, or similar Taxes (but excluding income or withholding Taxes) incurred as a result of the Merger shall be borne by Parent and Parent shall file or cause to be filed all Tax Returns with respect thereto. The Parties hereto shall cooperate in good faith in the filing of any Tax Returns with respect to any such Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any such Taxes.
10.3 Expenses. Except as otherwise expressly provided in this Agreement, each of the Company, on the one hand, and the Parent Parties, on the other hand, shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Parent and Merger Sub shall pay the filing fees and expenses of the Company and the Company’s Subsidiaries, as applicable, as contemplated in Section 6.8(c) and shall be responsible for the fees and expenses of the Paying Agent.
10.4 Entire Agreement; Amendments and Waivers. This Agreement, taken together with the Company Disclosure Schedule, the Parent Disclosure Schedule, the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee and the Confidentiality Agreement, represents the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement may only be amended, supplemented or changed by a written instrument signed by each of the Parties; provided, however, that (i) no amendment, supplement or change hereto shall be made or consented to by the Company unless first approved by the Special Committee and (ii) following receipt of the Company Stockholder Approval, no amendment, supplement or change hereto shall be made that, by applicable Law, would require further approval by the stockholders of the Company unless such further approval has been obtained. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such provision so waived is sought; provided, however, that (i) no waiver of any provision of this Agreement shall be made by the Company unless first approved by the Special Committee and (ii) following receipt of the Company Stockholder Approval, no waiver of any provision of this Agreement shall be made that, by applicable Law, would require further approval by the stockholders of the Company unless such further approval has been obtained. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
10.5 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the Parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the in the State of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the aforementioned courts, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 10.7 shall be effective service of process for any Action brought in any such court.
10.6 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
10.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by e-mail (with non-automated written confirmation of receipt) or (c) one (1) Business Day following the day sent by a national overnight courier or an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company, to:

NeueHealth, Inc.
9250 NW 36th St., Suite 420
Doral, FL 33178
Email:	jcraig@neuehealth.com
Attention:	Jeff Craig

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Email:	aazher@stblaw.com
Attention:	Atif I. Azher

If to the Parent Parties, to:

NEA Management Company, LLC
1945 Greenspring Dr., Ste. 600
Timonium, MD 21093
Email:	legal@nea.com
Attention:	Stephanie Brecher

with a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP
330 North Wabash Ave, Suite 2800
Chicago, IL 60611
Email:	daniel.breslin@lw.com; max.schleusener@lw.com
Attention:	Daniel Breslin; Max Schleusener

10.8 Severability. If any condition, term, covenant, restriction or other provision of this Agreement becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions, terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Notwithstanding the foregoing, the Parties intend that the provisions of Article VIII and Article IX, including the remedies (and limitations thereon) and the limitations on representations, warranties and covenants, be construed as integral provisions of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes a Party’s rights hereunder or increases a Party’s liability or obligations hereunder.
10.9 Binding Effect; Assignment.
(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except (i) Section 6.9 shall be for the benefit of, and enforceable by, the Indemnitees, (ii) Section 10.10 shall be for the benefit of, and enforceable by, the Nonparty Affiliates of the Parties and (iii) for the rights of the former holders of shares of Company Common Stock, shares of Company Series A Preferred Stock, shares of Company Series B Preferred Stock, Company Warrants and Company Equity Awards to receive the consideration to which they are entitled pursuant to Article III.
(b) No assignment of this Agreement or of any rights or obligations hereunder may be made, directly or indirectly (by operation of law or otherwise), by (i) the Company, without the prior written consent of Parent, or (ii) any of the Parent Parties, without the prior written consent of the Company. Notwithstanding the foregoing, the Parent Parties may assign this Agreement (in whole but not in part) to one or more wholly owned Subsidiaries of Parent; provided, however, that no such assignment shall relieve any Parent Party of its respective obligations under this Agreement; provided, further, that in no event shall any Parent Party be permitted to assign this Agreement to any Person to the extent that, as a result of such assignment, (A) any additional consent or approval of, or filing, declaration or registration with, any Governmental Authority would be required to consummate the transactions contemplated hereby, (B) any delay would occur with respect to any consent or approval of, or filing, declaration or registration with, any Governmental Authority that otherwise is required to be made under this Agreement or in connection with the transactions contemplated hereby or (C) any incremental withholding or other Tax is reasonably expected to be incurred as a result of such assignment; provided, further, that the effect of any such assignment shall not be taken into account for purposes of any determination that there has occurred a breach of any representation, warranty, covenant or agreement of the Company or a Company Material Adverse Effect. Any attempted assignment not in compliance with this Section 10.9(b) shall be null and void.
10.10 Non-Recourse. Except to the extent otherwise set forth in the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder or other securityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.
10.11 Obligations of Merger Sub and the Surviving Corporation. Parent agrees to take all action necessary to cause each of Merger Sub and, from and after the Effective Time, the Surviving Corporation to perform all of its agreements, covenants and obligations under this Agreement on a timely basis. Parent shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under this Agreement.
10.12 Special Committee Authority. Any enforcement of any right or remedy, or defense of any enforcement of any right or remedy, by the Company under this Agreement or the agreements entered into in furtherance hereof shall be controlled by the Special Committee. Without limiting the foregoing, the Company shall not exercise its right to terminate this Agreement pursuant to Section 8.1 without the prior authorization of the Special Committee. In addition, the Company shall not consent to any material amendment, modification, waiver, or supplement to the Company Disclosure Schedule, the Parent Disclosure Schedule, the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement without the prior authorization of the Special Committee.
10.13 Counterparts. This Agreement may be executed in any number of counterparts (including by means of e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

NH HOLDINGS 2025, INC.

By:	/s/ Stephanie S. Brecher
Name:	Stephanie S. Brecher
Title:	Authorized Signatory

NH HOLDINGS ACQUISITION 2025, INC.

By:	/s/ Stephanie S. Brecher
Name:	Stephanie S. Brecher
Title:	Authorized Signatory

NEUEHEALTH, INC.

By:	/s/ Jeff Craig
Name:	Jeff Craig
Title:	General Counsel and Corporate Secretary

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of Rollover Agreement

Annex B
Final Form
ROLLOVER AGREEMENT
This ROLLOVER AGREEMENT (this “Agreement”), dated as of [•], 2024, is entered into by and between the undersigned individual or legal entity (as applicable) (“Holder”), NH Holdings 2025 SPV, L.P., a Delaware limited partnership (“Holdings”), NH Holdings 2025, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and NeueHealth, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);
WHEREAS, Holder owns certain shares of Company Common Stock, Company Series A Preferred Stock and/or Company Series B Preferred Stock (the Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock, collectively, the “Company Capital Stock”);
WHEREAS, subject to the terms and conditions of this Agreement, Holder desires, on the date on which the Merger is consummated (the “Merger Closing Date”) but before the Effective Time, to contribute to Holdings the number and class of Company Capital Stock set forth on Holder’s signature page hereto (together with any Company Capital Stock acquired by Holder after the execution hereof but prior to the Holdings Contribution (as defined below), the “Rollover Shares”) in exchange for the Exchange Units (as defined below), and Holdings desires, on such date, to issue to Holder such Exchange Units in exchange for Holder’s contribution to Holdings of the Rollover Shares (collectively, the “Holdings Contribution”);
WHEREAS, (i) immediately following the Holdings Contribution but before the Effective Time, Holdings desires to contribute the Rollover Shares to Parent in exchange for the issuance of additional shares of common stock of Parent, and Parent desires, on such date, to issue to Holdings such additional shares of common stock in exchange for Holdings’ contribution to Parent of the Rollover Shares (collectively, the “Parent Contribution”) and (ii) immediately following the Parent Contribution but before the Effective Time, Parent desires to contribute the Rollover Shares to Merger Sub as a capital contribution (such contribution, together with the Holdings Contribution and the Parent Contribution, the “Contributions”);
WHEREAS, for United States federal income tax purposes, it is intended that (i) the Holdings Contribution will qualify as a transaction described in Section 721(a) of the Code and (ii) the Parent Contribution will qualify as a transaction described in Section 351(a) of the Code; and
WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreement, Holdings, Holder and the other holders of Company Capital Stock entering into Rollover Agreements in connection with the transactions contemplated by the Merger Agreement will enter into an amended and restated limited partnership agreement of Holdings on the terms and conditions of the term sheet attached as Exhibit A hereto and on other terms reasonably acceptable to Holdings and Holder (the “Governance Agreement”).
NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
Section 1. Contributions; Closing.
1.1 Contributions.
(a) On the terms and conditions set forth herein, Holder agrees, at the Closing (as defined below), to contribute to Holdings the Rollover Shares, free and clear of any and all Liens, except Liens arising under applicable securities Laws or the Company’s organizational documents or the documents set forth on

Section 4.5(b) of the Company Disclosure Schedule, in exchange for the issuance by Holdings to Holder of the Exchange Units, and Holdings agrees, at the Closing, to issue to Holder the Exchange Units in exchange for the contribution by Holder to Holdings of the Rollover Shares, free and clear of any and all Liens, except Liens arising under applicable securities Laws and the Governance Agreement. For the purpose hereof, the “Exchange Units” shall mean:
i. as applicable, a number of newly issued Common Units of Holdings (the “Holdings Common Units”) equal to the number of shares of Company Common Stock that are Rollover Shares, which number of shares of Company Common Stock that are Rollover Shares as of the date hereof is set forth on Holder’s signature page hereto (provided that, any Holdings Common Units received in respect of Company Common Stock from the exercise of Company Warrants shall be non-voting Common Units unless Holder otherwise elects in writing to receive voting Common Units);
ii. as applicable, a number of newly issued Series A Preferred Units of Holdings (the “Holdings Series A Preferred Units”) equal to the number of shares of Company Series A Preferred Stock that are Rollover Shares, which number of shares of Company Series A Preferred Stock that are Rollover Shares as of the date hereof is set forth on Holder’s signature page hereto; and/or
iii. as applicable, a number of newly issued shares of Series B Preferred Units of Holdings (the “Holdings Series B Preferred Units”) equal to the number of shares of Company Series B Preferred Stock that are Rollover Shares, which number of shares of Company Series B Preferred Stock that are Rollover Shares as of the date hereof is set forth on Holder’s signature page hereto.
(b) Immediately following the Holdings Contribution and prior to the Effective Time, Holdings agrees to contribute to Parent the Rollover Shares, free and clear of any and all Liens, except Liens arising under applicable securities Laws or the Company’s organizational documents, in exchange for the issuance by Parent to Holdings of additional shares of common stock of Parent, and Parent agrees to issue to Holdings such additional shares of common stock of Parent in exchange for the contribution by Holdings to Parent of the Rollover Shares.
(c) Immediately following the Parent Contribution and prior to the Effective Time, Parent agrees to contribute to Merger Sub the Rollover Shares, free and clear of any and all Liens, except Liens arising under applicable securities Laws or the Company’s organizational documents, as a capital contribution to Merger Sub.
1.2 Closing. The closing (the “Closing”) of the Contributions shall occur on the Merger Closing Date but prior to the Effective Time. The Closing shall take place remotely by electronic exchange or at such other time and place as the parties may mutually agree in writing. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing.
1.3 Conditions to Closing. The consummation of the Contributions shall be subject to the satisfaction of the following conditions unless waived in writing by Holdings and Holder (in the case of clauses (a) and (b)) or by Holdings (in the case of clause (c)) or by Holder (in the case of clause (d)):
(a) No Law or Orders. No Law shall have been enacted, entered, issued or promulgated (and remain in effect) by any Governmental Authority that prohibits consummation of the transactions contemplated hereby.
(b) Merger Agreement Conditions. The conditions set forth in Article VII of the Merger Agreement shall have been satisfied or waived, and the parties to the Merger Agreement shall complete the Merger immediately following the consummation of the Contributions.
(c) Representations, Warranties and Covenants of Holder. All representations and warranties made in this Agreement by Holder shall be true and correct in all material respects on the date when made and on and as of the Merger Closing Date with the same effect as if made on and as of the Merger Closing Date, and Holder shall have performed or complied in all material respects with all covenants and agreements to be performed by Holder under this Agreement prior to the Closing.
(d) Representations, Warranties and Covenants of Holdings. All representations and warranties made in the second and third sentences of Section 2.3 shall be true and correct in all respects, and all other representations and warranties made in this Agreement by Holdings shall be true and correct in all material respects, in each case on the date when made and on and as of the Merger Closing Date with the same effect as if made on and as of the Merger Closing Date, and Holdings shall have performed or complied in all respects with Section 6 of this Agreement and in all material respects with all other covenants and agreements to be performed by Holdings under this Agreement prior to the Closing.
1.4 Holdings Deliveries. At the Closing, Holdings shall deliver to Holder the following:
(a) the Governance Agreement duly executed by Holdings; and
(b) the Exchange Units (in book-entry form).
1.5 Holder Deliveries. At the Closing, Holder shall deliver to Holdings the following:
(a) the Governance Agreement duly executed by Holder; and
(b) an IRS Form W-8 or W-9, as applicable, duly completed and executed by Holder.
Section 2. Representations and Warranties of Holdings. Holdings hereby represents and warrants to Holder as follows:
2.1 Organization. Holdings is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted. Holdings has not filed an election to be classified as other than a partnership for U.S. federal income tax purposes.
2.2 Authority; Execution and Delivery. Each of Holdings, Parent and Merger Sub has the requisite power and authority to enter into and deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. Each of Holdings, Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming the execution and delivery by Holder, this Agreement is a valid, legal and binding obligation of Holdings, Parent and Merger Sub, enforceable against Holdings, Parent and Merger Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).
2.3 Exchange Units Duly Authorized; Capitalization. All of the Exchange Units to be issued to Holder under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and shall be issued free and clear of any and all Liens, except Liens arising under applicable securities Laws and the Governance Agreement. Immediately after giving effect to the Contributions, the outstanding equity interests of Holdings shall consist solely of (a) the Exchange Units and (b) Holdings Common Units, Holdings Series A Preferred Units and Holdings Series B Preferred Units issued to other holders of Company Capital Stock entering into Rollover Agreements (the “Other Rollover Agreements”) in connection with the transactions contemplated by the Merger Agreement at the same exchange ratios as provided for in Section 1.1(a)(i) – (iii) above. As of immediately following the Closing, no Person shall hold any equity interests in any direct or indirect Subsidiaries of Holdings, other than (A) Holdings or a direct or indirect wholly owned Subsidiary thereof, (B) holders of Company RSUs (after conversion thereof pursuant to Section 3.4(b) of the Merger Agreement) or (C) holders of equity interests in any direct or indirect Subsidiary of the Company existing as of the date hereof or of a commercial nature established on terms consistent with market practice as of the Closing that is a joint venture or similar non-wholly owned Subsidiary of the Company.
2.4 No Conflicts; No Consents. The execution and delivery of this Agreement by each of Holdings, Parent and Merger Sub, the performance by each of Holdings, Parent and Merger Sub of its obligations hereunder, and the consummation by each of Holdings, Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) conflict with Holdings’, Parent’s or Merger Sub’s organizational documents, (b) materially violate or materially conflict with any Law applicable to Holdings, Parent or Merger Sub or any of Holdings’, Parent’s or Merger Sub’s assets or properties or (c) materially violate or conflict in any material respect with, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, any agreement to which Holdings, Parent or Merger Sub is a party or by which any of its assets or properties is bound. No consent, approval, authorization or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or any other Person is required to be made or obtained by Holdings, Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than (x) any filings as may be required under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state “Blue Sky” laws and (y) the Required Insurance Approvals.
2.5 No Litigation. As of the date of this Agreement, there is no action, suit or proceeding pending or, to Holdings’ knowledge, threatened against Holdings, Parent or Merger Sub that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby. As of the date of this Agreement, none of Holdings, Parent or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to Holdings’ knowledge, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby.
2.6 No Other Representation. Holdings has not received (and is not relying upon) any representations or warranties of Holder, its Affiliates or any other Person acting on behalf of Holder or its Affiliates, other than those contained in Section 3 of this Agreement.
Section 3. Representations and Warranties of Holder. Holder hereby represents and warrants to Holdings as follows:
3.1 Organization. If Holder is not a natural person, Holder is a corporation, limited partnership, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, having full power and authority to own its properties and to carry on its business as conducted.
3.2 Ownership of the Rollover Shares. Holder is the sole record (except to the extent the Rollover Shares are held in “street name”) and beneficial owner of the Rollover Shares, free and clear of all Liens, except Liens arising under applicable securities Laws, the Company’s organizational documents or the documents set forth on Section 4.5(b) of the Company Disclosure Schedule. Neither Holder nor any of Holder’s Affiliates is a party to, or bound by, any contract, arrangement, agreement, instrument or order relating to the sale, repurchase, assignment or other transfer of any equity interests in the Company (other than as set forth in the Company’s organizational documents or the documents set forth on Section 4.5(b) of the Company Disclosure Schedule). Except for proxy arrangements disclosed in documents filed with the SEC, Holder has full voting power with respect to all of the Rollover Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Rollover Shares.
3.3 Authority; Execution and Delivery. If Holder is not a natural person, Holder has the requisite power and authority to enter into and deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holder, and, assuming the due authorization, execution and delivery by Holdings, Parent and Merger Sub, this Agreement is a valid, legal and binding obligation of Holder, enforceable against Holder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).
3.4 Holder Intent. Holder is acquiring the Exchange Units for Holder’s own account as principal, for investment purposes only, not for any other Person and not for the purposes of resale or distribution. Holder is not acquiring the Exchange Units from Holdings in a fiduciary capacity.
3.5 Financial Status. Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. Holder is able to bear the economic risk of an investment in Holdings for an indefinite period of time, has adequate means of providing for Holder’s current financial needs and personal contingencies, has no need for liquidity in the investment in Holdings, understands that Holder may not be able to liquidate Holder’s investment in Holdings in an emergency, if at all, and can afford a complete loss of Holder’s investment in Holdings.
3.6 No Other Representation. Holder has not received (and is not relying upon) any representations or warranties from Holdings, Parent or any other Person acting on behalf of the Company, Holdings, Parent or their respective Affiliates, other than those contained in Section 2 of this Agreement.

3.7 No Conflicts; No Consents. The execution and delivery of this Agreement by Holder, the performance by Holder of Holder’s obligations hereunder and the consummation by Holder of the transactions contemplated hereby do not and will not (a) if Holder is not a natural person, conflict with Holder’s organizational documents, (b) materially violate or materially conflict with any Law applicable to Holder or any of Holder’s assets or properties or (c) materially violate or conflict in any material respect with, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, any agreement to which Holder is a party or by which any of Holder’s assets or properties is bound. No consent, approval, authorization or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or any other Person is required to be made or obtained by Holder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than the Required Insurance Approvals.
3.8 No Litigation. As of the date of this Agreement, there is no action, suit or proceeding pending or, to Holder’s knowledge, threatened against Holder that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby. As of the date of this Agreement, Holder is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to Holder’s knowledge, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby.
Section 4. Acknowledgements of Holder. Holder hereby agrees and acknowledges to Holdings as follows:
4.1 No Registration. Holder understands and agrees that the Exchange Units are being acquired by Holder in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Holder understands that the Exchange Units have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Holder by Holdings, Parent or Merger Sub. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Exchange Units or an investment in Holdings.
4.2 Limitations on Disposition and Resale. Holder understands and acknowledges that the Exchange Units have not been and will not be registered under the Securities Act, or the securities laws of any state and, unless the Exchange Units are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Holder recognizes that there will not be any public trading market for shares of Holdings, and as a result, Holder may be unable to sell or dispose of Holder’s Exchange Units.
4.3 Newly Formed Entity. Holder recognizes that Holdings was only recently formed and, accordingly, has no financial or operating history and that the investment in Holdings is extremely speculative and involves a high degree of risk.
4.4 Tax Matters. The parties agree that (i) the Holdings Contribution is intended to qualify as a tax-deferred contribution of property to a partnership under Section 721(a) of the Code and (ii) the Parent Contribution is intended to qualify as a tax-deferred contribution of property to a corporation pursuant to Section 351(a) of the Code, in each case, for U.S. federal income tax purposes (or applicable state or local income Tax purposes) (the “Intended Tax Treatment”). Each of the parties shall prepare and file (and cause their Affiliates to prepare and file) all U.S. income Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any inconsistent position in a Tax audit or otherwise unless otherwise required to do so pursuant to a final determination within the meaning of Section 1313(a)(1) of the Code.
4.5 Tax Advice. Holder acknowledges and agrees that Holder has relied upon the advice of Holder’s own tax advisors in connection with the transactions contemplated by this Agreement and that Holdings, Parent and Merger Sub make no representation or warranty as to the tax treatment of the Contributions or any of the other transactions contemplated in connection with the Merger Agreement.
4.6 Sole Consideration. Holder acknowledges and agrees that the Exchange Units shall constitute the sole consideration that Holder is entitled to receive in exchange for Holder’s Rollover Shares.

Section 5. Support of the Transaction.
5.1 Tax Information. Holder agrees to deliver to Holdings a statement that includes Holder’s taxpayer identification number, the aggregate fair market value and basis, determined immediately before the Holdings Contribution, of the Rollover Shares transferred by such Holder in the Holdings Contribution and any other information as is reasonably required for Holdings to prepare the statement required by Treasury Regulation Section 1.351-3(a).
5.2 Certain Merger Agreement Matters. Holder agrees to use commercially reasonable efforts to assist and cooperate with Holdings, Parent and Merger Sub in connection with the obligations of Parent and Merger Sub in Section 6.4 and Section 6.8 of the Merger Agreement. To the extent permitted by applicable Law, Holder agrees to, and to cause its Affiliates to, reasonably promptly deliver to Holdings such information as is reasonably requested by Holdings in connection with the transactions contemplated by the Merger Agreement; provided that, with respect to information required to be provided in connection with Section 6.8 of the Merger Agreement, Holder and its Affiliates shall not be required to provide any information that is materially broader than any such information that Holder and its Affiliates have historically provided with respect to Holder’s or its Affiliates’ direct or indirect ownership interest in the Company Group as of the date hereof or is subject to attorney-client privilege (provided that Holder shall use commercially reasonable efforts to provide such information in a manner that will not violate such attorney-client privilege). In furtherance of the foregoing, Holder agrees to promptly notify Holdings and Parent of any required corrections with respect to any written information supplied by Holder specifically for use in connection with the transactions contemplated by this Agreement and the Merger Agreement, if and to the extent that any such information shall have become false or misleading in any material respect. With respect to any information that is required to be provided pursuant to this Section 5.2 but is subject to confidentiality obligations to which Holder and its Affiliates are bound, the Holder shall only be required to provide such information in connection with filings required by Governmental Authorities and Holder may provide such information directly to legal counsel for the Company or Holdings for purposes of such filings such that the Company, Holdings, Parent and Merger Sub are not provided with such information.
5.3 Agreement to Vote. Holder hereby irrevocably and unconditionally agrees with Holdings that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, Holder shall (or shall cause the holder of record of the Rollover Shares to), in each case to the fullest extent that the Rollover Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all the Rollover Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, all of the Rollover Shares (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated hereby and thereby and any other matters necessary or reasonably requested by Holdings for the timely consummation of the Merger and the Contributions; (ii) against any action, agreement or transaction that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub contained in the Merger Agreement or of Holder contained in this Agreement or (B) any of the conditions set forth in Article VII of the Merger Agreement not being timely satisfied; (iii) against any change in the Company Board (unless such proposed change in the Company Board was proposed unilaterally by the Company Board (or a committee thereof) and is not in connection with or in support of any actual or potential Acquisition Proposal); (iv) against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated hereby and thereby; and (v) against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated hereby and by the Merger Agreement. In addition, Holder hereby consents to the transactions contemplated by the Merger Agreement, including the Merger, for all purposes of the Company’s organizational documents or any Contract between or among Holder and the Company and/or its stockholders. Until the consummation of the Merger Closing, Holder agrees with Holdings that Holder shall (or shall cause the holder of record of the Rollover Shares to), (x) retain at all times the right to vote the Rollover Shares in Holder’s sole discretion that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in its capacity as a stockholder of the Company, to matters inconsistent with the voting obligations set forth in the preceding clauses (b)(i) through (b)(v). Unless otherwise waived in writing by Holdings, the obligations of Holder specified in this Section 5.3 shall apply whether or not (1) the transactions contemplated by the Merger Agreement or any action described above is recommended by the Special Committee or the Company

Board or (2) there has been any Company Board Recommendation Change; provided that, in the event of a Company Board Recommendation Change, solely in connection with a vote that is the subject of this Section 5.3, the number of shares of Company Common Stock of Holder that are subject to this Section 5.3, together with all of the shares of Company Common Stock that are subject to Other Rollover Agreements, shall be reduced on a pro rata basis without any further notice or any action by Holder to be only such number of shares of Company Common Stock that is equal to thirty five percent (35%) of the total number of outstanding shares of Company Common Stock, and Holder, in its sole discretion, shall be free to vote or cause to be voted, in person or by proxy, all of Holder’s remaining shares of Company Common Stock in any manner Holder may choose.
5.4 No Transfers. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 13, Holder agrees with Holdings that Holder shall not, directly or indirectly, without the prior written consent of Holdings, (a) create or permit to exist any Lien on any of the Rollover Shares (except Liens arising under applicable securities Laws, the Company’s organizational documents or the documents set forth on Section 4.5(b) of the Company Disclosure Schedule), (b) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”) any of the Rollover Shares, or any right, title or interest therein (including any right or power to vote to which Holder may be entitled) (or consent to any of the foregoing), (c) enter into (or cause to be entered into) any Contract with respect to any Transfer of the Rollover Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Rollover Shares, (e) deposit or permit the deposit of any of the Rollover Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Rollover Shares, (f) enter into any Contract that would in any way restrict, limit or interfere with the performance of Holder’s obligations hereunder or otherwise make any representation or warranty of Holder herein untrue or incorrect as though made on the date of such Contract or action or (g) approve or consent to any of the foregoing. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 13, if Holder holds any shares of Company Series A Preferred Stock or Company Series B Preferred Stock, Holder agrees with Holdings that Holder shall not take any action to cause the conversion of such shares of Company Series A Preferred Stock or Company Series B Preferred Stock to Company Common Stock.
5.5 No Exercise of Appraisal Rights; Certain Legal Proceedings. Holder waives and agrees with Holdings not to exercise any appraisal rights or dissenters’ rights in respect of the Rollover Shares that may arise in connection with the Merger and Holder agrees with Holdings not to commence, participate in, assist or knowingly encourage in any way any Action to seek (or demand or file any petition related to) appraisal rights or dissenters’ rights in connection with the Merger. Holder hereby agrees with Holdings not to commence, participate in, assist or knowingly encourage in any way, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company, Holdings, Parent, Merger Sub or any of their respective successors or their Affiliates and each of their successors and assigns and their respective directors and officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Merger Closing), except to enforce the terms hereof, or (b) alleging a breach of any duty of the Special Committee, the Company Board or any other Person in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby (including the negotiation or entry into any such agreement).
5.6 Exercise of Company Warrants. If Holder holds any Company Warrants, Holder agrees with Holdings that Holder will exercise all such Company Warrants immediately prior to the Holdings Contribution.
5.7 Governance Agreement. Following the date hereof, each of Holder and Holdings shall use commercially reasonable efforts to mutually agree upon the final terms and conditions of the Governance Agreement, which shall, unless otherwise mutually agreed between Holder and Holdings, be consistent with those as set forth on the term sheet attached as Exhibit A hereto.
5.8 Further Assurances. Each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to satisfy its obligations hereunder.

Section 6. Amendments to the Transaction. Holdings shall not, without the prior written consent of Holder, effect or consent to any amendment, supplement or change to the Merger Agreement in any manner that would reasonably be likely to (a) be adverse to the interests of Holder (in a manner disproportionate to the other Persons that shall be holders of equity interests of Holdings immediately following the Closing) or materially increase Liabilities of Holder with respect to the transactions contemplated by this Agreement or by the Merger Agreement or (b) require any material additional actions by Holder in connection with consents, authorizations, or approvals of, or filings, declarations or registrations with, any Governmental Authority under applicable Law.
Section 7. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
Section 8. Specific Performance; Submission to Jurisdiction; Waiver of Jury Trial. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the in the State of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the aforementioned courts, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 9 shall be effective service of process for any Action brought in any such court. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY THE MERGER AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) when sent by e-mail (so long as the sender does not receive an automatic reply or similar notification of a failure of delivery) or (c) one (1) Business Day following the day sent by a national overnight courier or an internationally recognized overnight courier, in each case, at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Holdings, Parent or Merger Sub, to:

c/o New Enterprise Associates
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Attention: Stephanie Brecher
Email: legal@nea.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60611
Attn: Daniel R. Breslin and Max Schleusener
Email: daniel.breslin@lw.com; max.schleusener@lw.com

If to Holder, to the address set forth on Holder’s signature page hereto.

Section 10. Assignment. No party shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of Holdings, in the case of an assignment or delegation by Holder, or with the prior written consent of Holder, in the case of an assignment or delegation by Holdings, Parent or Merger Sub; provided, Holder may, without the prior written consent of Holdings, assign or delegate this Agreement to an Affiliate of Holder that becomes a holder of any Rollover Shares. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators.
Section 11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.
Section 12. Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, subject to Section 13, may be amended only in a writing executed by the party to be bound thereby.
Section 13. Termination of Agreement. This Agreement may be terminated by the mutual written consent of Holdings and Holder, and this Agreement shall terminate automatically, without any action of the parties hereto, upon the earlier of (a) the termination of the Merger Agreement and (b) the date that is six (6) months after the initial Outside Date under the Merger Agreement. Upon such termination, this Agreement shall not have any further force or effect and no party shall have any further liability or obligation hereunder; provided that termination of this Agreement shall not relieve Holder of liability for any fraud or willful breach of this Agreement occurring prior to such termination (it being understood that, following termination of this Agreement, liabilities of Holdings and its respective Affiliates with respect to the transactions contemplated by this Agreement and the Merger Agreement shall be limited to the obligations of Parent under Section 8.3 of the Merger Agreement).
Section 14. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement, except the Company is an express third-party beneficiary of this Section 14, Section 3.2 and the last sentence of Section 5.3, and, notwithstanding anything herein to the contrary, none of this Section 14, Section 3.2 and the last sentence of Section 5.3 shall be amended or waived without the prior written consent of the Company.

Section 15. Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder or other securityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have hereby executed this Rollover Agreement as of the date first above written.

NH HOLDINGS 2025 SPV, L.P.

By:
Name:
Title:

NH HOLDINGS 2025, INC.

By:
Name:
Title:

NH HOLDINGS ACQUISITION 2025, INC.

By:
Name:
Title:

[Signature Page to Rollover Agreement]

[HOLDER]

By:
Name:
Title:

Print Address:

Email:

Rollover Details:
•	Number of Rollover Shares:
○	[•] shares of Company Common Stock (including [•] shares of Company Common Stock to be received in connection with the exercise of Company Warrants)
○	[•] shares of Company Series A Preferred Stock
○	[•] shares of Company Series B Preferred Stock
[Signature Page to Rollover Agreement]

Exhibit A

TERM SHEET
(Attached)

Annex C

December 18, 2024
Special Committee of the Board of Directors of NeueHealth, Inc.
c/o NeueHealth, Inc.
9250 NW 36th Street, Suite 420
Doral, FL 33178
Members of the Special Committee:
You have requested that Lincoln International LLC (“Lincoln”, “we” or “us”) render an opinion (this “Opinion”) to the special committee (the “Committee”) of the board of directors of NeueHealth, Inc., a Delaware corporation (the “Company”), as to whether the Per Share Merger Consideration (as defined herein) to be received in the Merger (as defined in the Merger Agreement, as defined herein) by the Public Stockholders (as defined in the Merger Agreement) in respect of the shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) held thereby, other than any Excluded Shares (as defined in the Merger Agreement) and any Dissenting Shares (as defined in the Merger Agreement), is fair, from a financial point of view, to the Public Stockholders.
Background of the Transaction
We understand that the Company proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc, a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (which transaction constitutes the Merger), with the Company surviving the Merger. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.
As more fully described in the Merger Agreement, Lincoln understands that, pursuant to the Merger Agreement, as a result of the Merger, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than any Excluded Shares and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to $7.33, without interest (the “Per Share Merger Consideration”).
Further, in connection with the Merger and as more fully described in the Merger Agreement, (i) certain stockholders of the Company will roll over their shares of capital stock of the Company pursuant to the Rollover Agreements to be entered into with Ultimate Parent in exchange for certain equity interests of Ultimate Parent; and (ii) certain investors will agree to provide equity financing pursuant to the Equity Commitment Letter and to guarantee the payment of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement pursuant to the Limited Guaranty.
Scope of Analysis
In connection with this Opinion, Lincoln has, among other things:
1)	Reviewed the following documents:
a.
Certain publicly available business and financial information relating to the Company (including audited financial statements and unaudited interim financial statements) that we deemed to be relevant, including the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2024 and the Company’s form 10-K filed with the SEC on March 28, 2024; Chicago, Illinois 60606

b.	The budget and financial projections for the Company for the years ending December 31, 2024 through December 31, 2027, provided to us by management of the Company (the “Management Projections”);
c.	The equity ownership table of the Company as of December 17, 2024 provided to us by the Company;
d.
Correspondence, dated December 16, 2024, addressed to us by management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company in connection with our review of the Merger;

e.	Drafts of the Merger Agreement, the form of Rollover Agreement, the Equity Commitment Letter and the Limited Guaranty (collectively, the “Transaction Documents”); and
f.	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company provided to Lincoln by management of the Company;
2)	Discussed the terms and circumstances surrounding the Merger with the Committee and with management of the Company;
3)	Met with the Committee and with management of the Company virtually and discussed the business, financial outlook and prospects of the Company;
4)
Reviewed certain financial, stock trading and other information for the Company, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities that we deemed relevant;

5)	Performed certain valuation and comparative financial analyses including a discounted cash flow analysis and an analysis of selected public companies that we deemed relevant; and
6)	Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that we deemed relevant.
Assumptions, Qualifications, and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Merger, Lincoln has, with the Committee’s and the Company’s consent:
1)
Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)	Relied upon the assurances of management of the Company that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;
3)
Relied upon the fact that the Committee and the Company have been advised by counsel with respect to the Merger and that the Merger will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

4)
Assumed that the financial forecasts, including the Management Projections, the unaudited interim financial statements, and other financial information provided to Lincoln by the Company were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the Company’s management, and Lincoln assumes no responsibility for and expresses no opinion as to the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, interim financial statements, and other financial information were based;

5)
Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction, or condition will be imposed that would be material to Lincoln’s analysis;

6)
Assumed that the Merger will be consummated in accordance with the terms outlined by the Company and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that would be material to Lincoln’s analysis;

7)
Assumed that there has been no change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company in any manner material to Lincoln’s analysis since the date of the most recent financial information made available to Lincoln; and

8)	Assumed that the final terms of the Transaction Documents will not vary in any manner material to Lincoln’s analysis from those set forth in the copies or drafts, as applicable, reviewed by Lincoln.
Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.
Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent investigation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals.
This Opinion (i) does not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Company, (ii) does not address or constitute a recommendation regarding the decision of the Committee to authorize the execution of the Merger Agreement, or to engage in the Merger, (iii) does not constitute advice or a recommendation to the Committee, the Company or any security holder as to how they should act or vote with respect to any matter relating to the Merger, and (iv) only addresses the fairness from a financial point of view of the Per Share Merger Consideration to be received by the Public Stockholders in respect of their shares of Company Common Stock, other than any Excluded Shares and any Dissenting Shares, in the Merger and does not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. We express no opinion about the fairness of any portion or aspect of the Merger to (i) the holders of any class of securities, creditors or other constituencies of the Company, or any other party, other than the fairness from a financial point of view of the Per Share Merger Consideration to be received by the Public Stockholders in respect of their shares of Company Common Stock, other than any Excluded Shares and any Dissenting Shares, in the Merger, or (ii) any one class or group of stockholders of the Company or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of stockholders of the Company or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any consideration payable to stockholders of the Company in the Merger among or within such classes or groups of security holders or other constituents). This Opinion does not indicate that the Per Share Merger Consideration to be received is the best possibly attainable price under any circumstances.
Lincoln expresses no opinion as to what the market price or value of the stock of the Company will be after the announcement of the Merger. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the Merger relative to the consideration payable to stockholders of the Company in the Merger.
It is understood that this Opinion is for the use and benefit of the Committee in connection with the Merger. This Opinion may not be used or relied upon by any other persons for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of July 31, 2024, among Lincoln and the Company, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Company, the Committee, the stockholders of the Company or any other party.

Disclosure of Relationships
Lincoln will receive a customary fee from the Company for our services, a portion of which was payable upon our retention, and the balance became payable upon our having informed the Committee that we were prepared to render this Opinion. No portion of our fee is contingent upon either the conclusion reached herein or the consummation of the Merger. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. Other than this engagement, during the two years preceding the date of this Opinion, Lincoln and its affiliates have not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received by Lincoln, nor is any such material relationship or related compensation mutually understood to be contemplated. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates may in the future provide investment banking and other financial services to the Company and each of its affiliates, for which we and our affiliates would expect to receive compensation. In connection with the Committee’s contemplation of the Merger, Lincoln provided financial and valuation advice to the Committee and assisted the Committee in negotiating the financial aspects of the Merger. Additionally, the Committee has requested that Lincoln assist the Committee with the solicitation and evaluation of alternative acquisition proposals in accordance with the “go-shop” provisions of the Merger Agreement. Lincoln has and will receive customary fees, reimbursements and indemnification for such services.
Conclusion
Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received in the Merger by the Public Stockholders in respect of the shares of Company Common Stock held thereby, other than any Excluded Shares and any Dissenting Shares, is fair, from a financial point of view, to the Public Stockholders.
This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.
Very truly yours,

LINCOLN INTERNATIONAL LLC

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION.

SPECIAL MEETING OF STOCKHOLDERS OF

NEUEHEALTH, INC.

[•], 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.proxyvote.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-690-6903** from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

DURING THE MEETING – Go to www.virtualshareholdermeeting.com/NEUE2025SM

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyvote.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

000300000030300000000 2 000023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2, and, with respect to holders of common stock only, "FOR" Proposal 3.**

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Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION.

0

NEUEHEALTH, INC.

Proxy for Special Meeting of Stockholders on [●], 2025

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints G. Mike Mikan, Jay Matushak and Jeff Craig, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock, Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock of NeueHealth, Inc. (the "Company") which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/NEUE2025SM at [●] Eastern Time, on [●], 2025, and any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475